Exhibit 4.1

Execution Version

MOLYCORP, INC.
as Issuer

the Guarantors party hereto

and

Wells Fargo Bank, National Association
as Trustee

Indenture

Dated as of May 25, 2012

10%
Senior Secured Notes
Due 2020

CROSS-REFERENCE TABLE

TIA Sections	Indenture Sections

§ 310 (a)	7.10
(b)	7.08
§ 311	7.03
§ 312	14.02
§ 313	7.06
§ 314 (a)	4.20
(b)	4.21, 11.06
(c)	14.04
(d)	11.06
(e)	14.05
§ 315 (a)	7.01, 7.02
(b)	7.02, 7.05
(c)	7.01
(d)	7.01, 7.02
(e)	6.12, 7.02
§ 316 (a)	2.05, 6.02, 6.04, 6.05
(b)	6.06, 6.07
(c)	14.02
§ 317 (a) (1)	6.08
(a) (2)	6.09
(b)	2.03
§ 318	14.01

2

RECITALS

ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE

3

4

5

6

EXHIBITS
EXHIBIT A	Form of Note
EXHIBIT B	Form of Supplemental Indenture
EXHIBIT C	Restricted Legend
EXHIBIT D	DTC Legend
EXHIBIT E	Regulation S Certificate
EXHIBIT F	Rule 144A Certificate
EXHIBIT G	Institutional Accredited Investor Certificate
EXHIBIT H	Certificate of Beneficial Ownership
EXHIBIT I	Temporary Offshore Global Note Legend
EXHIBIT J	Form of Collateral Trust Agreement
EXHIBIT K	Form of Security Agreement
EXHIBIT L	Form of Mortgage

7

INDENTURE, dated as of May 25, 2012, between Molycorp, Inc., a Delaware corporation, as the Issuer, the Guarantors party hereto and Wells Fargo Bank, National Association, as Trustee.

RECITALS

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of up to $650,000,000 aggregate principal amount of the Company’s 10% Senior Secured Notes Due 2020, and, if and when issued, any Initial Additional Notes, together with any Exchange Notes issued therefor as provided herein (the “Notes”).  All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done, and the Company has done all things necessary to make the Notes (in the case of the Additional Notes, when duly authorized), when executed by the Company and authenticated and delivered by the Trustee and duly issued by the Company, the valid obligations of the Company as hereinafter provided.

In addition, the Guarantors party hereto have duly authorized the execution and delivery of this Indenture as guarantors of the Notes.  All things necessary to make this Indenture a valid agreement of each Guarantor, in accordance with its terms, have been done, and each Guarantor has done all things necessary to make the Note Guarantees, when the Notes are executed by the Company and authenticated and delivered by the Trustee and duly issued by the Company, the valid obligations of such Guarantor as hereinafter provided.

This Indenture is subject to, and will be governed by, the provisions of the Trust Indenture Act that are required to be a part of and govern indentures qualified under the Trust Indenture Act.

THIS INDENTURE WITNESSETH

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the parties hereto covenant and agree, for the benefit of each other and the equal and proportionate benefit of all Holders, as follows:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.         Definitions.

“ABL Collateral Agent” has the meaning assigned to such term in Section 13.04.

“ABL Facility” has the meaning assigned to such term in Section 13.04.

“ABL Facility Documents” has the meaning assigned to such term in Section 13.04.

“ABL Intercreditor Agreement” has the meaning assigned to such term in Section 13.04.

“ABL Limit” has the meaning assigned to such term in Section 13.02.

“ABL Obligations” has the meaning assigned to such term in Section 13.04.

“ABL Priority Collateral” has the meaning assigned to such term in Section 13.04.

“ABL Transaction” has the meaning assigned to such term in Section 13.04.

“Acquired Debt” means, with respect to any specified Person, Debt of a Person existing at the time the Person is acquired by, merges with or into or becomes a Subsidiary of such specified Person, whether or not such Debt is Incurred in connection with, or in contemplation of, such other Person being acquired by, merging with or into or becoming a Subsidiary of such specified Person.

“Acquisition Agreement” means the Arrangement Agreement dated as of March 8, 2012 among the Company, Molycorp Canada and Neo Material, as in effect on the Issue Date and as it may be amended thereafter.

“Acquisition Deadline” has the meaning assigned to such term in Section 3.03.

“act” has the meaning assigned to such term in Section 14.02.

“Additional Assets” means all or substantially all of the assets of a Permitted Business, or Voting Stock of another Person engaged in a Permitted Business that will, on the date of acquisition, be a Restricted Subsidiary, or other assets (other than cash and Cash Equivalents, securities (including Equity

Interests) or assets classified as current assets under GAAP) that are to be used in a Permitted Business of the Company or one or more of its Restricted Subsidiaries.

“Additional Interest” means additional interest owed to the Holders pursuant to a Registration Rights Agreement.

“Additional Notes” means any Notes issued under this Indenture in addition to the Original Notes, including any Exchange Notes issued in exchange for such Additional Notes, having the same terms in all respects as the Original Notes, or in all respects except with respect to interest paid or payable on or prior to the first Interest Payment Date after the issuance of such Additional Notes.

“Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person.  The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.  For purposes of this definition, the terms “controlling”, “controlled by” and “under common control with” have correlative meanings.

“Agent” means any Registrar, DTC custodian, Paying Agent or Authenticating Agent.

“Agent Member” means a member of, or a participant in, the Depositary.

“Applicable Authorized Representative” has the meaning assigned to such term in the Collateral Trust Agreement.

“Applicable Premium” means with respect to any Note on any redemption date the greater of (1) 1.0% of the principal amount of such Note and (2) the excess (as determined by the Company) (if any) of (a) the present value at such redemption date of (i) the Notes at June 1, 2016, as set forth in Section 3.01(a) plus (ii) all required interest payments due on such Note from the redemption date through June 1, 2016 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate on such redemption date plus 50 basis points over (b) the principal amount of such Note.

“Applicable Procedures” means, with respect to any payment, tender, redemption, transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such payment, tender, redemption, transfer or exchange.

“Asset Sale” means any sale, lease, transfer or other disposition of any assets by the Company or any Restricted Subsidiary other than in the ordinary course of business, including by means of a merger, consolidation or similar transaction and including any sale or issuance of the Equity Interests of any Restricted Subsidiary (other than directors’ qualifying shares and shares required by applicable law to be held by a Person other than the Company or any Restricted Subsidiary) but not of the Company (each of the above referred to as a “disposition”), provided that the following are not included in the definition of “Asset Sale”:

(1)                       a disposition to the Company or a Restricted Subsidiary, including the sale or issuance by the Company or any Restricted Subsidiary of any Equity Interests of any Restricted Subsidiary to the Company or any Restricted Subsidiary;

(2)                       the sale or lease of inventory, products or services in the ordinary course of business;

(3)                       the sale or discount of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

(4)                       operating leases (other than Sale and Leaseback Transactions) entered into in the ordinary course of business;

(5)                       a transaction covered by Section 5.01;

(6)                       a Restricted Payment permitted under Section 4.07 or a Permitted Investment;

(7)                       any transfer of property or assets that consists of grants by the Company or its Restricted Subsidiaries in the ordinary course of business of licenses or sub-licenses, including with respect to intellectual property rights;

(8)                       leases and subleases of Real Property solely to the extent that such Real Property is not necessary for the normal conduct of operations of the Company and its Restricted Subsidiaries;

(9)                       the granting of a Lien permitted under this Indenture or the foreclosure of assets of the Company or any of its Restricted Subsidiaries to the extent not constituting a Default;

(10)                the sale or other disposition of cash or Cash Equivalents;

(11)                the unwinding of any Hedging Agreements;

(12)                the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(13)                the issuance of Disqualified Stock or Preferred Stock of a Restricted Subsidiary pursuant to Section 4.06;

(14)                (a) the sale or other disposition of damaged, obsolete, unusable or worn out equipment or equipment that is no longer needed in the conduct of the business of the Company and its Restricted Subsidiaries, (b) the sale or other disposition of inventory, used or surplus equipment or reserves and dispositions related to the burn-off of mines or (c) the abandonment or allowance to lapse or expire or other disposition of intellectual property by the Company and its Restricted Subsidiaries in the ordinary course of business;

(15)                any transfer constituting a taking, condemnation or other eminent domain proceeding; provided that the proceeds therefrom shall be deposited in the Cash Collateral Account and reinvested in Collateral to the extent the assets subject to such transfer were Collateral;

(16)                any disposition in a transaction or series of related transactions of assets with a Fair Market Value of less than $20.0 million; and

(17)                the sale of Capital Stock of an Unrestricted Subsidiary.

“Attributable Indebtedness” means, at any date, in respect of Capital Leases of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared in accordance with GAAP.

“Authenticating Agent” refers to a Person engaged to authenticate the Notes in the stead of the Trustee.

“bankruptcy default” has the meaning assigned to such term in Section 6.01.

“Board of Directors” means:

(1)                       with respect to the Company, its board of directors; and

(2)                       with respect to any other Person, (i) if the Person is a corporation, the board of directors of the corporation, (ii) if the Person is a partnership, the Board of Directors of the general partner of the partnership, (iii) if the Person is a limited liability company, the managing member or members or any controlling committee of managing members thereof and (iv) if the Person is neither a corporation, partnership or limited liability company, the board or committee of such Person serving a similar function,

or, in any case, other than for purposes of the definition of the “Change of Control,” any duly authorized committee of such body.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors of the Company and to be in full force and effect on the date of such certification.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City or in the city where the Corporate Trust Office of the Trustee is located are authorized by law to close.

“Capital Lease” means, with respect to any Person, any lease of any property which, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

“Capital Stock” means:

(1)         in the case of a corporation, corporate stock;

(2)         in the case of an association or business entity, any and all shares, interests, participations rights or other equivalents (however designated) of corporate stock;

(3)         in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)         any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Collateral Account” has the meaning assigned to such term in Section 4.14.

“Cash Equivalents” means:

(1)                       United States dollars, or money in other currencies;

(2)                       U.S. Government Obligations or certificates representing an ownership interest in U.S. Government Obligations with maturities not exceeding two years from the date of acquisition;

(3)                       (i) demand deposits, (ii) time deposits and certificates of deposit with maturities of one year or less from the date of acquisition, (iii) bankers’ acceptances with maturities not exceeding one year from the date of acquisition, and (iv) overnight bank deposits, in each case with any bank or trust company organized or licensed under the laws of the United States or any state thereof (including any branch of a foreign bank licensed under any such laws) having capital, surplus and undivided profits in excess of $500.0 million (or the foreign currency equivalent thereof) whose short-term debt is rated “A-2” or higher by S&P or “P-2” or higher by Moody’s;

(4)                       commercial paper maturing within 364 days from the date of acquisition thereof and having, at such date of acquisition, ratings of at least “A-1” by S&P or “P-1” by Moody’s;

(5)                       readily marketable direct obligations issued by any state, commonwealth or territory of the U.S. or any political subdivision thereof, in each case rated at least Investment Grade by S&P or Moody’s with maturities not exceeding one year from the date of acquisition;

(6)                       investment funds substantially all of the assets of which consist of investments of the type described in clauses (1) through (5) above;

(7)                       fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (2) above and entered into with a financial institution satisfying the criteria described in clause (3) above; and

(8)                       in the case of any Foreign Subsidiary, substantially similar investments denominated in a currency in which such entity does business.

“Certificate of Beneficial Ownership” means a certificate substantially in the form of Exhibit H.

“Certificated Note” means a Note in registered individual form without interest coupons.

“Change of Control” means:

(1)                       an event or series of events by which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of 50% or more of the total voting power of the Voting Stock of the Company on a fully-diluted basis;

(2)                       during any period of 12 consecutive months, a majority of the members of the Board of Directors of the Company cease to be composed of individuals (i) who were members of the Board of Directors on the first day of such period, (ii) whose election or nomination to the Board of Directors was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of the Board of Directors or (iii) whose election or nomination to the Board of Directors was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of the Board of Directors;

(3)                       the sale, conveyance, transfer or other disposition of all or substantially all of the assets (whether directly or through one or more Restricted Subsidiaries) of the Company (determined on a consolidated basis for the Company and its Restricted Subsidiaries); or

(4)                       the adoption of a plan relating to the liquidation or dissolution of the Company.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means all assets of the Company and the Guarantors required to secure the Notes and the Note Guarantees pursuant to Section 11.02 and the Security Documents, but excluding any Excluded Assets.

“Collateral Agent” has the meaning assigned to such term in Section 11.01.

“Collateral Trust Agreement” means the Collateral Trust Agreement dated on or about the Escrow Release Date among the Company, the other grantors party thereto, the Trustee and the Collateral Agent, substantially in the form of Exhibit J hereto, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Commission” means the U.S. Securities and Exchange Commission.

“common equity”, when used with respect to a contribution of capital to the Company, means a capital contribution to the Company in a manner that does not constitute Disqualified Equity Interests.

“Common Stock” means Capital Stock not entitled to any preference on dividends or distributions, upon liquidation or otherwise.

“Company” means the party named as such in the first paragraph of this Indenture or any successor obligor under this Indenture and the Notes pursuant to Article 5.

“Consolidated EBITDA” means, for any Person for any period, Consolidated Net Income for such Person for such period:

(1)                       plus, without duplication, the following for such Person and its Subsidiaries (Restricted Subsidiaries, in the case of the Company) for such period to the extent deducted in calculating Consolidated Net Income:

(A)       federal state, local and foreign income tax expense for such period;

(B)       non-cash compensation expense;

(C)       losses on discontinued operations;

(D)       Fixed Charges;

(E)        depreciation, depletion and amortization (including amortization of goodwill, other intangibles, deferred financing fees, debt issuance costs, commissions, fees and expenses);

(F)         debt extinguishment costs;

(G)       amounts attributable to minority interests;

(H)      other non-cash charges (including, without limitation, FASB ASC 805 writedowns, but excluding any non-cash charge which requires an accrual of, or a cash reserve for, anticipated cash charges for any future period); and

(I)           transaction costs, fees and expenses in connection with any (i) acquisition or issuance of Debt or Equity Interests by the Company or any Restricted Subsidiary, including, without limitation, the Notes and the ABL Transaction and any other Credit Facilities and the Neo Acquisition, (ii) extension, renewal, refunding, restructuring, refinancing or replacement of Debt by the Company or any Restricted Subsidiary or (iii) Permitted Investment or Asset Sale by the Company or any Restricted Subsidiary;

(2)                       minus, without duplication, the following for such Person and its Subsidiaries (Restricted Subsidiaries in the case of the Company) for such period to the extent added in calculating Consolidated Net Income:

(A)       federal state, local and foreign income tax benefit for such period;

(B)       gains on discontinued operations;

(C)       all non-cash items increasing Consolidated Net Income for such Person for such period (including, without limitation, the accretion of sales or purchase contracts); and

(D)       all cash payments made by such Person and its Subsidiaries (Restricted Subsidiaries in the case of the Company) during such period relating to non-cash charges that were added back in determining Consolidated EBITDA in any prior period.

“Consolidated Net Income” means, for any specified Person for any period, the aggregate net income (or loss) of such Person and its Subsidiaries for such period determined on a consolidated basis in conformity with GAAP (after reduction for minority interests in Subsidiaries of such Person), provided that the following (without duplication) will be excluded in computing Consolidated Net Income (to the extent otherwise included therein):

(1)                       the net income (or loss) of any specified Person other than a Subsidiary of such Person (Restricted Subsidiary, in the case of the Company), except to the extent of dividends or other distributions actually paid in cash to the specified Person (the Company or any of its Restricted Subsidiaries, in the case of the Company) by such Person during such period;

(2)                       the net income (or loss) of any Subsidiary of such Person (Restricted Subsidiary, in the case of the Company) to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of its net income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or in similar distributions has been legally waived;

(3)                       any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to asset sales, other dispositions or the extinguishment of debt, in each case other than in the ordinary course of business;

(4)                       any net after-tax extraordinary gains or losses;

(5)                       the cumulative effect of a change in accounting principles;

(6)                       any non-cash charges relating to goodwill, impairment of assets and amortization of intangibles;

(7)                       any non-cash compensation expense recognized for grants of equity awards;

(8)                       any gains or losses due to fluctuations in currency values and the related tax effects calculated in accordance with GAAP;

(9)                       unrealized gains or losses with respect to Hedging Obligations; and

(10)                in calculating Consolidated Net Income for purposes of Section 4.07(a)(3) only, the net income (or loss) of a successor entity prior to assuming the Company’s obligations under this Indenture and the Notes pursuant to Section 5.01.

“Consolidated Total Assets” means the total consolidated assets of the Company and its Restricted Subsidiaries, as shown on the most recent balance sheet of the Company delivered pursuant to Section 4.20, calculated on a pro forma basis after giving effect to any acquisition or disposition of a company, division or line of business subsequent to the date of such balance sheet and consummated at or prior to the time of calculation.

“Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee in respect of this Indenture is principally administered, which at the date of the Indenture is located at 230 West Monroe Street, Suite 2900, Chicago, Illinois 60606, Attention: Corporate Trust Services and for purposes of Section 2.03 such office shall also mean the office or agency of the Trustee located at 608 Second Avenue South, N9303-121, Minneapolis, MN 55479, Attn: Corporate Trust Operations.

“Covenant Suspension Event” has the meaning assigned to such term in Section 4.22.

“Credit Facilities” means (i) one or more credit facilities (which may be outstanding at the same time and including, without limitation, the ABL Facility) with banks or other lenders providing for revolving credit loans, term loans, receivables financing, commercial paper borrowings or the issuance of letters of credit or bankers’ acceptances or the like, (ii) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments), or (iii) instruments or agreements evidencing any other Debt, in each case, with the same or different borrowers or issuers and, in each case, as amended, restated, modified, supplemented, extended, renewed, refunded, restructured, refinanced or replaced or substituted in whole or in part from time to time, including by or pursuant to any agreement or instrument that extends the maturity of any Debt thereunder, increases the amount of available borrowings thereunder or adds other Persons as additional borrowers or Guarantors thereunder, and whether by the same or any other agent, lender or group of lenders or other party.

“Debt” means, with respect to any Person, without duplication,

(1)                       all indebtedness of such Person for borrowed money;

(2)                       all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)                       all reimbursement obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments;

(4)                       all obligations of such Person to pay the deferred and unpaid purchase price of property or services provided by third-party service providers due more than six months after such property is acquired or services performed that are recorded as liabilities under GAAP, excluding (i) trade payables arising in the ordinary course of business and payable in accordance with customary practice, (ii) obligations to pay royalty fees or other payments under license agreements in the ordinary course of business and (iii) accrued expenses, salary and other employee compensation obligations incurred in the ordinary course in connection with obtaining goods, materials or services;

(5)                       the Attributable Indebtedness of such Person in respect of Capital Leases;

(6)                       Disqualified Equity Interests of such Person;

(7)                       all Debt of other Persons Guaranteed by such Person to the extent so Guaranteed;

(8)                       all Debt (excluding prepaid interest thereon) of other Persons secured by a Lien on any property owned or being purchased by (including indebtedness owing under conditional sales, consignment or other title retention agreements) such Person, whether or not such Debt is assumed by such Person or is limited in recourse; and

(9)                       all obligations of such Person under Hedging Agreements.

The amount of Debt of any Person will be deemed to be:

(A)                     with respect to Disqualified Equity Interests, the maximum fixed redemption or repurchase price of such Disqualified Equity Interests, provided, that the “maximum fixed redemption or repurchase price” for Disqualified Equity Interests that do not have a fixed redemption or repurchase price shall be calculated in accordance with such Disqualified Equity Interests as if such Disqualified Equity Interests were redeemed or repurchased on any date on which the amount of Debt outstanding shall be required to be determined pursuant to this Indenture;

(B)                     with respect to Debt secured by a Lien on an asset of such Person but not otherwise the obligation, contingent or otherwise, of such Person, the lesser of (x) the Fair Market Value of such asset on the date the Lien attached and (y) the amount of such Debt;

(C)                     with respect to any Debt issued with original issue discount, the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt;

(D)                     with respect to any Hedging Agreement, the amount payable (determined after giving effect to all contractually permitted netting) if such Hedging Agreement terminated at that time; and

(E)                      otherwise, the outstanding principal amount thereof.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means the depositary of each Global Note, which will initially be DTC.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or any of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Disqualified Equity Interests” means Equity Interests that by their terms (or by the terms of any security into which such Equity Interests are convertible, or for which such Equity Interests are exchangeable, in each case at the option of the holder thereof) or upon the happening of any event:

(1)                       matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or are required to be redeemed or redeemable at the option of the holder prior to the Stated Maturity of the Notes for consideration other than Qualified Equity Interests, or

(2)                       are convertible at the option of the holder into Disqualified Equity Interests or exchangeable for Debt,

in each case prior to the date that is 91 days after the date on which the Notes mature; provided that Equity Interests will not constitute Disqualified Equity Interests solely because of provisions giving holders thereof the right to require the repurchase or redemption upon an “asset sale” or “change of control” occurring prior to the Stated Maturity of the Notes if those provisions:

(A)                     are no more favorable to the holders of such Equity Interests than Section 4.13 and Section 4.14, and

(B)                     specifically state that repurchase or redemption pursuant thereto will not be required prior to the Company’s repurchase of the Notes as required by this Indenture.

“Disqualified Stock” means Capital Stock constituting Disqualified Equity Interests.

“Disregarded Domestic Subsidiary” means a Domestic Restricted Subsidiary that is treated as a disregarded entity for U.S. federal income tax purposes and of which substantially all of its assets consist of equity of Foreign Subsidiaries; provided that the Company shall not take, or cause any of its Subsidiaries to take, any action if a primary purpose of such action is to cause a Domestic Restricted Subsidiary to be treated as a Disregarded Domestic Subsidiary so that the pledge of its equity would be limited.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary other than a Foreign Subsidiary.

“DTC” means The Depository Trust Company, a New York corporation, and its successors.

“DTC Legend” means the legend set forth in Exhibit D.

“Equity Interests” means all Capital Stock and all warrants or options with respect to, or other rights to purchase, Capital Stock, but excluding Debt convertible into, or exchangeable for, Capital Stock.  For the avoidance of doubt, Capital Stock of Molycorp Canada that is exchangeable into Capital Stock of the Company is an Equity Interest of the Company.

“Equity Offering” means an offer and sale of Qualified Stock of the Company after the Issue Date other than an issuance registered on Form S-4 or S-8 or any successor thereto or any issuance pursuant to employee benefit plans or otherwise relating to compensation to officers, directors or employees.

“Escrow Account” has the meaning assigned to such term in Section 12.01.

“Escrow Agreement” means the Escrow Agreement dated as of the Issue Date among the Company, the Trustee and Wells Fargo Bank, National Association, as financial institution and escrow agent.

“Escrow Conditions” means the conditions set forth in Section 1.05(b) of the Escrow Agreement.

“Escrow Property” has the meaning assigned to such term in Section 12.01.

“Escrow Redemption Price” has the meaning assigned to such term in Section 3.03.

“Escrow Release Date” means the date, if any, on which the Escrow Conditions are satisfied and the amounts held in the Escrow Account are released to the Company.

“Escrow Termination Date” has the meaning assigned to such term in Section 12.02.

“Escrow Termination Redemption Price” has the meaning assigned to such term in Section 3.03.

“Event of Default” has the meaning assigned to such term in Section 6.01.

“Excess Proceeds” has the meaning assigned to such term in Section 4.14.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Notes” means the Notes of the Company issued pursuant to this Indenture in exchange for, and in an aggregate principal amount equal to, the Initial Notes or any Initial Additional Notes in compliance with the terms of a Registration Rights Agreement and containing terms substantially identical to the Initial Notes or any Initial Additional Notes (except that (i) such Exchange Notes will not be subject to transfer restrictions or bear the Restricted Legend and (ii) the provisions relating to Additional Interest will be eliminated).

“Exchange Note Guarantees” has the meaning assigned to such term in Section 4.06.

“Exchange Offer” means an offer by the Company to the Holders of the Initial Notes or any Initial Additional Notes to exchange outstanding Notes for Exchange Notes, as provided for in a Registration Rights Agreement.

“Exchange Offer Registration Statement” means the Exchange Offer Registration Statement as defined in a Registration Rights Agreement.

“Excluded Deposit Accounts” means (i) any payroll account, (ii) any withholding tax, benefits, escrow, trust, customs or any other fiduciary account and (iii) any zero balance deposit account.

“Excluded Property” means any of:

(i)                           all of the Company’s and Guarantors’ right, title and interest in any leasehold interest in any Real Property of the Company or any Guarantor (whether owned on the Issue Date or acquired following the Issue Date);

(ii)                        any lease, permit, license, contract, property rights or agreement to which any Pledgor is a party or any of its rights or interests thereunder, or any assets owned by any Pledgor subject to any such lease, permit, license, contract, property rights or agreement, to the extent that and for so long as the grant of such security interest shall constitute or result in (a) the abandonment, invalidation or unenforceability of any right, title or interest of any Pledgor therein or (b) in a breach or termination pursuant to the terms of, or a default under, any such lease, permit, license, contract, property rights or agreement, in any case that is not rendered unenforceable or otherwise deemed ineffective by the UCC or any other applicable law, which abandonment, invalidation, unenforceability, breach or termination is not waived or rendered ineffective by a consent obtained after the use of commercially reasonable efforts, provided that no such waiver or consent need be sought with respect to Immaterial Property;

(iii)                     fixed or capital assets owned by either the Company or any Guarantor that are subject to a Lien described under clause (11) of the definition of “Permitted Liens” if the contractual obligation pursuant to which such Lien is granted (or in the document providing for such capital lease) prohibits the creation of any other Lien on such fixed or capital assets;

(iv)                    cash collateral for letters of credit or Obligations under Hedge Agreements, in each case, permitted by Section 4.06(b) securing letters of credit in an amount not to exceed 105% of the face amount of cash collateralized letters of credit or the amount of such Obligations under Hedge Agreements, as the case may be, provided that such cash does not secure any other Debt;

(v)                       any property or assets owned by any Foreign Subsidiaries;

(vi)                    any interest in any Equity Interests of any joint venture, partnership or other entity that is existing (A) on the Issue Date or (B) from and after the Issue Date if such joint venture, partnership or other entity is not a Subsidiary of the Company, in each case if and for so long as the grant of a Lien with respect thereto shall constitute a default under or termination pursuant to the terms of the joint venture agreement, partnership agreement or other organizational documents of, or contract or other agreement of (or covering or purporting to cover the assets of) such joint venture, partnership or entity or its direct or indirect parent, or result in the loss of economic benefit or the abandonment or invalidation of the Company’s or any Subsidiary of the Company’s interest in such Equity Interests and which default or termination (or loss of economic benefit, abandonment or invalidation) in connection therewith is not waived or rendered ineffective by a waiver or consent obtained after the use of commercially reasonable efforts, provided that no such waiver or consent need be sought with respect to Immaterial Property; provided further that the limitation set forth in this clause (vi) shall not affect, limit, restrict or impair the grant by the Company or a Guarantor of a Lien in any such Equity Interest, to the extent that an otherwise applicable prohibition or restriction on such grant is rendered ineffective by any applicable law, including the UCC;

(vii)                 Equity Interests of Immaterial Subsidiaries;

(viii)              any property or assets, the pledge of which is prohibited by law or would require governmental consent, approval, license or authorization (in each case, only to the extent such requirement is not rendered ineffective by any applicable law, including the UCC);

(ix)                    all foreign intellectual property and any “intent-to-use” trademark applications prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law;

(x)                       in the case of any of the Company’s Foreign Subsidiaries or Disregarded Domestic Subsidiaries, any Voting Stock in excess of 65% of the Voting Stock thereof;

(xi)                    Collateral that has been released in accordance with the ABL Intercreditor Agreement or Section 11.05 of this Indenture;

(xii)                 Excluded Deposit Accounts;

(xiii)              any pledges of stock of a Guarantor to the extent that Rule 3-16 of Regulation S-X under the Securities Act requires or would require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, that would require) the filing with the Commission of separate financial statements of such Guarantor that are not otherwise required to be filed, but only to the extent necessary to not be subject to such requirement;

(xiv)             any assets referred to as excluded from the Collateral in any of the Security Documents;

(xv)                so long as the Company or any Restricted Subsidiary is subject to any contractual restrictions prohibiting it from pledging such assets, the Equity Interests owned by the Company or any Guarantor in Molycorp Metals & Alloys, Inc. and any assets owned by Molycorp Metals & Alloys, Inc.; and

(xvi)             any asset (A) with a Fair Market Value of less than $15 million or (B) constituting Equity Interests in a Foreign Subsidiary, in each case as to which the Company delivers a copy of a Board Resolution to the Collateral Agent setting forth in reasonable detail the Board of Directors’ good faith determination that the costs of obtaining or perfecting such a security interest are excessive in relation to the practical benefit to the Holders of the security afforded thereby (based on the value of such asset) and an Officer’s Certificate certifying that the determination complies with the foregoing provisions (it being understood that such determination in respect of assets described in clause (B) shall only apply with respect to actions required outside the United States and to the extent physical certificates in respect of such Equity Interests are delivered to the Collateral Agent in the United States).

“Excluded Subsidiary” means each Immaterial Subsidiary and each non-Wholly Owned Restricted Subsidiary.

“expiration date” has the meaning assigned to such term in Section 3.05.

“Fair Market Value” means, with respect to any property, the price that could be negotiated in an arm’s-length transaction between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction.  Fair Market Value shall be determined, except as otherwise provided, (a) if such property has a Fair Market Value equal to or less than $20.0 million, by any Officer; or (b) if such property has a Fair Market Value in excess of $20.0 million, by at least a majority of the disinterested members of the Board of Directors and evidenced by a resolution of the Board of Directors delivered to the Trustee.

“Fixed Charge Coverage Ratio” means, on any date (the “transaction date”) for any Person, the ratio of:

(x)                       the aggregate amount of Consolidated EBITDA for such Person for the four fiscal quarters immediately prior to the transaction date for which internal financial statements are available (the “reference period”) to

(y)                       the aggregate Fixed Charges for such Person during such reference period.

In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Debt or issues, repurchases or redeems Preferred Stock subsequent to the commencement of the reference period and on or prior to the transaction date, then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Debt, or such issuance, repurchase or redemption of Preferred Stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio,

(1)                       acquisitions and dispositions of companies, divisions or lines of business that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the reference period or subsequent to such reference period and on or prior to the transaction date will be given pro forma effect thereto, including any related expenses and cost reductions estimated in good faith by such Person’s principal financial officer (whether or not such expense and cost reductions comply with Regulation S-X under the Securities Act) as if they had occurred on the first day of such period;

(2)                       if since the beginning of the reference period any Person (that subsequently became a Restricted Subsidiary of the specified Person or any of its Restricted Subsidiaries or was merged with or into the specified Person or any of its Restricted Subsidiaries since the beginning of the reference period) has made any acquisitions and dispositions including through mergers or consolidations and including any related financing transactions that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect thereto (as described in clause (1) above), including any related expense and cost reductions estimated in good faith by such Person’s principal financial officer (whether or not such expense and cost reductions comply with Regulation S-X under the Securities Act), as if they had occurred on the first day of such reference period;

(3)                       the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the transaction date will be excluded;

(4)                       the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the transaction date will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the transaction date;

(5)                       any Person that is a Restricted Subsidiary on the transaction date will be deemed to have been a Restricted Subsidiary at all times during the reference period; and

(6)                       if any Debt bears a floating rate of interest, the interest expense on such Debt will be calculated as if the rate in effect on the transaction date had been the applicable rate for the entire reference period; (taking into account any Hedging Obligation applicable to such Debt; provided that any Hedging Obligation has a remaining term as at the transaction date of less than 12 months shall be taken into account for the number of months remaining).

“Fixed Charge Coverage Ratio Test” has the meaning assigned to such term in Section 4.06.

“Fixed Charges” means, for any Person for any period, the sum of:

(1)                       Interest Expense for such Person for such period; and

(2)                       the product of

(x)                       cash and non-cash dividends paid, declared, accrued or accumulated on any Disqualified Stock or Preferred Stock of the such Person or any of its Subsidiaries (Restricted Subsidiaries in the case of the Company), except for dividends payable in the Company’s Qualified Stock or paid to such Person or any of its Subsidiaries (Restricted Subsidiaries in the case of the Company), and

(y)                       a fraction, the numerator of which is one and the denominator of which is one minus the sum of the currently effective combined federal, state, local and foreign tax rate applicable to such Person and its Subsidiaries (Restricted Subsidiaries in the case of the Company).

“Foreign Subsidiary” means (i) any Restricted Subsidiary of the Company that is organized under the laws of a jurisdiction other than the United States, any state thereof or the District of Columbia, (ii) any Disregarded Domestic Restricted Subsidiary and (iii) a Subsidiary of an entity described in either of the preceding clauses (i) or (ii).

“GAAP” means generally accepted accounting principles in the United States of America as in effect on the Issue Date.

“Global Note” means a Note in registered global form without interest coupons.

“Guarantee” by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing any Debt or other obligation of any other Person (the “primary obligor”), whether directly or indirectly, and including any written obligation of the guarantor, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation or to purchase (or advance or supply funds for the purchase of) any security for the payment thereof, (b) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt or other obligation or (c) as an account party in respect of any letter of credit or letter of guarantee issued to support such Debt or other obligation; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantor” means (i) each Domestic Restricted Subsidiary of the Company in existence on the Issue Date (other than Excluded Subsidiaries) and (ii) each Restricted Subsidiary that executes a supplemental indenture in the form of Exhibit B to this Indenture providing for the guarantee of the payment of the Notes, or any successor obligor under its Note Guarantee pursuant to Article 5, in each case unless and until such Guarantor is released from its Note Guarantee pursuant to this Indenture.

“Hedging Agreement” means any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement.

“Holder” or “Noteholder” means the registered holder of any Note.

“IAI Global Note” means a Global Note resold to Institutional Accredited Investors bearing the Restricted Legend.

“Immaterial Property” means (a) any lease, permit, license, contract, property rights or agreement to which any Pledgor is a party (or any of such Pledgor’s rights or interests thereunder, or any assets owned by any Pledgor subject to any such lease, permit, license, contract, property rights or agreement) and which has a Fair Market Value of less than $10.0 million and (b) any interest in any Equity Interests of any joint venture, partnership or other entity, which interest has a Fair Market Value of less than $10.0 million.

“Immaterial Subsidiary” means any Restricted Subsidiary that has total assets (as determined in accordance with GAAP (“Total Assets”)) as of the end of the most recently ended fiscal quarter of the Company for which internal financial statements are available that does not exceed $10.0 million and the Consolidated EBITDA of such Restricted Subsidiary does not exceed $10.0 million, for the period of four consecutive quarters of the Company most recently ended for which internal financial statements are available; provided that no Restricted Subsidiaries shall be designated as Immaterial Subsidiaries to the extent that such Restricted Subsidiaries would represent, in the aggregate, (a) 10% or more of Total Assets of the Company and its Restricted Subsidiaries at the end of the most recently ended fiscal year of the Company or (b) 10% or more of the Consolidated EBITDA of the Company and its Restricted Subsidiaries for the most recently ended fiscal year, in each case, based upon the most recently available internal financial statements.

“Incur” means, with respect to any Debt or Capital Stock, to incur, create, issue, assume or Guarantee such Debt or Capital Stock.  If any Person becomes a Restricted Subsidiary on any date after the date of this Indenture (including by redesignation of an Unrestricted Subsidiary or failure of an Unrestricted Subsidiary to meet the qualifications necessary to remain an Unrestricted Subsidiary), the Debt and Capital Stock of such Person outstanding on such date will be deemed to have been Incurred by such Person on such date for purposes of Section 4.06, but will not be considered the sale or issuance of Equity Interests for purposes of Section 4.14.  Neither the accrual of interest nor the accretion of original issue discount nor the payment of interest in the form of additional Debt (to the extent provided for when the Debt on which such interest is paid was originally issued) shall be considered an Incurrence of Debt.

“Indenture” means this indenture, as amended or supplemented from time to time.

“Initial Additional Notes” means Additional Notes issued in an offering not registered under the Securities Act and any Notes issued in replacement thereof, but not including any Exchange Notes issued in exchange therefor.

“Initial Notes” means the Notes issued on the Issue Date and any Notes issued in replacement thereof, but not including any Exchange Notes issued in exchange therefor.

“Initial Purchasers” means the initial purchasers party to a purchase agreement with the Company relating to the sale of the Initial Notes or Initial Additional Notes by the Company.

“Institutional Accredited Investor” means an institutional “accredited investor” (as defined) in Rule 501(a), (2), (3) or (7) under the Securities Act.

“Institutional Accredited Investor Certificate” means a certificate substantially in the form of Exhibit G hereto.

“interest”, in respect of the Notes, unless the context otherwise requires, refers to interest and Additional Interest, if any.

“Interest Expense” means, for any specified Person for any period, the consolidated interest expense of such Person and its Subsidiaries (Restricted Subsidiaries in the case of the Company), plus, to the extent not included in such consolidated interest expense, and to the extent incurred, accrued or payable by such Person or its Subsidiaries (Restricted Subsidiaries in the case of the Company), without duplication: (i) interest expense attributable to Capital Leases, (ii) amortization of debt discount and debt issuance costs, (iii) capitalized interest, (iv) non-cash interest expense, (v) any of the above expenses with respect to Debt of another Person Guaranteed by such Person or any of its Subsidiaries (Restricted Subsidiaries in the case of the Company) or secured by a Lien on the assets of such Person or one of its Subsidiaries (Restricted Subsidiaries in the case of the Company) and (vi) any interest, premiums, fees, discounts, expenses and losses on the sale of accounts receivable (and any amortization thereof) payable by such Person or any of its Subsidiaries (Restricted Subsidiaries in the case of the Company) in connection with a receivables financing, and any yields or other charges or other amounts comparable to, or in the nature of, interest payable by such Person or any of its Subsidiaries (Restricted Subsidiaries in the case of the Company) under any receivables financing.  Interest Expense shall be determined for any period after giving effect to any net payments made or received and costs incurred by such Person or any of its Subsidiaries (Restricted Subsidiaries in the case of the Company) with respect to any related interest rate Hedging Agreements.

“Interest Payment Date” means each June 1 and December 1 of each year, commencing December 1, 2012.

“Investment” means, with respect to any specified Person:

(1)                       any advance (excluding intercompany liabilities incurred in the ordinary course of business in connection with the cash management operations of the Company or its Restricted Subsidiaries), loan or other extension of credit to another Person (but excluding (i) advances to customers, suppliers, contractors or the like in the ordinary course of business and endorsements for collection or deposit arising in the ordinary course of business, (ii) commission, travel and similar advances to officers and employees made in the ordinary course of business and (iii) advances, loans or extensions of trade credit in the ordinary course of business by the Company or any of its Restricted Subsidiaries);

(2)                       any capital contribution by such Person to another Person, by means of any transfer of cash or other property or in any other form;

(3)                       any purchase or acquisition by such Person of Equity Interests, bonds, notes or other Debt, or other instruments or securities issued by another Person, including the receipt of any of the above as consideration for the disposition of assets or rendering of services; or

(4)                       any Guarantee by such Person of any obligation of another Person.

If the Company or any Restricted Subsidiary (x) issues, sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary so that, after giving effect to that sale or disposition, such Person is no longer a Subsidiary of the Company, or (y) designates any Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the provisions of this Indenture, all remaining Investments of the Company and the Restricted Subsidiaries in such Person shall be deemed to have been made at such time.  The acquisition by the Company or any Restricted Subsidiary of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Person or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investment held by the acquired Person in such third Person on the date of such acquisition.

“Investment Grade” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P.

“Issue Date” means the date on which the Notes (other than Additional Notes) are originally issued under this Indenture.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement).

“Major Non-Controlling Authorized Representative” has the meaning assigned to such term in the Collateral Trust Agreement.

“Molycorp Canada” means MCP Exchangeco Inc. (formerly known as 0934634 B.C. LTD), a corporation formed under the laws of the Province of British Columbia, and any successor thereof.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Mortgage Deliverables” has the meaning assigned to such term in Section 11.02.

“Mortgages” means, collectively, any mortgage, deed of trust or similar instrument entered into by the Company or any Guarantor from time to time on or after the Escrow Release Date to provide a Lien for the benefit of the Collateral Agent on behalf of the Holders of the Notes and all holders of future Parity Lien Obligations.

“Neo Acquisition” means the Company’s acquisition of Neo Material pursuant to the Acquisition Agreement.

“Neo Acquisition Date” means the date, if any, that the Neo Acquisition is consummated.

“Neo Material” means Neo Material Technologies Inc., a corporation formed under the laws of Canada.

“Neo Material Convertible Debentures” has the meaning assigned to such term in Section 4.06.

“Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash (including (i) payments in respect of deferred payment obligations to the extent corresponding to, principal, but not interest, when received in the form of cash, and (ii) proceeds from the conversion of other consideration received when converted to cash but only when received), net of:

(1)                       brokerage commissions and other fees and expenses related to such Asset Sale, including fees and expenses of counsel, accountants and investment bankers and any relocation expenses incurred as a result thereof;

(2)                       provisions for income taxes as a result of such Asset Sale taking into account the consolidated results of operations of the Company and its Restricted Subsidiaries reasonably estimated to be payable as a result of any gain recognized in connection therewith;

(3)                       except in the case of a sale of Collateral, payments required to be made to holders of minority interests in Restricted Subsidiaries as a result of such Asset Sale or to repay Debt outstanding at the time of such Asset Sale that is secured by a Lien on the property or assets sold; and

(4)                       appropriate amounts to be provided as a reserve against any adjustment in the sale price of such asset or assets or liabilities associated with such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and indemnification obligations associated with such Asset Sale, with any subsequent reduction of the reserve other than by payments made and charged against the reserved amount to be deemed a receipt of cash.

“Non-Controlling Authorized Representative Enforcement Date” has the meaning assigned to it in the Collateral Trust Agreement.

“Non-Recourse Debt” means Debt as to which (i) neither the Company nor any Restricted Subsidiary provides any Guarantee and as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any Restricted Subsidiary and (ii) no default thereunder would, as such, constitute a default under any Debt of the Company or any Restricted Subsidiary.

“Non-U.S. Person” means a Person that is not a U.S. person, as defined in Regulation S.

“Note Guarantee” means the guarantee of the Notes by a Guarantor pursuant to this Indenture.

“Notes” has the meaning assigned to such term in the Recitals.

“Notes Collateral Agent” has the meaning assigned to such term in Section 13.01.

“Notes Priority Collateral” has the meaning assigned to such term in Section 13.04.

“Obligations” means, with respect to any Debt, all obligations (whether in existence on the Issue Date or arising afterwards, absolute or contingent, direct or indirect) for or in respect of principal (when due, upon acceleration, upon redemption, upon mandatory repayment or repurchase pursuant to a mandatory Offer to Purchase, or otherwise), premium, interest, penalties, fees, indemnification, reimbursement, expenses, damages and other amounts payable and liabilities with respect to such Debt, including all interest accrued or accruing after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for such interest is allowed as a claim in such case or proceeding.

“offer” has the meaning assigned to such term in Section 3.05.

“Offer to Purchase” has the meaning assigned to such term in Section 3.05.

“Offering Memorandum” means the final offering memorandum relating to the offering of the Initial Notes, dated May 18, 2012.

“Officer” means any of the following with respect to any specified Person: the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Senior Vice President or Vice President, the Treasurer, Assistant Treasurer, Secretary or the Assistant Secretary of such Person.

“Officer’s Certificate” means a certificate signed by one Officer.

“Offshore Global Note” means a Global Note representing Notes issued and sold pursuant to Regulation S.

“Opinion of Counsel” means a written opinion signed by legal counsel, who may be an employee of or counsel to the Company, or other counsel reasonably satisfactory to the Trustee.

“Original Notes” means the Initial Notes and any Exchange Notes issued in exchange therefor.

“Parallel Debt Agreement” means that certain Parallel Debt Agreement to be entered into on the Escrow Release Date and from time to time in connection with Parity Lien Debt and /or an ABL Transaction customary form (taking into account all relevant circumstances).

“Parity Lien Debt” means the Notes (other than Additional Notes), the Note Guarantees, the Exchange Notes, the Exchange Note Guarantees and any other Debt secured by ratable Liens on the Collateral as permitted under clause (3) of the definition of “Permitted Liens.”

“Parity Lien Obligations” means Parity Lien Debt and all Obligations in respect thereof.

“Paying Agent” refers to a Person engaged to perform the obligations of the Trustee in respect of payments made or funds held hereunder in respect of the Notes.

“Permanent Offshore Global Note” means an Offshore Global Note that does not bear the Temporary Offshore Global Note Legend.

“Permitted Asset Swap” means the purchase and sale or exchange within 30 days of Additional Assets or a combination of Additional Assets and cash or Cash Equivalents between the Company or any of its Restricted Subsidiaries and another Person that is not the Company or any of its Restricted Subsidiaries; provided that (i) any cash or Cash Equivalents received must be applied in accordance with Section 4.14 and (ii) the Additional Assets and cash so acquired are pledged as Collateral to the extent that the assets disposed of were Collateral.

“Permitted Business” means any of the businesses in which the Company and its Restricted Subsidiaries are engaged on the Issue Date or proposed to be engaged as described in the Offering Memorandum, including, without limitation, the Company’s “mine-to-magnets” strategy, any of the businesses in which Neo Material and its Subsidiaries are engaged on the Issue Date, and any other businesses that are the same, similar or reasonably related, incidental, complementary or ancillary thereto and reasonable extensions, developments or expansions thereof.

“Permitted Debt” has the meaning assigned to such term in Section 4.06.

“Permitted Investments” means:

(1)                       any Investment in the Company or in a Restricted Subsidiary of the Company;

(2)                       any Investment in cash or Cash Equivalents;

(3)                       any Investment by the Company or any Subsidiary of the Company in a Person, if as a result of such Investment;

(A)                     such Person becomes a Restricted Subsidiary of the Company, or

(B)                     such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all its assets to, or is liquidated into, the Company or a Restricted Subsidiary;

(4)                       Investments received as non-cash consideration in an Asset Sale made pursuant to and in compliance with Section 4.14 or in an asset disposition not constituting an Asset Sale (other than pursuant to clause (5) of the definition thereof) provided that such consideration shall be pledged as Collateral, to the extent the assets disposed of were Collateral;

(5)                       any Investment acquired solely in exchange for or using the net cash proceeds from the issuance of Qualified Stock of the Company provided that the proceeds from such issuance shall be excluded from the calculation in Section 4.07(a)(3);

(6)                       Hedging Agreements otherwise permitted under this Indenture;

(7)                       (i) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business, (ii) endorsements for collection or deposit in the ordinary course of business, and (iii) securities, instruments or other obligations received in compromise or settlement of debts created in the ordinary course of business, or by reason of a composition or readjustment of debts or reorganization of another Person, or in satisfaction of claims or judgments, including pursuant to any plan of reorganization or similar arrangement;

(8)                       payroll, travel and other loans or advances to, or Guarantees issued to support the obligations of, current or former officers, managers, directors, consultants and employees, in each case in the ordinary course of business, not in excess of $5.0 million outstanding at any time;

(9)                       Investments in the nature of any royalties, dedication of reserves under supply agreements or similar rights or interests granted, taken subject to, or otherwise imposed in the ordinary course of business;

(10)                Investments consisting of obligations specified in clause (b)(6) of the definition of “Permitted Debt;”

(11)                Investments resulting from advances, pledges and deposits permitted under the definition of “Permitted Liens;”

(12)                Investments consisting of purchases and acquisitions, in the ordinary course of business, of inventory, supplies, material or equipment or the licensing or contribution of intellectual property;

(13)                Investments consisting of indemnification obligations in respect of performance bonds, bid bonds, appeal bonds, surety bonds, reclamation bonds and completion guarantees and similar obligations in respect of mineral sales contracts (and extensions or renewals thereof on similar terms) or under applicable law or with respect to workers’ compensation benefits, in each case entered into in the ordinary course of business, and pledges or deposits made in the ordinary course of business in support of obligations under mineral sales contracts (and extensions or renewals thereof on similar terms);

(14)                any Guarantee of Debt permitted by Section 4.06 to be incurred;

(15)                Investments consisting of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by the Company or any Restricted Subsidiary;

(16)                Investments existing on the Issue Date and, with respect to Neo Material and its Subsidiaries, on the Neo Acquisition Date, any binding commitments (including any put rights) to make Investments in effect on the Issue Date or the Neo Acquisition Date, as applicable, and any extensions thereof on terms no less favorable and in amounts no greater than those existing on the Issue Date or the Neo Acquisition Date, as applicable;

(17)                Investments in Unrestricted Subsidiaries and joint ventures in an aggregate amount (without taking into account any changes in value after the making of any such Investment), taken together with all other Investments made in reliance on this clause, not to exceed the greater of (x) $100.0 million and (y) 3.0% of Consolidated Total Assets (net of, with respect to the Investment in any particular Person, the return thereon received after the Issue Date as a result of any sale for cash, repayment, redemption, liquidating distribution, dividend, other distribution or other cash realization (to the extent not included in Consolidated Net Income) (it being understood that any decrease in Consolidated Total Assets following the date of an Investment made pursuant to this clause shall not create a Default with respect to such previously made Investment); and

(18)                in addition to Investments listed above, other Investments in an aggregate amount (without taking into account any changes in value after the making of any such Investment), taken together with all other Investments made in reliance on this clause, not to exceed the greater of (x) $50.0 million and (y) 1.5% of Consolidated Total Assets (net of, with respect to the Investment in any particular Person made pursuant to this clause, the cash return thereon received after the Issue Date as a result of any sale for cash, repayment, return, redemption, liquidating distribution, dividend, other distribution or other cash realization (to the extent not included in Consolidated Net Income) (it being understood that any decrease in Consolidated Total Assets following the date of an Investment made pursuant to this clause shall not create a Default with respect to such previously made Investment).

“Permitted Liens” means

(1)                       Liens existing on the Issue Date (not otherwise permitted hereby);

(2)                       Liens securing the Notes (other than Additional Notes) or any Note Guarantees and other Obligations under this Indenture and in respect thereof and any obligations owing to the Trustee under this Indenture;

(3)                       Liens on the Collateral securing (a) Debt treated as having been incurred under clause (1) of the definition of “Permitted Debt” and all Obligations in respect thereof, which Debt and other Obligations may be secured by Liens ranking on a parity with the Liens securing the Notes and the Note Guarantees (or, following an ABL Transaction, on a senior basis in respect of ABL Priority Collateral and on a junior basis in respect of Notes Priority Collateral); (b) Obligations of the Company and its Subsidiaries under Hedging Agreements and agreements in respect of cash management services provided by lenders under the Debt referred to in the preceding clause (a) or their Affiliates (so long as such Persons remain lenders (or Affiliates thereof) after entry into such agreements or arrangements) which Obligations may be secured by Liens ranking on a parity with the Liens securing the Notes and the Note Guarantees (or, following an ABL Transaction, on a senior basis in respect of ABL Priority Collateral and on a junior basis in respect of Notes Priority Collateral); and (c) Debt permitted to be incurred under this Indenture (and all Obligations in respect thereof), which Liens are junior to the Liens securing the Notes and the Note Guarantees pursuant to a customary intercreditor agreement;

(4)                       (i) pledges or deposits under worker’s compensation laws, unemployment insurance and other social security laws or regulations or similar legislation, or to secure liabilities to insurance carriers under insurance arrangements in respect of such obligations, or good faith deposits, prepayments or cash payments in connection with bids, tenders, contracts or leases, or to secure public or statutory obligations, surety and appeal bonds, customs duties and the like, or for the payment of rent, in each case incurred in the ordinary course of business and (ii) Liens securing obligations specified in clause (b)(6) of the definition of “Permitted Debt,” Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, contractual arrangements with suppliers, reclamation bonds, surety bonds or other obligations of a like nature and Incurred in a manner consistent with industry practice, in each case which are not Incurred in connection with the borrowing of money or the obtaining of advances or credit;

(5)                       Liens imposed by law, such as landlords’, carriers’, vendors’, warehousemen’s and mechanics’, materialmen’s and repairmen’s Liens, supplier of materials, architects’ and other like Liens, in each case for sums not yet overdue for a period of more than 90 days or being contested in good faith and by appropriate proceedings and in respect of taxes and other governmental assessments and charges or claims which are not yet overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings;

(6)                       customary Liens in favor of trustees and escrow agents, and netting and setoff rights, banker’s liens and the like in favor of financial institutions and counterparties to financial obligations and instruments, including Hedging Agreements;

(7)                       Liens on assets pursuant to merger agreements, stock or asset purchase agreements and similar agreements in respect of the disposition of such assets;

(8)                       options, put and call arrangements, rights of first refusal and similar rights relating to Investments in joint ventures, partnerships and the like;

(9)                       Liens arising out of judgments, attachments and awards so long as no Event of Default then exists as a result thereof;

(10)                Liens incurred in the ordinary course of business securing obligations not securing Debt for borrowed money and not in the aggregate materially detracting from the value of the properties or their use in the operation of the business of the Company and its Restricted Subsidiaries;

(11)                Liens (including the interest of a lessor under a Capital Lease) on property that secure Debt Incurred pursuant to clause (b)(12)(ii) of the definition of “Permitted Debt” for the purpose of financing all or any part of the purchase price or cost of construction or improvement of such property provided that the Lien does not (x) extend to any additional property or (y) secure any additional obligations, in each case other than the initial property so subject to such Lien and the Debt and other obligations originally so secured;

(12)                Liens on property or shares of Capital Stock or other assets of a Person at the time such Person becomes a Restricted Subsidiary of the Company, provided such Liens were not created in contemplation thereof and do not extend to any other property of the Company or any Restricted Subsidiary;

(13)                Liens on property at the time the Company or any of the Restricted Subsidiaries acquires such property, including any acquisition by means of a merger or consolidation with or into the Company or a Restricted Subsidiary of such Person, provided such Liens were not created in contemplation thereof and do not extend to any other property of the Company or any Restricted Subsidiary;

(14)                Liens securing Debt or other obligations of the Company or a Restricted Subsidiary to the Company or a Guarantor;

(15)                Liens incurred or assumed in connection with the issuance of revenue bonds the interest on which is tax-exempt under the Internal Revenue Code;

(16)                Liens on specific items of inventory, equipment or other goods and proceeds of any Person securing such Person’s obligations in respect thereof or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods, including obligations in respect of bankers’ acceptances or trade letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory, equipment or other goods;

(17)                Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any Restricted Subsidiary on deposit with or in possession of such bank;

(18)                Deposits made in the ordinary course of business to secure liability to insurance carriers;

(19)                extensions, renewals or replacements of any Liens referred to in clauses (1), (2), (11), (12) or (13) in connection with the refinancing of the obligations secured thereby, provided that such Lien does not extend to any other property and, except as contemplated by the definition of “Permitted Refinancing Debt,” the amount secured by such Lien is not increased;

(20)                surface use agreements, easements, zoning restrictions, rights of way, encroachments, pipelines, leases (other than Capital Leases), subleases, rights of use, licenses, special assessments, trackage rights, transmission and transportation lines related to mining leases or mineral rights and/or other Real Property including any re-conveyance obligations to a surface owner following mining, royalty payments, and other obligations under surface owner purchase or leasehold arrangements necessary to obtain surface disturbance rights to access the subsurface mineral deposits and similar encumbrances on Real Property imposed by law or arising in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Company or any Restricted Subsidiary;

(21)     pledges, deposits or non-exclusive licenses to use intellectual property rights of the Company or its Restricted Subsidiaries to secure the performance of bids, tenders, trade contracts, leases, public or statutory obligations, surety and appeal bonds, reclamation bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(22)     leases, subleases, licenses or sublicenses (including of Real Property and intellectual property) granted to others in the ordinary course of business that do not materially interfere with the ordinary conduct of the business of the Company or any Restricted Subsidiary and do not secure any Debt;

(23)     Liens arising from UCC (or equivalent statute) financing statement filings regarding operating leases or consignments entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

(24)     rights of owners of interests in overlying, underlying or intervening strata and/or mineral interests not owned by the Company or any of its Restricted Subsidiaries, with respect to tracts of Real Property where the Company or the applicable Restricted Subsidiary’s ownership is only surface or severed mineral or is otherwise subject to mineral severances in favor of one or more third parties;

(25)     minor survey exceptions, minor encumbrances, other defects and exceptions to title of Real Property where such defects or exceptions, in the aggregate, are not substantial in amount and do not materially detract from the value of the affected property;

(26)     Liens on shares of Capital Stock of any Unrestricted Subsidiary securing obligations of any Unrestricted Subsidiary;

(27)     Liens on assets of Foreign Subsidiaries securing Debt of such Foreign Subsidiary incurred under clause (14) of the definition of “Permitted Debt;”

(28)     royalties, dedication of reserves under supply agreements, mining leases, or similar rights or interests granted, taken subject to, or otherwise imposed on properties consistent with normal practices in the mining industry and any precautionary UCC financing statement filings in respect of leases or consignment arrangements (and not any Debt) entered into in the ordinary course of business;

(29)     any Lien resulting from the advance or deposit of cash or securities in connection with the performance of a bid, tender, sale or contract (excluding the borrowing of money) entered into in the ordinary course of business;

(30)     Liens on the assets of Subsidiaries that are not Guarantors securing Debt of such Subsidiaries that was permitted by this Indenture to be Incurred;

(31)     Liens arising out of the conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company and any Subsidiary;

(32)     Liens of a collecting bank arising in the ordinary course of business under Section 4-208 of the UCC covering only the items being collected upon;

(33)     Liens encumbering customary initial deposits, margin deposits and other similar deposits attached to brokerage accounts incurred in the ordinary course of business; and

(34)     other Liens securing obligations in an aggregate amount not exceeding the greater of $150.0 million and 5.0% of Consolidated Total Assets (it being understood that any decrease in Consolidated Total Assets following the date of Incurrence shall not create a Default with respect to such previously incurred Debt or Liens).

For purposes of determining compliance with this definition, (A) Liens need not be Incurred solely by reference to one category of Permitted Liens described in this definition but are permitted to be Incurred in part under any combination thereof and of any other available exemption and (B) in the event that a Lien (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens, the Company may, in its sole discretion, classify or reclassify such Lien (or any portion thereof) in any manner that complies with this definition.

“Permitted Refinancing Debt” has the meaning assigned to such term in Section 4.06.

“Person” means an individual, a corporation, a partnership, a limited liability company, joint venture, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.

“Pledgors” has the meaning assigned to such term in Section 13.04.

“Preferred Stock” means, with respect to any Person, any and all Capital Stock which is preferred as to the payment of dividends or distributions, upon liquidation or otherwise, over another class of Capital Stock of such Person.

“principal” of any Debt means the principal amount of such Debt, (or if such Debt was issued with original issue discount, the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt), together with, unless the context otherwise indicates, any premium then payable on such Debt.

“purchase amount” has the meaning assigned to such term in Section 3.05.

“purchase date” has the meaning assigned to such term in Section 3.05.

“Qualified Equity Interests” means all Equity Interests of a Person other than Disqualified Equity Interests.

“Qualified Stock” means all Capital Stock of a Person other than Disqualified Stock.

“Rating Agencies” means S&P and Moody’s; provided, that if either S&P or Moody’s (or both) shall cease issuing a rating on the Notes for reasons outside the control of the Company, the Company may select a nationally recognized statistical rating agency to substitute for S&P or Moody’s (or both).

‘‘Real Property’’ shall mean, collectively, all right, title and interest of the Company or any other Subsidiary (including any leasehold or mineral estate) in and to any and all parcels of real property owned or operated by the Company or any other Subsidiary, whether by lease, license or other use agreement, including but not limited to, mineral leases and surface use agreements, together with, in each case, all improvements and appurtenant fixtures (including all conveyors, preparation plants or other mineral processing facilities, silos, shops and load out and other transportation facilities), easements and other property and rights incidental to the ownership, lease or operation thereof, including but not limited to, access rights, water rights and extraction rights for minerals.

“refinance” has the meaning assigned to such term in Section 4.06(b)(4).

“Register” has the meaning assigned to such term in Section 2.09.

“Registrar” means a Person engaged to maintain the Register.

“Registration Rights Agreement” means (i) the Registration Rights Agreement dated on the Issue Date among the Company, the Guarantors party thereto and the Initial Purchasers party thereto with respect to the Initial Notes, and (ii) with respect to any Additional Notes, any registration rights agreements among the Company, the Guarantors party thereto and the Initial Purchasers party thereto relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes or exchange them for Notes registered under the Securities Act.

“Regular Record Date” for the interest payable on any Interest Payment Date means the May 15 or November 15 (whether or not a Business Day) immediately preceding such Interest Payment Date.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Certificate” means a certificate substantially in the form of Exhibit E hereto.

“Related Party Transaction” has the meaning assigned to such term in Section 4.15.

“Responsible Officer” means any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, any trust officer, any assistant trust officer or any other officer associated with the corporate trust department of the Trustee (or any successor group of the Trustee) customarily performing functions similar to those performed by any of the above designated officers and who shall in each case have direct responsibility for the administration of this Indenture, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such person’s knowledge of and familiarity with the particular subject.

“Restricted Legend” means the legend set forth in Exhibit C.

“Restricted Payment” has the meaning assigned to such term in Section 4.07.

“Restricted Period” means the relevant 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” means any Subsidiary of the Company other than any Unrestricted Subsidiary.

“Reversion Date” has the meaning assigned to such term in Section 4.22.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Certificate” means (i) a certificate substantially in the form of Exhibit F hereto or (ii) a written certification addressed to the Company and the Trustee to the effect that the Person making such certification (x) is acquiring such Note (or beneficial interest) for its own account or one or more accounts with respect to which it exercises sole investment discretion and that it and each such account is a qualified institutional buyer within the meaning of Rule 144A, (y) is aware that the transfer to it or exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A, and (z) acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A(d)(4) or has determined not to request such information.

“S&P” means Standard & Poor’s Financial Services, LLC, a subsidiary of The McGraw Hill Companies, Inc., and its successors.

“Sale and Leaseback Transaction” means, with respect to any specified Person, an arrangement with any bank, insurance company or other lender or investor or to which such lender or investor is a party, providing for the leasing by such Person of any asset of such Person which has been or is being sold or transferred by such Person to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such asset, but excluding any such arrangements between or among (a) the Company and one or more Restricted Subsidiaries and (b) Restricted Subsidiaries.

“Securities Act” means the Securities Act of 1933.

“Security Agreement” means the Security Agreement dated on or about the Escrow Release Date among the Company, the other grantors party thereto, and the Collateral Agent, substantially in the form of Exhibit K hereto, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Security Documents” means (i) any ABL Intercreditor Agreement, (ii) the Collateral Trust Agreement and (iii) the security documents granting a security interest in any assets of any Person to secure the Obligations under the Notes and the Note Guarantees as each may be amended, restated, supplemented or otherwise modified from time to time.

“Shelf Registration Statement” means the Shelf Registration Statement as defined in a Registration Rights Agreement.

“Significant Restricted Subsidiary” means any Restricted Subsidiary that would, or (for purposes of bankruptcy defaults under Section 6.01) any group of Restricted Subsidiaries, that would, taken together, in either case be a “significant subsidiary” as defined in Article 1, Rule 1-02 (w)(1) or (2) of Regulation S-X promulgated under the Securities Act, as such regulation is in effect on the Issue Date.

“Special Redemption Date” has the meaning assigned to such term in Section 3.03.

“Stated Maturity” means with respect to any Debt, the date specified as the fixed date on which the final installment of principal of such Debt is due and payable.

“Subordinated Debt” means any Debt of the Company or any Guarantor that is subordinated in right of payment to the Notes or the Note Guarantee, as applicable, pursuant to a written agreement to that effect.

“Subsidiary” means with respect to any specified Person, any corporation, association, limited liability company or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by, or, in the case of a partnership, the sole general partner or the managing partner or the only general partners of which are, such Person and one or more Subsidiaries of such Person (or a combination thereof).  Unless otherwise specified, “Subsidiary” means a Subsidiary of the Company.

“Suspended Covenants” has the meaning assigned to such term in Section 4.22

“Suspension Period” has the meaning assigned to such term in Section 4.22.

“Taxes” means any present or future tax, levy, import, duty, charge, deduction, withholding, assessment or fee of any nature (including interest, penalties, and additions thereto) that is imposed by any governmental authority or other taxing authority.

“Temporary Offshore Global Note” means an Offshore Global Note that bears the Temporary Offshore Global Note Legend.

“Temporary Offshore Global Note Legend” means the legend set forth in Exhibit I.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to June 1, 2016; provided, however, that if the period from the redemption date to such date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939.

“Trustee” means the party named as such in the first paragraph of this Indenture or any successor trustee under this Indenture pursuant to Article 7.

“UCC” means the New York Uniform Commercial Code as in effect from time to time.

“U.S. Global Note” means a Global Note that bears the Restricted Legend representing Notes issued and sold pursuant to Rule 144A.

“U.S. Government Obligations” means obligations issued or directly and fully guaranteed or insured as to full and timely payment by the United States of America or by any agent or instrumentality thereof, provided that the full faith and credit of the United States of America is pledged in support thereof.

“Unrestricted Subsidiary” means any Subsidiary of the Company that at the time of determination has previously been designated, and continues to be, an Unrestricted Subsidiary in accordance with Section 4.18.

“Voting Stock” means, with respect to any specified Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of members of the Board of Directors of such Person.

“Wholly Owned” means, with respect to any Restricted Subsidiary, a Restricted Subsidiary all of the outstanding Capital Stock of which (other than any director’s qualifying shares and shares required by applicable law to be held by a Person other than the Company or any Restricted Subsidiary) is owned by the Company and one or more Wholly Owned Restricted Subsidiaries (or a combination thereof).

SECTION 1.02.    Rules of Construction.  Unless the context otherwise requires or except as otherwise expressly provided,

(1)        an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(2)        “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Section, Article or other subdivision;

(3)        all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to this Indenture unless otherwise indicated;

(4)        references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations);

(5)        references to “interest” shall include Additional Interest, if any; and

(6)        in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions the Company may classify such transaction as it, in its sole discretion, determines.

ARTICLE 2

THE NOTES

Section 2.01.         Form, Dating and Denominations; Legends. (a) The Notes and the Trustee’s certificate of authentication will be substantially in the form attached as Exhibit A.  The terms and provisions contained in the form of the Notes annexed as Exhibit A constitute, and are hereby expressly made, a part of this Indenture.  The Notes may have notations, legends or endorsements required by law, rules of or agreements with national securities exchanges to which the Company is subject, or usage.  Each Note will be dated the date of its authentication.  The Notes will be issuable in denominations of $2,000 in principal amount and any integral multiple of $1,000 in excess thereof.

(b) (1)               Except as otherwise provided in Section 2.01(c), Section 2.09(b)(4), Section 2.10(b)(3), Section 2.10(b)(5) or Section 2.10(c), each Initial Note or Initial Additional Note (other than a Permanent Offshore Note) will bear the Restricted Legend.

(2)        Each Global Note, whether or not an Initial Note or Additional Note, will bear the DTC Legend.

(3)        Each Temporary Offshore Global Note will bear the Temporary Offshore Global Note Legend.

(4)        Initial Notes and Initial Additional Notes offered and sold in reliance on Regulation S will be issued as provided in Section 2.11(a).

(5)        Except as otherwise provided in Section 2.01(b)(6), Initial Notes and Initial Additional Notes offered and sold in reliance on any exception under the Securities Act other than Regulation S and Rule 144A will be issued, and upon the request of the Company to the Trustee, Initial Notes offered and sold in reliance on Rule 144A may be issued, in the form of Certificated Notes.

(6)        Initial Notes resold to Institutional Accredited Investors not in reliance on Regulation S or Rule 144A will be in the form of an IAI Global Note.

(7)        Exchange Notes will be issued, subject to Section 2.09(b), in the form of one or more Global Notes.

(c)  (1) If the Company determines (upon the advice of counsel and such other certifications and evidence as the Company may reasonably require) that a Note is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) without the need for current public information and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of the Note (or a beneficial interest therein) are effected in compliance with the Securities Act, or

(2)        after an Initial Note or any Initial Additional Note is

(x)        sold pursuant to an effective registration statement under the Securities Act, pursuant to the Registration Rights Agreement or otherwise, or (y) is validly tendered for exchange into an Exchange Note pursuant to an Exchange Offer the Company may instruct the Trustee to cancel the Note and issue to the Holder thereof (or to its transferee) a new Note of like tenor and amount, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend, and the Trustee will comply with such instruction.

(d)           By its acceptance of any Note bearing the Restricted Legend (or any beneficial interest in such a Note), each Holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Note (and any such beneficial interest) set forth in this Indenture and in the Restricted Legend and agrees that it will transfer such Note (and any such beneficial interest) only in accordance with this Indenture and such legend.

Section 2.02.         Execution and Authentication; Exchange Notes; Additional Notes.  (a) An Officer shall execute the Notes for the Company by facsimile or manual signature in the name and on behalf of the Company.  If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note will still be valid.

(b)           A Note will not be valid until the Trustee manually signs the certificate of authentication on the Note, with the signature conclusive evidence that the Note has been authenticated under this Indenture.

(c)           At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication together with a written order for such authentication executed by the Company.  The Trustee will authenticate and deliver

(i)         Initial Notes for original issue in the aggregate principal amount not to exceed $650,000,000;

(ii)        Initial Additional Notes from time to time for original issue in aggregate principal amounts specified by the Company; and

(iii)       Exchange Notes from time to time for issue in exchange for a like principal amount of Initial Notes or Initial Additional Notes;

after the following conditions have been met:

(1)        Receipt by the Trustee of an Officer’s Certificate specifying:

(A)       the amount of Notes to be authenticated and the date on which the Notes are to be authenticated;

(B)       whether the Notes are to be Initial Notes or, Additional Notes or Exchange Notes;

(C)       in the case of Initial Additional Notes, that the issuance of such Notes is permitted under this Indenture;

(D)       whether the Notes are to be issued as one or more Global Notes or Certificated Notes; and

(E)       other information the Company may determine to include or the Trustee may reasonably request.

(2)                Additional Notes that are not fungible for U.S. federal income tax purposes with the Initial Notes shall be issued under a separate CUSIP number and shall be treated as a separate class for purposes of transfer and exchange.

(3)                In the case of Exchange Notes, effectiveness of an Exchange Offer Registration Statement and consummation of the Exchange Offer thereunder (and receipt by the Trustee of an Officer’s Certificate to that effect).  Initial Notes or Initial Additional Notes exchanged for Exchange Notes will be cancelled by the Trustee.

(d)                The Original Notes and any Additional Notes shall be treated as a single class for all purposes under this Indenture, other than as specified in Section 2.02(c)(2), and shall vote together as one class on all matters with respect to the Notes.

Section 2.03.         Registrar, Paying Agent and Authenticating Agent; Paying Agent to Hold Money in Trust.  (a) The Company may appoint one or more Registrars and one or more Paying Agents, and the Trustee may appoint an Authenticating Agent, in which case each reference in this Indenture to the Trustee in respect of the obligations of the Trustee to be performed by that Agent will be deemed to be references to the Agent.  The Company may act as Registrar or (except for purposes of Article 8) Paying Agent.  In each case, the Company and the Trustee will enter into an appropriate agreement with the Agent implementing the provisions of this Indenture relating to the obligations of the Trustee to be performed by the Agent and the related rights.  The Company initially appoints the Trustee as Registrar and Paying Agent.

(b)           The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of and interest on the Notes and will promptly notify the Trustee of any default by the Company in making any such payment.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require the Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed.  Upon doing so, the Paying Agent will have no further liability for the money so paid over to the Trustee.

(c)           The Company will be responsible for making calculations called for under the Notes, including but not limited to determination of redemption price, premium, if any, and any additional amounts or other amounts payable on the Notes.  The Company will make the calculations in good faith and, absent manifest error, its calculations will be final and binding on the Holders.  The Company will provide a schedule of its calculations to the Trustee when requested by the Trustee, and the Trustee is entitled to rely conclusively on the accuracy of the Company’s calculations without independent verification.

Section 2.04.         Replacement Notes.  If a mutilated Note is surrendered to the Trustee or if a Holder claims that its Note has been lost, destroyed or wrongfully taken, the Company will issue and the Trustee will authenticate a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.  Every replacement Note is an additional obligation of the Company and the Guarantors and entitled to the benefits of this Indenture.  If required by the Trustee or the Company, an indemnity must be furnished that is sufficient in the judgment of both the Trustee and the Company to protect the Company and the Trustee from any loss they may suffer if a Note is replaced.  The Company may charge the Holder for the expenses of the Company and the Trustee in replacing a Note.  In case the mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay the Note instead of issuing a replacement Note.

Section 2.05.         Outstanding Notes.  (a)  Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for:

(1)        Notes cancelled by the Trustee or delivered to it for cancellation;

(2)        any Note which has been replaced pursuant to Section 2.04 unless and until the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser; and

(3)        on or after the maturity date or any redemption date or date for purchase of the Notes pursuant to an Offer to Purchase, those Notes payable or to be redeemed or purchased on that date for which the Trustee (or Paying Agent, other than the Company or an Affiliate of the Company) holds money sufficient to pay all amounts then due.

(b)           A Note does not cease to be outstanding because the Company or one of its Affiliates holds the Note, provided that in determining whether the Holders of the requisite principal amount of the outstanding Notes have given or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, Notes owned by the Company or any Affiliate of the Company will be disregarded and deemed not to be outstanding (it being understood that in determining whether the Trustee is protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Notes that the Trustee knows to be so owned will be so disregarded).  Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any Affiliate of the Company.

Section 2.06.         Temporary Notes.  Until definitive Notes are ready for delivery, the Company may prepare and the Trustee will authenticate temporary Notes.  Temporary Notes will be substantially in the form of definitive Notes but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officer executing the temporary Notes, as evidenced by the execution of the temporary Notes.  If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay.  After the preparation of definitive Notes, the temporary Notes will be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for the purpose pursuant to Section 4.02, without charge to the Holder.  Upon surrender for cancellation of any temporary Notes the Company will execute and the Trustee will authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations.  Until so exchanged, the temporary Notes will be entitled to the same benefits under this Indenture as definitive Notes.

Section 2.07.         Cancellation.  The Company at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold.  Any Registrar or the Paying Agent will forward to the Trustee any Notes surrendered to it for transfer, exchange or payment.  The Trustee will cancel all Notes surrendered for transfer, exchange, payment or cancellation and dispose of them in accordance with its normal procedures or the written instructions of the Company.  The Company may not issue new Notes to replace Notes it has paid in full or delivered to the Trustee for cancellation.

Section 2.08.         CUSIP and CINS Numbers.  The Company in issuing the Notes may use “CUSIP” and “CINS” numbers, and the Trustee may use CUSIP numbers or CINS numbers in notices as a convenience to Holders, the notice to state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice.  The Company will promptly notify the Trustee of any change in the CUSIP or CINS numbers.

Section 2.09.         Registration, Transfer and Exchange.  (a)  The Notes will be issued in registered form only, without coupons, and the Company shall cause the Trustee to maintain a register (the “Register”) of the Notes, for registering the record ownership of the Notes by the Holders and transfers and exchanges of the Notes.

(b) (1)          Each Global Note will be registered in the name of the Depositary or its nominee and, so long as DTC is serving as the Depositary thereof, will bear the DTC Legend.

(2)        Each Global Note will be delivered to the Trustee as custodian for the Depositary.  Transfers of a Global Note (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, to the Depositary, its successors or their respective nominees, except (1) as set forth in Section 2.09(b)(4) and (2) transfers of portions thereof in the form of Certificated Notes may be made upon request of an Agent Member (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with Applicable Procedures of the Depositary and in compliance with this Section 2.09 and Section 2.10.

(3)        Agent Members will have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever.  Notwithstanding the foregoing, the Depositary or its nominee may grant proxies and otherwise authorize any Person (including any Agent Member and any Person that holds a beneficial interest in a Global Note through an Agent Member) to take any action which a Holder is entitled to take under this Indenture or the Notes, and nothing herein will impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any security.

(4)        If (x) the Depositary (i) notifies the Company that it is unwilling or unable to continue as Depositary for a Global Note or (ii) has ceased being a clearing agency registered under the Exchange Act, and in either case, a successor depositary is not appointed by the Company within 90 days of such notice or cessation, as applicable, or (y) an Event of Default has occurred and is continuing and the Trustee has received a request from the Depositary, the Trustee will promptly exchange each beneficial interest in the Global Note for one or more Certificated Notes in authorized denominations having an equal aggregate principal amount registered in the name of the owner of such beneficial interest, as identified to the Trustee by the Depositary, and thereupon the Global Note will be deemed canceled.  If such Note does not bear the Restricted Legend, then the Certificated Notes issued in exchange therefor will not bear the Restricted Legend.  If such Note bears the Restricted Legend, then the Certificated Notes issued in exchange therefor will bear the Restricted Legend, provided that any Holder of any such Certificated Note issued in exchange for a beneficial interest in a Temporary Offshore Global Note will have the right upon presentation to the Trustee of a duly completed Certificate of Beneficial Ownership after the Restricted Period to exchange such Certificated Note for a Certificated Note of like tenor and amount that does not bear the Restricted Legend, registered in the name of such Holder.

(c)           Each Certificated Note will be registered in the name of the Holder thereof or its nominee.

(d)           A Holder may transfer a Note (or a beneficial interest therein) to another Person or exchange a Note (or a beneficial interest therein) for another Note or Notes of any authorized denomination by presenting to the Trustee a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by Section 2.10.  The Trustee will promptly register any transfer or exchange that meets the requirements of this Section 2.09 by noting the same in the register maintained by the Trustee for the purpose; provided that

(x)        no transfer or exchange will be effective until it is registered in such register and

(y)        the Trustee will not be required (i) to issue, register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or purchased pursuant to an Offer to Purchase, (ii) to register the transfer of or exchange any Note so selected for redemption or purchase in whole or in part, except, in the case of a partial redemption or purchase, that portion of any Note not being redeemed or purchased, or (iii) if a redemption or a purchase pursuant to an Offer to Purchase is to occur after a Regular Record Date but on or before the corresponding Interest Payment Date, to register the transfer of or exchange any Note on or after the Regular Record Date and before the date of redemption or purchase.  Prior to the registration of any transfer, the Company, the Trustee and their agents will treat the Person in whose name the Note is registered as the owner and Holder thereof for all purposes (whether or not the Note is overdue), and will not be affected by notice to the contrary.

From time to time, the Company will prepare and execute and the Trustee will authenticate any Notes or Additional Notes as necessary in order to permit the registration of a transfer or exchange in accordance with this Section 2.09.

No service charge will be imposed in connection with any transfer or exchange of any Note, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than a transfer tax or other similar governmental charge payable upon exchange pursuant to subsection (b)(4)).

(e) (1)          Global Note to Global Note.  If a beneficial interest in a Global Note is transferred or exchanged for a beneficial interest in another Global Note, the Trustee will (x) record a decrease in the principal amount of the Global Note being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Note.  Any beneficial interest in one Global Note that is transferred to a Person who takes delivery in the form of an interest in another Global Note, or exchanged for an interest in another Global Note, will, upon transfer or exchange, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

(2)        Global Note to Certificated Note.  If a beneficial interest in a Global Note is transferred or exchanged for a Certificated Note, the Trustee will (x) record a decrease in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (y) deliver one or more new Certificated Notes in authorized denominations having an equal aggregate principal amount to the transferee (in the case of a transfer) or the owner of such beneficial interest (in the case of an exchange), registered in the name of such transferee or owner, as applicable.

(3)        Certificated Note to Global Note.  If a Certificated Note is transferred or exchanged for a beneficial interest in a Global Note, the Trustee will (x) cancel such Certificated Note, (y) record an increase in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (z) in the event that such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

(4)        Certificated Note to Certificated Note.  If a Certificated Note is transferred or exchanged for another Certificated Note, the Trustee will (x) cancel the Certificated Note being transferred or exchanged, (y) deliver one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the canceled Certificated Note (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

At any time prior to cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Certificated Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on the Schedule of Exchanges of Interests with respect to such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on the Schedule of Exchanges of Interests with respect to such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

Section 2.10.         Restrictions on Transfer and Exchange.  (a) The transfer or exchange of any Note (or a beneficial interest therein) may only be made in accordance with Section 2.09 and this Section 2.10 and, in the case of a Global Note (or a beneficial interest therein), the applicable rules and procedures of the Depositary.  The Trustee shall refuse to register any requested transfer or exchange that does not comply with the preceding sentence.

(b)           Subject to paragraph (c), the transfer or exchange of any Note (or a beneficial interest therein) of the type set forth in column A below for a Note (or a beneficial interest therein) of the type set forth opposite in column B below may only be made in compliance with the certification requirements (if any) described in the clause of this paragraph set forth opposite in column C below.

A	B	C
U.S. Global Note	U.S. Global Note	(1)
U.S. Global Note	Offshore Global Note	(2)
U.S. Global Note	Certificated Note	(3)
Offshore Global Note	U.S. Global Note	(4)
Offshore Global Note	Offshore Global Note	(1)
Offshore Global Note	Certificated Note	(5)
Certificated Note	U.S. Global Note	(4)
Certificated Note	Offshore Global Note	(2)
Certificated Note	Certificated Note	(3)

(1)        No certification is required.

(2)        The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Regulation S Certificate; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required.

(3)        The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee (x) a duly completed Rule 144A Certificate, (y) a duly completed Regulation S Certificate or (z) a duly completed Institutional Accredited Investor Certificate, and/or an Opinion of Counsel and such other certifications and evidence as the Company may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required.  In the event that (i) the requested transfer or exchange takes place after the Restricted Period and a duly completed Regulation S Certificate is delivered to the Trustee or (ii) a Certificated Note that does not bear the Restricted Legend is surrendered for transfer or exchange, upon transfer or exchange the Trustee will deliver a Certificated Note that does not bear the Restricted Legend.

(4)        The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Rule 144A Certificate.

(5)        Notwithstanding anything to the contrary contained herein, no such exchange is permitted if the requested exchange involves a beneficial interest in a Temporary Offshore Global Note.  If the requested transfer involves a beneficial interest in a Temporary Offshore Global Note, the Person requesting the transfer must deliver or cause to be delivered to the Trustee (x) a duly completed Rule 144A Certificate or (y) a duly completed Institutional Accredited Investor Certificate and/or an Opinion of Counsel and such other certifications and evidence as the Company may reasonably require in order to determine that the proposed transfer is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States.  If the requested transfer or exchange involves a beneficial interest in a Permanent Offshore Global Note, no certification is required and the Trustee will deliver a Certificated Note that does not bear the Restricted Legend.

(c)           No certification is required in connection with any transfer or exchange of any Note (or a beneficial interest therein)

(1)                        after such Note is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) without the need for current public information; provided that the Company has provided the Trustee with an Officer’s Certificate to that effect, and the Company may require from any Person requesting a transfer or exchange in reliance upon this clause (1) an Opinion of Counsel and any other reasonable certifications and evidence in order to support such certificate; or

(2)(x)           sold pursuant to an effective registration statement, pursuant to the Registration Rights Agreement or otherwise or (y) which is validly tendered for exchange into an Exchange Note pursuant to an Exchange Offer.

Any Certificated Note delivered in reliance upon this paragraph will not bear the Restricted Legend.

(d)           The Trustee will retain copies of all certificates, opinions and other documents received in connection with the transfer or exchange of a Note (or a beneficial interest therein), and the Company will have the right to inspect and make copies thereof at any reasonable time upon written notice to the Trustee.

(e)           All certifications, certificates and Opinions of Counsel required to be submitted to the Trustee or the Registrar pursuant to this Section 2.10 to effect a registration of transfer or exchange may be submitted by facsimile. Neither the Trustee nor the Registrar shall have any duty to monitor the Company’s compliance with or have any responsibility with respect to the Company’s compliance with any federal or state securities laws in connection with registrations of transfers and exchanges of the Notes.  The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Notes (including any transfers between or among the Depositary’s participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation, as is expressly required by, and to do so if and when expressly required by, the terms of this Indenture or the Notes and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.11.         Temporary Offshore Global Notes.  (a) Each Note originally sold by the Initial Purchasers in reliance upon Regulation S will be evidenced by one or more Offshore Global Notes that bear the Temporary Offshore Global Note Legend.

(b)           An owner of a beneficial interest in a Temporary Offshore Global Note (or a Person acting on behalf of such an owner) may provide to the Trustee (and the Trustee will accept) a duly completed Certificate of Beneficial Ownership at any time after the Restricted Period (it being understood that the Trustee will not accept any such certificate during the Restricted Period).  Promptly after acceptance of a Certificate of Beneficial Ownership with respect to such a beneficial interest, the Trustee will cause such beneficial interest to be exchanged for an equivalent beneficial interest in a Permanent Offshore Global Note, and will (x) permanently reduce the principal amount of such Temporary Offshore Global Note by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Offshore Global Note by the amount of such beneficial interest.

(c)           Notwithstanding paragraph (b), if after the Restricted Period any Initial Purchaser owns a beneficial interest in a Temporary Offshore Global Note, such Initial Purchaser may, upon written request to the Trustee accompanied by a certification as to its status as an Initial Purchaser, exchange such beneficial interest for an equivalent beneficial interest in a Permanent Offshore Global Note, and the Trustee will comply with such request and will (x) permanently reduce the principal amount of such Temporary Offshore Global Note by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Offshore Global Note by the amount of such beneficial interest.

(d)           Notwithstanding anything to the contrary contained herein, any owner of a beneficial interest in a Temporary Offshore Global Note shall not be entitled to receive payment of principal or interest on such beneficial interest or other amounts in respect of such beneficial interest until such beneficial interest is exchanged for an interest in a Permanent Offshore Global Note or transferred for an interest in another Global Note or a Certificated Note.

ARTICLE 3
REDEMPTION; OFFER TO PURCHASE

Section 3.01.         Optional Redemption.  (a) At any time and from time to time on or after June 1, 2016, the Company may redeem the Notes, in whole or in part at a redemption price equal to the percentage of principal amount set forth below plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date):

12-month period commencing June 1 in Year	Percentage
2016	105.000%
2017	102.500%
2018 and thereafter	100.000%

(b)           At any time and from time to time prior to June 1, 2016, the Company may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

Section 3.02.         Redemption with Proceeds of Equity Offering.  At any time and from time to time prior to June 1, 2015, the Company may redeem the Notes with the net cash proceeds received by the Company from one or more Equity Offerings at a redemption price equal to 110.000% of the principal amount plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date), in an aggregate principal amount for all such redemptions not to exceed 35% of the original aggregate principal amount of the Notes, including Additional Notes, provided that:

(1)           in each case, the redemption takes place not later than 90 days after the closing of the related Equity Offering; and

(2)           not less than 65% of the aggregate principal amount of the Notes originally issued under this Indenture, including Additional Notes, remains outstanding immediately thereafter.

Section 3.03.         Special Redemption.  (a) In the event that the Company has not delivered (i) a termination notice to the Escrow Agent pursuant to Section 1.05(d) of the Escrow Agreement or (ii) an officer’s certificate to the Escrow

Agent pursuant to Section 1.05(b) of the Escrow Agreement on or prior to September 4, 2012 (the “Acquisition Deadline”), the Company will be required to redeem the Notes on September 7, 2012 (the “Special Redemption Date”), at a cash redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest thereon to, but excluding, the Special Redemption Date (the “Escrow Redemption Price”).

(b)           In the event that the Company, prior to the Acquisition Deadline, delivers a termination notice to the Escrow Agent pursuant to Section 1.05(d) of the Escrow Agreement, the Company will be required to redeem the Notes on the date that is three Business Days thereafter, at a cash redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest thereon to, but excluding, the date of such redemption (the “Escrow Termination Redemption Price”).

(c)           Upon the receipt of written instruction from the Company, an Officer’s Certificate and an Opinion of Counsel, the Trustee will send a notice of the redemption specified in Section 3.03(a) or 3.03(b), as applicable, on behalf of the Company to the Holders of such redemption (x) on the Acquisition Deadline in the case of a redemption pursuant to Section 3.03(a) or (y) promptly following delivery of the termination notice, and in any event on or before the Acquisition Deadline, in the case of a redemption pursuant to Section 3.03(b).

Section 3.04.            Method and Effect of Redemption.  (a) If the Company elects to redeem the Notes, it must notify the Trustee of the redemption date and the principal amount of Notes to be redeemed by delivering an Officer’s Certificate at least 60 days before the redemption date (unless a shorter period is satisfactory to the Trustee and except in the case of a redemption pursuant to Section 3.03).  If fewer than all of the Notes are being redeemed, the Officer’s Certificate must also specify a record date not less than 15 days after the date of the notice of redemption is given to the Trustee, and (i) if the Notes are Global Notes, the Notes to be redeemed will be selected by the Depositary in accordance with applicable procedures of the Depositary or (ii) if the Notes to be redeemed are not Global Notes, the Trustee will select the Notes to be redeemed, by lot, pro rata, or by any other method the Trustee in its sole discretion deems fair and appropriate, in denominations of $2,000 principal amount and multiples of $1,000 above that amount.  If the Notes to be redeemed are not Global Notes and are selected in accordance with clause (ii), the Trustee will notify the Company promptly of the Notes or portions of Notes to be called for redemption.  Notice of redemption must be sent by the Company or at the Company’s request, by the Trustee in the name and at the expense of the Company, to Holders whose Notes are to be redeemed at least 30 days but not more than 60 days before the redemption date (except in the case of a redemption pursuant to Section 3.03).

(b)           The notice of redemption will identify the Notes to be redeemed and will include or state the following:

(1)        the redemption date;

(2)        the redemption price (or manner of calculation, if not then known), including the portion thereof representing any accrued interest;

(3)        the place or places where Notes are to be surrendered for redemption;

(4)        Notes called for redemption must be so surrendered in order to collect the redemption price;

(5)        on the redemption date, the redemption price will become due and payable on Notes called for redemption, and interest on Notes called for redemption will cease to accrue on and after the redemption date;

(6)        any conditions precedent to the redemption;

(7)        if any Note is redeemed in part, on and after the redemption date, upon surrender of such Note, new Notes equal in principal amount to the unredeemed portion will be issued; and

(8)        if any Note contains a CUSIP or CINS number, no representation is being made as to the correctness of the CUSIP or CINS number either as printed on the Notes or as contained in the notice of redemption and that the Holder should rely only on the other identification numbers printed on the Notes.

If the redemption price is not known at the time such notice is to be given, the actual redemption price, calculated as described in the terms of the Notes, will be set forth in an Officer’s Certificate of the Company delivered to the Trustee no later than two Business Days prior to the redemption date.

(c)           Once notice of redemption is sent to the Holders, Notes called for redemption become due and payable at the redemption price on the redemption date, and upon surrender of the Notes called for redemption, the Company shall redeem such Notes at the redemption price. Commencing on the redemption date, unless the Company defaults in making such payment, Notes redeemed will cease to accrue interest.  Upon surrender of any Note redeemed in part, the Holder will receive a new Note equal in principal amount to the unredeemed portion of the surrendered Note.

Section 3.05.            Offer to Purchase.  (a) An “Offer to Purchase” means an offer by the Company to purchase Notes as required by this Indenture.  An Offer to Purchase must be made by written offer (the “offer”) sent to the Holders.  The Company will notify the Trustee at least 15 days (or such shorter period as is acceptable to the Trustee) prior to sending the offer to Holders of its obligation to make an Offer to Purchase, and the offer will be sent by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.  If the Offer to Purchase is sent prior to the occurrence of the Change of Control, it may be conditioned upon the consummation of the Change of Control.

(b)           The offer must include or state the following as to the terms of the Offer to Purchase:

(1)        the provision of this Indenture pursuant to which the Offer to Purchase is being made;

(2)        the aggregate principal amount of the outstanding Notes offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to this Indenture) (the “purchase amount”);

(3)        the purchase price, including the portion thereof representing accrued interest;

(4)        an expiration date (the “expiration date”) not less than 30 days or more than 60 days after the date of the offer, and a settlement date for purchase (the “purchase date”) not more than five Business Days after the expiration date;

(5)        a Holder may tender all or any portion of its Notes, subject to the requirement that any portion of a Note tendered must be in a multiple of $1,000 principal amount and in a minimum of $2,000 principal amount;

(6)        the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;

(7)        each Holder electing to tender a Note pursuant to the offer will be required to surrender such Note at the place or places specified in the offer prior to the close of business on the expiration date (such Note being, if the Company or the Trustee so requires, duly endorsed or accompanied by a duly executed written instrument of transfer);

(8)        interest on any Note not tendered, or tendered but not purchased by the Company pursuant to the Offer to Purchase, will continue to accrue;

(9)        on the purchase date, the purchase price will become due and payable on each Note accepted for purchase, and interest on Notes purchased will cease to accrue on and after the purchase date;

(10)      Holders are entitled to withdraw Notes tendered by giving notice, which must be received by the Company or the Trustee not later than the close of business on the expiration date, setting forth the name of the Holder, the principal amount of the tendered Notes, the certificate number of the tendered Notes and a statement that the Holder is withdrawing all or a portion of the tender;

(11)      (i) if Notes in an aggregate principal amount less than or equal to the purchase amount are validly tendered and not validly withdrawn pursuant to the Offer to Purchase, the Company will purchase all such Notes, and (ii) if the Offer to Purchase is for less than all of the outstanding Notes and Notes in an aggregate principal amount in excess of the purchase amount are validly tendered and not validly withdrawn pursuant to the offer, the Company will purchase Notes having an aggregate principal amount equal to the purchase amount on a pro rata basis, with adjustments so that only Notes in multiples of $1,000 principal amount and in a minimum of $2,000 principal amount will be purchased;

(12)      if any Note is purchased in part, new Notes equal in principal amount to the unpurchased portion of the Note will be issued; and

(13)      if any Note contains a CUSIP or CINS number, no representation is being made as to the correctness of the CUSIP or CINS number either as printed on the Notes or as contained in the offer and that the Holder should rely only on the other identification numbers printed on the Notes.

(c)           Prior to the purchase date, the Company will accept validly tendered Notes for purchase as required by the Offer to Purchase and deliver to the Trustee all Notes so accepted together with an Officer’s Certificate specifying which Notes have been accepted for purchase.  On the purchase date, the purchase price will become due and payable on each Note accepted for purchase, and interest on Notes purchased will cease to accrue on and after the purchase date.  The Trustee will promptly return to Holders any Notes not accepted for purchase and send to Holders new Notes equal in principal amount to any unpurchased portion of any Notes accepted for purchase in part.

(d)           The Company or any other Person permitted to make any offer to purchase will comply with Rule 14e-1 under the Exchange Act and all other applicable laws in making any Offer to Purchase, and the above procedures will be deemed modified as necessary to permit such compliance.  To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of this Indenture by virtue of such conflict.

ARTICLE 4
COVENANTS

Section 4.01.            Payment of Notes.  (a)  The Company agrees to pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture.  Not later than 10:00 A.M. (New York City time) on the due date of any principal of or interest on any Notes, or any redemption or purchase price of the Notes, the Company will deposit with the Trustee (or Paying Agent) money in immediately available funds sufficient to pay such amounts, provided that if the Company or any Affiliate of the Company is acting as Paying Agent, it will, on or before each due date, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such amounts until paid to such Holders or otherwise disposed of as provided in this Indenture.  In each case the Company will promptly notify the Trustee of its compliance with this paragraph.

(b)           An installment of principal or interest will be considered paid on the date due if the Trustee (or Paying Agent, other than the Company or any Affiliate of the Company) holds on that date money designated for and sufficient to pay the installment.  If the Company or any Affiliate of the Company acts as Paying Agent, an installment of principal or interest will be considered paid on the due date only if paid to the Holders.

(c)           The Company agrees to pay interest on overdue principal, and overdue installments of interest at the rate per annum specified in the Notes. If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes.  The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment.  The Company shall fix or cause to be fixed each such special record date and payment date, provided that such special record date shall be the 15th day preceding the date fixed by the Company for the payment of such defaulted interest.  At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

(d)           Payments in respect of the Notes represented by the Global Notes are to be made by wire transfer of immediately available funds to the accounts specified by the Depositary. With respect to Certificated Notes, the Company will make all payments by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each Holder’s registered address.

(e)           Additional Interest will be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Notes.  If Additional Interest is payable on the Notes, the Issuer shall provide an Officer’s Certificate to the Trustee on or before the Regular Record Date for each Interest Payment Date such Additional Interest is payable setting forth the accrual period and the amount of such Additional Interest in reasonable detail. The Trustee may provide a copy of such Officer’s Certificate or other notice received from the Issuer relating to Additional Interest to any Holder upon request. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable.  If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee an Officer’s Certificate setting forth the particulars of such payment.

Section 4.02.            Maintenance of Office or Agency.  The Company will maintain in the United States of America, an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.  The Company hereby initially designates the Corporate Trust Office of the Trustee as such office of the Company.  The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served to the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be surrendered or presented for any of such purposes and may from time to time rescind such designations.  The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.03.            Existence.  The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each of its Restricted Subsidiaries in accordance with their respective organizational documents, and the material rights, licenses and franchises of the Company and each Restricted Subsidiary, provided that the Company is not required to preserve any such right, license or franchise, or the existence of any Restricted Subsidiary, if the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole; and provided further that this Section 4.03 does not prohibit any transaction otherwise permitted by Section 4.14 (or that does not constitute an Asset Sale pursuant to the definition set forth in Section 1.01) or Article 5.

Section 4.04.            Payment of Taxes and Other Claims.  The Company will pay or discharge, and cause each of its Subsidiaries to pay or discharge before the same become delinquent (i) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or its income or profits or property, and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of the Company or any Subsidiary, other than any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established.

Section 4.05.            Maintenance of Properties and Insurance.  (a) The Company will cause all properties that are necessary for the proper conduct of its business or the business of any of its Restricted Subsidiaries to be maintained and kept in good condition, repair and working order (excluding ordinary wear, tear and casualty) as in the judgment of the Company may be necessary so that the business of the Company and its Restricted Subsidiaries may be properly conducted at all times; provided that nothing in this Section 4.05 prevents the Company or any Restricted Subsidiary from discontinuing the use, operation or maintenance of any of such properties or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Company, desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole.

(b)           The Company will provide or cause to be provided, for itself and its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds customarily insured against by corporations similarly situated and owning like properties with insurers, in such amounts, with such deductibles and by such methods as are customary for corporations similarly situated in the industry in which the Company and its Restricted Subsidiaries are then conducting business.

Section 4.06.            Limitation on Debt or Preferred Stock.  (a)  The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, Incur any Debt, including Acquired Debt, or permit any Restricted Subsidiary to Incur Preferred Stock, except that:

(1)        the Company or any Restricted Subsidiary may Incur Debt, including Acquired Debt, and

(2)        any Restricted Subsidiary may Incur Preferred Stock,

if, at the time of and immediately after giving effect to the Incurrence thereof and the receipt and application of the proceeds therefrom, the Fixed Charge Coverage Ratio is not less than 2.0:1 (the “Fixed Charge Coverage Ratio Test”), provided that Debt or Preferred Stock Incurred under this paragraph (and any Permitted Refinancing Debt in respect thereof) by Restricted Subsidiaries that are not

Guarantors may not exceed more than $50.0 million in the aggregate outstanding at any time;

(b)           Notwithstanding the foregoing, the Company and, to the extent provided below, any Restricted Subsidiary may Incur the following (“Permitted Debt”):

(1)        Debt of the Company and the Guarantors pursuant to Credit Facilities; provided that the aggregate principal amount at any time outstanding and Incurred under this clause (1) does not exceed $300.0 million;

(2)        Debt of the Company pursuant to the Notes (other than Additional Notes) and Debt of any Guarantor pursuant to a Note Guarantee of the Notes (including Additional Notes), and any Exchange Notes and any Note Guarantees (“Exchange Note Guarantees”) issued in exchange for such Notes and Note Guarantees in an Exchange Offer conducted pursuant to the Registration Rights Agreement;

(3)        (i) Debt of the Company or any Restricted Subsidiary owed to the Company or any Restricted Subsidiary so long as such Debt continues to be owed to the Company or a Restricted Subsidiary and which, if the obligor is the Company or a Guarantor and if the Debt is owed to a non-Guarantor, is subordinated in right of payment to the Notes and (ii) Preferred Stock of a Restricted Subsidiary so long as such Preferred Stock continues to be held by the Company or a Restricted Subsidiary; provided that, at such time as any such outstanding Debt or Preferred Stock ceases to be owed to or held by, as the case may be, the Company or a Restricted Subsidiary and is instead held by a Person that is not the Company or a Restricted Subsidiary, such Debt or Preferred Stock will be deemed to be Incurred and not permitted by this clause (3);

(4)        Debt (“Permitted Refinancing Debt”) constituting an extension or renewal of, replacement of, or substitution for, or issued in exchange for, or the net proceeds of which are used to repay, redeem, repurchase, replace, refinance or refund, including by way of defeasance (all of the above, for purposes of this clause, “refinance”) then outstanding Debt Incurred under clause (a) or clause (b)(2), (b)(4), (b)(8), (b)(9) or (b)(12) of this Section 4.06 in an amount not to exceed the principal amount of the Debt so refinanced, plus accrued and unpaid interest, applicable premiums (including tender premiums), fees and expenses (including upfront fees and original issue discount) Incurred in connection with the repayment of such Debt and the Incurrence of the Permitted Refinancing Debt; provided that:

(A)       in case the Debt to be refinanced is subordinated in right of payment to the Notes, the new Debt, by its terms or by the terms of any agreement or instrument pursuant to which it is outstanding, is made subordinate in right of payment to the Notes at least to the extent that the Debt to be refinanced is subordinated to the Notes;

(B)       the terms relating to maturity and amortization are no less favorable in any material respect to the Noteholders than the terms of any agreement or instrument governing the Debt being refinanced; and

(C)       in no event may Debt of the Company or any Guarantor be refinanced pursuant to this clause by means of any Debt of any Restricted Subsidiary that is not a Guarantor;

(5)        Obligations in respect of Hedging Agreements of the Company or any Restricted Subsidiary not Incurred for speculative purposes;

(6)        Debt of the Company or any Restricted Subsidiary in the form of bank guarantees, letters of credit and bankers’ acceptances, bid, performance, reclamation, statutory obligation, surety, appeal and performance bonds, obligations in respect of workers’ compensation claims, payment obligations in connection with health or other types of social security benefits, unemployment or other insurance or self-insurance obligations, and other obligations of a like nature, in each case Incurred in the ordinary course of business and not for an obligation for money borrowed or credit advanced;

(7)        Debt arising from agreements of the Company or any Restricted Subsidiaries providing for indemnification, adjustment of purchase price, earnouts or similar obligations, in each case, Incurred or assumed in connection with the acquisition or disposition of any business, assets or any Subsidiary;

(8)        Debt of the Company or any Restricted Subsidiary outstanding on the Issue Date (and, for purposes of clause (b)(4) of this Section 4.06  not otherwise constituting Permitted Debt);

(9)        Debt of Neo Material pursuant to its 5.000% convertible subordinated unsecured debentures due 2017 (the “Neo Material Convertible Debentures”) and Debt of Neo Material or any of its Subsidiaries, in each case outstanding on the Neo Acquisition Date;

(10)      Debt of the Company or any Guarantor consisting of Guarantees of Debt of the Company or any Restricted Subsidiary otherwise permitted under this Section 4.06 (including any Debt under the Parallel Debt Agreement by the Company or any Guarantor) (provided that if the Debt Guaranteed is subordinate to the Notes, then such Guarantee will be subordinate to the Notes or the relevant Note Guarantee, as the case may be, to the same extent) and Debt of any Restricted Subsidiary that is not a Guarantor consisting of Guarantees of Debt of any Restricted Subsidiary that is (a) not a Guarantor or (b) that is a Subsidiary of such Person;

(11)      Debt arising from the endorsement of instruments for deposit, the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds or Debt in respect of netting services, cash management services, automatic clearinghouse arrangements, overdraft protections and similar arrangements in connection with deposit accounts, in each case in the ordinary course of business;

(12)      Debt of the Company or any Restricted Subsidiary (i) constituting Acquired Debt (other than Debt Incurred in contemplation of, or in connection with, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary of or was otherwise acquired by the Company); provided, that after giving pro forma effect to such Incurrence of such Debt, the Company would have been able to Incur at least $1.00 of additional Debt pursuant to Section 4.06(a), or (ii) Incurred to finance the acquisition, design, construction, installation, development or improvement of any assets, including Capital Leases and any Debt assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets before the acquisition thereof; provided that the aggregate principal amount at any time outstanding of any Debt Incurred under Section 4.06(b)(12)(ii), together with any Permitted Refinancing Debt Incurred in respect thereof under Section 4.06(b)(4), may not exceed the greater of (x) $175.0 million or (y) 5.5% of Consolidated Total Assets (it being understood that any decrease in Consolidated Total Assets following the date of Incurrence shall not create a Default with respect to such previously Incurred Debt);

(13)      Debt of the Company or any Restricted Subsidiary Incurred on or after the Issue Date not otherwise permitted hereunder in an aggregate principal amount at any time outstanding not to exceed the greater of (x) $150.0 million and (y) 5.5% of Consolidated Total Assets (it being understood that any decrease in Consolidated Total Assets following the date of Incurrence shall not create a Default with respect to such previously Incurred Debt);

(14)      Debt of Foreign Restricted Subsidiaries Incurred on or after the Issue Date in an aggregate principal amount not to exceed $75.0 million outstanding at any time (or the equivalent thereof, measured at the time of each Incurrence, in applicable foreign currency);

(15)      Debt of the Company or any Restricted Subsidiary consisting of (i) the financing of insurance premiums, (ii) take-or-pay obligations contained in supply or other arrangements or (iii) letters of credit, bankers acceptance, and similar instruments supporting trade credit in the ordinary course of business;

(16)      customary indemnification, adjustment of purchase price or similar obligations, in each case Incurred in connection with the acquisition or disposition of any assets or Capital Stock of the Company or any Restricted Subsidiary;

(17)      Debt representing deferred compensation to employees of the Company or any Restricted Subsidiary Incurred in the ordinary course of business;

(18)      Debt to the extent the net cash proceeds thereof are promptly deposited to defease or to satisfy and discharge the Notes as described under Article 8; and;

(19)      Debt consisting of promissory notes or similar Debt issued by the Company or any Restricted Subsidiary to current or former officers, directors or employees (or their estates or beneficiaries under their estates or the applicable agreements or employee benefit plans), in each case to finance the purchase or redemption of Equity Interests of the Company or a Restricted Subsidiary to the extent described in Section 4.07(b)(7).

(c)        Notwithstanding any other provision of this Section 4.06, for purposes of determining compliance with this Section 4.06, increases in Debt solely due to fluctuations in the exchange rates of currencies will not be deemed to exceed the maximum amount that the Company or a Restricted Subsidiary may Incur under this Section 4.06.  For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Debt, the U.S. dollar-equivalent principal amount of Debt denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Debt was Incurred; provided that if such Debt is Incurred to refinance other Debt denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing

Debt does not exceed the principal amount of such Debt being refinanced.  The principal amount of any Debt Incurred to refinance other Debt, if Incurred in a different currency from the Debt being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Debt is denominated that is in effect on the date of such refinancing.

(d)        In the event that an item of Debt or Preferred Stock meets the criteria of more than one of the categories of Permitted Debt described in Section 4.06(b)(1) through Section 4.06(b)(19) above or is entitled to be Incurred pursuant to Section 4.06(a), the Company shall, in its sole discretion, classify such item and may divide and classify such item in more than one of the types of Debt or Preferred Stock described above in any manner that complies with this Section 4.06, and such Debt or Preferred Stock will be treated as having been Incurred pursuant to the clauses of the definition of “Permitted Debt” or paragraph (a) of this Section 4.06, as the case may be, designated by the Company, and from time to time may change the classification of an item of Debt or Preferred Stock (or any portion thereof) to any other type of Debt described in this Section 4.06 at any time, including pursuant to Section 4.06(a).

(e)        Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Debt or Preferred Stock of the same class will not be deemed to be an Incurrence of Debt or Preferred Stock for purposes of this Section 4.06 but will be included in subsequent calculations of the amount of outstanding Debt for purposes of Incurring future Debt; provided that such accrual, accretion, amortization or payment is included in the calculation of Fixed Charges.

(f)         For purposes of determining any particular amount of Debt, any other obligation on such Debt arising under any Guarantee, Lien or letter of credit, bankers’ acceptance or other similar instrument or obligation supporting such Debt shall be disregarded to the extent such Guarantee, Lien or letter of credit, bankers’ acceptance or other similar instrument or obligation secures the principal amount of such Debt, and such underlying Debt was otherwise treated as Incurred pursuant to this Section 4.06.

(g)        Neither the Company nor any Guarantor may Incur any Debt that is subordinated in right of payment to other Debt of the Company or the Guarantor unless such Debt is also subordinated in right of payment to the Notes or the relevant Note Guarantee on substantially identical terms.

Section 4.07.            Limitation on Restricted Payments.  (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly (the payments and other actions described in the following clauses being collectively “Restricted Payments”):

(i)         declare or pay any dividend or make any distribution on its Equity Interests (other than dividends or distributions paid in the Company’s Qualified Equity Interests) held by Persons other than the Company or any of its Restricted Subsidiaries;

(ii)        purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company held by Persons other than the Company or any of its Restricted Subsidiaries;

(iii)       repay, redeem (or issue an irrevocable notice of redemption), repurchase, defease or otherwise acquire or retire for value, or make any principal payment on, any Subordinated Debt (other than a payment at Stated Maturity thereof or the purchase, repurchase or other acquisition of any Subordinated Debt purchased in anticipation of satisfying a scheduled maturity sinking fund or amortization or other installment obligation, in each case due within one year of the date of acquisition, and other than payments on Debt owed to the Company or any of its Restricted Subsidiaries); or

(iv)       make any Investment other than a Permitted Investment;

unless, at the time of, and after giving effect to, the proposed Restricted Payment:

(1)        no Default has occurred and is continuing,

(2)        the Company could Incur at least $1.00 of Debt under the Fixed Charge Coverage Ratio Test, and

(3)        the aggregate amount expended for all Restricted Payments made on or after the Issue Date would not, subject to paragraph (c), exceed the sum of

(A)       50% of the aggregate amount of the Consolidated Net Income (or, if the Consolidated Net Income is a loss, minus 100% of the amount of the loss) accrued on a cumulative basis during the period, taken as one accounting period, beginning on the first day of the fiscal quarter ending March 31, 2012 and ending on the last day of the Company’s most recently completed fiscal quarter for which internal financial statements are available, plus

(B)       subject to paragraph (c), the aggregate net proceeds, including cash proceeds and the Fair Market Value of property other than cash, received by the Company (other than from a Subsidiary) after the Issue Date:

(i)         from the issuance and sale of its Qualified Equity Interests (other than Equity Interests issued pursuant to the Acquisition Agreement, including shares of the Company’s Common Stock issued in exchange for shares of Molycorp Canada), including by way of issuance of its Disqualified Equity Interests or Debt to the extent since converted into or exchanged for Qualified Equity Interests of the Company, or

(ii)        as a contribution to its common equity, plus

(C)       an amount equal to the sum, for all Unrestricted Subsidiaries, of the following:

(x)        the cash return, after the Issue Date, on Investments in an Unrestricted Subsidiary made after the Issue Date pursuant to this paragraph (a) as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (not included in Consolidated Net Income), plus

(y)        the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the assets less liabilities of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary, or merged or consolidated with or into the Company or a Restricted Subsidiary, not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments made after the Issue Date by the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary pursuant to this Section 4.07(a), plus

(D)       the aggregate net proceeds, including cash proceeds and the Fair Market Value of property other than cash, received after the Issue Date, on any other Investment made after the Issue Date pursuant to this Section 4.07(a), as a result of any sale for cash, repayment, return, redemption, liquidating distribution or other realization (not included in Consolidated Net Income), not to exceed the amount of such Investment so made, plus

(E)        any amount which previously qualified as a Restricted Payment made under this Section 4.07(a) on account of any Guarantee entered into by the Company or any Restricted Subsidiary; provided that such Guarantee has not been called upon and the obligation arising under such Guarantee no longer exists, plus

(F)        any dividends in cash received by the Company or a Restricted Subsidiary after the Issue Date from Unrestricted Subsidiaries (not included in Consolidated Net Income).

The amount of any Restricted Payment, if other than in cash, will be the Fair Market Value of the assets or securities proposed to be transferred or issued to or by the Company or such Restricted Subsidiary, as the case may be.

(b)           The foregoing will not prohibit:

(1)        the payment of any dividend or distribution or irrevocable redemption within 90 days after the date of declaration or giving of the redemption notice if, at the date of declaration or giving of the redemption notice, such payment would have been permitted under Section 4.07(a);

(2)        dividends or distributions by a Restricted Subsidiary payable, on a pro rata basis or on a basis more favorable to the Company, to all holders of any class of Equity Interests of such Restricted Subsidiary;

(3)        the repayment, redemption, repurchase, defeasance or other acquisition or retirement for value of Subordinated Debt with the proceeds of, or in exchange for, Permitted Refinancing Debt;

(4)        the making of any Restricted Payment in exchange for, or out of the proceeds of a substantially concurrent offering (with any offering within 60 days deemed as substantially concurrent) of, Qualified Equity Interests of the Company or of a contribution to the common equity of the Company;

(5)        the repayment, redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Debt of the Company or any Guarantor in exchange for, or out of the proceeds of, a cash or non-cash contribution to the capital of the Company or a substantially concurrent offering (with any offering within 60 days deemed as substantially concurrent) of, Qualified Equity Interests of the Company;

(6)        any Investment acquired as a capital contribution to the Company, or made in exchange for, or out of the net cash proceeds of, a substantially concurrent offering (with any offering within 60 days deemed as substantially concurrent) of Qualified Equity Interests of the Company;

(7)        amounts paid for the purchase, redemption or other acquisition or retirement for value of Equity Interests of the Company or any of its Restricted Subsidiaries held by current or former officers, directors or employees (or their estates or beneficiaries under their estates or the applicable agreements or employee benefit plans), of the Company or any of its Restricted Subsidiaries pursuant to any agreement or employee benefit plan under which the Equity Interests were issued; provided that the aggregate consideration paid therefor (other than in the form of Equity Interests of the Company) in any twelve-month period after the Issue Date does not exceed an aggregate amount of $10.0 million (with unused amounts in any twelve-month period being permitted to carry over for the next two succeeding twelve-month periods, so long as the aggregate consideration paid does not exceed an aggregate amount of $15.0 million in any twelve-month period);

(8) the repayment, redemption, repurchase, defeasance or other acquisition or retirement for value of any Subordinated Debt or Disqualified Stock at a purchase price not greater than 101% of the principal amount thereof or liquidation preference in the event of (x) a change of control pursuant to a provision no more favorable to the holders thereof than Section 4.13 or (y) an asset sale pursuant to a provision no more favorable to the holders thereof than Section 4.14, provided that, in each case, prior to the repurchase the Company has made an Offer to Purchase and repurchased all notes issued under this Indenture that were validly tendered for payment in connection with the Offer to Purchase;

(9)        the declaration and payment of cash dividends on the Company’s 5.50% Series A Mandatory Convertible Preferred Stock outstanding on the Issue Date pursuant to the terms thereof in effect on the Issue Date;

(10)      Restricted Payments not otherwise permitted hereby in an aggregate amount not to exceed the greater of (x) $75.0 million and (y) 2.5% of Consolidated Total Assets (it being understood that any decrease in Consolidated Total Assets following the date of Restricted Payment made pursuant to this Section 4.07(b)(10) shall not create a Default with respect to such previously made Restricted Payment);

(11)      any Restricted Payment that could be deemed to have been made as the result of a contribution of cash or Cash Equivalents to an employee benefit plan of the Company pursuant to the terms thereof, to the extent such benefit plan purchases Equity Interests of the Company in the open market;

(12)      the purchase, repurchase, redemption, acquisition or retirement for nominal value of common stock or preferred stock purchase rights in each case issued in connection with any stockholder rights plan that may be adopted by the Company;

(13)      repurchases of Equity Interests that occur or are deemed to occur (i) upon the exercise of stock options, warrants or similar rights to the extent such Equity Interests represents a portion of the exercise price thereof, (ii) as a result of Equity Interests being utilized to satisfy tax withholding obligations upon exercise of stock options or vesting of other equity awards and (iii) upon the cancellation or forfeiture of stock options, warrants or other equity awards;

(14)      cash payments made in lieu of the issuance of fractional shares (whether in connection with the exercise of warrants, options or other securities convertible into or exchangeable into Equity Interests of the Company or otherwise); and

(15)      the declaration and payment of dividends on Disqualified Stock and Preferred Stock issued by a Restricted Subsidiary issued pursuant to Section 4.06;

provided that, in the case of clauses (8), (9) and (10), no Event of Default has occurred or would occur as a result thereof.

(c)           Proceeds of the issuance of Qualified Equity Interests will be included under Section 4.07(a)(3) only to the extent they are not applied as described in clause (4), (5) or (6) of Section 4.07(b). Restricted Payments permitted pursuant to clauses (2) through (6), (9) (but only 50% thereof), (10) through (14) and (15) (but only 50% thereof) of Section 4.07(b) will not be included in making the calculations under Section 4.07(a)(3).

(d)           For purposes of determining compliance with this Section 4.07, in the event that a Restricted Payment permitted pursuant to this Section 4.07 or a Permitted Investment meets the criteria of more than one of the categories of Restricted Payment described in Section 4.07(b)(1) through Section 4.07(b)(15) or one or more clauses of the definition of Permitted Investments, the Company shall be permitted to classify such Restricted Payment or Permitted Investment on the date it is made, or later reclassify all or a portion of such Restricted Payment or Permitted Investment, in any manner that complies with this Section 4.07, and such Restricted Payment or Permitted Investment shall be treated as having been made pursuant to only one of such clauses of this Section 4.07 or of the definition of Permitted Investments.  For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, less any amount paid, repaid, returned, distributed or otherwise received in cash in respect of such Investment.

Section 4.08.            Limitation on Liens.

(a)           The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur or permit to exist any Lien of any nature whatsoever (except Permitted Liens) on any of its properties or assets, whether owned at the Issue Date or thereafter acquired, except, in the case of Liens (other than Permitted Liens) on any property or assets that do not constitute Collateral, if the Notes and the Note Guarantees are equally and ratably secured with (or on a senior basis to, in the case such Lien secures any Subordinated Debt) the Obligation secured by such Lien.

(b)           Any Lien created for the benefit of the Holders on assets not otherwise constituting Collateral pursuant to Section 4.08(a) shall be automatically and unconditionally released and discharged upon the release and discharge of the Lien that gave rise to the obligation to so secure the Notes and the Note Guarantees.

Section 4.09.            [Reserved].

Section 4.10.            Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.  (a) Except as provided in Section 4.10(b), the Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:

(1)        pay dividends or make any other distributions on its Equity Interests to the Company or any Restricted Subsidiary;

(2)        pay any Debt owed to the Company or any other Restricted Subsidiary;

(3)        make loans or advances to the Company or any other Restricted Subsidiary; or

(4)        transfer any of its property or assets to the Company or any other Restricted Subsidiary.

(b)           The provisions of Section 4.10(a) do not apply to any encumbrances or restrictions:

(1)        existing on the Issue Date in this Indenture or any other agreements in effect on the Issue Date, and any amendments, modifications, restatements, extensions, renewals, replacements or refinancings of any of the foregoing; provided that the encumbrances and restrictions in the amendment, modification, restatement, extension, renewal, replacement or refinancing are, taken as a whole, in the good faith judgment of the Company, not materially more restrictive, taken as a whole, than the encumbrances or restrictions being amended, modified, restated, extended, renewed, replaced or refinanced;

(2)        existing pursuant to this Indenture, the Notes or the Note Guarantee, or any Exchange Notes or Exchange Note Guarantees;

(3)        existing under or by reason of applicable law, rule, regulation or order;

(4)        existing under any agreements or other instruments of, or with respect to:

(A)       any Person, or the property or assets of any Person, at the time the Person is acquired by the Company or any Restricted Subsidiary; or

(B)       any Unrestricted Subsidiary at the time it is designated or is deemed to become a Restricted Subsidiary;

which encumbrances or restrictions referred to in Section 4.10(b)(4): (i) are not applicable to any other Person or the property or assets of any other Person and (ii) were not put in place in anticipation of such event and any amendments, modifications, restatements, extensions, renewals, replacements or refinancings of any of the foregoing, provided that the encumbrances and restrictions in the amendment, modification, restatement, extension, renewal, replacement or refinancing are, taken as a whole, in the good faith judgment of the Company, not materially more restrictive, taken as a whole, than the encumbrances or restrictions being amended, modified, restated, extended, renewed, replaced or refinanced;

(5)        arising or agreed to (i) in the ordinary course of business that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license, conveyance, sale-leaseback agreement or similar contract, including with respect to intellectual property, (ii) that restrict in a customary manner, pursuant to provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements, the transfer of ownership interests in, or assets of, such partnership, limited liability company, joint venture or similar Person or (iii) by virtue of any Lien on, or agreement to transfer, option or similar right with respect to any property or assets of, the Company or any Restricted Subsidiary permitted under this Indenture;

(6)        with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of the Capital Stock of, or property and assets of, the Restricted Subsidiary pending closing of such sale or disposition that is not prohibited by this Indenture;

(7)        existing pursuant to Permitted Refinancing Debt; provided that the encumbrances and restrictions contained in the agreements governing such Permitted Refinancing Debt are, taken as a whole, no less favorable in any material respect to the Noteholders than those contained in the agreements governing the Debt being refinanced;

(8)        consisting of restrictions on cash or other deposits or net worth imposed by customers, lessors, landlords or suppliers or required by insurance surety bonding companies, in each case, in the ordinary course of business;

(9)        existing pursuant to purchase money obligations for property acquired in the ordinary course of business and Capital Leases or operating leases that impose encumbrances or restrictions on the property so acquired or covered thereby;

(10)      existing pursuant to any Debt Incurred by, or other agreement of, a Foreign Subsidiary, which restrictions are customary for a financing or agreement of such type, and which are otherwise permitted under this Indenture;

(11)      existing pursuant to customary provisions in joint venture, operating or similar agreements, asset sale agreements, sale-leaseback agreements and stock sale agreements required in connection with the entering into of such transaction;

(12)      existing pursuant to any agreement or instrument relating to any Debt or Preferred Stock permitted to be Incurred subsequent to the Issue Date by Section 4.06 if the encumbrance and restrictions contained in any such agreement or instrument will not (in the good faith judgment of the Company) impair the Company’s ability to make principal and interest payments on the Notes; or

(13)      any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancing of the contracts, instruments or obligations referred to in any of Section 4.10(b)(1) through Section 4.10(b)(12); provided that such amendments or refinancing are, in the good faith judgment of the Company, not materially more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Section 4.11.                            [Reserved].

Section 4.12.                            Guarantees by Restricted Subsidiaries.  (a) Each Domestic Restricted Subsidiary (other than Excluded Subsidiaries) acquired or created after the Issue Date must provide a Note Guarantee within 30 days after it is acquired or created, and, if the guaranteed Debt is Subordinated Debt, the Guarantee of such guaranteed Debt must be subordinated in right of payment to the Note Guarantee to at least the extent that the guaranteed Debt is subordinated to the Notes.

(b)                                 A Domestic Restricted Subsidiary required to provide a Note Guarantee shall execute a supplemental indenture in the form of Exhibit B, and deliver an Opinion of Counsel to the Trustee to the effect that the supplemental indenture has been duly authorized, executed and delivered by such Domestic Restricted Subsidiary and constitutes a valid and binding obligation of such Domestic Restricted Subsidiary, enforceable against such Domestic Restricted Subsidiary in accordance with its terms (subject to customary exceptions).  To the extent required, such Guarantor shall also execute a supplement to the Security Agreement and otherwise comply with Section 11.02.

Section 4.13.                            Repurchase of Notes Upon a Change of Control.  Not later than 30 days following a Change of Control, the Company will make an Offer to Purchase for all outstanding Notes at a purchase price equal to 101% of the principal amount of the Notes plus accrued and unpaid interest, if any, to, but excluding, the date of purchase; provided, however, that notwithstanding the occurrence of a Change of Control, the Company shall not be required to make an Offer to Purchase the Notes upon a Change of Control if (i) a third party makes such offer contemporaneously with or upon a Change of Control in the manner, at the time and otherwise in compliance with this Indenture and purchases all Notes validly tendered and not withdrawn under such offer or (ii) the Company has sent the notice to exercise its right to redeem all the Notes under the terms of Section 3.01.

Section 4.14.                            Limitation on Asset Sales.  (a) The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Sale unless the following conditions are met:

(1)                       the Asset Sale is for at least Fair Market Value (measured at the time of contractually agreeing to such Asset Sale); and

(2)                       except in the case of a Permitted Asset Swap, at least 75% of the consideration received by the Company or its Restricted Subsidiaries consists of cash or Cash Equivalents.  For purposes of this Section 4.14(a)(2):

(A)                     the assumption by the purchaser of Debt or other obligations or liabilities (as shown on the Company’s most recent balance sheet or in the footnotes thereto) (other than Subordinated Debt or other obligations or liabilities subordinated in right of payment to the Notes) of the Company or a Restricted Subsidiary pursuant to operation of law or a customary novation agreement;

(B)                     Additional Assets; provided that such assets shall be pledged as Collateral to the extent the assets disposed of were Collateral;

(C)                     instruments, notes, securities or other obligations received by the Company or such Restricted Subsidiary from the purchaser that are promptly, but in any event within 90 days of the closing, converted by the Company or such Restricted Subsidiary to cash or Cash Equivalents, to the extent of the cash or Cash Equivalents actually so received;

(D)                     any Designated Non-cash Consideration received by the Company or such Restricted Subsidiary in the Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (D) that is at that time outstanding, not to exceed the greater of (x) $50.0 million and (y) 1.5% of the Company’s Consolidated Total Assets at the time of receipt of such outstanding Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value or changes in Consolidated Total Assets); provided that such consideration shall be pledged as Collateral to the extent the assets disposed of were Collateral; and

(E)                      a combination of the consideration specified in clauses (A) through (D),

shall in each case be considered cash or Cash Equivalents.

(3)                       Within 365 days after the receipt of any Net Cash Proceeds from an Asset Sale (subject to the ABL Intercreditor Agreement in the case of ABL Priority Collateral), the Net Cash Proceeds may be used:

(A)                     to permanently repay (i) Debt of the Company or a Guarantor secured by Liens on the Collateral that rank equal with the Liens securing the Notes (provided that the Company shall ratably repurchase (at a price of at least 100%) or redeem Notes), or (ii) if the assets do not constitute Collateral, any Debt of a

Restricted Subsidiary that is not a Guarantor owing to a Person other than the Company or a Restricted Subsidiary (and, in the case of the repayment of a revolving credit Debt, to permanently reduce the commitment thereunder by such amount); or

(B)                     to acquire Additional Assets or to make capital expenditures in a Permitted Business of the Company or one or more Restricted Subsidiaries; provided that such Additional Assets shall be pledged as Collateral, or capital expenditures invested in Collateral, to the extent the assets disposed of were Collateral.

A binding commitment to make an acquisition referred to in Section 4.14(a)(3)(B) shall be treated as a permitted application of the Net Cash Proceeds from the date of such commitment; provided that (x) such investment is consummated within 180 days of the end of the 365-day period referred to in the first sentence of this Section 4.14(a)(3), and (y) if such acquisition is not consummated within the period set forth in subclause (x) or such binding commitment is terminated, the Net Cash Proceeds not so applied will be deemed to be Excess Proceeds (as defined below).  For the avoidance of doubt, pending application thereof in accordance with this Section 4.14, the Company or any Restricted Subsidiary may use any Net Cash Proceeds from an Asset Sale for general corporate purposes (including a reduction in borrowings under any revolving credit facility) prior to the end of the 365-day period referred to in the first sentence of this Section 4.14(a)(3), except as required below.

In addition to the foregoing, any Investment, expenditure or capital expenditure of the type described in Section 4.14(a)(3)(B), in each case made within 180 days prior to an Asset Sale, shall be deemed to satisfy this Section 4.14(a)(3) with respect to the application of the Net Cash Proceeds from such Asset Sale.

(4)                       The Net Cash Proceeds of an Asset Sale not applied pursuant to Section 4.14(a)(3) within 365 days of the Asset Sale constitute “Excess Proceeds”.  Excess Proceeds of less than $25.0 million will be carried forward and accumulated.  When the aggregate amount of the accumulated Excess Proceeds equals or exceeds such amount, the Company must, within 30 days (and may, if it so chooses, do so at any earlier time), make an Offer to Purchase Notes having a principal amount equal to

(A)                     accumulated Excess Proceeds, multiplied by

(B)                     a fraction (x) the numerator of which is equal to the outstanding aggregate principal amount of the Notes and (y) the denominator of which is equal to the outstanding aggregate principal amount of the Notes and all Debt secured by parity Liens on the Collateral similarly required to be repaid, redeemed or tendered for in connection with the Asset Sale, rounded down to the nearest $1,000. The purchase price for the Notes will be 100% of the principal amount plus accrued interest to, but excluding, the date of purchase. If the Offer to Purchase is for less than all of the outstanding Notes and Notes in an aggregate principal amount in excess of the purchase amount are tendered and not withdrawn pursuant to the offer, the Company will purchase Notes having an aggregate principal amount equal to the purchase amount on a pro rata basis, with adjustments so that only Notes in multiples of $1,000 principal amount (and in a minimum amount of $2,000) will be purchased. Upon completion of the Offer to Purchase, Excess Proceeds will be reset at zero, and any Excess Proceeds remaining after consummation of the Offer to Purchase may be used for any purpose not otherwise prohibited by this Indenture.

(b)                                 Following consummation of the ABL Transaction, the Company and the Guarantors shall deposit in a cash collateral account (a “Cash Collateral Account”): (1) cash proceeds from any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) of Collateral (other than ABL Priority Collateral) having an aggregate fair market value of more than $20.0 million, (2) any cash proceeds in excess of $20.0 million of any Collateral (other than ABL Priority Collateral) taken by eminent domain, expropriation or other similar governmental taking and (3) cash proceeds in excess of $20.0 million of insurance upon any part of the Collateral (other than ABL Priority Collateral). The proceeds of any condemnation or casualty event described in clauses (2) or (3) of this Section 4.14(b) will be deemed to be Net Cash Proceeds of an Asset Sale. The Cash Collateral Account shall be established in the State of New York and be under the control of the Collateral Agent such that it will have a perfected security interest in the account for the benefit of the Trustee, the Holders and the holders of other Parity Lien Obligations.  Proceeds of the Cash Collateral Account may only be released to the Company or the applicable Guarantor for use as permitted by Section 4.14(a)(3) or Section 4.14(a)(4).

Section 4.15.                            Limitation on Transactions with Affiliates.  (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction or arrangement with a value of more than $1.0 million, including the purchase, sale, lease or exchange of property or assets, or the rendering of any service with any Affiliate of the Company or any Restricted Subsidiary (a “Related Party Transaction”) unless the Related Party Transaction is on terms that are not materially less favorable (as reasonably determined by the Company) to the Company or the relevant

Restricted Subsidiary than those that could be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of the Company or the Restricted Subsidiary, as applicable.

(b)                                 Any Related Party Transaction or series of Related Party Transactions with an aggregate value in excess of $20.0 million must first be approved by a majority of the Board of Directors who are disinterested in the subject matter of the transaction pursuant to a Board Resolution.  Prior to entering into any Related Party Transaction or series of Related Party Transactions with an aggregate value in excess of $40.0 million, the Company must in addition obtain a favorable written opinion from a nationally recognized investment banking firm as to the fairness of the transaction to the Company and its Restricted Subsidiaries from a financial point of view.

(c)                                  The foregoing paragraphs do not apply to:

(1)                       any transaction between the Company and any of its Restricted Subsidiaries or between Restricted Subsidiaries of the Company;

(2)                       the payment of fees to directors of the Company who are not employees of the Company;

(3)                       any Restricted Payments permitted under this Indenture and Investments that constitute Permitted Investments specified in clauses (16) to (18) of the definition thereof;

(4)                       any issuance of Equity Interests (other than Disqualified Equity Interests) of the Company;

(5)                       loans or advances to officers, directors or employees of the Company in the ordinary course of business of the Company or its Restricted Subsidiaries or guarantees in respect thereof or otherwise made on their behalf (including payment on such guarantees) and only to the extent permitted by applicable law, including the Sarbanes-Oxley Act of 2002;

(6)                       any employment, consulting, service or termination agreement, or reasonable and customary indemnification arrangements, entered into by the Company or any of its Restricted Subsidiaries with officers and employees of the Company or any of its Restricted Subsidiaries that are Affiliates of the Company and the payment of compensation to such officers and employees (including amounts paid pursuant to employee benefit plans, employee stock option or similar plans) so long as such agreement has been entered into in the ordinary course of business;

(7)                       transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate solely because the Company, directly or through a Restricted Subsidiary, owns Equity Interests in such Person or owes Debt to such Person;

(8)                       transactions with customers, clients, suppliers or purchasers or seller of goods or services, in each case in the ordinary course of business;

(9)                       transactions between the Company or any Restricted Subsidiary and any joint venture or Unrestricted Subsidiary of the Company entered into in the ordinary course of business; provided that such transactions are on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

(10)                transactions arising under any contract, agreement, instrument or arrangement in effect on the Issue Date or, with respect to Neo Material and its Subsidiaries, on the Neo Acquisition Date, as amended, modified or replaced from time to time so long as the amended, modified or new contract, agreement, instrument or arrangement is not materially less favorable to the Company and its Restricted Subsidiaries than that in effect on the Issue Date or the Neo Acquisition Date, as applicable.

Section 4.16.                            [Reserved].

Section 4.17.                            [Reserved].

Section 4.18.                            Designation of Restricted and Unrestricted Subsidiaries.  (a) The Company may designate any Subsidiary, including a newly acquired or created Subsidiary, to be an Unrestricted Subsidiary if it meets the following qualifications and the designation would not cause a Default.

(1)                       Such Subsidiary does not own any Capital Stock of the Company or any Restricted Subsidiary or hold any Debt of, or any Lien on any property of, the Company or any Restricted Subsidiary.

(2)                       To the extent the Debt of the Subsidiary is not Non-Recourse Debt, any Guarantee or other credit support thereof by the Company or any Restricted Subsidiary is permitted under Section 4.06 and Section 4.07.

(3)                       Neither the Company nor any Restricted Subsidiary has any obligation to subscribe for additional Equity Interests of the Subsidiary or to maintain or preserve its financial condition or cause it to achieve specified levels of operating results, except to the extent permitted by Section 4.06 and Section 4.07.

Once so designated the Subsidiary will remain an Unrestricted Subsidiary, subject to Section 4.18(b).

(b)                                 (1) A Subsidiary previously designated an Unrestricted Subsidiary which fails to meet the qualifications set forth in Section 4.18(a) will be deemed to become at that time a Restricted Subsidiary, subject to the consequences set forth in Section 4.18(d).

(2)                       The Board of Directors may designate an Unrestricted Subsidiary to be a Restricted Subsidiary if the designation would not cause a Default.

(c)                                  Upon a Restricted Subsidiary becoming an Unrestricted Subsidiary,

(1)                       all existing Investments of the Company and the Restricted Subsidiaries therein (valued at the Company’s proportional share of the Fair Market Value of its assets less liabilities) will be deemed made at that time;

(2)                       all existing transactions between it and the Company or any Restricted Subsidiary will be deemed entered into at that time;

(3)                       it shall be released at that time from its Note Guarantee, if any and Liens on its assets securing the Note Guarantee shall be released; and

(4)                       it will cease to be subject to the provisions of this Indenture as a Restricted Subsidiary.

(d)                                 Upon an Unrestricted Subsidiary becoming, or being deemed to become, a Restricted Subsidiary,

(1)                       all of its Debt and Disqualified Stock or Preferred Stock will be deemed Incurred at that time for purposes of Section 4.06, but will not be considered the sale or issuance of Equity Interests for purposes of Section 4.14;

(2)                       Investments therein previously charged under Section 4.07 will be credited thereunder;

(3)                       it may be required to issue a Note Guarantee pursuant to Section 4.12 and grant Liens on its assets to secure the Note Guarantee pursuant to Section 11.02(b); and

(4)                       it will thenceforward be subject to the provisions of this Indenture as a Restricted Subsidiary.

(e)                                  Any designation by the Company of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary will be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to the designation and an Officer’s Certificate certifying that the designation complied with the foregoing provisions.

Section 4.19.                            [Reserved].

Section 4.20.                            Financial Reports.  (a)  Whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any Notes remain outstanding, the Company will file with the Commission, to the extent permitted, the annual, quarterly and other reports and information as are specified in Sections 13 and 15(d) of the Exchange Act (other than information required pursuant to Rule 3-16 under Regulation S-X) applicable to a U.S. corporation subject to such sections and required to be filed with the Commission, in each case within the time periods specified for such filings under the Exchange Act applicable to an accelerated filer (including any extension as would be permitted by Rule 12b-25 under the Exchange Act); provided, however, that the Company shall not be so obligated to file such reports with the Commission if the Commission does not permit such filing so long as the Company posts such reports on its website without any passcode or other restrictions to accessing such reports within such time periods.

(b)                                 For so long as any of the Notes remain outstanding and constitute “restricted securities” under Rule 144, the Company will furnish to the Holders and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(c)                                  All obligors on the Notes will comply with Section 314(a) of the Trust Indenture Act.

(d)                                 Delivery of reports and information to the Trustee pursuant to this Section 4.20 is for informational purposes only and the Trustee’s receipt of them will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Section 4.21.                            Reports to Trustee.  (a)  The Company will deliver to the Trustee:

(1)                                 within 120 days after the end of each fiscal year a certificate signed by the principal executive officer, the principal financial officer, or the principal accounting officer of the Company that need not comply with Section 14.05 stating that the Company has fulfilled its obligations under this Indenture or, if there has been a Default, specifying the Default and its nature and status;

(2)                                 within 30 days after the Company becomes aware of the occurrence of a Default, an Officer’s Certificate setting forth the details of the Default, and (unless such Default has already been cured or waived) the action which the Company proposes to take with respect thereto; and

(3)                                 within 120 days after the end of each fiscal year, the Opinion of Counsel required pursuant to Section 314(b)(2) of the Trust Indenture Act.

(b)                                 The Company will notify the Trustee when any Notes are listed on any national securities exchange and of any delisting.

Section 4.22.                            Suspension of Certain Covenants.  (a) If on any date following the Issue Date (i) the Notes have Investment Grade ratings from both Rating Agencies and (ii) no Default has occurred and is continuing under this Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), the Company and its Restricted Subsidiaries will not be subject to the following covenants (collectively, the “Suspended Covenants”): Section 4.06; Section 4.07; Section 4.10; Section 4.12; Section 4.14; Section 4.15; and Section 5.01(a)(3).

(b)         In the event that the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraw their Investment Grade rating or downgrade the rating assigned to the Notes below an Investment Grade rating, then the Company and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants with respect to future events.

(c)          The period of time between the Covenant Suspension Event and the Reversion Date is referred to as the “Suspension Period”. In the event of any such reinstatement, no action taken or omitted to be taken by the Company or any of its Restricted Subsidiaries prior to such reinstatement that would otherwise be a breach of any Suspended Covenant will give rise to a Default or Event of Default under this Indenture with respect to the Notes; provided that (x) with respect to Restricted Payments made after any such reinstatement, the amount of Restricted Payments made will be calculated as though the covenant described in Section

4.07 had been in effect prior to, but not during, the Suspension Period; and all events set forth in Section 4.07(a)(3) (including Consolidated Net Income earned) occurring during a Suspension Period shall be disregarded for purposes of determining the amount of Restricted Payments the Company or any Restricted Subsidiary is permitted to make pursuant to such clause (a)(3) after the applicable Reversion Date, and (y) all Debt Incurred, or Preferred Stock issued, during the Suspension Period will be classified to have been Incurred or issued pursuant to Section 4.06(b)(8).

(d)         The Company shall provide an Officer’s Certificate to the Trustee indicating the occurrence of any Covenant Suspension Event or Reversion Date.  The Trustee shall have no obligation to independently determine or verify if such events have occurred or notify the Holders of any Covenant Suspension Event or Reversion Date. The Trustee may provide a copy of such Officer’s Certificate to any Holder of Notes upon request.

ARTICLE 5
CONSOLIDATION, MERGER OR SALE OF ASSETS

Section 5.01.                            Consolidation, Merger or Sale of Assets by the Company; No Lease of All or Substantially All Assets.  (a) The Company will not:

(i)                           consolidate with or merge with or into any Person; or

(ii)                        sell, convey, transfer, or otherwise dispose of all or substantially all of the Company’s assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries), in one transaction or a series of related transactions, whether effected by the Company and/or one or more of its Restricted Subsidiaries, to any Person unless

(1)             either (x) the Company is the continuing Person or (y) the resulting, surviving or transferee Person is a corporation, partnership or limited liability company organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia (provided that, in the case where the continuing Person is not a corporation, a co-obligor of the Notes is a corporation that is a Wholly-Owned Restricted Subsidiary) and expressly assumes by supplemental indenture (or other joinder agreement, as applicable) all of the obligations of the Company under this Indenture, the Notes, the Registration Rights Agreement and the Security Documents;

(2)                       immediately after giving effect to the transaction, no Default has occurred and is continuing;

(3)                       immediately after giving effect to the transaction on a pro forma basis, the Company or the resulting surviving or transferee Person (i) could Incur at least $1.00 of Debt under the Fixed Charge Coverage Ratio Test or (ii) would have a Fixed Charge Coverage Ratio on a pro forma basis that is at least equal to the Fixed Charge Coverage Ratio of the Company immediately prior to such transaction; and

(4)                       the Company delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that the consolidation, merger or transfer and the supplemental indenture (if any) comply with this Indenture;

provided that clauses (2) and (3) do not apply if, in the good faith determination of the Board of Directors of the Company, whose determination is evidenced by a Board Resolution, the sole purpose of the transaction is to change the jurisdiction of incorporation of the Company.

Notwithstanding the foregoing, any Restricted Subsidiary may consolidate with, merge with or into or sell, convey, transfer or otherwise dispose, in one transaction or a series of transactions, all or substantially all of its assets to the Company or another Restricted Subsidiary.

(b)                                 The Company will not lease all or substantially all of its assets, whether in one transaction or a series of transactions, to one or more other Persons.

(c)                                  Upon the consummation of any transaction effected in accordance with these provisions, if the Company is not the continuing Person, the resulting, surviving or transferee Person will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such successor Person had been named as the Company in this Indenture.  Upon such substitution, except in the case of a sale, conveyance, transfer or disposition of less than all its assets, the Company will be released from its obligations under this Indenture and the Notes.

Section 5.02.                            Consolidation, Merger or Sale of Assets by a Guarantor.

(a) No Guarantor may:

(1)                       consolidate with or merge with or into any Person, or

(2)                       sell, convey, transfer or dispose of all or substantially all of the Guarantor’s assets, in one transaction or a series of related transactions, to any Person,

unless

(A)                     the other Person is the Company or any Restricted Subsidiary that is a Guarantor or becomes a Guarantor concurrently with the transaction;

(B)(1)      either (x) the Guarantor is the continuing Person or (y) the resulting, surviving or transferee Person expressly assumes by supplemental indenture (or other joinder agreement, as applicable) all of the obligations of the Guarantor under this Indenture, its Note Guarantee and the Security Documents;

(2)                       immediately after giving effect to the transaction, no Default has occurred and is continuing; and

(3)                       the Company delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that the consolidation, merger or transfer and the supplemental indenture (if any) comply with this Indenture; or

(C)                     the transaction constitutes a sale or other disposition (including by way of consolidation or merger) of the Guarantor or the sale or disposition of all or substantially all the assets of the Guarantor (in each case other than to the Company or a Restricted Subsidiary) otherwise permitted by this Indenture.

ARTICLE 6
DEFAULT AND REMEDIES

Section 6.01.                            Events of Default.  An “Event of Default” occurs with respect to the Notes if

(1)                                 the Company defaults in the payment of the principal of any Note when the same becomes due and payable at maturity, upon redemption or otherwise (other than pursuant to an Offer to Purchase);

(2)                                 the Company defaults in the payment of interest (including Additional Interest, if any) on any Note when the same becomes due and payable, and the default continues for a period of 30 days;

(3)                                 the Company fails to make an Offer to Purchase and thereafter accept and pay for Notes validly tendered when and as required pursuant to Section 4.13 or the Company fails to comply with Section 5.01;

(4)                                 the Company fails to comply with the provisions of Section 4.20 and the failure continues for a period of 120 consecutive days after written notices to the Company by the Trustee or to the Company and the Trustee by the Holders of 25% or more in aggregate principal amount of Notes;

(5)                                 the Company defaults in the performance of or breaches any other covenant or agreement of the Company in this Indenture or under the Notes (other than a default specified in clauses (1), (2), (3) or (4) above) and the default or breach continues for a period of 60 consecutive days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of 25% or more in aggregate principal amount of the Notes;

(6)                                 there occurs a default with respect to any Debt of the Company or any of its Significant Restricted Subsidiaries having an outstanding principal amount of $50.0 million or more in the aggregate if that default (i) is caused by a failure to pay such Debt when due and payable at its stated maturity after giving effect to any applicable grace period or (ii) results in the acceleration of such Debt prior to its stated maturity date and such defaulted payment is not made, waived or extended within the applicable grace period;

(7)                                 one or more final judgments or orders for the payment of money are rendered against the Company or any of its Restricted Subsidiaries and are not paid or discharged, and there is a period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $50.0 million (in excess of amounts which the Company’s insurance carriers have agreed to pay under applicable policies) during which a stay of enforcement, by reason of a pending appeal or otherwise, is not in effect;

(8)                                 an involuntary case or other similar proceeding is commenced against the Company or any Restricted Subsidiary with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other similar proceeding remains undismissed and unstayed for a period of 60 days; or an order for relief is entered against the Company or any Restricted Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

(9)                                 the Company or any of its Restricted Subsidiaries (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any of its Restricted Subsidiaries or for all or substantially all of the property and assets of the Company or any of its Restricted Subsidiaries or (iii) effects any general assignment for the benefit of creditors (an event of default specified in clause (8) or (9) a “bankruptcy default”);

(10)                          any Note Guarantee by a Guarantor that is a Significant Restricted Subsidiary ceases to be in full force and effect, other than in accordance the terms of this Indenture, or a Guarantor that is a Significant Restricted Subsidiary denies or disaffirms its obligations under its Note Guarantee; or

(11)                          the Liens created by the Security Documents shall at any time not constitute a valid and perfected Lien on any portion of the Collateral (with a fair market value in excess of $25.0 million) intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required by this Indenture or the Security Documents), (b) any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect (except for expiration in accordance with its terms or amendment, modification, waiver, termination or release in accordance with the terms of this Indenture), or (c) the enforceability of the Liens created by the Security Documents shall be contested by the Company or any Guarantor.

Section 6.02.                            Acceleration.  (a)  If an Event of Default, other than a bankruptcy default with respect to the Company, occurs and is continuing under this Indenture with respect to the Notes, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Company (and to the Trustee if the notice is given by the Holders), may, declare the principal of and accrued interest on the Notes to be immediately due and payable.  Upon a declaration of acceleration, such principal and accrued interest will become immediately due and payable.  If a bankruptcy default occurs with respect to the Company, the principal of and accrued interest on the Notes then outstanding will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

(b)                                 The Holders of a majority in principal amount of the outstanding Notes by written notice to the Company and to the Trustee may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if

(1)                       all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by the declaration of acceleration, have been cured or waived and all amounts owed to the Trustee have been paid, and

(2)                       the rescission would not conflict with any judgment or decree of a court of competent jurisdiction

(c)                                  In the event of a declaration of acceleration of the Notes because an Event of Default described in clause (6) under Section 6.01 has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled, without any action by the Trustee or the Holders, if the event of default or payment default triggering such Event of Default pursuant to clause (6) shall be remedied or cured, or rescinded or waived by the holders of the Debt, or the Debt that gave rise to such Event of Default shall have been discharged in full, within 30 days after the declaration of acceleration with respect thereto and if (i) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, except nonpayment of principal, premium, if any, or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived and all amounts owed to the Trustee have been paid.

Section 6.03.                            Other Remedies.  If an Event of Default occurs and is continuing, the Trustee may pursue, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal of and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.  The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

Section 6.04.                            Waiver of Past Defaults.  Except as otherwise provided in Section 6.02, Section 6.07 or Section 9.02, the Holders of a majority in principal amount of the outstanding Notes may, by notice to the Trustee, waive an existing Default and its consequences.  Upon such waiver, the Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05.                            Control by Majority.  The Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction.  In addition, the Trustee may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes.  The Trustee shall not be obligated to take any action at the direction of Holders unless such Holders have offered to the Trustee indemnity satisfactory to the Trustee.

Section 6.06.                            Limitation on Suits.  A Holder may not institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy under this Indenture or the Notes, unless:

(1)                       the Holder has previously given to the Trustee written notice of a continuing Event of Default;

(2)                       Holders of at least 25% in aggregate principal amount of outstanding Notes have made written request to the Trustee to institute proceedings in respect of the Event of Default in its own name as Trustee under this Indenture;

(3)                       Holders have offered to the Trustee indemnity satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

(4)                       the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5)                       during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes have not given the Trustee a direction that is inconsistent with such written request.

Section 6.07.                            Rights of Holders to Receive Payment.  Notwithstanding anything to the contrary, the right of a Holder of a Note to receive payment of principal of or interest on its Note on or after the Stated Maturity thereof, or to bring suit for the enforcement of any such payment on or after such dates, may not be impaired or affected without the consent of that Holder.  Notwithstanding the foregoing, no Holder may institute any such suit, if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver, or loss of the Liens created under the Security Documents upon any material property subject to such Lien.

Section 6.08.                            Collection Suit by Trustee.  If an Event of Default in payment of principal or interest specified in clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and overdue installments of interest, in each case at the rate specified in the Notes, and such further amount as is sufficient to cover the reasonable costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee hereunder.

Section 6.09.                            Trustee May File Proofs of Claim.  The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee hereunder) and the Holders allowed in any judicial proceedings relating to the Company or any Guarantor or their respective creditors or property, and is entitled and empowered to collect, receive and distribute any money, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims.  Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee hereunder. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. The Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ committee or other similar committee. Nothing in the Indenture will be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.                            Priorities.  After an Event of Default, any moneys or properties distributable in respect of the Company’s or any Guarantor’s obligations under this Indenture, or any money or property collected by the Trustee pursuant to this Article 6, including, upon the exercise of any remedies under the Security Documents, shall be paid out or distributed in the following order:

First:  to the Trustee and any predecessor Trustee for all amounts due hereunder;

Second:  to Holders for amounts then due and unpaid for principal of and interest on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest; and

Third:  to the Company or as a court of competent jurisdiction may direct.

The Trustee, upon written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11.                            Restoration of Rights and Remedies.  If the Trustee or any Holder has instituted a proceeding to enforce any right or remedy under this Indenture and the proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to the Holder, then, subject to any determination in the proceeding, the Company, any Guarantors, the Trustee and the Holders will be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, any Guarantors, the Trustee and the Holders will continue as though no such proceeding had been instituted.

Section 6.12.                            Undertaking for Costs.  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit (other than the Trustee) to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys fees, against any party litigant (other than the Trustee) in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.12 does not apply to a suit by a Holder to enforce payment of principal of or interest on any Note on the respective due dates, a suit by a Holder pursuant to Section 6.06 or a suit by Holders of more than 10% in principal amount of the outstanding Notes.

Section 6.13.                            Rights and Remedies Cumulative.  No right or remedy conferred or reserved to the Trustee or to the Holders under this Indenture is intended to be exclusive of any other right or remedy, and all such rights and remedies are, to the extent permitted by law, cumulative and in addition to every other right and remedy hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or exercise of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or exercise of any other right or remedy.

Section 6.14.                            Delay or Omission Not Waiver.  No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.15.                            Waiver of Stay, Extension or Usury Laws.  The Company and each Guarantor covenants, to the extent that it may lawfully do so, that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company or the Guarantor from paying all or any portion of the principal of, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture.  The Company and each Guarantor hereby expressly waives, to the extent that it may lawfully do so, all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7
THE TRUSTEE

Section 7.01.                            General.  (a) The duties and responsibilities of the Trustee are as provided by the Trust Indenture Act and as set forth herein.  Whether or not expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to this Article.

(b)                                 Except during the continuance of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge, the Trustee need perform or be required to perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations will be read into this Indenture against the Trustee.  In case an Event of Default of which a Responsible Officer of the Trustee has actual knowledge has occurred and is continuing, the Trustee shall exercise those rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(c)                                  No provision of the Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct. The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts, and shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)                                 No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it has reasonable grounds for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. The Trustee shall not be required to give any bond or surety in respect of the performance of its powers or duties hereunder.

Section 7.02.                            Certain Rights of Trustee.  Subject to Trust Indenture Act Sections 315(a) through (d):

(1)                       In the absence of negligence, willful misconduct or bad faith on its part, the Trustee may rely, and will be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document, but, in the case of any document which is specifically required to be furnished to the Trustee pursuant to any provision hereof, the Trustee shall examine the document to determine whether it conforms to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).  The Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  The Trustee, in its reasonable discretion, may make further inquiry or investigation into such facts or matters as it sees fit.

(2)                       Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel conforming to Section 14.05 and the Trustee will not be liable for any action it takes or omits to take in good faith in reliance on the certificate or opinion.  Any request or direction of the Company shall be sufficiently evidenced by an Officers’ Certificate or if signed by a Company Officer and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

(3)                       The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with reasonable care.

(4)                       Except as specifically set forth in this Indenture, the Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(5)                       The Trustee will not be liable for any action it takes or omits to take in good faith that it reasonably believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders in accordance with Section 6.05 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

(6)                       The Trustee may consult with counsel, and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reasonable reliance thereon.

(7)                       No provision of this Indenture will require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of its rights or powers, unless it receives indemnity satisfactory to it against any loss, liability or expense.

(8)                       The permissive right of the Trustee to do things enumerated in the Indenture shall not be construed as a duty of the Trustee, and the Trustee shall not be liable for any action taken or omitted to be taken by it in good faith and reasonably believed by it to be within the discretion or power conferred upon it by this Indenture other than for its own negligence or willful misconduct.

(9)                       The Trustee shall not be required to take notice or be deemed to have notice of any Default or Event of Default hereunder unless a Responsible Officer has actual knowledge thereof, or the Trustee shall be specifically notified in writing of such Default or Event of Default by the Company or by the Holders of at least 25% of the aggregate principal amount of Securities then outstanding, at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(10)                The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation its right to be compensated, reimbursed, and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each Agent, custodian and other Person employed to act hereunder.

(11)                In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(12)                The Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(13)                In no event shall the Trustee be responsible or liable for any special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 7.03.                            Individual Rights of Trustee.  The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee.  Any Agent may do the same with like rights.  However, the Trustee is subject to Trust Indenture Act Sections 310(b) and 311.  If the Trustee acquires any conflicting interest (as defined in the Trust Indenture Act) it must either eliminate the conflict within 90 days, apply to the Commission for permission to continue or resign. For purposes of Trust Indenture Act Section 311(b)(4) and (6):

(a)                       “cash transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

(b)                       “self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

Section 7.04.                            Trustee’s Disclaimer.  The Trustee (i) makes no representation as to the validity or adequacy of the Indenture or the Notes or the

Note Guarantees, (ii) is not accountable for the Company’s use or application of the proceeds from the Notes or for any funds received and disbursed in accordance with this Indenture, and (iii) is not responsible for any statement in the Notes other than its certificate of authentication. The Trustee shall have no responsibility or liability with respect to any information, statement or recital in the Offering Memorandum, prospectus, prospectus supplement or other disclosure material prepared or distributed with respect to any of the Notes. The Trustee, in its capacity as such, shall not be responsible for and makes no representation as to the existence, genuineness, value or protection of any Collateral, for the legality, effectiveness or sufficiency of any Security Document, or for the creation, perfection, priority, sufficiency or protection of any Liens securing the Notes. The Trustee, in its capacity as such, shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Lien or security interest in the Collateral. The Trustee, in its capacity as such, shall not be liable or responsible for the failure of the Company to maintain insurance on the Collateral, nor shall it be responsible for any loss due to the insufficiency of such insurance or by reason of the failure of any insurer to pay the full amount of any loss against which it may have insured to the Company, the Trustee or any other Person.

Section 7.05.                            Notice of Default.  If any Default occurs and is continuing and is known to a Responsible Officer of the Trustee, the Trustee will send notice of the Default to each Holder within 90 days after it occurs, unless the Default has been cured or waived; provided that, except in the case of a default in the payment of the principal of or interest on any Note, the Trustee may withhold the notice if and so long as the board of directors, the executive committee or a trust committee of the directors of the Trustee in good faith determines that withholding the notice is in the interest of the Holders.  Notice to Holders under this Section 7.05 will be given in the manner and to the extent provided in Trust Indenture Act Section 313(c).

Section 7.06.                            Reports by Trustee to Holders.  Within 60 days after each May 15, beginning with May 15, 2013, the Trustee will mail to each Holder, as provided in Trust Indenture Act Section 313(c), a brief report dated as of such May 15, if required by Trust Indenture Act Section 313(a), and file such reports with each stock exchange upon which its Notes are listed and with the Commission as required by Trust Indenture Act Section 313(d).

Section 7.07.                            Compensation and Indemnity.  (a) The Company will pay the Trustee compensation as agreed upon in writing for its services.  The compensation of the Trustee is not limited by any law on compensation of a Trustee of an express trust.  The Company will reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee, including the reasonable compensation and expenses of the Trustee’s agents and counsel.

(b)                                 The Company and the Guarantors, jointly and severally, will indemnify the Trustee and its directors, officers, agents and employees for, and hold them harmless against, any loss or liability or expense incurred by it without negligence or willful misconduct on its part arising out of or in connection with the acceptance or administration of this Indenture and its duties under this Indenture and the Notes, including the reasonable costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers, or in connection with the exercise or performance of any of its powers or duties under this Indenture and the Notes.

(c)                                  To secure the Company’s payment obligations in this Section 7.07, the Trustee will have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, and interest on particular Notes.

(d)                                 Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses or renders services in connection with a bankruptcy default, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

(e)                                  The provisions of this Section 7.07 shall survive the satisfaction and discharge or termination of this Indenture and the resignation or removal of the Trustee.

(f)                                   “Trustee” for the purposes of this Section 7.07 shall include any predecessor Trustee and the Trustee in each of its capacities hereunder and each agent, custodian and other person employed to act hereunder; provided, however, that the negligence or willful misconduct of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

Section 7.08.                            Replacement of Trustee.  (a) (1) The Trustee may resign at any time by written notice to the Company.

(2)                       The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by written notice to the Trustee.

(3)                       If the Trustee is no longer eligible under Section 7.10 or in the circumstances described in Trust Indenture Act Section 310(b), any Holder that satisfies the requirements of Trust Indenture Act Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(4)                       The Company may remove the Trustee if: (i) the Trustee is no longer eligible under Section 7.10; (ii) the Trustee is adjudged a bankrupt or an insolvent; (iii) a receiver or other public officer takes charge of the Trustee or its property; or (iv) the Trustee becomes incapable of acting.

A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b)                                 If the Trustee has been removed by the Holders, Holders of a majority in principal amount of the Notes may appoint a successor Trustee with the consent of the Company.  Otherwise, if the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee.  If the successor Trustee does not deliver its written acceptance within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c)                                  Upon delivery by the successor Trustee of a written acceptance of its appointment to the retiring Trustee and to the Company, (i) the retiring Trustee will transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07, (ii) the resignation or removal of the retiring Trustee will become effective, and (iii) the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture.  Upon request of any successor Trustee, the Company will execute any and all instruments for fully and vesting in and confirming to the successor Trustee all such rights, powers and trusts.  The Company will give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders, and include in the notice the name of the successor Trustee and the address of its Corporate Trust Office.

(d)                                 Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 will continue for the benefit of the retiring Trustee.

(e)                                  The Trustee agrees to give the notices provided for in, and otherwise comply with, Trust Indenture Act Section 310(b).

Section 7.09.                            Successor Trustee by Merger.  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act will be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee in this Indenture.

Section 7.10.                            Eligibility.  This Indenture must always have a Trustee that satisfies the requirements of Trust Indenture Act Section 310(a) and has a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition.

Section 7.11.                            Money Held in Trust.  The Trustee will not be liable for interest on any money received by it except as it may agree with the Company.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article 8.

ARTICLE 8
DEFEASANCE AND DISCHARGE

Section 8.01.                            Discharge of Company’s Obligations.  (a) Subject to paragraph (b), the Company’s obligations under the Notes, this Indenture and the Security Documents to which it is a party, and each Guarantor’s obligations under its Note Guarantee and the Security Documents to which it is a party will terminate, and the Liens on the Collateral shall be released, if:

(1)                       all Notes previously authenticated and delivered (other than (i) destroyed, lost or stolen Notes that have been replaced or (ii) Notes that are paid pursuant to Section 4.01 or (iii) Notes for whose payment money or U.S. Government Obligations have been held in trust and then repaid to the Company pursuant to Section 8.05) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder; or

(2) (A)                           the Notes mature within one year, or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption,

(B)                     the Company irrevocably deposits in trust with the Trustee, as trust funds solely for the benefit of the Holders, money or U.S. Government Obligations or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certificate delivered to the Trustee, without consideration of any reinvestment, to pay principal of and interest on the Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder,

(C)                     no Default has occurred and is continuing on the date of the deposit,

(D)                     the deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound, and

(E)                      the Company delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.

(b)                                 After satisfying the conditions in clause (1), only the Company’s obligations under Section 7.07 will survive.  After satisfying the conditions in clause (2), only the Company’s obligations in Article 2 and Sections 4.01, 4.02, 7.07, 7.08, 8.05 and 8.06 will survive.  In either case, the Trustee upon request will acknowledge in writing the discharge of the Company’s obligations under the Notes and this Indenture other than the surviving obligations.

Section 8.02.                            Legal Defeasance.  After the 123rd day following the deposit referred to in clause (1) below, the Company will be deemed to have paid and will be discharged from its obligations in respect of the Notes, the Security Documents to which it is a party and this Indenture, other than its obligations in Article 2 and Sections 4.01, 4.02, 7.07, 7.08, 8.05 and 8.06, and each Guarantor’s obligations under its Note Guarantee and the Security Documents to which it is a party will terminate, and the Liens on the Collateral shall be released, provided the following conditions have been satisfied:

(1)                       The Company has irrevocably deposited in trust with the Trustee, as trust funds solely for the benefit of the Holders, money or U.S. Government Obligations or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certificate thereof delivered to the Trustee, without consideration of any reinvestment, to pay principal of and interest on the Notes to maturity or redemption, as the case may be, provided that any redemption before maturity has been irrevocably provided for under arrangements satisfactory to the Trustee;

(2)                       No Default has occurred and is continuing on the date of the deposit or occurs at any time during the 123-day period following the deposit;

(3)                       The deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound;

(4)                       The Company has delivered to the Trustee either (A) a ruling received from the Internal Revenue Service to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case or (B) an Opinion of Counsel, based on a change in law after the date of this Indenture, to the same effect as the ruling described in clause (A); and

(5)                       The Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance have been complied with.

Prior to the end of the 123-day period, none of the Company’s obligations under this Indenture will be discharged.  Thereafter, the Trustee upon request will acknowledge in writing the discharge of the Company’s obligations under the Notes and this Indenture except for the surviving obligations specified above.

Section 8.03.                            Covenant Defeasance.  After the 123rd day following the deposit referred to in clause (1), the Company’s obligations set forth in the Security Documents to which it is a party and in Sections 4.06 through 4.18, inclusive and clauses (3) of Section 5.01(a)(ii), and each Guarantor’s obligations under its Note Guarantee and the Security Documents to which it is a party, will terminate, and clauses (3), (5), (6), (7), (10) and (11) of Section 6.01 will no longer constitute Events of Default, provided the following conditions have been satisfied:

(1)                       The Company has complied with clauses (1), (2), (3), 4(B) and (5) of Section 8.02; and

(2)                       the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case.

Except as specifically stated above, none of the Company’s obligations under this Indenture will be discharged.

Section 8.04.                            Application of Trust Money.  Subject to Section 8.05, the Trustee will hold in trust the money or U.S. Government Obligations deposited with it pursuant to Section 8.01, 8.02 or 8.03, and apply the deposited money and the proceeds from deposited U.S. Government Obligations to the payment of principal of and interest on the Notes in accordance with the Notes and this Indenture.  Such money and U.S. Government Obligations need not be segregated from other funds except to the extent required by law.

Section 8.05.                            Repayment to Company.  Subject to Sections 7.07, 8.01, 8.02 and 8.03, the Trustee will promptly pay to the Company upon request any excess money held by the Trustee at any time and thereupon be relieved from all liability with respect to such money.  The Trustee will pay to the Company upon request any money held for payment with respect to the Notes that remains unclaimed for two years, provided that before making such payment the Trustee may at the expense of the Company publish once in a newspaper of general circulation in New York City, or send to each Holder entitled to such money, notice that the money remains unclaimed and that after a date specified in the notice (at least 30 days after the date of the publication or notice) any remaining unclaimed balance of money will be repaid to the Company.  After payment to the Company, Holders entitled to such money must look solely to the Company for payment, unless applicable law designates another Person, and all liability of the Trustee with respect to such money will cease.

Section 8.06.                            Reinstatement.  If and for so long as the Trustee is unable to apply any money or U.S. Government Obligations held in trust pursuant to Section 8.01, 8.02 or 8.03 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes will be reinstated as though no such deposit in trust had been made.  If the Company makes any payment of principal of or interest on any Notes because of the reinstatement of its obligations, it will be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held in trust.

ARTICLE 9
AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01.                            Amendments Without Consent of Holders.  (a) The Company, the Guarantors (except that no existing Guarantor need execute a supplemental indenture pursuant to Section 9.01(a)(6)) and the Trustee may amend or supplement this Indenture, the Notes, the Note Guarantees or the Security Documents without notice to or the consent of any Noteholder:

(1)                       to cure any ambiguity, defect, omission or inconsistency in this Indenture, the Notes, the Note Guarantees or the Security Documents;

(2)                       to comply with Article 5;

(3)                       to comply with any requirements of the Commission in connection with the qualification of this Indenture under the Trust Indenture Act;

(4)                       to evidence and provide for the acceptance of an appointment by a successor trustee;

(5)                       to provide for uncertificated Notes in addition to or in place of certificated Notes, provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code;

(6)                       to provide for any Guarantee of the Notes, to secure the Notes or to confirm and evidence the release, termination or discharge of any Guarantee of or Lien securing the Notes when such release, termination or discharge is permitted by this Indenture;

(7)                       to provide for or confirm the issuance of Additional Notes in accordance with the terms of this Indenture;

(8)                       to make any other change that does not materially and adversely affect the rights of any Holder;

(9)                       to add additional obligors under this Indenture, the Notes or the Note Guarantees; or

(10)                to conform any provision to the “Description of Notes” contained in the Offering Memorandum.

(b)                                 This Indenture and the Security Documents may be amended without any Holder’s consent to add additional secured creditors holding other Parity Lien Obligations so long as such obligations are not prohibited by this Indenture and to effect an ABL Transaction as set forth in and in accordance with Article 13.

Section 9.02.                            Amendments With Consent of Holders.  (a) Except as otherwise provided in Section 6.02, Section 6.04 and Section 6.07 or Section 9.02(b) or Section 9.02(d), the Company, the Guarantors and the Trustee may amend this Indenture, the Notes, the Note Guarantees and the Security Documents with the written consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes and the Holders of a majority in aggregate principal amount of the outstanding Notes may waive future compliance by the Company or any Guarantors with any provision of this Indenture, the Notes, the Note Guarantees and the Security Documents.

(b)                                 Notwithstanding the provisions of Section 9.02(a), without the consent of each Holder affected, an amendment or waiver may not:

(1)                       reduce the principal amount of or change the Stated Maturity of any principal of any Note,

(2)                       reduce the rate of or change the time for payment of any interest on any Note,

(3)                       reduce the amount payable upon the redemption of any Note or change the time of any mandatory redemption or, in respect of an optional redemption, the times at which any Note may be redeemed or, once notice of redemption has been given, the time at which it must thereupon be redeemed,

(4)                       after the time an Offer to Purchase is required to have been made, reduce the purchase amount or purchase price, or extend the latest expiration date or purchase date thereunder,

(5)                       make any Note payable in money other than that stated in the Note,

(6)                       impair the right of any Holder to receive any principal payment or interest payment on such Holder’s Notes or Note Guarantee, on or after the Stated Maturity thereof, or to institute suit for the enforcement of any such payment,

(7)                       make any change in the percentage of the principal amount of the Notes whose Holders must consent to an amendment, supplement or waiver,

(8)                       modify or change any provision of this Indenture affecting the ranking of the Notes or any Note Guarantee in a manner materially adverse to the Holders, or

(9)                       release any Guarantor that is a Significant Restricted Subsidiary from its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture, or make any change in any Note Guarantee that would adversely affect the Noteholders.

(c)                                  It is not necessary for Noteholders to approve the particular form of any proposed amendment, supplement or waiver, but is sufficient if their consent approves the substance thereof.

(d)                                 Without the consent of the Holders of at least two-thirds in aggregate principal amount of the Notes then outstanding, no amendment or waiver may release from the Lien of this Indenture and the Security Documents all or substantially all of the Collateral.

(e)                                  An amendment, supplement or waiver under this Section 9.02 will become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes.  After an amendment, supplement or waiver under this Section 9.02 becomes effective, the

Company will send to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver.  The Company will send supplemental indentures to Holders upon request.  Any failure of the Company to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

Section 9.03.                          Effect of Consent.  (a) After an amendment, supplement or waiver becomes effective, it will bind every Holder unless it is of the type requiring the consent of each Holder affected.  If the amendment, supplement or waiver is of the type requiring the consent of each Holder affected, the amendment, supplement or waiver will bind each Holder that has consented to it and every subsequent Holder of a Note that evidences the same debt as the Note of the consenting Holder.

(b)                                 If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder to deliver it to the Trustee so that the Trustee may place an appropriate notation of the changed terms on the Note and return it to the Holder, or exchange it for a new Note that reflects the changed terms.  The Trustee may also place an appropriate notation on any Note thereafter authenticated.  However, the effectiveness of the amendment, supplement or waiver is not affected by any failure to annotate or exchange Notes in this fashion.

Section 9.04.                          Trustee’s Rights and Obligations.  The Trustee is entitled to receive, and will be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article is authorized or permitted by this Indenture and, if applicable, the Security Documents, and constitutes the valid and binding obligation of the Company and the Guarantors.  If the Trustee has received such an Officer’s Certificate and an Opinion of Counsel, it shall sign the amendment, supplement or waiver so long as the same does not adversely affect the rights of the Trustee in any material respect.  The Trustee may, but is not obligated to, execute any amendment, supplement or waiver that affects the Trustee’s own rights, duties or immunities under this Indenture.

Section 9.05.                          Conformity With Trust Indenture Act.  Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

Section 9.06.                          Payments for Consents.  Neither the Company nor any of its Subsidiaries or Affiliates may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders that consent, waive or agree to amend such term or provision within the time period set forth in the solicitation documents relating to the consent, waiver or amendment.

ARTICLE 10
GUARANTEES

Section 10.01.                   The Guarantees.  Subject to the provisions of this Article, each Guarantor hereby irrevocably and unconditionally guarantees, jointly and severally, on a secured basis (except to the extent its assets are Excluded Assets), the full and punctual payment (whether at Stated Maturity, upon redemption, purchase pursuant to an Offer to Purchase or acceleration, or otherwise) of the principal of, premium, if any, and interest on, and all other amounts payable under, each Note, and the full and punctual payment of all other amounts payable by the Company under this Indenture.  Upon failure by the Company to pay punctually any such amount, each Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Indenture.

Section 10.02.                   Guarantee Unconditional.  The obligations of each Guarantor hereunder are unconditional and absolute and, without limiting the generality of the foregoing, will not be released, discharged or otherwise affected by:

(1)                       any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Company under this Indenture or any Note, by operation of law or otherwise;

(2)                       any modification or amendment of or supplement to this Indenture or any Note;

(3)                       any change in the corporate existence, structure or ownership of the Company, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or its assets or any resulting release or discharge of any obligation of the Company contained in this Indenture or any Note;

(4)                       the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Company, the Trustee or any other Person, whether in connection with this Indenture or any unrelated transactions, provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim;

(5)                       any invalidity or unenforceability relating to or against the Company for any reason of this Indenture or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by the Company of the principal of or interest on any Note or any other amount payable by the Company under this Indenture; or

(6)                       any other act or omission to act or delay of any kind by the Company, the Trustee or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to such Guarantor’s obligations hereunder.

Section 10.03.                   Discharge; Reinstatement.  Each Guarantor’s obligations hereunder will remain in full force and effect until the principal of, premium, if any, and interest on the Notes and all other amounts payable by the Company under this Indenture have been paid in full.  If at any time any payment of the principal of, premium, if any, or interest on any Note or any other amount payable by the Company under this Indenture is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, each Guarantor’s obligations hereunder with respect to such payment will be reinstated as though such payment had been due but not made at such time.

Section 10.04.                   Waiver by the Guarantors.  Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Company or any other Person.

Section 10.05.                   Subrogation and Contribution.  Upon making any payment with respect to any obligation of the Company under this Article, the Guarantor making such payment will be subrogated to the rights of the payee against the Company with respect to such obligation, provided that the Guarantor may not enforce either any right of subrogation, or any right to receive payment in the nature of contribution, or otherwise, from any other Guarantor, with respect to such payment so long as any amount payable by the Company hereunder or under the Notes remains unpaid.

Section 10.06.                   Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Company under this Indenture or the Notes is stayed upon the insolvency, bankruptcy or reorganization of the Company, all such amounts otherwise subject to acceleration under the terms of this Indenture are nonetheless payable by the Guarantors hereunder forthwith on demand by the Trustee or the Holders.

Section 10.07.                   Limitation on Amount of Guarantee.  Notwithstanding anything to the contrary in this Article, each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guaranty of such Guarantor not constitute a fraudulent conveyance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law.  To effectuate that intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under its Note Guaranty are limited to the maximum amount that would not render the Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law.

Section 10.08.                   Execution and Delivery of Guarantee.  The execution by each Guarantor of this Indenture (or a supplemental indenture in the form of Exhibit B) evidences or will evidence, as applicable, the Note Guarantee of such Guarantor, whether or not the person signing as an officer of the Guarantor still holds that office at the time of authentication of any Note.  The delivery of any Note by the Trustee after authentication constitutes due delivery of the Note Guarantee set forth in this Indenture on behalf of each Guarantor.

Section 10.09.                   Release of Guarantee.  (a) The Note Guarantee of a Guarantor will automatically terminate, and the obligations of such Guarantor under the Note Guarantee shall be unconditionally released and discharged, upon:

(1)                       any sale, exchange, transfer or other disposition of a majority of the Capital Stock of (including by way of consolidation or merger) such Guarantor by the Company or any Restricted Subsidiary to any Person or Persons, as a result of which such Guarantor is no longer a direct or indirect Subsidiary of the Company;

(2)                       any sale, exchange, transfer or other disposition of all or substantially all assets of such Guarantor that results in such Guarantor having no assets;

(3)                       the designation by the Company of such Guarantor as an Unrestricted Subsidiary; or

(4)                       defeasance or discharge of the Notes, as provided in Article 8;

provided that any such event occurs in accordance with all other applicable provisions of this Indenture.

(b)                                 If the Note Guarantee of any Guarantor is deemed to be released or is automatically released, the Company shall deliver to the Trustee an Officer’s Certificate stating the identity of the released Guarantor and the basis for the release in reasonable detail.  Upon delivery by the Company to the Trustee of an Officer’s Certificate and an Opinion of Counsel to the foregoing effect, the Trustee will execute any documents reasonably required in order to evidence the release of the Guarantor from its obligations under its Note Guarantee.

ARTICLE 11
SECURITY ARRANGEMENTS

Section 11.01.                   Collateral Agent.  (a) The Collateral will be pledged pursuant to the Security Documents to the collateral agent named in the Collateral Trust Agreement, as collateral agent (the “Collateral Agent”), on behalf of the holders of the Notes and all holders of future Parity Lien Obligations.  Each Holder, by its acceptance of any Notes and the Note Guarantees, consents and agrees to the terms of the Security Documents as the same may be in effect or as may be amended from time to time in accordance with their terms and authorizes and directs the Collateral Agent and the Trustee, as applicable, to enter into and perform their respective obligations and exercise their respective rights under the Security Documents in accordance therewith, to bind the Holders on the terms set forth in the Security Documents, and to execute any and all documents, amendments, waivers, consents, releases or other instruments required or authorized to be executed by it pursuant to the terms thereof.

(b)                                 Subject in all respects to the terms of the Collateral Trust Agreement, the ABL Intercreditor Agreement and the other Security Documents, the Collateral Agent will hold (directly or through co-trustees or agents), and will be entitled to enforce on behalf of the Holders of Notes and the holders of all other Parity Lien Obligations, all Liens on the Collateral.

(c)                                  The Collateral Agent is authorized and empowered to appoint one or more co-Collateral Agents as it deems necessary or appropriate.

(d)                                 In acting as Collateral Agent or Co-Collateral Agent, the Collateral Agent and each Co-Collateral Agent may rely upon and enforce each and all of the rights, powers, immunities, indemnities and benefits of the Trustee under Article 7 hereof.

(e)                                  At all times when the Trustee is not itself the Collateral Agent, the Company will deliver to the Trustee copies of all Security Documents delivered to the Collateral Agent and copies of all documents delivered to the Collateral Agent pursuant to this Indenture and the Security Documents.

(f)                                   The Collateral Agent may resign or may be removed in accordance with the provisions set forth in the Collateral Trust Agreement.

(g)                                  This Article 11 and the provisions of each Security Document are subject to the terms, conditions and benefits set forth in the Collateral Trust Agreement.

Section 11.02.                   Security.  (a) In order to secure the Obligations of the Company under this Indenture and the Notes, the Company, the Guarantors (with respect to clause (2)), the Trustee and the Collateral Agent (1) have entered into simultaneously with the execution of this Indenture, the Escrow Agreement on the Issue Date and (2) will execute and deliver on the Escrow Release Date, (A) each Security Document, the form of which is attached in Exhibits J through L hereto, and (B) all local law pledges and parallel debt agreements, in customary form, necessary to perfect the Liens required by the Security Documents, in each case together with evidence (which shall be delivered by the Company and the Guarantors to the Trustee) that all other documents and instruments, including Uniform Commercial Code financing statements, and filings with the United States Copyright Office and the United States Patent and Trademark Office, and all other actions required by law or the terms of the Security Documents to be filed, registered or recorded to create the Liens intended to be created by the Security Documents and perfect such Liens to the extent required by the Security Documents, shall have been filed, registered or recorded or delivered to the Collateral Agent for filing, registration or the recording concurrently with, or promptly following, the execution and delivery of each such Security Document.  In the case of all Real Property with a Fair Market Value of at least $3.0 million owned on the Escrow Release Date, the Company shall also deliver (the following, collectively, “Mortgage Deliverables”) (i) a policy or policies of lender’s title insurance in an amount equal to the fair market value of the Real Property subject to the Mortgage and covered by such policy or policies, as is customarily determined for transactions of a similar nature, paid for by the Company, issued by a nationally recognized title insurance company, insuring the Lien of each Mortgage as a valid first Lien on the mortgaged property described therein, free of any other Liens except Permitted Liens, together with coinsurance, reinsurance and such endorsements to such policy or policies as are customary, (ii) a survey of the portion of property containing material improvements and mining activities thereon, subject to any such Mortgage (such surveys, collectively, the “Surveys”) certified to the Company, Collateral Agent and the title company, meeting minimum standard detail requirements for ALTA/ACSM Land Title Surveys and dated (or redated) not earlier than six months prior to the date of delivery thereof, (iii) an Opinion of Counsel of the type specified in Section 11.02(b) with respect to any such Mortgage, which such opinion shall exclude any opinion as to the perfection and validity of the Liens on any patented mining claims or unpatented mining claims, (iv) evidence of insurance required to be maintained pursuant to the Mortgages and this Indenture, and (v) flood hazard determination certificates and, if required, notices to the record owner of any improvements in a special flood hazard area, together with evidence of acceptable flood insurance coverage.

Notwithstanding the foregoing, if the Company or any Guarantor is unable to provide perfected security interests in any assets on the Escrow Release Date (other than assets, Liens which can be perfected through the delivery of stock certificates or filing of UCC-1 statements ) or applicable Mortgage Deliverables, the Company and the Guarantors need not provide such security interests or applicable Mortgage Deliverables on such date, but shall use commercially reasonable efforts to do so as promptly as practicable and in any event within 90 days from such date).

(b)                                 From and after the Escrow Release Date, if property (other than Excluded Property and other than owned Real Property with a fair value below $3.0 million) is acquired by the Company or a Guarantor that is not automatically subject to a perfected security interest under the Security Documents or a Restricted Subsidiary (including a newly created or newly acquired Subsidiary) becomes a Guarantor, then the Company or Guarantor will, as soon as reasonably practical after such property’s acquisition or it no longer being Excluded Property or such person becoming a Guarantor, grant Liens on such property (or, in the case of a new Guarantor, all of its assets except Excluded Property and other than owned Real Property with a fair value below $3.0 million) in favor of the Collateral Agent (and, to the extent such grant would require the execution and delivery of a Security Document, the Company or such Guarantor shall execute and deliver such Security Document on substantially the same terms as the Security Documents covering Collateral owned by the Company or a Guarantor on the Escrow Release Date (with such changes as may be necessary or appropriate to reflect local laws or custom) including, with respect to personal property, execution of a supplement to the Security Agreement and, with respect to Real Property, execution of a new Mortgage or an amendment to an existing Mortgage, and deliver, or cause to be delivered, the applicable Mortgage Deliverables).  Any security interest provided pursuant to this Section 11.02(b) that requires execution of new Security Documents by a new Guarantor or of a new Mortgage or new foreign security documentation shall be accompanied by (i) such Opinions of Counsel as to the enforceability of such Security Documents and the validity and perfection of the Liens on such property as is customarily given by counsel in the relevant jurisdiction, in form and substance customary for such jurisdiction and with customary qualifications and exceptions, and (ii) an Officer’s Certificate of the Company to the Collateral Agent certifying that the necessary measures have been taken to perfect the security interest in such property.  Notwithstanding the foregoing, any such Opinions of Counsel shall not include any opinions as to the validity and perfection of the Liens on any patented mining claims or unpatented mining claims.

(c)                                  If granting a security interest in such property described in Section 11.02(b) requires the consent of a third party, the Company will use commercially reasonable efforts to obtain such consent with respect to such security interest for the benefit of the Collateral Agent on behalf of the holders of the Parity Lien Obligations, including the Notes.  If such third party does not consent to the granting of such security interest after the use of such commercially reasonable efforts, the applicable entity will not be required to provide such security interest.

(d)                                 The Company and the Guarantors shall comply with all covenants and agreements contained in the Escrow Agreement and the Security Documents.

(e)                                  Each Holder, by accepting a Note, agrees to all of the terms and provisions of the Security Documents, as the same may be amended from time to time pursuant to the provisions of this Indenture and the Security Documents.

(f)                                   The Company and each Guarantor shall execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, modifications to or amendments and restatements of Mortgages and other documents and recordings of Liens in stock registries), to the extent required under the Security Documents, to ensure that the Liens of the Security Documents on the Collateral remain perfected with the priority set forth by the Security Documents, all at the reasonable expense of the Company and Guarantors and provide to the Collateral Agent and the Trustee, from time to time upon reasonable request, evidence reasonably satisfactory to the Collateral Agent and the Trustee as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

(g)                                  Upon request of the Collateral Agent at any time after an Event of Default has occurred and is continuing, the Company will, and will cause its Restricted Subsidiaries to, (i) permit the Collateral Agent or any advisor, auditor, consultant, attorney or representative acting for the Collateral Agent, upon reasonable notice to the Company and during normal business hours, to visit and inspect any of the property of the Company and its Restricted Subsidiaries, to review, make extracts from and copy the books and records of the Company and its Restricted Subsidiaries relating to any such property, and to discuss any matter pertaining to any such property with the officers and employees of the Company and its Restricted Subsidiaries, and (ii) deliver to the Collateral Agent such reports, including valuations, relating to any such property or any Lien thereon as the Collateral Agent may reasonably request.

(h)                                 The Company will bear and pay all reasonable legal expenses, collateral audit and valuation costs, filing fees, insurance premiums and other reasonable costs associated with the performance of the obligations of the Company and the Restricted Subsidiaries of the Company set forth in this Section 11.02 and also will pay, or promptly reimburse the Trustee and Collateral Agent for, all costs and expenses incurred by the Trustee or Collateral Agent in connection therewith, including all reasonable fees and charges of any advisors, auditors, consultants, representatives or any one law firm (except to the extent local counsel may be reasonably required due to the jurisdiction in which any part of the Collateral is located) acting for the Trustee or for the Collateral Agent.

Section 11.03.                   Authorization of Actions to be Taken.  (a) The Collateral Agent and the Trustee are authorized and empowered to enter into the Security Documents and to receive on behalf of the Holders, any funds collected or distributed under the Security Documents to which the Collateral Agent or Trustee is a party and to make further distributions of such funds to the Holders of

Notes according to the provisions of this Indenture.  Additionally, the Trustee is authorized and empowered to enter into the Escrow Agreement and to receive on behalf of the Holders, any funds collected or distributed under the Escrow Agreement and to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture

(b)                                 Subject to the Collateral Trust Agreement and Article 7, unless inconsistent with applicable law or the other Security Documents, the Collateral Agent is authorized and empowered if an Event of Default has occurred and is continuing to institute and maintain such suits and proceedings as are necessary to protect or enforce the Liens on the Collateral or the other rights under the Security Documents to which the Collateral Agent is a party.

Section 11.04.                   Determinations Relating to Collateral.  Except for any consent, approval or action by the Collateral Agent in the ordinary course of the performance of the Collateral Agent’s duties under this Indenture or the Security Documents, in the event (i) the Collateral Agent shall receive any written request from the Company, a Guarantor or the Trustee under any Security Document for consent or approval with respect to any matter or thing relating to any Collateral or the Company’s or such Guarantor’s obligations with respect thereto, (ii) there shall be due to or from the Trustee or the Collateral Agent under the provisions of any Security Document any material performance or the delivery of any material instrument or (iii) the Collateral Agent shall become aware of any nonperformance by the Company or a Guarantor of any covenant or any breach of any representation or warranty of the Company or such Guarantor set forth in any Security Document, then, in each such event, the Collateral Agent shall be entitled to hire experts, consultants, agents and attorneys to advise the Collateral Agent on the manner in which the Collateral Agent should respond to such request or render any requested performance or respond to such nonperformance or breach.  The Collateral Agent shall be fully protected in the taking of any action recommended or approved by any such expert, consultant, agent or attorney or agreed to by the Holders of a majority in principal amount of the outstanding Notes.

Section 11.05.                   Release of Liens.  (a) The Liens on the Collateral securing the Notes and the Note Guarantees will be released:

(i)                           upon payment in full of principal, interest and all other Obligations on the Notes or satisfaction and discharge of this Indenture or defeasance (including covenant defeasance of the Notes);

(ii)                        upon release of a Note Guarantee (with respect to the Liens securing such Note Guarantee granted by such Guarantor);

(iii)                     in connection with any disposition of Collateral to any Person other than the Company or any of its Restricted Subsidiaries (but excluding any transaction subject to Article 5 where the recipient becomes an obligor) that is permitted by this Indenture (with respect to the Lien on such Collateral);

(iv)                    in whole or in part, with the consent of the Holders of the requisite percentage of Notes in accordance with the provisions described under Article 9; and

(v)                       with respect to ABL Priority Collateral following the date of an ABL Transaction, at the time of the release of the Lien on such asset securing the ABL Obligations to the extent provided in the ABL Intercreditor Agreement on the terms described in the Offering Memorandum under “ABL Intercreditor Agreement—Exercise of Remedies and Release of Liens with respect to the ABL Priority Collateral”.

Each of the releases described in clauses (i), (ii), (iii) and (v) shall be effected by the Collateral Agent without the consent of the Holders or any action on the part of the Trustee.  Upon compliance by the Company or any Guarantor, as the case may be, with the conditions precedent required by this Indenture and delivery to the Trustee of an Officer’s Certificate and an Opinion of Counsel pursuant to Section 14.04 of this Indenture, the Trustee or the Collateral Agent shall promptly cause to be released and re-conveyed to the Company or the Guarantor, as the case may be, the released Collateral.

(b)                                 At the request of the Company or the applicable Guarantor, as the case may be:

(1)                        if any part of the Collateral is subject to any Permitted Lien (other than a Lien securing ABL Obligations) that is senior to the Liens securing the Collateral as a matter of law, the Collateral Agent will be authorized to execute any document evidencing such subordination; and

(2)                        if any part of the Collateral is secured by a Lien of the type described in clause (11) of the definition of “Permitted Liens” securing Debt incurred pursuant to clause (b)(12) of the definition of “Permitted Debt”, and the terms of such Debt (or of the Lien securing such Debt) prohibit the existence of a junior Lien on the applicable property, the Collateral Agent will be authorized to release the Lien on such Collateral and execute any document evidencing such release; provided, that immediately upon the ineffectiveness, lapse or termination of any such restriction, the Company or the applicable Guarantor, as the case may be, will take all necessary actions in order to secure the Collateral subject to such Permitted Lien in the same manner upon which it was secured prior to the imposition of the Permitted Lien.

(c)                                  Upon delivery to the Collateral Agent of an Officer’s Certificate requesting execution of an instrument confirming the release of the Liens pursuant to Section 11.05(a), accompanied by:

(1)                        an Opinion of Counsel confirming that such release is permitted by Section 11.05(a);

(2)                        all instruments requested by the Company to effectuate or confirm such release; and

(3)                        such other certificates and documents as the Collateral Agent may reasonably request to confirm the matters set forth in Section 11.05(a),

the Collateral Agent is hereby authorized to, and shall, if such instruments and confirmation are reasonably satisfactory to the Collateral Agent, promptly execute and deliver such instruments.

(d)                                 All instruments effectuating or confirming any release of any Liens will have the effect solely of releasing such Liens as to the Collateral described therein, on customary terms and without any recourse, representation, warranty or liability whatsoever.

(e)                                  The Company will bear and pay all reasonable costs and expenses associated with any release or subordination of Liens pursuant to this Section 11.05, including all reasonable fees and disbursements of any attorneys or representatives acting for the Trustee or for the Collateral Agent.

(f)                                    Any release of Collateral in accordance with the provisions of this Indenture and the Security Documents will not be deemed to impair the security under this Indenture, and any engineer or appraiser may rely on this Section 11.05(f) in delivering a certificate requesting release so long as all other provisions of this Indenture and the Trust Indenture Act with respect to such release have been complied with.

(g)                                 At any time when a Default or Event of Default has occurred and is continuing and the maturity of the Notes has been accelerated (whether by declaration or otherwise) and the Trustee (if not then the Collateral Agent) has delivered a notice of acceleration to the Collateral Agent, no release of Collateral pursuant to the provisions of this Indenture or the Security Documents will be effective as against the Holders.

Section 11.06.                       Filing, Recording and Opinions. (a) The Company will comply with the provisions of Sections 314(b)(1) and 314(d) of the Trust Indenture Act, in each case following qualification of this Indenture pursuant to the Trust Indenture Act. Any certificate or opinion required by Section 314(d) of the Trust Indenture Act may be made by an Officer of the Company except in cases where Section 314(d) of the Trust Indenture Act requires that such certificate or opinion be made by an independent engineer, appraiser or other expert, who shall be reasonably satisfactory to the Trustee. Notwithstanding anything to the contrary herein, the Company and the Guarantors will not be required to comply with all or any portion of Section 314(d) of the Trust Indenture Act if they determine, in good faith based on advice of counsel (which may be internal counsel), that under the terms of that section and/or any interpretation or guidance as to the meaning thereof of the Commission and its staff, including ‘‘no action’’ letters or exemptive orders, all or any portion of Section 314(d) of the Trust Indenture Act is inapplicable to the released Collateral.  Following such qualification, to the extent the Company is required to furnish to the Trustee an Opinion of Counsel pursuant to Section 314(b)(2) of the Trust Indenture Act, the Company will furnish such opinion not more than 60 but not less than 30 days prior to each June 30.

Any release of Collateral permitted by Section 11.05 and this Section 11.06 will be deemed not to impair the Liens under this Indenture and the Security Documents in contravention thereof and any person that is required to deliver an Officer’s Certificate or Opinion of Counsel pursuant to Section 314(d) of the Trust Indenture Act, shall be entitled to rely upon the foregoing as a basis for delivery of such certificate or opinion.  The Trustee may, to the extent permitted in Article 7 of this Indenture, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and Opinion of Counsel.

(b)                                 If any Collateral is released in accordance with this Indenture or any Security Document at a time when the Trustee is not itself also the Collateral Agent and if the Company has delivered the certificates and documents required by the Security Documents and Section 11.05, the Trustee will determine whether it has received all documentation required by Section 314(d) of the Trust Indenture Act in connection with such release and, based on such determination and the Opinion of Counsel delivered pursuant to Section 11.05, will, upon request, deliver a certificate to the Collateral Agent setting forth such determination.

(c)                                  For the avoidance of doubt, under this Indenture, without complying with paragraphs (a) and (b) of this Section 11.06, the Company or the Guarantors may, among other things, without any release or consent by the Holders or the Trustee, but otherwise in compliance with the covenants of this Indenture and the Security Documents, conduct ordinary course activities with respect to the Collateral not expressly prohibited by this Indenture.

Section 11.07.                       Purchaser Protected.  In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Collateral Agent or the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article 11 to be sold be under any obligation to ascertain or inquire into the authority of the Company or the applicable Guarantor to make any such sale or other transfer.

Section 11.08.                       Powers Exercisable by Receiver or Trustee.  In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed pursuant to the terms of this Indenture and the Collateral Trust Agreement and the other Security Documents, the powers conferred in this Article 11 upon the Company or a Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or a Guarantor or of any officer or officers thereof required by the provisions of this Article 11; and if the Trustee shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee.

ARTICLE 12
ESCROW ARRANGEMENTS

Section 12.01.                       Escrow Account.  Notwithstanding anything in this Indenture, on the Issue Date, simultaneously with the issuance of the Notes, the Company will, pursuant to the terms of the Escrow Agreement, deposit or cause to be deposited into an account pledged to, and under the control of, the Trustee (the “Escrow Account”) the gross proceeds of the offering of the Notes, together with an additional amount in cash and/or U.S. Government Obligations (collectively with any other property from time to time held by the Escrow Agent, the “Escrow Property”), sufficient to redeem the Notes at the Escrow Redemption Price. Funds held in the Escrow Account shall, pending release to fund the Special Redemption as set forth in Section 3.03 or as a result of the satisfaction of the Escrow Conditions as set forth in Section 12.03, be invested at the direction of the Company in Permitted Investments (as defined in the Escrow Agreement) as more fully set forth in the Escrow Agreement.

Section 12.02.                       Special Redemption.  If the Escrow Conditions have not been satisfied on or prior to the earlier to occur of (i) the delivery of a termination notice to the Escrow Agent pursuant to Section 1.05(d) of the Escrow Agreement or (ii) the Acquisition Deadline (the “Escrow Termination Date”), the Escrow Agent will, on or before the Business Day immediately prior to the Special Redemption Date, cause the liquidation of all investments of Escrow Property then held by it and cause the release of all of the Escrow Property and the payment to the Holders of the Escrow Redemption Price or the Escrow Termination Redemption Price, as applicable, pursuant to Section 3.04.

Section 12.03.                       Release of Escrow Property.  Upon the satisfaction of the Escrow Conditions, the Escrow Property will be released to the Company, in accordance with the terms of the Escrow Agreement, but shall be pledged to secure the Notes pursuant to the Security Documents to the extent constituting Collateral.

Section 12.04.                       Trustee Direction to Execute Escrow Agreement.  The Trustee is hereby authorized and directed to execute and deliver the Escrow Agreement.

ARTICLE 13
ABL TRANSACTION

Section 13.01.                       General.  Notwithstanding anything to the contrary in this Indenture and the Security Documents, the Company shall be permitted to consummate an ABL Transaction after the Issue Date. The Company shall notify the Trustee if it consummates an ABL Transaction.  Upon the consummation of an ABL Transaction:

(a)                                  (1) the Collateral for the Notes and the other Parity Lien Obligations will be modified to reflect the collateral arrangements described in this Article 13, (2) the Company and the Guarantors, the Collateral Agent (as collateral agent for the holders of the Parity Lien Obligations (other than ABL Obligations), the “Notes Collateral Agent”), the ABL Collateral Agent, the Trustee and the authorized representatives for any other Parity Lien Obligations shall execute and deliver a new ABL Intercreditor Agreement implementing the terms described in this Article 13 (or such other terms satisfactory to the parties thereto, so long as such other terms are not materially adverse to the interests of the Holders as compared to the terms contemplated herein), and (3) the other modifications to the terms of this Indenture governing the Notes contemplated in this Article 13 will be made;

(b)                                 the Notes and Note Guarantees shall be secured by first-priority security interests in the Notes Priority Collateral (on a pari passu basis with any other Parity Lien Obligations (other than ABL Obligations)) and by second-priority security interests in the ABL Priority Collateral, in each case subject to Permitted Liens and as described in this Article 13. The ABL Facility shall be secured by first-priority security interests in the ABL Priority Collateral and by second-priority security interests in the Notes Priority Collateral, in each case subject to Permitted Liens and as described in this Article 13; and

(c)                                  The Company and the Guarantors shall pledge Collateral pursuant to the Security Documents to the relevant collateral agent, which may consist of one collateral agent (under one security agreement) for the benefit of the holders of the ABL Obligations holding the Liens in respect of the Collateral securing the

ABL Obligations and another collateral agent (under a separate security agreement) for the benefit of the Holders and the holders of the other Parity Lien Obligations (other than the ABL Obligations) holding the Liens in respect of the Collateral securing the Notes Obligations and such other Parity Lien Obligations on a pari passu basis (subject to the terms of the Collateral Trust Agreement). For the avoidance of doubt, the Collateral Trust Agreement shall remain in place to govern the relative rights and remedies of the Holders and the holders of any other Parity Lien Obligations (other than ABL Obligations) with respect to the Collateral.

Section 13.02.                       Maximum ABL Obligations.  Debt for borrowed money can constitute ABL Obligations only to the extent such Debt is incurred pursuant to Section 4.06(b)(1) (the “ABL Limit”).

Section 13.03.                       Other Modifications.  Notwithstanding anything to the contrary in this Indenture, from and after the consummation of an ABL Transaction:

(i)                           the Company and its Subsidiaries will be permitted to repay ABL Obligations (without being required to repay the Notes or any other Parity Lien Obligations) with the proceeds of any Asset Sale so long such proceeds are from an Asset Sale of ABL Priority Collateral and will not be permitted to repay ABL Obligations with the proceeds of any Asset Sale of Notes Priority Collateral without first repaying Parity Lien Obligations,

(ii)                        the Company and its Subsidiaries will be permitted to incur Liens on ABL Priority Collateral to secure ABL Obligations so long as the Notes are given a junior priority Lien on such ABL Priority Collateral (other than Excluded Property) in a manner consistent with the arrangements described in this Article 13 and the ABL Intercreditor Agreement, and

(iii)                     upon the acquisition by the Company or any Guarantor of any after acquired property (other than Excluded Property) consisting of ABL Priority Collateral, the Company or such Guarantor shall comply with Section 11.02(b), but shall only be required to grant junior priority liens on such Collateral to secure the Notes (and only take actions with respect to the granting of such liens that are otherwise consistent with actions required to be taken by the ABL Collateral Agent).

Section 13.04.                       Definitions.  Capitalized terms used in this Article 13, but not otherwise defined in this Indenture, shall have the meanings ascribed to them below:

“ABL Collateral Agent” means the “Collateral Agent” under the ABL Facility Documents and any successor thereto in such capacity.

“ABL Facility” means any asset-based revolving credit agreement entered into after the Issue Date designated by the Company as an “ABL Facility”, as the same may be amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time after the Issue Date, including any agreement extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Debt under such agreement or agreements or any successor or replacement agreement or agreements increasing the amount loaned or issued thereunder or altering the maturity thereof; provided that the maximum amount of Debt for borrowed money permitted to be incurred thereafter does not exceed the ABL Limit.

“ABL Facility Documents” means the agreements and other instruments governing the ABL Facility, together with any guarantees thereof and any security documents, other collateral documents and other instruments relating thereto (including documents and instruments governing hedging obligations required by the ABL Facility or relating to ABL Obligations).

“ABL Intercreditor Agreement” means an intercreditor agreement, among the Notes Collateral Agent, on its own behalf and on behalf of the holders of Parity Lien Obligations, the ABL Collateral Agent, on its own behalf and on behalf of the administrative agent and lenders under the ABL Facility, the Trustee, and the Authorized Representatives of any other Parity Lien Obligations, that sets forth the relative priority of the Liens securing any Parity Lien Obligations (other than ABL Obligations) compared to the Liens securing the ABL Obligations and contains the terms described in the section captioned “ABL Transaction” in the “Description of Notes” in the Offering Memorandum (as determined by the Company in good faith and certified to the Trustee).

“ABL Obligations” means (i) the Obligations of the borrowers and other obligors under the ABL Facility or any of the other ABL Facility Documents, to pay principal, premium, if any, and interest (including any interest, fees, costs and other charges accruing after the commencement of bankruptcy or insolvency proceedings, whether or not a claim therefor is permitted in such proceedings) when due and payable, and all other amounts due or to become due under or in connection with the ABL Facility Documents and the performance of all other Obligations of the obligors thereunder to the lenders and agents under the ABL Facility Documents, according to the respective terms thereof and (ii) Obligations of the type described in clause (3)(B) in the definition of “Permitted Liens”.

“ABL Priority Collateral” shall mean any and all of the following assets and properties now owned or at any time hereafter acquired by the Pledgors, in each case to the extent not constituting Excluded Property: (a) all accounts; (b) all inventory; (c) to the extent evidencing, governing, securing or otherwise related to the items referred to in the preceding clauses (a) and (b), all (i) general intangibles, (ii) chattel paper, (iii) instruments and (iv) documents; (d) all payment intangibles (including corporate tax refunds), other than any payment intangibles that represent tax refunds in respect of or otherwise relate to real property, fixtures or equipment; (e) all collection accounts, deposit accounts, securities accounts and commodity accounts and any cash or other assets in any such accounts (other than separately identified cash proceeds of Notes Priority Collateral in a segregated account) and securities entitlements and other rights with respect thereto; (f) to the extent relating to any of the items referred to in the preceding clauses (a) through (e) constituting ABL Priority Collateral, all supporting obligations and letter-of-credit rights; (g) all books and records related to the foregoing; and (h) all products and proceeds of any and all of the foregoing in whatever form received, including proceeds of insurance policies related to inventory of any Pledgor and business interruption insurance (in each case, except to the extent constituting proceeds of Notes Priority Collateral), but excluding in all instances outside of an insolvency or liquidation proceeding, any property acquired with cash proceeds of ABL Priority Collateral that would otherwise constitute Notes Priority Collateral.

“ABL Transaction” shall mean the incurrence by the Company or one of its Subsidiaries of any ABL Obligations of the type referred to in clause (i) of the definition thereof (as designated by the Company to the Trustee in an Officer’s Certificate) and the transactions related thereto (including the modifications to the Collateral contemplated herein).

“Notes Priority Collateral” shall mean any and all of the following assets and properties now owned or at any time hereafter acquired by the Pledgors, in each case to the extent otherwise constituting Collateral for the Notes (and not Excluded Property):  (a) all fixtures and equipment; (b) all intellectual property; (c) all equity interests in each Pledgor’s subsidiaries (limited to 65% of the interests of the Pledgors’ foreign subsidiaries); (d) all general intangibles, chattel paper, instruments and documents (other than general intangibles, chattel paper, instruments and documents that are ABL Priority Collateral); (e) all payment intangibles that represent tax refunds in respect of or otherwise relate to real property, fixtures or equipment; (f) all intercompany indebtedness of the Company and its subsidiaries; (g) all permits and licenses related to any of the foregoing (including any permits or licenses related to the ownership or operation of real property, fixtures or equipment of any Pledgor); (h) all proceeds of insurance policies (which excludes any such proceeds that relate to ABL Priority Collateral); (i) all books and records related to the foregoing and not relating to ABL Priority Collateral; (j) all products and proceeds of any and all of the foregoing (other than any such proceeds that are ABL Priority Collateral); and (k) all other collateral not constituting ABL Priority Collateral.

“Pledgors” shall mean the Company and the Guarantors.

ARTICLE 14
MISCELLANEOUS

Section 14.01.                       Trust Indenture Act of 1939.  This Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act.

Section 14.02.                       Noteholder Communications; Noteholder Actions.  (a) The rights of Holders to communicate with other Holders with respect to this Indenture or the Notes are as provided by the Trust Indenture Act, and the Company and the Trustee shall comply with the requirements of Trust Indenture Act Sections 312(a) and 312(b).  Neither the Company nor the Trustee will be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

(b) (1)      Any request, demand, authorization, direction, notice, consent to amendment, supplement or waiver or other action provided by this Indenture to be given or taken by a Holder (an “act”) may be evidenced by an instrument signed by the Holder delivered to the Trustee.  The fact and date of the execution of the instrument, or the authority of the person executing it, may be proved in any manner that the Trustee deems sufficient.

(2)                        The Trustee may make reasonable rules for action by or at a meeting of Holders, which will be binding on all the Holders.

(c)                                  Any act by the Holder of any Note binds that Holder and every subsequent Holder of a Note that evidences the same debt as the Note of the acting Holder, even if no notation thereof appears on the Note.  Subject to Section 14.02(d), a Holder may revoke an act as to its Notes, but only if the Trustee receives the notice of revocation before the date the amendment or waiver or other consequence of the act becomes effective.

(d)                                 The Company may, but is not obligated to, fix a record date (which need not be within the time limits otherwise prescribed by Trust Indenture Act Section 316(c)) for the purpose of determining the Holders entitled to act with respect to any amendment or waiver or in any other regard, except that during the continuance of an Event of Default, only the Trustee may set a record date as to notices of default, any declaration or acceleration or any other remedies or other consequences of the Event of Default.  If a record date is fixed, those Persons that were Holders at such record date and only those Persons will be entitled to act, or to revoke any previous act, whether or not those Persons continue to be Holders after the record date.  No act will be valid or effective for more than 90 days after the record date.

Section 14.03.                       Notices.  (a) Any notice or communication to the Company will be deemed given if in writing (i) when delivered in person or (ii) five days after mailing when mailed by first class mail, or (iii) when sent by facsimile transmission, with transmission confirmed.  Notices or communications to a Guarantor will be deemed given if given to the Company.  Any notice to the Trustee will be effective only upon receipt.  In each case the notice or communication should be addressed as follows:

if to the Company or the Guarantors:

Molycorp, Inc.
5619 Denver Tech Center Parkway
Suite 1000
Greenwood Village, Colorado 80111
Fax: 303-843-8082
Attn: John F. Ashburn, Jr.

with a copy to:

Jones Day
901 Lakeside Avenue
Cleveland, Ohio 44114
Fax: 216-579-0212
Attn: Michael J. Solecki, Esq.

if to the Trustee:

Wells Fargo Bank, National Association
230 West Monroe Street, Suite 2900
Chicago, Illinois 60606
Attention:  Gregory S. Clarke, Corporate, Municipal and Escrow Solutions
Fax: 312-726-2158

The Company, the Guarantors or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

(b)                                 Except as otherwise expressly provided with respect to published notices, any notice or communication to a Holder will be deemed given when mailed to the Holder at its address as it appears on the Register by first class mail.  Copies of any notice or communication to a Holder, if given by the Company, will be mailed to the Trustee at the same time.  Defect in mailing a notice or communication to any particular Holder will not affect its sufficiency with respect to other Holders. Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption or repurchase) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to DTC (or its designee) pursuant to the standing instructions from DTC or its designee, including by electronic mail in accordance with DTC operational arrangements or other Applicable Procedures.

(c)                                  Where this Indenture provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver will be the equivalent of the notice.  Waivers of notice by Holders must be filed with the Trustee, but such filing is not a condition precedent to the validity of any action taken in reliance upon such waivers.

Section 14.04.  Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company will furnish to the Trustee:

(1)                       an Officer’s Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)                       an Opinion of Counsel stating that all such conditions precedent have been complied with.

Section 14.05.  Statements Required in Certificate or Opinion.  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

(1)                       a statement that each person signing the certificate or opinion has read the covenant or condition and the related definitions;

(2)                       a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in the certificate or opinion is based;

(3)                       a statement that, in the opinion of each such person, that person has made such examination or investigation as is necessary to enable the person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)                       a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with, provided that an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials with respect to matters of fact.

Section 14.06.  Payment Date Other Than a Business Day.  If any payment with respect to a payment of any principal of, premium, if any, or interest on any Note (including any payment to be made on any date fixed for redemption or purchase of any Note) is due on a day which is not a Business Day, then the payment need not be made on such date, but may be made on the next Business Day with the same force and effect as if made on such date, and no interest will accrue for the intervening period.

Section 14.07.  Governing Law.  This Indenture, including any Note Guarantees, and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 14.08.  Waiver of Jury Trial. The Company, the Guarantors and the Trustee, and each Holder of a Note by its acceptance thereof, irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Indenture, the Notes or any transaction contemplated thereby.

Section 14.09.  No Adverse Interpretation of Other Agreements.  This Indenture may not be used to interpret another indenture or loan or debt agreement of the Company or any Subsidiary of the Company, and no such indenture or loan or debt agreement may be used to interpret this Indenture.

Section 14.10.  Successors.  All agreements of the Company or any Guarantor in this Indenture and the Notes will bind its successors.  All agreements of the Trustee in this Indenture will bind its successor.

Section 14.11.  Duplicate Originals.  The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

Section 14.12.  Separability.  In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 14.13.  Table of Contents and Headings.  The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and in no way modify or restrict any of the terms and provisions of this Indenture.

Section 14.14.  No Liability of Directors, Officers, Employees, Incorporators, Members and Stockholders.  No director, officer, employee, incorporator, member or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or such Guarantor under the Notes, any Note Guarantee or this Indenture or for any claim based on, in respect of, or by reason of, such obligations.  Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 14.15.  Note Purchases By Issuer and Affiliates.  The Company and its Affiliates shall be permitted to purchase Notes, whether through private purchase, open market purchase, tender offer, or otherwise.  Such purchase or acquisition shall not operate as or be deemed for any purpose to be a redemption of the Debt represented by such Notes.  Any Notes purchased or acquired by the Company may be delivered to the Trustee and, upon such delivery the Debt represented thereby shall be deemed to be satisfied.  Section 2.05 shall be applicable to any Notes acquired by the Company and its Affiliates.

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

MOLYCORP, INC. as Issuer

By:	/s/ Mark A. Smith
	Name:	Mark A. Smith
	Title:	President and Chief Executive Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION as Trustee

By:	/s/ Gregory S. Clarke
	Name:	Gregory S. Clarke
	Title:	Vice President

MOLYCORP MINERALS, LLC

By:	/s/ Mark A. Smith
	Name:	Mark A. Smith
	Title:	President and Chief Executive Officer

MOLYCORP METALS & ALLOYS, INC.

By:	/s/ Mark A. Smith
	Name:	Mark A. Smith
	Title:	President and Chief Executive Officer

RCF IV SPEEDWAGON INC.

By:	/s/ Mark A. Smith
	Name:	Mark A. Smith
	Title:	President and Chief Executive Officer

PP IV MOUNTAIN PASS INC.

By:	/s/ Mark A. Smith
	Name:	Mark A. Smith
	Title:	President and Chief Executive Officer

PP IV MOUNTAIN PASS II, INC.

By:	/s/ Mark A. Smith
	Name:	Mark A. Smith
	Title:	President and Chief Executive Officer

EXHIBIT A

[FACE OF NOTE]

MOLYCORP, INC.

10% Senior Secured Note Due 2020

[CUSIP] [CINS]

No.	$

Molycorp, Inc., a Delaware corporation (the “Company”, which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to                                         , or its registered assigns, the principal sum of                          DOLLARS ($            ) or such other amount as indicated on the Schedule of Exchange of Notes attached hereto on June 1, 2020.

Interest Rate:  10.000% per annum.

Interest Payment Dates:  June 1 and December 1, commencing December 1, 2012.

Regular Record Dates:  May 15 and November 15.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by one of its duly authorized officers.

Date:	MOLYCORP, INC.

By:
Name:
Title:

(Form of Trustee’s Certificate of Authentication)

This is one of the Notes described in the Indenture referred to in this Note.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

[REVERSE SIDE OF NOTE]

MOLYCORP, INC.

10% Senior Secured Note Due 2020

1.                                      Principal and Interest.

The Company promises to pay the principal of this Note on June 1, 2020.

The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth on the face of this Note, at the rate of 10.000% per annum [(subject to adjustment as provided below)](1).

Interest will be payable semiannually (to the Holders of record of the Notes at the close of business on the May 15 or November 15 immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing December 1, 2012.

[The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated May 25, 2012, between the Company, the Guarantors and the Initial Purchasers named therein (the “Registration Rights Agreement”). In the event of any Registration Default (as defined in the Registration Rights Agreement), the Company and the Guarantors shall pay to each Holder of Transfer Restricted Securities (as defined in the Registration Rights Agreement) affected thereby Additional Interest over and above the interest set forth in the title of this Note from and including the date on which any Registration Default shall occur to but excluding the date on which all such Registration Defaults have been cured, at a rate of 0.25% per annum for the first 90-day period. The amount of Additional Interest shall increase by an additional 0.25% per annum with respect to each subsequent 90 day period until all Registration Defaults have been cured, up to a maximum amount of Additional Interest of 1.0% per annum. The Company and the Guarantors shall not be required to pay Additional Interest for more than one Registration Default at any given time.](2)

Interest on this Note will accrue from the most recent date to which interest has been paid on this Note [or the Note surrendered in exchange for this Note](3) (or, if there is no existing default in the payment of interest and if this Note is authenticated between a regular record date and the next Interest Payment Date, from such Interest Payment Date) or, if no interest has been paid, from [the Issue

(1)  Include only for Initial Note or Initial Additional Note.

(2)  Include only for Initial Note or Initial Additional Note;

(3)  Include only for Exchange Note.

Date].(4)  Interest will be computed in the basis of a 360-day year of twelve 30-day months.

The Company will pay interest on overdue principal, premium, if any, and interest at a rate per annum of 10.000%.  Interest not paid when due and any interest on principal, premium or interest not paid when due will be paid to the Persons that are Holders on a special record date, which will be the 15th day preceding the date fixed by the Company for the payment of such interest, whether or not such day is a Business Day.  At least 15 days before a special record date, the Company will send to each Holder and to the Trustee a notice that sets forth the special record date, the payment date and the amount of interest to be paid.

2.                                      Indenture; Note Guarantee.

This is one of the Notes issued under an Indenture dated as of May 25, 2012 (as amended from time to time, the “Indenture”), among the Company, the Guarantors party thereto and Wells Fargo Bank, National Association, as Trustee.  Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.  The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms.  To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.

The Notes are senior secured obligations of the Company.  The Indenture limits the original aggregate principal amount of the Notes to $650,000,000, but Additional Notes may be issued pursuant to the Indenture, and the originally issued Notes and all such Additional Notes vote together for all purposes as a single class.  This Note is guaranteed, on a secured basis, as set forth in the Indenture.

3.                                      Redemption and Repurchase; Discharge Prior to Redemption or Maturity.

This Note is subject to optional redemption, and may be the subject of an Offer to Purchase or special redemption, as further described in the Indenture.  Except for such special redemption, there is no sinking fund or mandatory redemption applicable to this Note.

If the Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes to redemption or maturity, the Company may in

(4)For Additional Notes, may be the date of their original issue.

certain circumstances be discharged from its obligations under the Indenture and the Notes or may be discharged from certain of its obligations under certain provisions of the Indenture.

4.                                       Registered Form; Denominations; Transfer; Exchange.

The Notes are in registered form without coupons in denominations of $2,000 principal amount and any multiple of $1,000 in excess thereof.  A Holder may register the transfer or exchange of Notes in accordance with the Indenture.  The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.  Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.

5.                                       Defaults and Remedies.

If an Event of Default, as defined in the Indenture, occurs and is continuing (other than a bankruptcy default), the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable.  If a bankruptcy default with respect to the Company occurs and is continuing, the Notes automatically become due and payable.  Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes.  Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of remedies.

6.                                       Amendment and Waiver.

Subject to certain exceptions, the Indenture and the Notes may be amended, or default may be waived, with the consent of the Holders of a majority in principal amount of the outstanding Notes.  Without notice to or the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency.

7.                                       Authentication.

This Note is not valid until the Trustee (or Authenticating Agent) signs the certificate of authentication on the other side of this Note.

8.                                       Governing Law.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

9.                                       Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

The Company will furnish a copy of the Indenture to any Holder upon written request and without charge.

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL CERTIFICATES BEARING A RESTRICTED LEGEND]

In connection with any transfer of this Note occurring prior to                             , the undersigned confirms that such transfer is made without utilizing any general solicitation or general advertising and further as follows:

Check One

☐                                    (1) This Note is being transferred to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended and certification in the form of Exhibit F to the Indenture is being furnished herewith.

☐                                    (2) This Note is being transferred to a Non-U.S. Person in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder, and certification in the form of Exhibit E to the Indenture is being furnished herewith.

or

☐                                    (3) This Note is being transferred other than in accordance with (1) or (2) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee is not obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture have been satisfied.

Date:

Seller

By

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:(5)

By
To be executed by an executive officer

(5)Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have all of this Note purchased by the Company pursuant to Section 4.13 or Section 4.14 of the Indenture, check the box: ☐

If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.13 or Section 4.14 of the Indenture, state the amount (in original principal amount) below:

$                                          .

Date:

Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:(1)

(1)Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF NOTES(1)

The following exchanges of a part of this Global Note for Physical Notes or a part of another Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee

(1)For Global Notes

EXHIBIT B

SUPPLEMENTAL INDENTURE

dated as of                     ,

among

MOLYCORP, INC.,

The Guarantors Party Hereto

and

Wells Fargo Bank, National Association,
as Trustee

10%
Senior Secured Notes
Due 2020

THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of                     ,         , among Molycorp, Inc., a Delaware corporation (the “Company”), [insert each Guarantor executing this Supplemental Indenture and its jurisdiction of incorporation] (each an “Undersigned”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company, the Guarantors party thereto and the Trustee entered into the Indenture, dated as of May 25, 2012 (the “Indenture”), relating to the Company’s 10% Senior Secured Notes due 2020 (the “Notes”);

WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Company agreed pursuant to the Indenture to cause any newly acquired or created Domestic Restricted Subsidiaries (other than Excluded Subsidiaries) to provide Guarantees.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

Section 1.  Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2.  Each Undersigned, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 11 thereof.

Section 3.  This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 4.  This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

Section 5.  This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.

Section 6.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the Note Guarantee for or in respect of the recitals contained herein, all of which recitals are made solely by the Undersigned and the Company.  All of the provisions contained in the Indenture in respect of the rights, privileges,

B-1

immunities, powers and duties of the Trustee shall be applicable in respect of this Supplemental Indenture as fully and with like force and effect as though fully set forth in full herein.

B-2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

MOLYCORP, INC., as Issuer

By:
Name:
Title:

[GUARANTOR]

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

B-3

EXHIBIT C

RESTRICTED LEGEND

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE.  BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER

(1)                                 REPRESENTS THAT

(A)                     IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT,

(B)                     IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501(a) (1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN “INSTITUTIONAL ACCREDITED INVESTOR”) OR

(C)                     IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND

(2)                                 AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY

(A)                     TO THE COMPANY,

(B)                     PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT,

(C)                     TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,

(D)                     IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,

C-1

(E)                      IN A PRINCIPAL AMOUNT OF NOT LESS THAN $250,000 TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, DELIVERS TO THE TRUSTEE A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH IS AN EXHIBIT TO THE INDENTURE) RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE, OR

(F) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) ABOVE OR (2)(D) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE.  PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) OR (F) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.  NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

C-2

EXHIBIT D

DTC LEGEND

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.

D-1

EXHIBIT E

Regulation S Certificate

           ,

Wells Fargo Bank, National Association
608 Second Avenue South, N9309-121
Minneapolis, Minnesota 55479
Attention: Corporate Trust Operations
E-mail: DAPSReorg@wellsfargo.com

Re:                             Molycorp, Inc.

10% Senior Secured

Notes due 2020 (the “Notes”)

Issued under the Indenture (the “Indenture”) dated as

as of May 25, 2012 relating to the Notes

Ladies and Gentlemen:

Terms are used in this Certificate as used in Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), except as otherwise stated herein.

[CHECK A OR B AS APPLICABLE.]

☐  A.                       This Certificate relates to our proposed transfer of $         principal amount of Notes issued under the Indenture.  We hereby certify as follows:

1.              The offer and sale of the Notes was not and will not be made to a person in the United States (unless such person is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by it for which it is acting is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3)) and such offer and sale was not and will not be specifically targeted at an identifiable group of U.S. citizens abroad.

2.              Unless the circumstances described in the parenthetical in paragraph 1 above are applicable, either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b)

E-1

the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

3.              Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States with respect to the Notes.

4.              The proposed transfer of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

5.              If we are a dealer or a person receiving a selling concession, fee or other remuneration in respect of the Notes, and the proposed transfer takes place during the Restricted Period (as defined in the Indenture), or we are an officer or director of the Company or an Initial Purchaser (as defined in the Indenture), we certify that the proposed transfer is being made in accordance with the provisions of Rule 904(b) of Regulation S.

☐  B.                       This Certificate relates to our proposed exchange of $         principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.  We hereby certify as follows:

1.              At the time the offer and sale of the Notes was made to us, either (i) we were not in the United States or (ii) we were excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by us for which we were acting was excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3); and we were not a member of an identifiable group of U.S. citizens abroad.

2.              Unless the circumstances described in paragraph 1(ii) above are applicable, either (a) at the time our buy order was originated, we were outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and we did not pre-arrange the transaction in the United States.

3.              The proposed exchange of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

E-2

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF SELLER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date:

E-3

EXHIBIT F

Rule 144A Certificate

           ,

Wells Fargo Bank, National Association
608 Second Avenue South, N9309-121
Minneapolis, Minnesota 55479
Attention: Corporate Trust Operations
E-mail: DAPSReorg@wellsfargo.com

Re:                             Molycorp. Inc.

10% Senior Secured

Notes due 2020 (the “Notes”)

Issued under the Indenture (the “Indenture”) dated as

as of May 25, 2012 relating to the Notes

Ladies and Gentlemen:

TO BE COMPLETED BY PURCHASER IF (1) ABOVE IS CHECKED.

This Certificate relates to:

[CHECK A OR B AS APPLICABLE.]

☐  A.                       Our proposed purchase of $         principal amount of Notes issued under the Indenture.

☐  B.                       Our proposed exchange of $         principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.

We and, if applicable, each account for which we are acting in the aggregate owned and invested more than $100,000,000 in securities of issuers that are not affiliated with us (or such accounts, if applicable), as of                   , 20    , which is a date on or since close of our most recent fiscal year.  We and, if applicable, each account for which we are acting, are a qualified institutional buyer within the meaning of Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”).  If we are acting on behalf of an account, we exercise sole investment discretion with respect to such account. We are aware that the transfer of Notes to us, or such exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A.  Prior to the date of this Certificate we

F-1

have received such information regarding the Company as we have requested pursuant to Rule 144A(d)(4) or have determined not to request such information.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date:

F-2

EXHIBIT G

Institutional Accredited Investor Certificate

Wells Fargo Bank, National Association
608 Second Avenue South, N9309-121
Minneapolis, Minnesota 55479
Attention: Corporate Trust Operations
E-mail: DAPSReorg@wellsfargo.com

Re:                             Molycorp. Inc.

10% Senior Secured

Notes due 2020 (the “Notes”)

Issued under the Indenture (the “Indenture”) dated as

as of May 25, 2012 relating to the Notes

Ladies and Gentlemen:

This Certificate relates to:

[CHECK A OR B AS APPLICABLE.]

☐  A.                       Our proposed purchase of $         principal amount of Notes issued under the Indenture.

☐  B.                       Our proposed exchange of $         principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.

We hereby confirm that:

1.                        We are an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”) (an “Institutional Accredited Investor”).

2.                        Any acquisition of Notes by us will be for our own account or for the account of one or more other Institutional Accredited Investors as to which we exercise sole investment discretion.

3.                        We have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of an investment in the Notes and we and any accounts for which we are acting are able to bear the economic risks of and an entire loss of our or their investment in the Notes.

G-1

4.                         We are not acquiring the Notes with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary will remain at all times within our and their control.

5.                         We acknowledge that the Notes have not been registered under the Securities Act and that the Notes may not be offered or sold within the United States or to or for the benefit of U.S. persons except as set forth below.

6.                         The principal amount of Notes to which this Certificate relates is at least equal to $250,000.

We agree for the benefit of the Company, on our own behalf and on behalf of each account for which we are acting, that such Notes may be offered, sold, pledged or otherwise transferred only in accordance with the Securities Act and any applicable securities laws of any State of the United States and only (a) to the Company, (b) pursuant to a registration statement which has become effective under the Securities Act, (c) to a qualified institutional buyer in compliance with Rule 144A under the Securities Act, (d) in an offshore transaction in compliance with Rule 904 of Regulation S under the Securities Act, (e) in a principal amount of not less than $250,000, to an Institutional Accredited Investor that, prior to such transfer, delivers to the Trustee a duly completed and signed certificate (the form of which may be obtained from the Trustee) relating to the restrictions on transfer of the Notes or (f) pursuant to an exemption from registration provided by Rule 144 under the Securities Act or any other available exemption from the registration requirements of the Securities Act.

Prior to the registration of any transfer in accordance with (c) or (d) above, we acknowledge that a duly completed and signed certificate (the form of which may be obtained from the Trustee) must be delivered to the Trustee.  Prior to the registration of any transfer in accordance with (e) or (f) above, we acknowledge that the Company reserves the right to require the delivery of such legal opinions, certifications or other evidence as may reasonably be required in order to determine that the proposed transfer is being made in compliance with the Securities Act and applicable state securities laws.  We acknowledge that no representation is made as to the availability of any Rule 144 exemption from the registration requirements of the Securities Act.

We understand that the Trustee will not be required to accept for registration of transfer any Notes acquired by us, except upon presentation of evidence satisfactory to the Company and the Trustee that the foregoing restrictions on transfer have been complied with.  We further understand that the Notes acquired by us will be in the form of definitive physical certificates and that

G-2

such certificates will bear a legend reflecting the substance of the preceding paragraph.  We further agree to provide to any person acquiring any of the Notes from us a notice advising such person that resales of the Notes are restricted as stated herein and that certificates representing the Notes will bear a legend to that effect.

We agree to notify you promptly in writing if any of our acknowledgments, representations or agreements herein ceases to be accurate and complete.

We represent to you that we have full power to make the foregoing acknowledgments, representations and agreements on our own behalf and on behalf of any account for which we are acting.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date:

G-3

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

By:

Date:

Taxpayer ID number:

G-4

EXHIBIT H

[COMPLETE FORM I OR FORM II AS APPLICABLE.]

[FORM I]

Certificate of Beneficial Ownership

To:                              Wells Fargo Bank, National Association
608 Second Avenue South, N9309-121
Minneapolis, Minnesota 55479
Attention: Corporate Trust Operations
E-mail: DAPSReorg@wellsfargo.com

OR

[Name of DTC Participant]

Re:                               Molycorp. Inc.

10% Senior Secured

Notes due 2020 (the “Notes”)

Issued under the Indenture (the “Indenture”) dated as

as of May 25, 2012 relating to the Notes

Ladies and Gentlemen:

We are the beneficial owner of $         principal amount of Notes issued under the Indenture and represented by a Temporary Offshore Global Note (as defined in the Indenture).

We hereby certify as follows:

[CHECK A OR B AS APPLICABLE.]

☐  A.                      We are a non-U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended).

☐  B.                        We are a U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended) that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

H-1

Very truly yours,

[NAME OF BENEFICIAL OWNER]

By:
Name:
Title:
Address:

Date:

[FORM II]

Certificate of Beneficial Ownership

To:                              Wells Fargo Bank, National Association

608 Second Avenue South, N9309-121

Minneapolis, Minnesota 55479

Attention: Corporate Trust Operations

E-mail: DAPSReorg@wellsfargo.com

Re:                               Molycorp. Inc.

10% Senior Secured

Notes due 2020 (the “Notes”)

Issued under the Indenture (the “Indenture”) dated as

as of May 25, 2012 relating to the Notes

Ladies and Gentlemen:

This is to certify that based solely on certifications we have received in writing, by tested telex or by electronic transmission from Institutions appearing in our records as persons being entitled to a portion of the principal amount of Notes represented by a Temporary Offshore Global Note issued under the above-referenced Indenture, that as of the date hereof, $         principal amount of Notes represented by the Temporary Offshore Global Note being submitted herewith for exchange is beneficially owned by persons that are either (i) non-U.S. persons (within the meaning of Regulation S under the Securities Act of 1933, as amended) or (ii) U.S. persons that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.

We further certify that (i) we are not submitting herewith for exchange any portion of such Temporary Offshore Global Note excepted in such certifications and (ii) as of the date hereof we have not received any notification from any Institution to the effect that the statements made by such Institution with respect

H-2

to any portion of such Temporary Offshore Global Note submitted herewith for exchange are no longer true and cannot be relied upon as of the date hereof.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Yours faithfully,

[Name of DTC Participant]

By:
Name:
Title:
Address:

Date:

H-3

EXHIBIT I

THIS NOTE IS A TEMPORARY GLOBAL NOTE.  PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD APPLICABLE HERETO, BENEFICIAL INTERESTS HEREIN MAY NOT BE HELD BY ANY PERSON OTHER THAN (1) A NON-U.S. PERSON OR (2) A U.S. PERSON THAT PURCHASED SUCH INTEREST IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).  BENEFICIAL INTERESTS HEREIN ARE NOT EXCHANGEABLE FOR PHYSICAL NOTES OTHER THAN A PERMANENT GLOBAL NOTE IN ACCORDANCE WITH THE TERMS OF THE INDENTURE. TERMS IN THIS LEGEND ARE USED AS USED IN REGULATION S UNDER THE SECURITIES ACT.

NO BENEFICIAL OWNERS OF THIS TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNTIL SUCH BENEFICIAL INTEREST IS EXCHANGED OR TRANSFERRED FOR AN INTEREST IN ANOTHER NOTE

I-1

EXHIBIT J

Form of Collateral Trust Agreement

[Follows]

J-1

COLLATERAL AGENCY AGREEMENT

Dated as of [       ], 2012

among

MOLYCORP, INC.

THE OTHER GRANTORS PARTY HERETO,

WELL FARGO BANK, NATIONAL ASSOCIATION,
as trustee under the Senior Secured Note Indenture,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Collateral Agent

EXHIBIT A-                    Form of Supplement to Collateral Agency Agreement

EXHIBIT B-                      Form of Collateral Agency Joinder

i

This COLLATERAL AGENCY AGREEMENT, dated as of [      ], 2012, by and among MOLYCORP, INC., a Delaware corporation (the “Company”), the subsidiaries of the Company listed on the signature pages hereof and the Additional Grantors described herein (the Company, the subsidiaries so listed and the Additional Grantors being, collectively, the “Grantors”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as trustee under the Senior Secured Note Indenture described herein (in such capacity, together with its successors and assigns from time to time, the “Senior Indenture Trustee”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral agent (in such capacity, together with its successors and assigns from time to time, the “Collateral Agent”) for the Secured Parties, and each Additional Authorized Representative party hereto from time to time.  Capitalized terms not otherwise defined shall have the meanings set forth in Section 1 below.

WHEREAS, the Company has entered into the Senior Secured Note Indenture described in Section 1 hereof, pursuant to which the Company will issue its 10% Senior Secured Notes due 2020 (the “Senior Secured Notes”), and has caused certain of its Subsidiaries to guarantee the Secured Obligations pursuant to Senior Secured Note Guaranties (collectively, the “Guarantors”) and to secure such guarantees by granting Transaction Liens on its assets to the Collateral Agent as provided in the Security Documents;

WHEREAS, the Company and the Guarantors may, from time to time, incur and guarantee (i) ABL Obligations that will be secured by a first-priority lien on the ABL Priority Collateral and (ii) additional indebtedness permitted to be secured on an equal and ratable basis with the Senior Secured Notes Obligations, including with respect to its priority in ABL Priority Collateral and Notes Priority Collateral, which other indebtedness the Company shall designate as having a security interest in the Collateral and shall be incurred under an Additional Secured Debt Facility, in each case in accordance with this Agreement, the other Security Documents, the ABL Intercreditor Agreement and the other Secured Debt Documents;

WHEREAS, the Transaction Liens securing the obligations of the applicable Grantors in respect of any Additional Secured Debt Facility shall be granted pursuant to the Security Documents; and

WHEREAS, the Collateral Agent has agreed to act on behalf of all Secured Parties with respect to the Collateral;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  Definitions.

(a)                   Defined Terms.  All terms used in this Agreement that are defined in Article 1, 8 or 9, as the case may be, of the UCC and not otherwise defined herein have the meanings assigned to them in Article 1, 8 or 9, as the case may be of the UCC.  As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and the plural forms of the terms defined):

“ABL Collateral Agent” shall mean the “Collateral Agent’ (or the functional equivalent of such term) under the ABL Facility Documents.

“ABL Facility” shall mean any asset-based revolving credit agreement entered into after the Issue Date (as defined in the Senior Secured Note Indenture) designated by the Company as an “ABL Facility”, as the same may be amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time after the Issue Date, including any agreement extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Debt (as defined in the Senior Secured Note Indenture) under such agreement or agreements or any successor or replacement agreement or agreements increasing the amount loaned or issued thereunder or altering the maturity thereof; provided that the maximum amount of Debt for borrowed money permitted to be incurred and outstanding at any time (including for this purpose the stated undrawn amount and unreimbursed drawings under all letters of credit issued thereunder) does not exceed the ABL Limit (as defined in the Senior Secured Note Indenture).

“ABL Facility Documents” shall mean the agreements and other instruments governing the ABL Facility, together with any guarantees thereof and any security documents, other collateral documents and other instruments relating thereto (including documents and instruments governing hedging obligations required by the ABL Facility or relating to ABL Obligations).

“ABL Intercreditor Agreement” shall mean the intercreditor agreement entered into among the ABL Collateral Agent, the Collateral Agent, the Company and the other Grantors upon the Company’s consummation of an ABL Transaction containing terms substantially consistent with those described in the Offering Memorandum, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“ABL Obligations” means (i) the Obligations (as defined in the Senior Secured Note Indenture) of the borrowers and other obligors under the ABL Facility or any of the other ABL Facility Documents, to pay principal, premium, if any, and interest (including any interest, fees, costs and other charges accruing after the commencement of bankruptcy or insolvency proceedings, whether or not a claim therefor is permitted in such proceedings) when due and payable, and all other amounts due or to become due under or in connection with the ABL Facility Documents and the performance of all other Obligations of the obligors thereunder to the lenders and agents under the ABL Facility Documents, according to the respective terms thereof and (ii) Obligations of the type described in clause (3)(b) in the definition of “Permitted Liens” in the Senior Secured Note Indenture.

“ABL Priority Collateral” shall mean any and all of the following assets and properties now owned or at any time hereafter acquired by the Grantors, in each case to the extent not constituting Excluded Assets: (a) all accounts; (b) all inventory; (c) to the extent evidencing, governing, securing or otherwise related to the items referred to in the preceding clauses (a) and (b), all (i) general intangibles, (ii) chattel paper, (iii) instruments and (iv) documents; (d) all payment intangibles (including corporate tax refunds), other than any payment intangibles that represent tax refunds in respect of or otherwise relate to real property, fixtures or equipment; (e) all collection accounts, deposit accounts, securities accounts and commodity accounts and any cash or other

2

assets in any such accounts (other than separately identified cash proceeds of Senior Secured Note Priority Collateral in a segregated account) and securities entitlements and other rights with respect thereto; (f) to the extent relating to any of the items referred to in the preceding clauses (a) through (e) constituting ABL Priority Collateral, all supporting obligations and letter-of-credit rights; (g) all books and records related to the foregoing; and (h) all products and proceeds of any and all of the foregoing in whatever form received, including proceeds of insurance policies related to inventory of any Grantor and business interruption insurance (in each case, except to the extent constituting proceeds of Senior Secured Note Priority Collateral), but excluding in all instances outside of an insolvency or liquidation proceeding, any property acquired with cash proceeds of ABL Priority Collateral that would otherwise constitute Senior Secured Note Priority Collateral; provided that if at any time no ABL Transaction shall have occurred and no ABL Obligations shall be outstanding, there shall be no ABL Priority Collateral.

“ABL Transaction” shall mean the incurrence by the Company or one of its Subsidiaries of any ABL Obligations of the type referred to in clause (i) of the definition thereof (as designated by the Company to the Senior Indenture Trustee in an Officer’s Certificate (as defined in the Senior Secured Note Indenture)) and the transactions related thereto (including the modifications to the Collateral contemplated under the Senior Secured Note Indenture).

“Actionable Default” shall have the meaning assigned to such term in the Security Agreement.

“Additional Authorized Representative” shall mean (a) any agent or trustee for, or other representative of, the lenders or holders of obligations, as applicable, under an Additional Secured Debt Facility, together with its successors and permitted assigns, or (b) an Additional Secured Party, solely to the extent that such Additional Secured Party (i) is the sole lender or other holder of obligations under a particular Additional Secured Debt Facility and (ii) is not represented by an agent, trustee or other representative.

“Additional Grantor” shall have the meaning assigned to such term in Section 5(g).

“Additional Secured Debt Documents” shall mean, collectively, with respect to any Additional Secured Debt Facility, the agreements, documents and instruments providing for or evidencing any related Additional Secured Obligations, including the definitive documentation in respect of such Additional Secured Debt Facility, the Security Documents and any intercreditor or joinder agreement among any Additional Secured Parties with respect to such Additional Secured Debt Facility (or binding upon through one or more of their representatives), to the extent such are effective at the relevant time, as each may be amended, restated, modified or Refinanced from time to time in accordance with the terms thereof and the Senior Secured Note Indenture.

“Additional Secured Debt Facility” shall mean any credit facility, indenture or similar debt facility entered into by the Company after the date hereof, if any, pursuant to which the Company or any of its Subsidiaries will incur Additional Secured Obligations (and which has been designated as an Additional Secured Debt Facility in accordance with Section 2(b)).

3

“Additional Secured Obligations” shall have the meaning assigned to such term in the Security Agreement.

“Additional Secured Parties” shall mean, at any time, subject to Section 2(b), the holders of any Additional Secured Obligations at such time, including each applicable Additional Authorized Representative.

“Affiliate” shall mean, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person.  The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.  For purposes of this definition, the terms “controlling”, “controlled by” and “under common control with” have correlative meanings.

“Agreement” shall mean this Agreement, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and the ABL Intercreditor Agreement.

“Applicable Authorized Representative” shall mean at any time, with respect to the Collateral, (a) until the occurrence of the Non-Controlling Authorized Representative Enforcement Date, the Authorized Representative of a Class of Secured Obligations, the aggregate amount of which exceeds the aggregate amount of any other Class of Secured Obligations and (b) from and after the Non-Controlling Authorized Representative Enforcement Date, the Major Non-Controlling Authorized Representative.

“Authorized Representatives” shall mean the Senior Indenture Trustee and each Additional Authorized Representative.

“Bankruptcy Code” shall mean the United States Bankruptcy Code (11 U.S.C. §101 et seq.), as amended from time to time, and any successor statute.

“Bankruptcy Proceeding” shall mean that the Company or any Grantor shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or there shall be an assignment for the benefit of creditors relating to the Company or any Grantor whether or not voluntary; or any case shall be commenced by or against the Company or any Grantor under the Bankruptcy Code or any similar federal or state law for the relief of debtors, whether or not voluntary; or any proceeding shall be instituted by or against the Company or any Grantor seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, dissolution, marshaling of assets or liabilities, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency, or seeking the entry of an order for relief or the appointment of a receiver, trustee, administrator or other similar official for it or for any substantial part of its property and assets, whether or not voluntary; or any event or action analogous to or having a substantially similar effect to any of the events or actions set forth above in this definition (other than a solvent reorganization) shall occur under the law of any jurisdiction applicable to the Company or any Grantor; or the Company or any Grantor shall take any corporate, partnership, limited liability

4

company or other similar action to authorize any of the actions set forth above in this definition.

“Business Day” shall mean any day except a Saturday, Sunday or other day on which commercial banks in The City of New York, or the Senior Indenture Trustee or the Collateral Agent, are authorized by law to close.

“Cash Collateral Account” shall have the meaning assigned to such term in the Security Agreement.

“Class”, when used in reference to (a) any Secured Obligations, refers to whether such Secured Obligations are the Senior Secured Note Obligations or the Additional Secured Obligations of any Series, (b) any Authorized Representative, refers to whether such Authorized Representative is the Senior Indenture Trustee or the Additional Authorized Representative with respect to the Additional Secured Obligations of any Series, (c) any Secured Parties, refers to whether such Secured Parties are the Senior Secured Note Secured Parties or the holders of the Additional Secured Obligations of any Series and (d) any Secured Debt Documents, refers to whether such Secured Debt Documents are the Senior Secured Note Documents or the Additional Secured Debt Documents with respect to Additional Secured Obligations of any Series.

“Collateral” shall mean all property of the Company and the Guarantors, whether now owned or hereafter acquired, on which a Lien is granted or purports to be granted to the Collateral Agent pursuant to the Security Documents to secure any Secured Obligations.

“Collateral Account” shall have the meaning assigned to such term in Section 4.

“Collateral Agent” shall have the meaning assigned to such term in the introductory statement.

“Collateral Agent’s Fees” shall mean all fees, costs and expenses of the Collateral Agent (or any co-collateral agent thereof) of the type described in Sections 5(c), 5(d), 5(e) and 5(f) of this Agreement.

“Collateral Agency Joinder” shall mean a joinder agreement substantially in the form of Exhibit B.

“Company” shall have the meaning assigned to such term in the introductory statement.

“Contingent Secured Obligation” shall mean, at any time, any Secured Obligation (or portion thereof) that is contingent in nature at such time, including any Secured Obligation that is any contingent indemnification, expense reimbursement or other obligation (including any guarantee) in respect of which no written assertion of liability and no written claim or demand for payment has been made.

“Controlling Secured Parties” shall mean, at any time with respect to any Collateral, the Secured Parties of the same Class as the Authorized Representative that is the Applicable Authorized Representative with respect to such Collateral at such time.

5

“Distribution Dates” shall mean the dates fixed by the Collateral Agent (the first of which shall occur within 90 days after receipt of a Notice of Actionable Default that has not theretofore been withdrawn in a writing delivered to the Collateral Trustee by the Applicable Authorized Representative and the balance of which shall be monthly thereafter) for the distribution of all moneys held by the Collateral Agent in the Collateral Account.

“Excluded Assets” shall have the meaning assigned to such term in the Security Agreement.

“Governmental Authority” shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

“Grantors” shall have the meaning assigned to such term in the introductory statement.

“Guarantors” shall have the meaning assigned to such term in the recitals.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement).

“Major Non-Controlling Authorized Representative” shall mean, with respect to any Collateral, the Authorized Representative of the Class of the Secured Obligations (other than the Secured Obligations of the Controlling Secured Parties) secured by Transaction Liens on such Collateral, the aggregate amount of which exceeds the aggregate amount of Secured Obligations of any other Class (other than the Secured Obligations of the Controlling Secured Parties) secured by Transaction Liens on such Collateral.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Non-Contingent Secured Obligation” shall mean at any time any Secured Obligation (or portion thereof) that is not a Contingent Secured Obligation at such time.

“Non-Controlling Authorized Representative” shall mean, at any time with respect to any Collateral, any Authorized Representative that is not the Applicable Authorized Representative at such time with respect to such Collateral.

“Non-Controlling Authorized Representative Enforcement Date” shall mean, with respect to any Collateral, the date that is 180 days (throughout which 180-day period such Non-Controlling Authorized Representative was the Major Non-Controlling Authorized Representative and not the Applicable Authorized Representative with respect to such Collateral) after the occurrence and during the continuance of both (a) an Event of Default (under and as defined in the Senior Secured Note Documents or any Additional Secured Debt Documents) and (b) the Collateral Agent’s and each other Authorized Representative’s receipt of written notice from such Non-Controlling Authorized Representative certifying that (i) such Non-Controlling Authorized Representative is the Major Non-Controlling Authorized Representative with respect to such Collateral and that an Event of Default (as defined above in this definition) has occurred and is continuing and (ii) the Secured Obligations with respect to which such Non-Controlling Authorized Representative is the Authorized Representative are

6

currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Senior Secured Note Documents and/or Additional Secured Debt Documents; provided that the Non-Controlling Authorized Representative Enforcement Date shall be stayed and shall not occur (and shall be deemed not to have occurred for all purposes hereof) with respect to the Collateral (A) at any time the Collateral Agent has commenced and is diligently pursuing any enforcement action with respect to such Collateral (or the Applicable Authorized Representative with respect to such Collateral shall have instructed the Collateral Agent to do the same) or (B) at any time the Grantor that has granted a security interest in such Collateral is then a debtor under or with respect to (or otherwise subject to) any Bankruptcy Proceeding.

“Notice of Actionable Default” shall mean a direction in writing delivered to the Collateral Agent by or with the written consent of the Applicable Authorized Representative notifying the Collateral Agent of an Actionable Default under the applicable Secured Debt Documents.

“Offering Memorandum” shall mean the final offering memorandum dated as of May 18, 2012 relating to $650,000,000 aggregate principal amount of 10% Senior Secured Notes due 2020 of Molycorp, Inc.

“Officer’s Certificate” shall mean a certificate of the Company with respect to compliance with a condition or covenant provided for in this Agreement, signed on behalf of the Company by the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, including:

(a)                                 a statement that the Person making such certificate has read such covenant or condition;

(b)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate are based;

(c)                                  a statement that, in the opinion of such Person, he or she has made such examination or investigation as is reasonably necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d)                                 a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

“Permitted Investments” shall mean:

(i)                     direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of issuance thereof;

(ii)                  investments in commercial paper maturing within 270 days from the date of issuance thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

7

(iii)               investments in certificates of deposit, banker’s acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, the Collateral Agent or any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000 and that issues (or the parent of which issues) commercial paper rated at least “Prime 1” (or the then equivalent grade) by Moody’s or “A 1” (or the then equivalent grade) by S&P;

(iv)              fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (i) above and entered into with a financial institution satisfying the criteria of clause (iii) above; or

(v)                 investments in “money market funds” within the meaning of Rule 2a-7 of the Investment Company Act of 1940, as amended, substantially all of whose assets are invested in investments of the type described in clauses (i) through (iv) above.

“Person” shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership, Governmental Authority or other entity.

“Post-Petition Interest” shall mean any interest and fees that accrue after the commencement of a Bankruptcy Proceeding of any one or more of the Grantors, whether or not such interest is allowed or allowable as a claim in any such proceeding.

“Proceeds” shall have the meaning assigned to such term in the Security Agreement.

“Refinance” shall mean, in respect of any indebtedness or other obligation, to refinance, extend, renew, defease, amend and restate, restructure, replace, refund or repay, or to issue other indebtedness or other obligation in exchange or replacement for, such indebtedness or other obligation in whole or in part.  “Refinancing” shall have a correlative meaning.

“Release Conditions” shall mean the following conditions for terminating all the Transaction Liens:

(i)                     all Non-Contingent Secured Obligations shall have been paid in full or, in respect of any Class of Secured Obligations not so paid, the applicable Secured Debt Documents authorize such release or the holders thereof have consented thereto; and

(ii)                  no Contingent Secured Obligation (other than contingent indemnification and expense reimbursement obligations as to which no claim shall have been asserted) shall remain outstanding.

“Required Controlling Secured Parties” shall mean, at any time with respect to any Collateral, the Controlling Secured Parties owed or holding more than 50% of the aggregate principal amount of indebtedness constituting Secured Obligations of all

8

Controlling Secured Parties, at such time or such other requisite percentage or number of holders of such Secured Obligations as set forth in the applicable Secured Debt Agreement.

“Required Secured Parties” shall mean, at any time with respect to any Collateral, such requisite percentage or number of holders of such Secured Obligations as set forth in the applicable Secured Debt Agreement, or if no such requisite percentage or number of holders of such Secured Obligations is set forth in the applicable Secured Debt Agreement, the Secured Parties of any Class owed or holding more than 50% of the aggregate principal amount of indebtedness constituting Secured Obligations of all Secured Parties of such Class at such time.

“Responsible Officer” of any Person shall mean the chief financial officer, principal accounting officer, treasurer or controller or any other executive officer of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement or any of the Secured Debt Documents.

“S&P” shall mean Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc.

“Secured Debt Agreements” shall mean, collectively, (i) the Senior Secured Note Indenture and (ii) each Additional Secured Debt Facility, and “Secured Debt Agreement” shall mean any one of the foregoing.

“Secured Debt Documents” shall mean, collectively, the Senior Secured Note Documents and the Additional Secured Debt Documents.

“Secured Obligations” shall have the meaning assigned to such term in the Security Agreement.

“Secured Parties” shall mean, collectively, the Senior Secured Note Secured Parties and any Additional Secured Parties.

“Securities” shall mean any stock, shares, partnership interests, voting trust certificates, certificates of interests or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences or indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Security Agreement” shall mean the Security Agreement, dated as of [       ], 2012, among the Company, the other Grantors and the Collateral Agent, as the same may be amended, supplemented or modified from time to time in accordance with the Senior Secured Note Documents and the Additional Secured Debt Documents.

“Security Documents” shall mean, collectively, the Security Agreement, each Collateral Agency Joinder and each other Security Document (as defined in the Security Agreement).

9

“Senior Indenture Trustee” shall have the meaning assigned to such term in the recitals of the parties to this Agreement.

“Senior Noteholders” shall mean the holders from time to time of the Senior Secured Notes.

“Senior Secured Note Documents” shall mean, collectively, the Senior Secured Note Indenture, the Senior Secured Notes, the Senior Secured Note Guaranties, the Security Documents and each of the other agreements, documents and instruments providing for or evidencing any Senior Secured Note Obligation, any other document or instrument executed or delivered at any time in connection with any Senior Secured Note Obligation, including pursuant to the Security Documents, and any intercreditor or joinder agreement among holders of Senior Secured Note Obligations (or binding upon one or more of them through their representatives), to the extent such are effective at the relevant time, as each may be amended, supplemented, modified or Refinanced from time to time in accordance with the terms thereof and the ABL Intercreditor Agreement.

“Senior Secured Note Guaranties” shall mean the guaranties made by the Guarantors in favor of the Senior Secured Note Secured Parties.

“Senior Secured Note Indenture” shall mean that certain Indenture dated as of May 25, 2012, among the Company, the guarantors party thereto and Wells Fargo Bank, National Association, as trustee, as the same may be amended, supplemented, modified or Refinanced from time to time in accordance with the terms thereof, the other Senior Secured Note Documents and the ABL Intercreditor Agreement.

“Senior Secured Note Obligations” shall have the meaning assigned to such term in the Security Agreement.

“Senior Secured Note Priority Collateral” means all of the Collateral other than, if an ABL Transaction is in effect and ABL Obligations are outstanding at such time, the ABL Priority Collateral.

“Senior Secured Note Secured Parties” shall mean the holders from time to time of the Senior Secured Note Obligations, including the Collateral Agent and the Senior Indenture Trustee.

“Senior Secured Notes” shall have the meaning assigned to such term in the recitals.

“Series”, when used in reference to Additional Secured Obligations, refers to such Additional Secured Obligations as shall have been issued or incurred pursuant to the same indenture, credit agreement or similar agreement and with respect to which the same Person acts as the Additional Authorized Representative.

“Subsidiary” shall have the meaning assigned to such term in the Security Agreement.

“Transaction Liens” shall mean the Liens granted by the Grantors to the Collateral Agent under the Security Documents.

10

“Trust Estate” shall have the meaning assigned to such term in Section 2(a).

“UCC” means the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.

(b)                                         Terms Generally.  The definitions in Section 1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”; and the words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. All references herein to Sections, Exhibits and Schedules shall be deemed references to Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require.  All references herein to any Person shall be construed to include such Person’s successors and permitted assigns.  Unless otherwise indicated, any reference to any agreement or instrument will be deemed to include a reference to that agreement or instrument as assigned, amended, supplemented, amended and restated, or otherwise modified and in effect from time to time or replaced in accordance with the terms of this Agreement.

SECTION 2.  The Trust Estate.

(a)                                Declaration of Trust.

(i)                     To secure the payment and performance of the Secured Obligations, each of the Grantors has granted to the Collateral Agent, pursuant to the Security Agreement, and the Collateral Agent has accepted and agreed to hold, in trust thereunder and under this Agreement for the benefit of all present and future Secured Parties, all of such Grantor’s right, title and interest in, to and under the Collateral for the benefit of all present and future Secured Parties, together with all of the Collateral Agent’s right, title and interest in, to and under the Security Documents and all interests, rights, powers and remedies of the Collateral Agent thereunder or in respect thereof and all cash and non-cash proceeds thereof constituting Collateral (collectively, the “Trust Estate”).

(ii)                  The Collateral Agent and its successors and assigns under this Agreement will hold the Trust Estate in trust for the benefit solely and exclusively of all present and future Secured Parties as security for the payment of all present and future Secured Obligations; provided, however, that if at any time the Company, the Grantors and their successors or assigns, shall satisfy the applicable conditions set forth in Section 7 in connection with the release of all Collateral, then this Agreement, and the estates and rights assigned in the Security Documents, shall cease, terminate and be void; otherwise they shall remain and be in full force and effect in accordance with their respective terms; provided, further, that notwithstanding the foregoing, all provisions set forth in Sections 5(c), 5(d), 5(e) and 5(f) that are enforceable by the Collateral Agent or any of its co-collateral agents (whether in an individual or representative capacity) will remain enforceable in accordance with their terms.

11

(iii)               The parties to this Agreement further covenant and declare that the Trust Estate will be held and distributed by the Collateral Agent, subject to the further covenants, conditions and agreements hereinafter set forth.

(b)                               Additional Secured Debt Facilities.

(i)                     The Collateral Agent will act as agent hereunder for, and perform its duties set forth in this Agreement on behalf of, each holder of Secured Obligations in respect of indebtedness that is issued or incurred after the date hereof that:

(A)                    holds Additional Secured Obligations that are identified as such in accordance with the procedures set forth in clause (ii) of this Section 2(b); and

(B)                      signs, through its designated Additional Authorized Representative identified pursuant to clause (ii) of this Section 2(b), a Collateral Agency Joinder and delivers the same to the Collateral Agent.

(ii)                  The Company or any other Grantor will be permitted to incur indebtedness in respect of an Additional Secured Debt Facility and to designate as an additional holder of Secured Obligations hereunder the lenders, agents and each Additional Authorized Representative, as applicable, under such Additional Secured Debt Facility, in each case only to the extent such indebtedness is designated by the Company in accordance with the following sentence and only to the extent such incurrence is permitted under the terms of the Secured Debt Documents and the ABL Documents.  The Company may only effect such designation by delivering to the Collateral Agent (with copies to the ABL Agent (if any), the Senior Indenture Trustee and to each previously identified Additional Authorized Representative), each of the following:

(A)                    on or prior to the date on which such Additional Secured Debt Facility is incurred, an Officer’s Certificate stating that each applicable Grantor intends to incur additional indebtedness under such Additional Secured Debt Facility, and certifying that (1) such incurrence is permitted and does not violate or result in any default under the ABL Documents, the Senior Secured Note Documents or any then existing Additional Secured Debt Documents (other than any incurrence of Secured Obligations that would simultaneously repay all Secured Obligations of any Class or ABL Obligations, as applicable, under the Secured Debt Documents of such Class or the ABL Documents, as applicable, under which such default would arise), (2) the definitive documentation associated with such Additional Secured Debt Facility contains a written agreement of the holders of such indebtedness, for the enforceable benefit of all holders of ABL Obligations, all other holders of existing and future Secured Obligations, and each existing and future ABL Agent, each existing and future Senior Indenture Trustee and each existing and future Additional Authorized Representative substantially as follows:  (x) that all Secured Obligations will be and are secured equally and ratably by

12

all Transaction Liens granted by any Grantor to the Collateral Agent, for the benefit of the Secured Parties, at any time granted by any Grantor to secure any Secured Obligations whether or not upon property otherwise constituting collateral to such Secured Obligations and that all Transaction Liens granted pursuant to the Security Documents will be enforceable by the Collateral Agent for the benefit of all holders of Secured Obligations equally and ratably as contemplated by this Agreement (provided, that if provided by the terms thereof or with the consent of the holders thereof, a Series of Additional Secured Obligations may be secured by Liens (which shall be equal and ratable with the Liens securing the Secured Obligations) on assets and properties comprising less (but not more) than all of the assets and properties upon which Liens have been granted to secure the Secured Obligations), (y) that the holders of Secured Obligations in respect of such Additional Secured Debt Facility are (or, if no ABL Transaction is then in effect, upon the Company’s consummation of an ABL Transaction, will be) bound by the provisions of, and deemed to have agreed to the terms of, the ABL Intercreditor Agreement and this Agreement, including the provisions relating to the ranking of Transaction Liens on ABL Priority Collateral versus Senior Secured Note Priority Collateral and the order of application of proceeds from the enforcement of Transaction Liens on ABL Priority Collateral versus Senior Secured Note Priority Collateral and (z) consenting to and directing the Collateral Agent to perform its obligations under this Agreement, the ABL Intercreditor Agreement and the other Security Documents; provided that such indebtedness in respect of such Additional Secured Debt Facility shall not be permitted to also constitute ABL Obligations, and (3) the Company and each other Grantor has duly authorized, executed (if applicable) and recorded (or caused to be recorded), or intends to authorize, execute and record (if applicable), in each appropriate governmental office all relevant filings and recordations, if any, reasonably necessary to ensure that the Additional Secured Obligations in respect of such Additional Secured Debt Facility are secured by the Collateral to the extent set forth in and required by the Security Documents and in accordance with this Agreement, the ABL Intercreditor Agreement and the other Security Documents;

(B)              a written notice specifying the name and address of the Additional Authorized Representative in respect of such Additional Secured Debt Facility for purposes of Section 9;

(C)             a copy of the executed Collateral Agency Joinder referred to in clause (i) of this Section 2(b), executed by the applicable Additional Authorized Representative (on behalf of each Additional Secured Party represented by it); and

(D)             an Officer’s Certificate and an opinion of counsel stating that all covenants and conditions precedent to the execution and delivery by the Collateral Agent of such Collateral Agency Joinder under the Secured Debt Documents have been complied with.

13

(iii)                       Although the Grantors shall be required to deliver a copy of each of the foregoing documents described in clauses (A) through (C) of Section 2(b)(ii) to the ABL Agent, the Senior Indenture Trustee and to each then existing Additional Authorized Representative, the failure to so deliver a copy of any such document to the ABL Agent, the Senior Indenture Trustee and to any such Additional Authorized Representative (other than the certification described in clause (A) of Section 2(b)(ii) and the Collateral Agency Joinder referred to in clause (C) of Section 2(b)(ii), which shall in all cases be required and which shall be delivered to each of the ABL Agent, the Senior Indenture Trustee and to each then existing Additional Authorized Representative on or prior to the incurrence of indebtedness under the applicable Additional Secured Debt Facility) shall not affect the status of such Additional Secured Debt Facility as Additional Secured Obligations or Secured Obligations entitled to the benefits of this Agreement, the ABL Intercreditor Agreement and the other Security Documents if the other requirements of this Section 2(b) are complied with.

(c)                                Acknowledgment of Security Interests.

(i)                             Each of the Senior Indenture Trustee, for itself and on behalf of each Senior Secured Note Secured Party, and each Additional Authorized Representative, for itself and on behalf of each Additional Secured Party represented by it, acknowledges and agrees that, pursuant to the Security Documents, each of the Grantors has granted to the Collateral Agent, for the benefit of the Secured Parties, a security interest in all such Grantor’s rights, title and interest in, to and under the Collateral to secure the payment and performance of all present and future Secured Obligations.  Each of the Senior Indenture Trustee, for itself and on behalf of each Senior Secured Note Secured Party, and each Additional Authorized Representative, for itself and on behalf of each Additional Secured Party represented by it, acknowledges and agrees that, pursuant to the Security Documents, the aforementioned security interest granted to the Collateral Agent, for the benefit of the Secured Parties, shall (subject to Section 7(a)(v)) for all purposes and at all times secure the Senior Secured Note Obligations and the Additional Secured Obligations (if any) on an equal and ratable basis.  It is acknowledged and agreed by the parties hereto that the Secured Obligations will be, pursuant to the ABL Intercreditor Agreement, secured on an equal and ratable basis with the ABL Hedging Obligations (as such term or its functional equivalent may be defined in the ABL Intercreditor Agreement), if any.  It is acknowledged and agreed by the parties hereto that the holders of the Secured Obligations will, upon the Company’s consummation of an ABL Transaction, be bound by the provisions of, and be deemed to have agreed to the terms of, the ABL Intercreditor Agreement, including the provisions relating to the ranking of Transaction Liens on ABL Priority Collateral versus Senior Secured Note Priority Collateral and the order of application of proceeds from the enforcement of Transaction Liens on ABL Priority Collateral versus Senior Secured Note Priority Collateral.

(ii)                          The Collateral Agent and its successors and assigns under this Agreement will act for the benefit solely and exclusively of all present and future Secured Parties and will hold the Collateral and the Transaction Liens thereon as security for the payment and performance of all present and future

14

Secured Obligations, in each case, under terms and conditions of this Agreement, the ABL Intercreditor Agreement and the other Security Documents.

(d)                               ABL Intercreditor Agreement.  The Collateral Agent shall concurrently with the Company’s consummation of any ABL Transaction enter into the ABL Intercreditor Agreement with the ABL Agent, the Company and the Grantors party thereto and, so long as any ABL Obligations remain outstanding, shall comply with all applicable terms and conditions thereunder.

SECTION 3.  Actionable Default; Remedies; Administration of Trust Property.

(a)                                  Notice of Default; Written Instructions.

(i)             Upon receipt of a Notice of Actionable Default, the Collateral Agent shall, within five Business Days thereafter, notify the Company, the ABL Collateral Agent, the Senior Indenture Trustee and each Additional Authorized Representative (if any) of such receipt.

(ii)          Upon receipt of any written directions pursuant to Section 3(h)(i), the Collateral Agent shall, within five Business Days thereafter, send a copy thereof to the Company, the ABL Collateral Agent, the Senior Indenture Trustee and each Additional Authorized Representative (if any).

(b)                                 Remedies.

(i)             If an Actionable Default shall have occurred and be continuing and if the Collateral Trustee shall have received a Notice of Actionable Default with respect thereto which has not been withdrawn in a writing delivered to the Collateral Trustee by the Applicable Authorized Representative and subject to the provisions of the ABL Intercreditor Agreement and, in the case of Collateral securing Permitted Liens (as defined in the Security Agreement), applicable law and the terms of the agreements governing such Permitted Liens, the Collateral Trustee may exercise the rights and remedies provided in this Agreement, the ABL Intercreditor Agreement and the other Security Documents.

(ii)          To the extent permitted by applicable law, the Grantors hereby waive presentment, demand, protest or any notice of any kind in connection with this Agreement, the ABL Intercreditor Agreement, any Collateral or any Security Document.

(c)                                  Administration of Collateral.

(i)             Each Secured Party (acting through the Senior Indenture Trustee or its applicable Additional Authorized Representative, as applicable) hereby appoints the Collateral Agent to serve as Collateral Agent and agent hereunder on the terms and conditions set forth herein.  Subject to, and in accordance with, this Agreement, the Collateral Agent will serve as Collateral Agent hereunder, for the benefit solely and exclusively of the present and future Secured Parties, and will, subject to the ABL Intercreditor Agreement:

15

(A)                    accept, enter into, hold, maintain, administer and enforce all Security Documents, including all Collateral subject thereto, and all Transaction Liens created thereunder, perform its obligations under the Security Documents and protect, exercise and enforce the interests, rights, powers and remedies granted or available to it under, pursuant to or in connection with the Security Documents;

(B)                      take all lawful and commercially reasonable actions permitted under the ABL Intercreditor Agreement and the Security Documents that it may deem reasonably necessary to protect or preserve its interest in the Collateral subject thereto and such interests, rights, powers and remedies;

(C)                      deliver and receive notices pursuant to the ABL Intercreditor Agreement and the Security Documents;

(D)                     sell, assign, collect, assemble, foreclose on, institute legal proceedings with respect to, or otherwise exercise or enforce the rights and remedies of a secured party (including a mortgagee, trust deed beneficiary and insurance beneficiary or loss payee) with respect to the Collateral under the Security Documents and its other interests, rights, powers and remedies;

(E)                       remit as provided in Section 4(d) all cash proceeds received by the Collateral Agent from the collection, foreclosure or enforcement of its interest in the Collateral under the Security Documents or any of its other interests, rights, powers or remedies;

(F)                       execute and deliver amendments to this Agreement and the Security Documents as from time to time authorized pursuant to Section 8 accompanied by an Officer’s Certificate to the effect that the amendment was permitted under Section 8; and

(G)                      release or subordinate any Transaction Lien granted to it by any Security Document upon any Collateral if and as required by Section 7.

(ii)                                      Each Secured Party (acting through the Senior Indenture Trustee or its applicable Additional Authorized Representative, as applicable) acknowledges and consents to the undertaking of the Collateral Agent set forth in Section 3(c)(i) and agrees to each of the other provisions of this Agreement applicable to the Collateral Agent.

(iii)                                   Each Secured Party (acting through the Senior Indenture Trustee or its applicable Additional Authorized Representative, as applicable) acknowledges and agrees that the payment and satisfaction of all of the Secured Obligations will be secured equally and ratably by the Transaction Liens established in favor of the Collateral Agent for the benefit of the Secured Parties.

16

(d)                   Power of Attorney.  The Grantors hereby irrevocably constitute and appoint the Collateral Agent and any officer or agent thereof, with full power of substitution, as their true and lawful attorney-in-fact with full power and authority in the name of the Company and the other Grantors or in its own name, from time to time but only upon the occurrence and during the continuance of an Actionable Default, for the purpose of carrying out the terms of this Agreement, the ABL Intercreditor Agreement and the Security Documents, to take any and all appropriate action and to execute any and all documents and instruments that may be reasonably necessary to accomplish the purposes hereof and thereof and, without limiting the generality of the foregoing, hereby gives the Collateral Agent the power and right on behalf of the Grantors, upon the occurrence and during the continuance of an Actionable Default, without notice to or assent by any Grantor to do the following:

(i)                     to ask for, demand, sue for, collect, receive, recover, compromise and give acquittance and receipts for any and all moneys due or to become due upon or by virtue hereof and thereof,

(ii)                  to receive, take, endorse, assign and deliver any and all checks, notes, drafts, acceptances, documents and other negotiable and non-negotiable instruments and chattel paper taken or received by the Collateral Agent in connection herewith and therewith,

(iii)               to commence, file, institute, prosecute, defend, settle, compromise or adjust any claim, suit, action or proceeding with respect hereto and thereto or in connection herewith and therewith,

(iv)              to sell, transfer, assign or otherwise deal in or with the Collateral or any part thereof as fully and effectually as if the Collateral Agent were the absolute owner thereof, and

(v)                 to do, at its option and at the expense and for the account of the Grantors, at any time or from time to time, all acts and things that the Collateral Agent deems necessary to protect or preserve the Collateral or the Trust Estate and to realize upon the Collateral, subject to the terms of this Agreement and the applicable Security Documents.

(e)                    Right to Initiate Judicial Proceedings, Etc.  If an Actionable Default shall have occurred and be continuing and if the Collateral Trustee shall have received a Notice of Actionable Default with respect thereto which has not been withdrawn in a writing delivered to the Collateral Trustee by the Applicable Authorized Representative:

(i)                     the Collateral Agent shall have the right and power to institute and maintain such suits and proceedings as it may deem appropriate to protect and enforce the rights vested in it by this Agreement, the ABL Intercreditor Agreement and each Security Document to the fullest extent permitted by applicable law, and

(ii)                  the Collateral Agent may, either after entry or without entry, proceed by suit or suits at law or in equity to enforce such rights and to foreclose upon the Collateral and to sell all or, from time to time, any of the

17

Trust Estate under the judgment or decree of a court of competent jurisdiction to the fullest extent permitted by applicable law.

(f)                                    Appointment of a Receiver.  If a receiver of the Trust Estate shall be appointed in judicial proceedings, the Collateral Agent may be appointed as such receiver.  Notwithstanding the appointment of a receiver, the Collateral Agent shall be entitled to retain possession and control of all cash held by or deposited with it or its agents pursuant to any provision of this Agreement, the ABL Intercreditor Agreement or any Security Document.

(g)                                 Exercise of Powers.  All of the powers, remedies and rights of the Collateral Agent as set forth in this Agreement may be exercised by the Collateral Agent in respect of any Security Document as though set forth at length therein and all the powers, remedies and rights of the Collateral Agent and the Secured Parties as set forth in any Security Document may be exercised from time to time as herein and therein provided.

(h)                                 Control by Secured Parties.

(i)                     Subject to Section 3(h)(ii), if an Actionable Default shall have occurred and be continuing and if the Collateral Agent shall have received a Notice of Actionable Default with respect thereto, subject to the provisions of the ABL Intercreditor Agreement, the Applicable Authorized Representative shall have the right, by an instrument in writing executed and delivered to the Collateral Agent, to direct the time, method and place of conducting any proceeding for any right or remedy available to the Collateral Agent, or of exercising any trust or power conferred on the Collateral Agent, or for the appointment of a receiver, or for the taking of any action authorized by Section 3.  It is understood and agreed that the Applicable Authorized Representative (x) shall deliver any written instruction that is contemplated to be delivered, and shall take or refrain from taking any action that is contemplated to be taken, by the Applicable Authorized Representative to the Collateral Agent hereunder upon receipt of approval of such instruction from the Required Controlling Secured Parties (to the extent required by the terms of the applicable Secured Debt Documents) and (y) shall withdraw in a writing delivered by it to the Collateral Trustee any Notice of Actionable Default delivered by it to the Collateral Trustee upon receipt of confirmation satisfactory to it that such Actionable Default is no longer continuing.

(ii)                  The Collateral Agent shall not follow any written directions received pursuant to Section 3(h)(i) to the extent such written directions are known by the Collateral Agent to be in conflict with any provisions of law or if the Collateral Agent shall have received from independent counsel an unqualified opinion to the effect that following such written directions would result in a breach of a provision or covenant contained in the ABL Intercreditor Agreement, the Senior Secured Note Indenture or any Additional Secured Debt Facility or impose individual liability on the Collateral Agent.

(iii)               Nothing in this Section 3(h) shall impair the right of the Collateral Agent in its discretion to take or omit to take any action deemed proper by the Collateral Agent and which action or omission is not inconsistent

18

with the direction of the Secured Parties entitled to direct the Collateral Agent pursuant to this Section 3(h); provided, however, that the Collateral Agent shall not be under any obligation to take any action that is discretionary with the Collateral Agent under the provisions of this Agreement, under the ABL Intercreditor Agreement or under any Security Document.

(iv)              Notwithstanding anything to the contrary herein, so long as an ABL Transaction is in effect, the ABL Collateral Agent or the “Controlling Person” (as such term or its functional equivalent may be defined in the ABL Intercreditor Agreement) shall control the exercise of any right or remedy with respect to any ABL Priority Collateral, all in accordance with the terms of the ABL Intercreditor Agreement.

(i)                           Remedies Not Exclusive.

(i)                     No remedy conferred upon or reserved to the Collateral Agent in this Agreement, in the ABL Intercreditor Agreement or in any Security Document is intended to be exclusive of any other remedy or remedies, but every such remedy shall be cumulative and shall be in addition to every other remedy conferred in this Agreement, in the ABL Intercreditor Agreement or in any Security Document or now or hereafter existing at law or in equity or by statute.

(ii)                  No delay or omission of the Collateral Agent to exercise any right, remedy or power accruing upon any Actionable Default shall impair any such right, remedy or power or shall be construed to be a waiver of any such Actionable Default or an acquiescence therein; and every right, power and remedy given by this Agreement, the ABL Intercreditor Agreement or any Security Document to the Collateral Agent may be exercised from time to time and as often as may be deemed expedient by the Collateral Agent.

(iii)               In case the Collateral Agent shall have proceeded to enforce any right, remedy or power under this Agreement, the ABL Intercreditor Agreement or any Security Document and the proceeding for the enforcement thereof shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case the Grantors, the Collateral Agent and the Secured Parties shall, subject to any determination in such proceeding, severally and respectively be restored to their former positions and rights, under this Agreement, under the ABL Intercreditor Agreement and under such Security Document with respect to the Trust Estate and in all other respects, and thereafter all rights, remedies and powers of the Collateral Agent shall continue as though no such proceeding had been taken.

(iv)              All rights of action and rights to assert claims upon or under this Agreement, the ABL Intercreditor Agreement and the Security Documents may be enforced by the Collateral Agent without the possession of any Secured Debt Document or the production thereof in any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Collateral Agent shall be brought in its name as Collateral Agent and any recovery of judgment shall be held as part of the Trust Estate.

19

(j)                       Waiver of Certain Rights.  The Grantors, to the extent they may lawfully do so, expressly waive and release any, every and all rights to demand or to have any marshaling of the Trust Estate upon any sale, whether made under any power of sale herein granted or pursuant to judicial proceedings or upon any foreclosure or any enforcement of this Agreement and consents and agrees that all the Trust Estate may at any such sale be offered and sold as an entirety.

(k)                    Limitation on Collateral Agent’s Duties in Respect of Collateral.  Beyond its duties set forth in this Agreement and the Security Documents as to the custody thereof and the accounting to the Grantors and the Secured Parties for moneys received by it hereunder, and except as otherwise required by applicable law or expressly required by any Secured Debt Document to which the Collateral Agent is a party, the Collateral Agent shall not have any duty to the Grantors and the Secured Parties as to any Collateral in its possession or control or in the possession or control of any agent or nominee of it or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.  To the extent, however, that the Collateral Agent or any agent or nominee thereof maintains possession or control of any of the Collateral, the Collateral Agent shall, and shall instruct such agent or nominee to, grant the Grantors access to and use of such Collateral that the Grantors may require for the conduct of their business; provided, that such rights may be limited as provided in this Agreement and the other Security Documents if an Actionable Default shall have occurred and be continuing and if the Collateral Trustee shall have received a Notice of Actionable Default with respect thereto which has not been withdrawn in a writing delivered to the Collateral Trustee by the Applicable Authorized Representative.

(l)                       Limitation by Law.  All rights, remedies and powers provided by this Section 3 may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law in the premises, and all the provisions of this Section 3 are intended to be subject to all applicable mandatory provisions of law that may be controlling in the premises and to be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable in whole or in part or not entitled to be recorded, registered, or filed under the provisions of any applicable law.

(m)                 Absolute Rights of Secured Parties.  Notwithstanding any other provision of this Agreement (other than Section 3(b)) or any provision of any Security Document, but subject to the provisions of the ABL Intercreditor Agreement, the right of each Secured Party, which is absolute and unconditional, to receive payments of the Secured Obligations held by such Secured Party on or after the due date thereof as therein expressed, to seek adequate protection in respect of its interest in this Agreement and the Collateral, to institute suit for the enforcement of such payment on or after such due date, or to assert its position and views as a secured creditor in a Bankruptcy Proceeding, or the obligation of the Grantors, which is also absolute and unconditional, to pay in full and otherwise perform all Secured Obligations at the time and place expressed therein shall not be impaired or affected without the consent of such Secured Party.

SECTION 4.  Collateral Account; Application of Moneys.  (a) The Collateral Account.  On the date hereof there shall be established and, at all times thereafter until this Agreement shall have terminated, there shall be maintained with the Collateral Agent an account that shall be entitled the “Molycorp Collateral Account” (the

20

“Collateral Account”).  The Collateral Account shall be established and maintained by the Collateral Agent at its designated corporate trust offices.  All moneys that are received by the Collateral Agent after the occurrence of an Actionable Default in connection with any collection, sale, foreclosure or other realization upon any Collateral shall be deposited in the Collateral Account and thereafter shall be held and applied by the Collateral Agent in accordance with the terms of this Agreement, the other Security Documents and the ABL Intercreditor Agreement.  To the extent necessary, appropriate or desirable, the Collateral Agent from time to time may establish sub-accounts as part of the Collateral Account for the purpose of better identifying and maintaining proceeds of Collateral, all of which sub-accounts shall be treated as and be deemed equivalent to, the Collateral Account for all purposes hereof.

(b)                   Control of Collateral Account.  All right, title and interest in and to the Collateral Account shall vest in the Collateral Agent, and funds on deposit in the Collateral Account shall constitute part of the Trust Estate.  The Collateral Account shall be subject to the exclusive dominion and control of the Collateral Agent.

(c)                    Investment of Funds Deposited in Collateral Account.  At the written direction of the Applicable Authorized Representative, the Collateral Agent shall invest and reinvest moneys on deposit in the Collateral Account at any time in money market funds investing in Permitted Investments (with the particular fund to be specified in writing by the Applicable Authorized Representative).  All such investments and the interest and income received thereon and therefrom and the net proceeds realized on the sale thereof shall be held in the Collateral Account, as applicable, as part of the Trust Estate.  In the absence of the written investment direction of the Applicable Authorized Representative, all moneys on deposit in the Collateral Account shall remain uninvested and the Collateral Agent shall have no obligation for interest thereon.

(d)                   Application of Moneys in Collateral Account.  Subject to Section 4(e) and the ABL Intercreditor Agreement, all moneys or other property held by the Collateral Agent in the Collateral Account shall, to the extent available for distribution, be distributed (or deposited in a separate account for the benefit of the Senior Indenture Trustee and the Additional Authorized Representative pursuant to Section 4(e)) by the Collateral Agent as follows:

First: To the Collateral Agent in an amount equal to the Collateral Agent’s Fees that are unpaid as of the relevant Distribution Date and to any Secured Party that has theretofore advanced or paid any such Collateral Agent’s Fees in an amount equal to the amount thereof so advanced or paid by such Secured Party prior to such Distribution Date; provided that so long as an ABL Transaction is in effect and any ABL Obligations are outstanding, the ABL Collateral Agent will be paid first from the ABL Priority Collateral before the Collateral Agent and second from the Senior Secured Note Priority Collateral after the Collateral Agent, all in accordance with the terms of the ABL Intercreditor Agreement;

Second: To the Senior Indenture Trustee and each Additional Authorized Representative (if any) equally and ratably (in the same proportion that such unpaid Secured Obligations of the Senior Indenture Trustee or such Additional Authorized Representative, as applicable, bear to all unpaid Secured Obligations on the relevant Distribution Date) for application to the payment in full of all

21

outstanding Secured Obligations (other than Secured Obligations paid pursuant to clause first above and Contingent Secured Obligations) that are then due and payable to the Secured Parties (which shall then be applied or held by the Senior Indenture Trustee and each such Additional Authorized Representative in such order as may be provided in the applicable Secured Debt Documents); provided that so long as an ABL Transaction is in effect and any ABL Obligations are outstanding, the holders of the ABL Obligations will be paid first from the ABL Priority Collateral before the holders of the Secured Obligations and second from the Senior Secured Note Priority Collateral after the holders of the Secured Obligations, all in accordance with the terms of the ABL Intercreditor Agreement; and

Third: Any surplus then remaining shall be paid to the Company or the respective Grantor, its successors or assigns, or as a court of competent jurisdiction may direct.

In connection with the application of proceeds pursuant to this Section 4(d), except as otherwise directed in writing by the Applicable Authorized Representative, the Collateral Agent may sell any non-cash proceeds for cash prior to the application of the proceeds thereof.

(e)                    Application of Moneys Distributable to Secured Parties.  If at any time any moneys collected or received by the Collateral Agent pursuant to this Agreement, the ABL Intercreditor Agreement or any Security Document are distributable pursuant to Section 4(d) to the Senior Indenture Trustee or any Additional Authorized Representatives, and if the Senior Indenture Trustee or such Additional Authorized Representative shall notify the Collateral Agent that no provision is made under the applicable Senior Secured Note Documents or Additional Secured Debt Documents, as applicable, (i) for the application by the Senior Indenture Trustee or such Additional Authorized Representative, as applicable, of such amounts so distributable (whether by virtue of the Senior Secured Note Obligations or the applicable Additional Secured Obligations not having become due and payable or otherwise) or (ii) for the receipt and the holding by the Senior Indenture Trustee or such Additional Authorized Representative, as applicable, of such amounts pending the application thereof, then the Collateral Agent shall invest, at the written direction of the Senior Indenture Trustee or such Additional Authorized Representative, all such amounts applicable to the Senior Secured Note Obligations or the Additional Secured Obligations in obligations of the kinds referred to in Section 4(c) (with the particular investment specified in writing by the Senior Indenture Trustee or such Additional Authorized Representative), or in the absence of such direction hold such amounts uninvested as provided in Section 4(c), and shall hold all such amounts so distributable, and all such investments and the proceeds thereof, in trust solely for the Senior Indenture Trustee and/or such Additional Authorized Representative and for no other purpose until such time as the Senior Indenture Trustee or such Additional Authorized Representative shall request the delivery thereof by the Collateral Agent to the Senior Indenture Trustee or such Additional Authorized Representative, as applicable, for application by it pursuant to the Senior Secured Note Documents or the Additional Secured Debt Documents, as applicable.

This Section 4 is intended for the benefit of, and will be enforceable as a third-party beneficiary by, each present and future holder of Secured Obligations, each present and

22

future Senior Indenture Trustee, each present and future Additional Authorized Representative and the Collateral Agent as a Secured Party, in each case subject to the terms of the ABL Intercreditor Agreement.

SECTION 5.  Agreements with the Collateral Agent.  (a) Delivery of Secured Debt Documents.  Concurrently with the execution of this Agreement on the date hereof, the Company will, or will cause the applicable Grantor to, deliver to the Collateral Agent a true and complete copy of each of the Secured Debt Documents then in effect.  The Company agrees that, promptly upon the execution thereof, the Company will, or will cause the applicable Grantor to, deliver to the Collateral Agent a true and complete copy of (i) any and all amendments, modifications or supplements to any Secured Debt Document and (ii) any Secured Debt Documents, entered into subsequent to the date hereof.  Unless and until the Collateral Agent actually receives such copies it shall not be deemed to have knowledge of them.

(b)                                 Information as to Secured Parties.  The Company agrees that it shall deliver to the Collateral Agent from time to time upon the reasonable request of the Collateral Agent a list setting forth, by each Secured Debt Document then in effect:

(i)                     the aggregate amount outstanding thereunder, and

(ii)                  the interest rates then in effect thereunder.

The applicable Authorized Representative (and, in the case of clause (C), the Company) will deliver to the Collateral Agent upon the reasonable request of the Collateral Agent:

(A)                    in the case of the Senior Indenture Trustee, the names of the Senior Noteholders holding Senior Secured Notes outstanding under the Senior Secured Note Indenture and the unpaid principal amount owing to each such Senior Noteholder;

(B)                      in the case of any Additional Authorized Representative, the names of the Additional Secured Parties holding obligations outstanding under such Additional Secured Debt Facility and the unpaid principal amount owing to each such Secured Party; and

(C)                      to the extent known to the Company, the names of such other Secured Parties under any other Series of Secured Obligations and the unpaid aggregate amounts owing to each such Secured Party.

Each Authorized Representative (and the Company in respect of any Grantor) will furnish to the Collateral Agent within 30 days after the date hereof, and periodically if notice addresses and/or addresses change, a list setting forth the name and address of each party to whom notices must be sent under the Secured Debt Documents.  At all times the Collateral Agent may assume without inquiry that the most recent list it has received remains current.

23

(c)                                  Compensation and Expenses.  The Grantors, jointly and severally, agree to pay to the Collateral Agent, from time to time following receipt of a reasonably detailed invoice therefor:

(i)                     such compensation as has been or shall be agreed by the Company and the Collateral Agent in writing (which shall not be limited by any provision of law in regard to compensation of a trustee of an express trust) for its services hereunder, under the ABL Intercreditor Agreement and under the Security Documents and for administering the Trust Estate; and

(ii)                  all of the compensation pursuant to subclause (i) above and all of the reasonable and documented out-of-pocket fees, costs and expenses of the Collateral Agent (including, without limitation, the reasonable and documented out-of-pocket fees, expenses and disbursements of one counsel and no more than one counsel in each jurisdiction where Collateral is located) (A) arising in connection with the negotiation, preparation, execution, delivery, modification and termination of, or consent or waiver to, this Agreement, the ABL Intercreditor Agreement and each Security Document or the enforcement of any of the provisions hereof or thereof, or (B) incurred or required to be advanced in connection with the administration of the Trust Estate, the sale or other disposition of Collateral pursuant to any Security Document and the preservation, protection or defense of the Collateral Agent’s rights under this Agreement and in and to the Collateral and the Trust Estate, and all reasonable and documented out-of-pocket costs and expenses incurred by the Collateral Agent and its agents in creating, perfecting, preserving, releasing or enforcing the Collateral Agent’s Transaction Liens on the Collateral.

The obligations of the Grantors under this Section 5(c) shall survive the termination of the other provisions of this Agreement and the resignation or removal of the Collateral Agent.

(d)                   Stamp and Other Similar Taxes.  The Grantors, jointly and severally, agree to indemnify and hold harmless the Collateral Agent and each Secured Party (and their respective agents) from any present or future claim for liability for any stamp or other similar tax and any penalties or interest with respect thereto that may be assessed, levied or collected by any jurisdiction in connection with this Agreement, the ABL Intercreditor Agreement, any Security Document, the Trust Estate or any Collateral.  The obligations of the Grantors under this Section 5(d) shall survive the termination of the other provisions of this Agreement and the resignation or removal of the Collateral Agent.

(e)                    Filing Fees, Excise Taxes, etc.  The Grantors, jointly and severally, agree to pay or to reimburse the Collateral Agent and its agents for any and all amounts in respect of all search, filing, recording and registration fees, excise taxes and other similar imposts that are payable in respect of the execution, delivery, performance and enforcement of this Agreement, the ABL Intercreditor Agreement and each Security Document.  The obligations of the Grantors under this Section 5(e) shall survive the termination of the other provisions of this Agreement and the resignation or removal of the Collateral Agent.

24

(f)                                    Indemnification.  The Grantors, jointly and severally, agree to pay, indemnify, and hold the Collateral Agent and its officers, directors, employees and agents harmless from and against any and all liabilities, obligations, losses, damages, claims, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the ABL Intercreditor Agreement and the Security Documents (including, but not limited to, actions by the Collateral Agent to enforce its rights with respect to the Collateral), unless arising from the gross negligence or willful misconduct (in either case, as determined by a final judgment of a court of competent jurisdiction) of the Collateral Agent or such of the agents as are seeking indemnification.  The foregoing indemnities in this Section 5(f) shall survive the resignation or removal of the Collateral Agent or the termination of this Agreement.

(g)                                 Further Assurances; Notation on Financial Statements.

(i)                     At any time and from time to time, upon the written request of the Collateral Agent, and, at the sole expense of the Grantors, the Grantors will promptly execute and deliver any and all such further instruments and documents and take such further action as the Collateral Agent reasonably deems necessary in obtaining the full benefits of this Agreement, the ABL Intercreditor Agreement, the Security Documents and the other Secured Debt Documents and of the rights and powers herein and therein granted.  To the extent required by law, the Grantors shall, in all of their financial statements, indicate by footnote or otherwise that the Secured Obligations are secured pursuant to this Agreement and the Security Documents.

(ii)                  Pursuant to the Secured Debt Agreements, from time to time, additional direct or indirect subsidiaries of the Company are required to become parties to the Security Agreement.  In connection with any such subsidiary becoming party to the Security Agreement, such subsidiary (an “Additional Grantor”) shall execute (i) a Supplement to Collateral Agency Agreement in the form of Exhibit A hereto and upon such execution shall become a Grantor hereunder with all applicable rights and responsibilities and (ii) a Security Agreement Supplement (as defined in the Security Agreement).

SECTION 6.  The Collateral Agent.

(a)                                  Acceptance of Trust; Powers of the Collateral Agent.

(i)                     The Collateral Agent, for itself and its successors, hereby accepts the duties created by this Agreement upon the terms and conditions hereof, including those contained in this Section 6.

(ii)                  The Collateral Agent is authorized and empowered to enter into and perform its obligations and protect, perfect, exercise and enforce its interests, rights, powers and remedies under this Agreement, the ABL Intercreditor Agreement and the Security Documents and applicable law and in equity and to act as set forth in this Agreement or as requested in any lawful directions given to it from time to time in respect of any matter by a written notice of the Applicable Authorized Representative in accordance with the terms of this Agreement.

25

(iii)               None of the Senior Indenture Trustee or any Additional Authorized Representative or any other holder of Secured Obligations will have any liability whatsoever for any act or omission of the Collateral Agent.

(iv)              The Collateral Agent will accept, hold, administer and enforce all Transaction Liens on the Collateral at any time transferred or delivered to it and all other interests, rights, powers and remedies at any time granted to or enforceable by the Collateral Agent and all other property of the Trust Estates solely and exclusively for the benefit of all present and future holders of Secured Obligations (subject to the ABL Intercreditor Agreement), and will distribute all proceeds received by it in realization thereon or from enforcement thereof solely and exclusively pursuant to the provisions of Section 4(d).

(v)                 No provision of this Agreement shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers.

(b)                                 Exculpatory Provisions.

(i)                     The Collateral Agent shall not be responsible in any manner whatsoever for the correctness of any recitals, statements, representations or warranties of any other Person contained in this Agreement, in the ABL Intercreditor Agreement or in any Security Document, all of which are made solely by the Grantors.  The Collateral Agent makes no representations as to the value or condition of the Trust Estate or any part thereof, or as to the title of the Grantors thereto or as to the security afforded by any Security Document or this Agreement or the ABL Intercreditor Agreement, or as to the validity, execution (except its own execution), enforceability, legality or sufficiency of this Agreement, the ABL Intercreditor Agreement, any Security Document or the Secured Obligations secured hereby and thereby, and the Collateral Agent shall incur no liability or responsibility in respect of any such matters.  The Collateral Agent shall not be responsible for insuring the Trust Estate or for the payment of taxes, charges, assessments or liens upon the Trust Estate or otherwise as to the maintenance of the Trust Estate, except that in the event the Collateral Agent enters into possession of a part or all of the Trust Estate, the Collateral Agent shall preserve the part in its possession.

(ii)                  The Collateral Agent shall not be required to ascertain or inquire as to the performance by the Grantors of any of the covenants or agreements contained in this Agreement, in the ABL Intercreditor Agreement, any Security Document or in any other Secured Debt Document.  Whenever it is necessary, or in the opinion of the Collateral Agent advisable, for the Collateral Agent to ascertain the amount of Secured Obligations then held by a Secured Party, the Collateral Agent may conclusively rely on a certificate of such Secured Party or its representative (including the Senior Indenture Trustee or any applicable Additional Authorized Representative) as to such amount, and if any such Secured Party or representative shall not give such information to the Collateral Agent, such Secured Party shall not be entitled to receive distributions hereunder (in which case such distributions shall be held in trust

26

for such Secured Party) until it has given such information to the Collateral Agent.

(iii)               The Collateral Agent shall not be personally liable for any action taken or omitted to be taken by it in accordance with this Agreement, the ABL Intercreditor Agreement or any Security Document except for its own gross negligence or willful misconduct.

(iv)              The Collateral Agent shall have no responsibility for the preparation, filing or recording of any instrument, document or financing statement or for the maintenance of any security interest intended to be perfected thereby.

(c)                                  Delegation of Duties.  The Collateral Agent may execute any of its duties or powers hereof and perform any duty hereunder either directly or by or through agents or attorneys-in-fact, which may include officers and employees of the Grantors.  The Collateral Agent shall be entitled to advice of one counsel of its selection, at the reasonable expense of the Grantors, concerning all matters pertaining to its rights, powers and duties.  The Collateral Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it without gross negligence or willful misconduct.

(d)                                 Reliance by Collateral Agent.

(i)                     Whenever in the exercise of its rights or powers and the performance of its duties under this Agreement the Collateral Agent shall deem it reasonably necessary that a matter be proved or established in connection with the taking, suffering or omitting any action hereunder by the Collateral Agent, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively provided or established by a certificate of a Responsible Officer of any Grantor delivered to the Collateral Agent, and such certificate shall be full warranty to the Collateral Agent for any action taken, suffered or omitted in reliance thereon, subject, however, to the provisions of Section 6(e).

(ii)                  The Collateral Agent may consult with counsel of its selection, and the advice of such counsel, or any opinion of counsel who is not an employee of the Collateral Agent, shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder in accordance therewith.  The Collateral Agent shall have the right at any time to seek instructions concerning the administration of the Trust Estate from any court of competent jurisdiction.

(iii)               The Collateral Agent may conclusively rely, and shall be fully protected in acting, upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document that it has no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of cables, telecopies and telexes, to have been sent by the proper party or parties.  In the absence of its gross negligence or willful misconduct, the Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the

27

opinions expressed therein, upon any certificates or opinions furnished to the Collateral Agent and conforming to the requirements of this Agreement or any Security Document.  Without limitation to the foregoing, the Collateral Agent may conclusively rely as provided in this Section 6(d) on any Officer’s Certificate provided by the Company pursuant this Agreement (including but not limited to Section 2(b) hereof), and may deem such information correct until such time as it receives any written modification of any such certificate from the Company in respect thereof.

(iv)              The Collateral Agent shall not be under any obligation to exercise any of the rights or powers vested in the Collateral Agent by this Agreement at the request or direction of the Applicable Authorized Representative pursuant to this Agreement, the ABL Intercreditor Agreement or any Security Document, unless the Collateral Agent shall have been provided adequate security and indemnity reasonably satisfactory to it against the costs, expenses and liabilities that may be incurred by it in compliance with such request or direction, including such reasonable advances as may be requested by the Collateral Agent.

(e)                                  Limitations on Duties of Collateral Agent.

(i)                     The Collateral Agent shall be obliged to perform such duties and only such duties as are specifically set forth in this Agreement, the ABL Intercreditor Agreement or in any Security Document, and no implied covenants or obligations shall be read into this Agreement, the ABL Intercreditor Agreement or any Security Document against the Collateral Agent and the Collateral Agent shall not be liable with respect to any action taken or omitted by it in accordance with the direction of the Applicable Authorized Representative pursuant to Section 3(h).

(ii)                  Except as herein otherwise expressly provided, the Collateral Agent shall not be under any obligation to take any action that is discretionary with the Collateral Agent under the provisions hereof or under the ABL Intercreditor Agreement or any Security Document except upon the written request of the Applicable Authorized Representative pursuant to Section 3(h).  The Collateral Agent shall make available for inspection and copying by the Senior Indenture Trustee and each Additional Authorized Representative, each certificate or other paper furnished to the Collateral Agent by the Company under or in respect of this Agreement, the ABL Intercreditor Agreement, any Security Document or any of the Trust Estate.

(iii)               Whenever reference is made in this Agreement to any action by, consent, designation, specification, requirement of approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Collateral Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Collateral Agent, it is understood that in all cases the Collateral Agent shall, except as otherwise expressly provided in this Agreement, be acting, giving, withholding, suffering, omitting, taking or otherwise undertaking and exercising the same (or shall not be undertaking and

28

exercising the same) as directed by the Secured Parties.  This provision is intended solely for the benefit of the Collateral Agent and its successors and permitted assigns and is not intended to and will not entitle the other parties hereto to any defense, claim or counterclaim, or confer any rights or benefits on any party hereto.

(f)                                    Moneys to Be Held in Trust.  All moneys received by the Collateral Agent under or pursuant to any provision of this Agreement, the ABL Intercreditor Agreement or any Security Document shall be held in trust for the purposes for which they were paid or are held.

(g)                                 Resignation and Removal of the Collateral Agent.

(i)                     The Collateral Agent may at any time, by giving 30 days’ prior written notice to the Company, the Senior Indenture Trustee and each Additional Authorized Representative (if any), resign and be discharged of the responsibilities hereby created, such resignation to become effective upon the earlier of:  (A) 30 days from the date of such notice and (B) the appointment of a successor collateral agent or agents by the Company, the acceptance of such appointment by such successor collateral agent or agents, and the approval of such successor collateral agent or agents by each Authorized Representative; provided that no resignation shall become effective unless and until a successor collateral agent has been appointed as provided herein.  The Collateral Agent may be removed at any time and a successor collateral agent or collateral agents appointed by each of the Authorized Representatives; provided that the Collateral Agent shall be paid its fees and expenses pursuant to Section 5(c) and all other amounts owed to it under this Agreement to the date of removal.  Any successor Collateral Agent appointed pursuant to this Section 6(g) shall (x) satisfy the requirements of Section 310(a) of the Trust Indenture Act of 1939 and have a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition or (y) be any other Person that is acceptable to the Company and the Required Secured Parties of each Class of Secured Obligations.  If no successor collateral agent or agents shall be appointed and approved within 30 days from the date of the giving of the aforesaid notice of resignation or removal, the Collateral Agent, the Senior Indenture Trustee, any Additional Authorized Representative or any other Secured Party may, apply to any court of competent jurisdiction, at the reasonable expense of the Company, to appoint a successor collateral agent or agents (which may be an individual or individuals) to act until such time, if any, as a successor collateral agent or agents shall have been appointed as above provided.  Any successor collateral agent or agents so appointed by such court shall immediately and without further act be superseded by any successor collateral agent or agents appointed by the Authorized Representatives as above provided.

(ii)                  If at any time the Collateral Agent shall resign or be removed or otherwise become incapable of acting, or if at any time, a vacancy shall occur in the office of the Collateral Agent for any other cause, a successor collateral agent or agents may be appointed by the Authorized Representatives, and the powers, duties, authority and title of the predecessor collateral agent or agents terminated and canceled without procuring the resignation of such predecessor

29

collateral agent or agents, and without any other formality (except as may be required by applicable law) than appointment and designation of a successor collateral agent or agents in writing, duly acknowledged, delivered to the predecessor collateral agent or agents and Company, and filed for record in each public office, if any, in which this Agreement is required to be filed.

(iii)               The appointment and designation referred to in Section 6(g)(ii) shall, after any required filing, be full evidence of the right and authority to make the same and of all the facts therein recited, and this Agreement shall vest in such successor collateral agent or agents, without any further act, deed or conveyance, all of the estate and title of its predecessor, and upon such filing for record the successor collateral agent or agents shall become fully vested with all the estates, properties, rights, powers, trusts, duties, authority and title of its predecessor; but such predecessor shall, nevertheless, on the written request of the Applicable Authorized Representative, the Company or the successor collateral agent or agents, execute and deliver an instrument transferring to such successor or successors all the estates, properties, rights, powers, trusts, duties, authority and title of such predecessor or predecessors hereunder and shall deliver all Securities and moneys held by it to such successor collateral agent or agents.  Should any deed, conveyance or other instrument in writing from any Grantor be required by any successor collateral agent or agents for more fully and certainly vesting in such successor collateral agent or agents the estates, properties, rights, powers, trusts, duties, authority and title vested or intended to be vested in the predecessor collateral agent or agents, any and all such deeds, conveyances and other instruments in writing shall, on request of such successor collateral agent or agents, be executed, acknowledged and delivered by such Grantor.

(iv)              Any required filing for record of the instrument appointing a successor collateral agent or agents as hereinabove provided shall be at the sole expense of the Grantors.  The resignation of any collateral agent or agents and the instrument or instruments removing any collateral agent or agents, together with all other instruments, deeds and conveyances provided for in this Section 6 shall, if permitted by law, be forthwith recorded, registered and filed by and at the reasonable expense of the Grantors, wherever this Agreement is recorded, registered and filed.

(h)                                 Merger of the Collateral Agent.  Any corporation into which the Collateral Agent may be merged, or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Collateral Agent shall be a party, or any corporation to which the Collateral Agent shall transfer all or substantially all of its corporate trust business (including the administration of this Agreement) shall be Collateral Agent under this Agreement without the execution or filing of any paper or any further act on the part of the parties hereto.

(i)                                     Co-Collateral Agent, Separate Collateral Agent.

(i)                     If at any time or times it shall be necessary or prudent in order to conform to any law of any jurisdiction in which any of the Collateral shall be located, or the Collateral Agent shall be advised by counsel, satisfactory to it, that it is reasonably necessary in the interest of the Secured Parties, or the

30

Applicable Authorized Representative shall in writing so request the Collateral Agent and the Grantors, or the Collateral Agent shall deem it desirable for its own protection in the performance of its duties hereunder, the Collateral Agent and the Grantors shall, at the reasonable request of the Collateral Agent, execute and deliver all instruments and agreements necessary or proper to constitute another bank or trust company, or one or more persons approved by the Collateral Agent and the Grantors, either to act as co-collateral agent or co-collateral agents of all or any of the Collateral, jointly with the Collateral Agent originally named herein or any successor or successors, or to act as separate collateral agent or collateral agents of any such property.  In the event the Grantors shall not have joined in the execution of such instruments and agreements within 30 days after the receipt of a written request from the Collateral Agent so to do, or in case an Actionable Default shall have occurred and be continuing, the Collateral Agent may act under the foregoing provisions of this Section 6(i) without the concurrence of the Grantors, and the Grantors hereby appoint the Collateral Agent as its agent and attorney to act for it under the foregoing provisions of this Section 6(i) in either of such contingencies.

(ii)   Every separate collateral agent  and every co-collateral agent, other than any collateral agent that may be appointed as successor to the Collateral Agent, shall, to the extent permitted by law, be appointed and act and be such, subject to the following provisions and conditions, namely:

(A)  all rights, powers, duties and obligations conferred upon the Collateral Agent in respect of the custody, control and management of moneys, papers or Securities shall be exercised solely by the Collateral Agent, or its successors as collateral agent hereunder;

(B)   all rights, powers, duties and obligations conferred or imposed upon the Collateral Agent hereunder shall be conferred or imposed and exercised or performed by the Collateral Agent and such separate collateral agent or separate collateral agents or co-collateral agent or co-collateral agents, jointly, as shall be provided in the instrument appointing such separate collateral agent or separate collateral agents or co-collateral agent or co-collateral agents, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Collateral Agent shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate collateral agent or separate collateral agents or co-collateral agent or co-collateral agents;

(C)   no power given hereby to, or that it is provided hereby may be exercised by, any such co-collateral agent or co-collateral agents or separate collateral agent or separate collateral agents, shall be exercised hereunder by such co-collateral agent or co-collateral agents or separate collateral agent or separate collateral agents, except jointly with, or with the consent in writing of, the Collateral Agent, anything herein contained to the contrary notwithstanding;

31

(D)  no collateral agent hereunder shall be personally liable by reason of any act or omission of any other collateral agent hereunder; and

(E)   the Grantors and the Collateral Agent, at any time by an instrument in writing, executed by them, may accept the resignation of or remove any such separate collateral agent or co-collateral agent, and in that case, by an instrument in writing executed by the Grantors and the Collateral Agent jointly, may appoint a successor to such separate collateral agent or co-collateral agent, as the case may be, anything herein contained to the contrary notwithstanding.  In the event that the Grantors shall not have joined in the execution of any such instrument within ten days after the receipt of a written request from the Collateral Agent so to do, or in case an Actionable Default shall have occurred and be continuing, the Collateral Agent shall have the power to accept the resignation of or remove any such separate collateral agent or co-collateral agent and to appoint a successor without the concurrence of the Grantors, the Grantors hereby appointing the Collateral Agent its agent and attorney to act for it in such connection in either of such contingencies.  In the event that the Collateral Agent shall have appointed a separate collateral agent or separate collateral agents or co-collateral agent or co-collateral agents as above provided, it may at any time, by an instrument in writing, accept the resignation of or remove any such separate collateral agent or co-collateral agents, the successor to any such separate collateral agent or co-collateral agent to be appointed by the Grantors and the Collateral Agent, or by the Collateral Agent alone, as provided in this Section 6(i).

SECTION 7.  Conditions to Release of Collateral; Release Procedure.

(a)        Subject to the ABL Intercreditor Agreement, the Collateral Agent’s Transaction Liens upon the Collateral will be released or subordinated under the following circumstances:

(i)    The Transaction Liens granted by a Guarantor shall terminate when its Senior Secured Note Guaranty is released pursuant to the terms thereof;

(ii)   Subject to Section 7(b), the Transaction Liens granted by all Grantors shall terminate when the Release Conditions are satisfied; provided that the Company shall have delivered an Officer’s Certificate and an opinion of counsel to the Collateral Agent certifying that the Release Conditions have been met and that such release of the Collateral is permitted under, and does not violate the terms of, any Secured Debt Document;

(iii)  the Transaction Liens securing any Class of Secured Obligations shall terminate solely in respect of such Class of Secured Obligations in accordance with the terms of the applicable Secured Debt Documents for such Class of Secured Obligations;

32

(iv)  As to any Collateral that is sold, leased, exchanged, assigned, transferred or otherwise disposed of by any Grantor to a Person that is not (either before or after such sale, transfer or disposition) another Grantor in a transaction or other circumstance that is permitted by all of the Secured Debt Documents, the Transaction Lien as to such Collateral shall be released automatically at the time of such sale, lease, exchange, assignment, transfer or other disposition to the extent of the interest sold, leased, exchanged, assigned, transferred or otherwise disposed of; provided that, to the extent provided in the Security Documents, the Collateral Agent’s Transaction Liens will attach to the Proceeds received in respect of any such sale, transfer or other disposition, subject to the priorities set forth in the ABL Intercreditor Agreement and Section 4(d); provided, further that the Proceeds of any Notes Priority Collateral (as such term or its functional equivalent may be defined in the ABL Intercreditor Agreement) shall be deposited in the Cash Collateral Account to the extent required by the applicable Secured Debt Documents;

(v)   At any time before the Release Conditions are satisfied, the Collateral Agent shall, at the written request of the Company, release any or all of the Collateral (A) (1) with respect to any Class of Secured Obligations, if consent to the release of such Transaction Liens of the Collateral Agent on such Collateral has been given by, as applicable, the requisite percentage or number of Senior Noteholders (or the Senior Indenture Trustee, on behalf and at the direction of such Senior Noteholders pursuant to the Senior Secured Note Indenture) or the requisite percentage or number of holders of indebtedness in respect of each other Series of Additional Secured Obligations (or the Additional Authorized Representative on behalf of such holders) as permitted by, and in accordance with, the applicable Secured Debt Documents and (2) if the Company shall have delivered an Officer’s Certificate and an opinion of counsel to the Collateral Agent certifying that the conditions described in this clause (iv)(A) have been met; (B) if the ABL Agent delivers a notice to the Collateral Agent with respect to specified Collateral pursuant to the Intercreditor Agreement as described in the section captioned “ABL Transaction — ABL Intercreditor Agreement — Exercise of Remedies and Release of Liens with respect to the ABL Priority Collateral” in the “Description of Notes” in the Offering Memorandum requiring the release of the Transaction Liens on such Collateral; or (C) if any Collateral becomes an Excluded Asset;

(vi)  As to any ABL Priority Collateral, upon the sale of any ABL Priority Collateral in connection with any enforcement action consented to by the ABL Collateral Agent pursuant to the ABL Facility (including any sale or disposition conducted by the Company or any Grantor at the direction or with the consent of the ABL Collateral Agent following an “Event of Default” under the ABL Facility), which results in the release of the Liens of such ABL Collateral Agent on such item of ABL Priority Collateral;

(vii) If any part of the Collateral is subject to any Permitted Lien (as defined in the Security Agreement) that is senior to the Liens securing the Collateral as a matter of law, the Collateral Agent will execute any document reasonably requested in writing by the Company to evidence such subordination if the Company shall have delivered an Officer’s Certificate and an opinion of

33

counsel to the Collateral Agent that such document is authorized or permitted by this Agreement; and

(viii)             If any part of the Collateral is secured by a Lien securing Indebtedness incurred pursuant to sub-clause(ii) of Section 4.06(b)(12) of the Senior Secured Note Indenture and the equivalent provision of any Additional Secured Debt Facility, and the terms of such Indebtedness (or of the Lien securing such Indebtedness) either prohibit the existence of a junior Lien on the applicable property or require that such Lien be subordinated, the Collateral Agent will release or subordinate the Lien, as applicable on such Collateral and execute any document reasonably requested in writing by the Company to evidence such release or subordination; provided that immediately upon the ineffectiveness, lapse or termination of any such restriction, the relevant Grantor shall take all necessary actions to secure the Collateral subject to such Lien in the same manner upon which it was secured prior to the imposition of such Lien.

(b)        The Transaction Liens on the Collateral shall not be released pursuant to Section 7(a)(ii) unless and until all fees and other amounts owing to the Collateral Agent under this Agreement and the other Security Documents (other than any indemnification obligations for which no known written claim or demand for payment has been made) and all amounts owing to the Senior Indenture Trustee under the Senior Secured Note Documents shall have been paid in full.

(c)        Upon the release of the Collateral, or any portion thereof, in each case in accordance with the provisions hereof, all right, title and interest of the Collateral Agent in, to and under the Trust Estate in respect of the Collateral or portion thereof so released, and the Security Documents in respect of such Collateral, shall automatically terminate and shall automatically revert to the respective Grantors, their successors and assigns, and the estate, right, title and interest of the Collateral Agent therein shall thereupon cease, determine and become void; and in such case, upon the written request of the respective Grantors, their successors or assigns, and at the reasonable cost and expense of the Grantors, their successors or assigns, the Collateral Agent shall execute in respect of the Collateral so released, a satisfaction of the Security Documents and such instruments as are reasonably necessary to evidence such release and to terminate and remove of record any documents constituting public notice of the Security Documents and the security interests and assignments granted thereunder and shall assign and transfer, or cause to be assigned and transferred, and shall deliver or cause to be delivered to the Grantors, in respect of the Collateral so released, all property, including all moneys, instruments and Securities (if any), of the Grantors then held by the Collateral Agent.  The cancellation and satisfaction of the Security Documents shall be without prejudice to the rights of the Collateral Agent or any successor collateral agent to charge and be reimbursed for any expenditures that it may thereafter incur in connection therewith.

SECTION 8.  Amendments, Supplements and Waivers.  (a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not

34

exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b)        Subject to Section 8(d), neither this Agreement nor any provision hereof may be waived, amended or otherwise modified except pursuant to an agreement or agreements in writing entered into by the Senior Indenture Trustee, any Additional Authorized Representative and the Collateral Agent, in each case, upon an affirmative vote of the Required Secured Parties of the relevant Class to the extent required by the terms of the applicable Secured Debt Documents; provided that no such agreement shall by its terms amend, modify or otherwise affect the rights or obligations of any Grantor without the Company’s prior written consent; provided, further that in connection with any Refinancing of Secured Obligations of any Class, or the incurrence of Additional Secured Obligations in compliance with Section 2(b), the Collateral Agent and the relevant Authorized Representative shall enter (and are hereby authorized to enter without the consent of any other Secured Party), at the request of the Collateral Agent, such Authorized Representative or the Company, into such amendments, supplements, modifications or restatements of this Agreement as are reasonably necessary or appropriate to reflect and facilitate such Refinancing or such incurrence and are reasonably satisfactory to the Collateral Agent and such Authorized Representative and the Company.

(c)        The Collateral Agent shall not enter into any agreement or agreements that waive, amend or otherwise modify (i) any Security Document (other than this Agreement) or any provision thereof or (ii) consent to any waiver, amendment or other modification of any ABL Document to the extent the Collateral Agent’s consent is required under the ABL Intercreditor Agreement without the written consent of the Authorized Representative of each Class of Secured Obligations (upon an affirmative vote of the Required Secured Parties of such Class, to the extent required by the terms of the applicable Secured Debt Documents).

(d)        Without the consent of any Secured Party, the Collateral Agent and the Grantors, at any time and from time to time, may enter into additional pledge or Security Documents or one or more agreements supplemental hereto or to any Security Document, in form satisfactory to the Collateral Agent (it being understood that any supplement in the form of Exhibits A and B shall be deemed to be satisfactory to the Collateral Agent):

(i)    to add to the covenants of the Grantors, for the benefit of the Secured Parties, or to surrender any right or power herein conferred upon the Grantors;

(ii)   to pledge or grant a security interest in any property or assets that are required to be pledged, or in which a security interest is required to be granted, to the Collateral Agent pursuant to any Security Document or any other applicable Secured Debt Document (including for the avoidance of doubt, in

35

connection with entering into definitive documentation for the Additional Secured Debt Facility);

(iii)  to cure any ambiguity or omission, to correct or to supplement any provision herein or in any Security Document that may be defective or inconsistent with any other provision herein or therein, or to make any other provisions with respect to matters or questions arising hereunder or under any Security Document that shall not be inconsistent with any provision hereof or of any Security Document; (including, for the avoidance of doubt, in connection with entering into definitive documentation for the ABL Facility);

(iv)  to add an Additional Grantor; and

(v)   to add an Additional Authorized Representative.

(e)        In executing, or accepting the additional duties created by, any amendment, supplement or waiver hereto or to any other Security Document, permitted by this Agreement or such Security Document, the Collateral Agent shall receive and shall be fully protected in conclusively relying upon, an opinion of counsel and an Officer’s Certificate stating that the execution of such amendment, supplement or waiver is authorized or permitted by this Agreement or such Security Document.  The Collateral Agent may, but shall not be obligated to, enter into any amendment, supplement or waiver, which adversely affects the Collateral Agent’s own rights, duties or immunities under this Agreement, such Security Document or otherwise.

SECTION 9.  Notices.  All notices, requests, demands and other communications provided for or permitted hereunder shall be in writing and shall be sent by mail, telecopy or hand delivery:

(a)        If to any Grantor, to it at the address of the Company at:

Molycorp, Inc.
5619 Denver Tech Center Parkway
Suite 1000
Greenwood Village, Colorado 80111
Fax: 303-843-8082
Attn: John F. Ashburn, Jr.

with a copy to:

Jones Day
901 Lakeside Avenue
Cleveland, Ohio 44114
Fax: 216-579-0212
Attn: Michael J. Solecki, Esq.

(b)        If to the Collateral Agent, to it at its address at:  230 West Monroe Street, Suite 2900, Chicago, IL 60606, Attention:  Corporate Trust Services, or at such other address as shall be designated by it in a written notice to the Company and each Authorized Representative;

36

(c)        If to the Senior Indenture Trustee, to it at its address at:  230 West Monroe Street, Suite 2900, Chicago, IL 60606, Attention:  Corporate Trust Services, or at such other address as shall be designated by it in writing to the Collateral Agent.

(d)        If to any Additional Authorized Representative, to it at its address as designated in the Collateral Agency Joinder to which it is a party, or at such other address as shall be designated by it in writing to the Collateral Agent.

All such notices, requests, demands and communications shall be deemed to have been duly given or made, when delivered by hand or five Business Days after being deposited in the mail, postage prepaid, or when telecopied or electronically transmitted, receipt acknowledged; provided, however, that any notice, request, demand or other communication to the Collateral Agent shall not be effective until received.

SECTION 10.  Headings.  Section, subsection and other headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

SECTION 11.  Severability.  In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).  The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 12.  Treatment of Payee or Indorsee by Collateral Agent.  (a) The Collateral Agent may treat the registered holder of any registered note, and the payee or indorsee of any note or debenture that is not registered, as the absolute owner thereof for all purposes hereunder and shall not be affected by any notice to the contrary, whether such promissory note or debenture shall be past due or not.

(b)        Any person, firm, corporation or other entity that shall be designated as the duly authorized representative of one or more Secured Parties to act as such in connection with any matters pertaining to this Agreement, the ABL Intercreditor Agreement or any Security Document or the Collateral shall present to the Collateral Agent such documents, including, without limitation, opinions of counsel, as the Collateral Agent may reasonably require, in order to demonstrate to the Collateral Agent the authority of such person, firm, corporation or other entity to act as the representative of such Secured Parties.

SECTION 13.  Dealings with the Grantors.  (a) Upon any application or demand by any Grantor to the Collateral Agent to take or permit any action under any of the provisions of this Agreement, such Grantor shall furnish to the Collateral Agent an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Agreement relating to such particular application or demand, no additional certificate or opinion need be furnished.

37

(b)        Any opinion of counsel may be based, insofar as it relates to factual matters, upon an Officer’s Certificate filed with the Collateral Agent.

SECTION 14.  Binding Effect; Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of each of the Secured Parties, and their respective successors and assigns, and nothing herein or in any Security Document is intended or shall be construed to give any other person any right, remedy or claim under, to or in respect of this Agreement, any Security Document, the Collateral or the Trust Estate.  All obligations of the Grantors hereunder will inure to the sole and exclusive benefit of, and be enforceable by, the Collateral Agent, the Senior Indenture Trustee, each Additional Authorized Representative and each present and future holder of Secured Obligations, each of whom will be entitled to enforce this Agreement as a third-party beneficiary hereof, and all of their respective successors and assigns.

SECTION 15.  Applicable Law.  This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

SECTION 16.  Jurisdiction; Consent to Service of Process.  (a) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in the Borough of Manhattan in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Secured Debt Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that the Collateral Agent or any Secured Party may otherwise have to bring any enforcement action or proceeding relating to this Agreement or the other Secured Debt Documents against any Grantor or its properties in the courts of any jurisdiction.

(b)        Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Secured Debt Documents in any New York State or Federal court.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)        Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 17.  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN

38

CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER SECURED DEBT DOCUMENTS.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER SECURED DEBT  DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 17.

SECTION 18.  Force Majeure.  In no event shall the Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Collateral Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 19.  Consequential Damages.  In no event shall the Collateral Agent be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

SECTION 20.  Termination.  This Agreement shall terminate on the date upon which the Collateral Agent shall have released the Transaction Liens on the Collateral pursuant to Section 7(a)(ii); provided, however, that (x) this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time payment of any Secured Obligation, or any part thereof, is rescinded or must otherwise be restored by the Collateral Agent, any Secured Party, the Company or any other Grantor in any Bankruptcy Proceeding of the Company, any other Grantor or otherwise, and (y) the provisions of clauses (c) through (f) of Section 5 and Section 6  shall survive termination of this Agreement.

SECTION 21.  Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract.  Delivery of an executed signature page to this Agreement by facsimile or PDF transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 22.  Incorporation by Reference.  In connection with its execution and acting as agent or trustee (as applicable) hereunder, each of the Collateral Agent, the Senior Indenture Trustee and other Authorized Representatives are entitled to all rights, privileges, protections, immunities, benefits and indemnities provided to them under the Security Documents and any other applicable Secured Debt Documents.

39

SECTION 23.  ABL Intercreditor Agreement.  Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the Collateral Agent pursuant to any Security Document and (ii) the exercise of any right or remedy by the Collateral Agent hereunder or thereunder or the application of proceeds (including insurance proceeds and condemnation proceeds) of any Collateral, are subject to the provisions of the ABL Intercreditor Agreement (if any).  In the event of any conflict between the terms of the ABL Intercreditor Agreement and the terms of this Agreement, the terms of the ABL Intercreditor Agreement shall govern.

SECTION 24.  USA PATRIOT Act.  The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Collateral Agent is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Collateral Agent.  The parties to this Indenture agree that they will provide the Collateral Agent with such information as it may request in order for the Collateral Agent to satisfy the requirements of the USA PATRIOT Act.

SECTION 25.  Concerning The Senior Indenture Trustee.  In executing this Agreement as the Senior Indenture Trustee, this Agreement has been accepted, executed and delivered by Wells Fargo Bank, National Association, in its capacity as Senior Indenture Trustee under and pursuant to the terms of the Senior Secured Note Indenture.  The Senior Indenture Trustee shall be entitled to all rights, privileges, immunities and protections set forth in the Senior Secured Note Indenture in the acceptance, execution, delivery and performance of this Agreement as though fully set forth herein.

[Remainder of Page Intentionally Left Blank]

40

IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Senior Indenture Trustee

By:
Name:
Title:

MOLYCORP, INC.

By:
Name:
Title:

[SUBSIDIARY GRANTORS]

By:
Name:
Title:

Exhibit A to
Collateral Agency Agreement

[FORM OF] SUPPLEMENT TO COLLATERAL AGENCY AGREEMENT

Reference is made to the Collateral Agency Agreement, dated as of [      ], 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Collateral Agency Agreement”), among Molycorp, Inc., a Delaware corporation (the “Company”), the subsidiaries of the Company listed on the signature pages thereto (the “Subsidiary Grantors” and, together with the Company, the “Grantors”), Wells Fargo Bank, National Association, as Senior Indenture Trustee, Wells Fargo Bank, National Association, as Collateral Agent, and each other Person party thereto from time to time.  Terms defined in the Collateral Agency Agreement and not otherwise defined herein are as defined in the Collateral Agency Agreement.

This Supplement to Collateral Agency Agreement, dated as of                     , 20     (this “Supplement to Collateral Agency Agreement”), is being delivered pursuant to Section 5(g) of the Collateral Agency Agreement.

The undersigned,                   , a                        (the “Additional Grantor”) hereby agrees to become a party to the Collateral Agency Agreement as a Grantor thereunder, for all purposes thereof on the terms set forth therein, and to be bound by all of the terms and provisions of the Collateral Agency Agreement as fully as if the Additional Grantor had executed and delivered the Collateral Agency Agreement as of the date thereof.

This Supplement to Collateral Agency Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract.  Delivery of an executed signature page to this Supplement to Collateral Agency Agreement by facsimile or PDF transmission shall be as effective as delivery of a manually signed counterpart of this Supplement to Collateral Agency Agreement.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

This Supplement to Collateral Agency Agreement shall be construed in accordance with and governed by the laws of the State of New York.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Additional Grantor has caused this Supplement to Collateral Agency Agreement to be duly executed by its authorized representative as of the day and year first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

Acknowledged and agreed:

MOLYCORP, INC.

By:
Name:
Title:

[SUBSIDIARY GRANTORS]

By:
Name:
Title:

The Collateral Agent acknowledges receipt of this Supplement to Collateral Agency Agreement and agrees to act as Collateral Agent with respect to the Collateral pledged by the Additional Grantor, as of the day and year first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

Acknowledged and agreed:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Senior Indenture Trustee

By:
Name:
Title:

Exhibit B to

Collateral Agency Agreement

[FORM OF] COLLATERAL AGENCY JOINDER

Reference is made to the Collateral Agency Agreement, dated as of [      ], 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Collateral Agency Agreement”), among Molycorp, Inc., a Delaware corporation, (the “Company”), the subsidiaries of the Company listed on the signature pages thereto (the “Subsidiary Grantors” and, together with the Company, the “Grantors”), Wells Fargo Bank, National Association, as Senior Indenture Trustee, Wells Fargo Bank, National Association, as Collateral Agent, and each other Person party thereto from time to time.  Terms defined in the Collateral Agency Agreement and not otherwise defined herein are as defined in the Collateral Agency Agreement.

This Collateral Agency Joinder, dated as of                 , 20     (this “Collateral Agency Joinder”), is being delivered pursuant to Section 2(b) of the Collateral Agency Agreement as a condition precedent to the incurrence of the indebtedness for which the undersigned is acting as agent being entitled to the benefits of being Secured Obligations under the Collateral Agency Agreement.

1.                                      Joinder.  The undersigned,                                   , a                       , (the “New Representative”) as [trustee, administrative agent] under that certain [describe Additional Secured Debt Facility] (the “Additional Secured Debt Facility”) hereby agrees to become party as an Additional Authorized Representative and a Secured Party under the Collateral Agency Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms, conditions and provisions of the Collateral Agency Agreement as fully as if the undersigned had executed and delivered the Collateral Agency Agreement as of the date thereof.

2.                                      Lien Sharing and Priority Confirmation.  The undersigned New Representative, on behalf of itself and each holder of obligations in respect of the Additional Secured Debt Facility (together with the Additional Authorized Representative, the “New Secured Parties”), hereby agrees, for the enforceable benefit of all existing and future Additional Authorized Representatives, each existing and future Senior Indenture Trustee and each existing and future Secured Party, and as a condition to being treated as Secured Obligations under the Collateral Agency Agreement that:

(a)                                 all Secured Obligations will be and are secured equally and ratably by all Transaction Liens granted to the Collateral Agent, for the benefit of the Secured Parties, which are at any time granted by any Grantor to secure any Secured Obligations whether or not upon property otherwise constituting collateral for such Additional Secured Debt Facility, and that all Transaction Liens granted pursuant to the Security Documents will be enforceable by the Collateral Agent for the benefit of all holders of Secured Obligations equally and ratably as contemplated by the Collateral Agency Agreement;

(b)                                 the New Representative and each other New Secured Party is bound by the terms, conditions and provisions of the Collateral Agency Agreement, the ABL Intercreditor Agreement and the Security Documents, including, without limitation, the provisions relating to the ranking of

Transaction Liens and the order of application of proceeds from the enforcement of Transaction Liens; and

(c)                                  the New Representative shall perform its obligations under the Collateral Agency Agreement, the ABL Intercreditor Agreement and the Security Documents.

3.                                      Appointment of Collateral Agent.  The New Representative, on behalf of itself and the New Secured Parties, hereby (a) irrevocably appoints [Wells Fargo Bank, National Association](1) as Collateral Agent for purposes of the Collateral Agency Agreement, the ABL Intercreditor Agreement and the Security Documents, (b) irrevocably authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent in the Collateral Agency Agreement, the ABL Intercreditor Agreement and the Security Documents, together with such actions and powers as are reasonably incidental thereto, and authorizes the Collateral Agent to execute any Security Documents on behalf of all Secured Parties and to take such other actions to maintain and preserve the security interests granted pursuant to any Security Documents, and (c) acknowledges that it has received and reviewed the Collateral Agency Agreement, the ABL Intercreditor Agreement and the Security Documents and agrees to be bound by the terms thereof.  The New Representative, on behalf of the New Secured Parties, and the Collateral Agent, on behalf of the existing Secured Parties, each hereby acknowledges and agrees that the Collateral Agent in its capacity as such shall be agent on behalf of the New Representative and on behalf of all other Secured Parties.

4.                                      Consent.  The New Representative, on behalf of itself and the New Secured Parties, consents to and directs the Collateral Agent to perform its obligations under the Collateral Agency Agreement, the ABL Intercreditor Agreement and the Security Documents.

5.                                      Authority as Agent.  The New Representative represents, warrants and acknowledges that it has the authority to bind each of the New Secured Parties to the Collateral Agency Agreement and the ABL Intercreditor Agreement and such New Secured Parties are hereby bound by the terms, conditions and provisions of the Collateral Agency Agreement and the ABL Intercreditor Agreement, including, without limitation, the provisions relating to the ranking of Transaction Liens and the order of application of proceeds from the enforcement of Transaction Liens.

6.                                      Additional Authorized Representative.  The Additional Authorized Representative in respect of the Additional Secured Debt Facility is [insert name of New Representative].  The address of the Additional Authorized Representative in respect of the Additional Secured Debt Facility for purposes of all notices and other communications hereunder and under the Collateral Agency Agreement and the ABL Intercreditor Agreement is                     ,                     , Attention of                      (Facsimile No.                     , electronic mail address:                         ).

(1) If a successor Collateral Agent has been appointed, replace with name such successor Collateral Agent and update signature blocks accordingly.

2

7.                                      Officer’s Certificate.  Each of the Grantors hereby certifies that the Grantors have previously delivered the Officer’s Certificate contemplated by Section 2(b)(ii) of the Collateral Agency Agreement and all other information, evidence and documentation required by Section 2(b) of the Collateral Agency Agreement, in each case in accordance with the terms of the Collateral Agency Agreement.

8.                                      Reaffirmation of Security Interest.  By acknowledging and agreeing to this Collateral Agency Joinder, each of the Grantors hereby (a) confirms and reaffirms the security interests pledged and granted pursuant to the Security Documents and grants a security interest in all of its right, title and interest in the Collateral (as defined in the applicable Security Documents), whether now owned or hereafter acquired to secure the Secured Obligations, and agrees that such pledges and grants of security interests shall continue to be in full force and effect, (b) confirms and reaffirms all of its obligations under its guarantees pursuant to the applicable Senior Secured Note Documents and the Additional Secured Debt Documents and agrees that such guarantees shall continue to be in full force and effect, and (c) authorizes the filing of any financing statements describing the Collateral (as defined in the applicable Security Documents) in the same manner as described in the applicable Security Documents or in any other manner as the Collateral Agent may determine is reasonably necessary to ensure the perfection of the security interests in the Collateral (as defined in the applicable Security Documents) granted to the Collateral Agent hereunder or under the applicable Security Documents.

9.                                      Counterparts.  This Collateral Agency Joinder may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract.  This Collateral Agency Joinder may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract.  Delivery of an executed signature page to this Collateral Agency Joinder by facsimile or PDF transmission shall be as effective as delivery of a manually signed counterpart of this Collateral Agency Joinder.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

10.                               Governing Law.  THIS COLLATERAL AGENCY JOINDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

11.                               Miscellaneous.  The provisions of Sections 8 through 24 of the Collateral Agency Agreement shall apply with like effect to this Collateral Agency Joinder.

[Signature Pages Follow]

3

IN WITNESS WHEREOF, the New Representative has caused this Collateral Agency Joinder to be duly executed by its authorized representative, and each Grantor party hereto have caused the same to be accepted by their respective authorized representatives, as of the day and year first above written.

[NEW REPRESENTATIVE]

By:
Name:
Title:

Acknowledged and agreed:
MOLYCORP, INC.

By:
Name:
Title:

[SUBSIDIARY GRANTORS]

By:
Name:
Title:

5

The Collateral Agent acknowledges receipt of this Collateral Agency Joinder and agrees to act as Collateral Agent with respect to the Additional Secured Debt Facility in accordance with the terms of the Collateral Agency Agreement, the ABL Intercreditor Agreement and the Security Documents.

Dated:                        , 20

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

Acknowledged and agreed:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Senior Indenture Trustee

By:
Name:
Title:

6

EXHIBIT K

Form of Security Agreement

[Follows]

K-1

EXHIBIT K

SECURITY AGREEMENT

dated as of

[      ], 2012

among

MOLYCORP, INC.,

THE OTHER GRANTORS PARTY HERETO

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Collateral Agent

SCHEDULES:

Schedule 1	Equity Interests in Subsidiaries Owned by Original Grantors

Schedule 2	Other Equity Investments and Specified Instruments Owned by Original Grantors

Schedule 3	Deposit Accounts, Securities Accounts and Commodities Accounts

Schedule 4	Locations of Equipment and Inventory

Schedule 5	Locations of Active Mining Sites and As-Extracted Collateral

Schedule 6	Commercial Tort Claims

EXHIBITS:

Exhibit A	Security Agreement Supplement

Exhibit B	Copyright Security Agreement

Exhibit C	Patent Security Agreement

Exhibit D	Trademark Security Agreement

Exhibit E	Perfection Certificate

Exhibit F	Issuer Control Agreement

Exhibit G	Securities Account Control Agreement

Exhibit H	Deposit Account Control Agreement

Exhibit I	Commodity Account Control Agreement

ii

SECURITY AGREEMENT

SECURITY AGREEMENT dated as of [        ], 2012 among MOLYCORP, INC., a Delaware corporation (the “Company”), the subsidiaries of the Company listed on the signature pages hereof and the Additional Grantors described herein (the Company, the Subsidiaries so listed and the Additional Grantors being, collectively, the “Grantors”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral agent under the Collateral Agency Agreement (in such capacity, including any successor thereto, the “Collateral Agent”), for the benefit of the Secured Parties described herein.

WHEREAS, the Company has entered into the Senior Secured Note Indenture described in Section 1 hereof, pursuant to which the Company will issue its 10% Senior Secured Notes due 2020 (the “Senior Secured Notes”);

WHEREAS, the Company is willing to secure (i) its obligations under the Senior Secured Notes and the Senior Secured Note Indenture and (ii) certain other obligations, by granting Liens on its assets to the Collateral Agent as provided in the Security Documents;

WHEREAS, the Company has caused certain of its Subsidiaries to guarantee the foregoing obligations of the Company pursuant to the Senior Secured Note Guaranties (collectively, the “Guarantors”) and is willing to cause each such Subsidiary to secure its guarantee thereof by granting Liens on its assets to the Collateral Agent as provided in the Security Documents;

WHEREAS, each Grantor will derive substantial direct and indirect benefit from the transactions contemplated by the Senior Secured Note Indenture;

WHEREAS, the Company, the Grantors, the Senior Indenture Trustee and the Collateral Agent have entered into that certain Collateral Agency Agreement dated as of [   ], 2012 (as it may be amended, modified, supplemented, restated or replaced from time to time, the “Collateral Agency Agreement”), pursuant to which the Collateral Agent has been appointed by the Senior Indenture Trustee on behalf of the Senior Noteholders, and the Collateral Agent has agreed, to hold and administer the Liens granted pursuant to the Security Documents for the ratable benefit of all of the Secured Parties on a pari passu basis;

WHEREAS, the Grantors want to be able from time to time, as contemplated by the Collateral Agency Agreement, to cause other obligations of the Company and the Guarantors to be secured hereunder on a pari passu basis; and

WHEREAS, upon any foreclosure or other enforcement of the Security Documents, subject to the terms therein, the net proceeds of the relevant Collateral are to be received by or paid over to the Collateral Agent and applied as provided in the Collateral Agency Agreement;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  Definitions.

(a)                        Terms Defined in Collateral Agency Agreement.  As used herein, each of the following terms shall have the meaning specified in the Collateral Agency Agreement:

Term
ABL Collateral Agent
ABL Facility
ABL Facility Documents
ABL Intercreditor Agreement
Additional Authorized Representative
Additional Secured Debt Facility
Authorized Representative
Bankruptcy Proceeding
Class
Governmental Authority
Lien
Notice of Actionable Default
Officer’s Certificate
Permitted Investments
Person
Refinance
Secured Debt Agreement
Secured Debt Documents
Secured Parties
Senior Noteholders
Senior Secured Note Documents
Senior Secured Note Indenture
Senior Secured Note Secured Parties
Senior Secured Note Guaranties
Transaction Liens

(b)                       Terms Defined in UCC.  As used herein, each of the following terms shall have the meaning specified in the UCC:

2

Term	UCC
Account	9-102
As-Extracted Collateral	9-102
Authenticate	9-102
Certificated Security	8-102
Chattel Paper	9-102
Commercial Tort Claim	9-102
Commodity Account	9-102
Commodity Contract	9-102
Commodity Customer	9-102
Commodity Intermediary	9-102
Deposit Account	9-102
Document	9-102
Entitlement Holder	8-102
Equipment	9-102
Financial Asset	8-102 & 103
Fixtures	9-102
General Intangibles	9-102
Instrument	9-102
Inventory	9-102
Investment Property	9-102
Letter-of-Credit Right	9-102
Record	9-102
Securities Account	8-501
Securities Intermediary	8-102
Security	8-102 & 103
Security Entitlement	8-102
Supporting Obligation	9-102
Uncertificated Security	8-102

(c)                        Additional Definitions.  The following additional terms, as used herein, shall have the following meanings:

“Actionable Default” shall mean the occurrence of any of the following:

(a)                                  an “Event of Default” under and as defined in the Senior Secured Note Indenture; or

(b)                                 any event or condition which, under the terms of any Additional Secured Debt Facility, causes, or permits (following the expiration of any applicable grace periods and the provision of any required notice) holders of the Additional Secured Obligations with

3

respect to such Additional Secured Debt Facility to cause, such Additional Secured Obligations to become immediately due and payable;

provided that, upon delivery of a Notice of Actionable Default, the Collateral Agent may assume that an Actionable Default shall be deemed to be continuing unless the Notice of Actionable Default delivered with respect thereto shall have been withdrawn in a written notice delivered to the Collateral Agent by the Senior Indenture Trustee or the Additional Authorized Representative, as applicable, prior to the first date on which the Collateral Agent commences the exercise of any remedy with respect to the Collateral following the receipt of such Notice of Actionable Default.

“Additional Grantor” shall mean each Subsidiary that shall, at any time after the date hereof, become a “Grantor” pursuant to Section 21.

“Additional Secured Obligations” shall mean all obligations of any of the Grantors from time to time arising under or in respect of the due and punctual payment of (i) the principal of and premium, if any, and interest (including any Post-Petition Interest) on the indebtedness for borrowed money outstanding under each Additional Secured Debt Facility, when and as due, whether at maturity, by acceleration or otherwise, and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any Bankruptcy Proceeding with respect to any Grantor, regardless of whether allowed or allowable in such proceeding), of the Grantors under the Additional Secured Debt Documents owing to the Additional Secured Parties (in their capacity as such).  For the avoidance of doubt, as of the date hereof, there are no Additional Secured Obligations outstanding.

“Agreement” shall mean this Agreement, as amended, restated or modified from time to time in accordance with the terms of this Agreement, the Collateral Agency Agreement and the ABL Intercreditor Agreement.

“Board of Directors” means:

(1)                                  with respect to the Company, its board of directors; and

(2)                                  with respect to any other Person, (i) if the Person is a corporation, the board of directors of the corporation, (ii) if the Person is a partnership, the Board of Directors of the general partner of the partnership, (iii) if the Person is a limited liability company, the managing member or members or any controlling committee of managing members thereof and (iv) if the Person is neither a corporation, partnership or limited liability company, the board or committee of such Person serving a similar function,

4

or, in any case, any duly authorized committee of such body.

“Board Resolution” shall mean a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company as applicable, to have been duly adopted by the board of directors of the Company and to be in full force and effect on the date of such certification.

“Cash Collateral Account” shall have the meaning assigned to such term in Section 9.

“Cash Distributions” shall mean dividends, interest and other distributions and payments (including proceeds of liquidation, sale or other disposition) made or received in cash upon or with respect to any Collateral.

“Closing Date” shall mean the Escrow Release Date (as defined in the Senior Secured Note Indenture), which date is [     ], 2012.

“Collateral” shall have the meaning assigned to such term in Section 2(a).

“Collateral Accounts” shall mean the Cash Collateral Accounts, the Controlled Commodity Accounts, the Controlled Deposit Accounts and the Controlled Securities Accounts, which for the avoidance of doubt shall exclude any Excluded Deposit Accounts.

“Collateral Agency Agreement” shall have the meaning assigned to such term in the recitals.

“Collateral Agent” shall have the meaning assigned to such term in the introductory statement.

“Commodity Account Control Agreement” means, with respect to any Commodity Account as to which a Grantor is the Commodity Customer, a control agreement in substantially the form of Exhibit I hereto (with any changes that the Collateral Agent and the Company shall approved) by such Grantor, the Collateral Agent and the relevant Commodity Intermediary that the Commodity Intermediary will apply any value distributed on account of the Commodity Contracts carried in such Commodity Account as directed by the Collateral Agent without further consent by such Grantor.

“Control” shall have the meaning specified in UCC Section 8-106, 9-104, 9-105, 9-106 or 9-107, as may be applicable to the relevant Collateral.

“Controlled Commodity Account” means a Commodity Account as to which (i) a Grantor is the Commodity Customer and (ii) a Commodity Account Control Agreement is in effect.

5

“Controlled Deposit Account” shall mean a Deposit Account (i) that is subject to a Deposit Account Control Agreement or (ii) as to which the Collateral Agent is the Depositary Bank’s “customer” (as defined in UCC Section 4-104).

“Controlled Securities Account” shall mean a Securities Account that (i) is maintained in the name of a Grantor at an office of a Securities Intermediary located in the United States and (ii) together with all Financial Assets credited thereto and all related Security Entitlements, is subject to a Securities Account Control Agreement.

“Copyright License” shall mean any agreement now or hereafter in existence granting to any Grantor, or pursuant to which any Grantor grants to any other Person, any right to use, copy, reproduce, distribute, prepare derivative works, display or publish any records or other materials on which a Copyright is in existence or may come into existence, including any Copyright license agreement recorded by a Grantor at the U.S. Copyright Office.

“Copyrights” shall mean all the following: (i) all copyrights under the laws of the United States (whether or not the underlying works of authorship have been published), all registrations and recordings thereof, all copyrightable works of authorship (whether or not published), and all applications for copyrights under the laws of the United States, including registrations, recordings and applications in the U.S. Copyright Office or in any similar office or agency of the United States, any State thereof, including those described in Schedule 1 to any Copyright Security Agreement and (ii) all renewals of any of the foregoing.

“Copyright Security Agreement” shall mean a Copyright Security Agreement, substantially in the form of Exhibit B (with any changes that the Collateral Agent, the Grantor and the Company shall have approved), executed and delivered by a Grantor in favor of the Collateral Agent for the benefit of the Secured Parties.

“Debt” has the meaning assigned to such term in the Senior Secured Note Indenture.

“Deposit Account Control Agreement” shall mean, (x) a control agreement substantially in the form of Exhibit H (with any changes that the Collateral Agent, the Depositary Bank, the applicable Grantor and the Company shall have approved) and (y) so long as the ABL Facility is in effect, a Deposit Account Control Agreement (as defined in the ABL Facility) (with any changes that the Collateral Agent, the Depositary Bank, the applicable Grantor and the Company shall have approved).

6

“Depositary Bank” shall mean a bank at which a Controlled Deposit Account is maintained.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, and binding orders, decrees, judgments, injunctions, or agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the release or threatened release of any Hazardous Material or to health and safety matters (with respect to exposure to any Hazardous Materials).

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” shall have the meaning assigned to such term in the Senior Secured Note Indenture.

“Excluded Assets” shall mean:

(i)            all of the Grantors’ right, title and interest in any leasehold interest in any real property of any Grantor (whether owned on the Closing Date or acquired following the Closing Date);

(ii)           any lease, permit, license, contract, property rights or agreement to which any Grantor is a party or any of its rights or interests thereunder, or any assets owned by any Grantor subject to any such lease, permit, license, contract, property rights or agreement, to the extent that and for so long as the grant of such security interest shall constitute or result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of any Grantor therein or (ii) in a breach or termination pursuant to the terms of, or a default under, any such lease, permit, license, contract, property rights or agreement, in any case that is not rendered unenforceable or otherwise deemed ineffective by the UCC or any other applicable law, which abandonment, invalidation, unenforceability, breach or termination is not waived or rendered ineffective by a consent obtained after the use of commercially reasonable efforts; provided that no such waiver or consent need be sought with respect to Immaterial Property;

7

(iii)          fixed or capital assets owned by any Grantor that are subject to a Lien described under clause (11) of the definition of “Permitted Liens” in the Senior Secured Note Indenture if the contractual obligation pursuant to which such Lien is granted (or in the document providing for such capital lease) prohibits the creation of any other Lien on such fixed or capital assets;

(iv)          cash collateral for letters of credit or Obligations under Hedge Agreements, in each case, permitted by Section 4.06(b) of the Senior Secured Note Indenture securing letters of credit in an amount not to exceed 105% of the face amount of cash collateralized letters of credit or the amount of such Obligations under Hedge Agreements, as the case may be, provided that such cash does not secure any other Debt;

(v)           any property or assets owned by any Foreign Subsidiaries;

(vi)          any interest in any Equity Interests of any joint venture, partnership or other entity that is existing (A) on the Closing Date or (B) from and after the Closing Date if such joint venture, partnership or other entity is not a Subsidiary of the Company, in each case if and for so long as the grant of a Lien with respect thereto shall constitute a default under or termination pursuant to the terms of the joint venture agreement, partnership agreement or other organizational documents of, or contract or other agreement of (or covering or purporting to cover the assets of) such joint venture, partnership or entity or its direct or indirect parent, or result in the loss of economic benefit or the abandonment or invalidation of the Company’s or any Subsidiary of the Company’s interest in such Equity Interests and which default or termination (or loss of economic benefit, abandonment or invalidation) in connection therewith is not waived or rendered ineffective by a waiver or consent obtained after the use of commercially reasonable efforts; provided that no such waiver or consent need be sought with respect to Immaterial Property; provided further that the limitation set forth in this clause (vi) shall not affect, limit, restrict or impair the grant by the Company or a Grantor of a Lien in any such Equity Interest, to the extent that an otherwise applicable prohibition or restriction on such grant is rendered ineffective by any applicable law, including the UCC;

(vii)         Equity Interests of Immaterial Subsidiaries;

(viii)        any property or assets, the pledge of which is prohibited by law or would require governmental consent, approval, license or authorization (in each case, only to the extent such requirement is not rendered ineffective by any applicable law, including the UCC);

8

(ix)          all foreign intellectual property and any “intent-to-use” trademark applications prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law;

(x)           in the case of any of the Company’s Foreign Subsidiaries, any Voting Stock in excess of 65% of the Voting Stock thereof;

(xi)          Collateral that has been released in accordance with this Agreement, the ABL Intercreditor Agreement, the Collateral Agency Agreement or the Senior Secured Note Indenture;

(xii)         Excluded Deposit Accounts;

(xiii)        any pledges of stock of a Guarantor to the extent that Rule 3-16 of Regulation S-X under the Securities Act requires or would require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, that would require) the filing with the Commission of separate financial statements of such Guarantor that are not otherwise required to be filed, but only to the extent necessary to not be subject to such requirement;

(xiv)        motor vehicles the perfection of a security interest in which is excluded from the UCC in the relevant jurisdiction; and

(xv)         so long as the Company or any Restricted Subsidiary (as defined in the Senior Secured Note Indenture) is subject to any contractual restrictions prohibiting it from pledging such assets, the Equity Interests owned by any Grantor in Molycorp Metals & Alloys, Inc. and any assets owned by Molycorp Metals & Alloys, Inc.; and

(xvi)        any asset (i) with a Fair Market Value of less than $15,000,000 or (ii) constituting Equity Interests in a Foreign Subsidiary, in each case as to which the Company delivers a copy of a Board Resolution to the Collateral Agent setting forth in reasonable detail the Board of Directors’ good faith determination that the costs of obtaining or perfecting such a security interest are excessive in relation to the practical benefit to the holders of the Senor Secured Notes of the security afforded thereby (based on the value of such asset) and an Officer’s Certificate certifying that the determination complies with the foregoing provisions (it being understood that such determination in respect of assets described in clause (ii) shall only apply with respect to actions required outside the

9

United States and to the extent physical certificates in respect of such Equity Interests are delivered to the Collateral Agent in the United States).

“Excluded Deposit Account” means (i) any payroll account, (ii) any withholding tax, benefits, escrow, trust, customs or any other fiduciary account and (iii) any zero balance deposit account.

“Fair Market Value” means, with respect to any property, the price that could be negotiated in an arm’s-length transaction between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction.  Fair Market Value shall be determined, except as otherwise provided, (a) if such property has a Fair Market Value equal to or less than $20,000,000, by any Officer; or (b) if such property has a Fair Market Value in excess of $20,000,000, by at least a majority of the disinterested members of the Board of Directors and evidenced by a resolution of the Board of Directors delivered to the Senior Indenture Trustee.

“Foreign Subsidiary” shall have the meaning assigned to such term in the Senior Secured Note Indenture.

“Grantors” shall have the meaning assigned to such term in the introductory statement.

“Guarantors” shall have the meaning assigned to such term in the recitals.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas and all other substances or wastes to the extent each of the above is subject to regulation under or gives rise to liability under any Environmental Law.

“Hedge Agreement” has the meaning assigned to such term in the Senior Secured Note Indenture.

“Immaterial Account” shall mean any Deposit Account, Securities Account or Commodity Account with an average daily value or balance (as applicable) less than $250,000 in any month of the immediately preceding fiscal quarter.

“Immaterial Account Aggregate Value” shall mean the sum of the highest average daily values or balances (as applicable) of any number of Immaterial Accounts in any month of the immediately preceding fiscal quarter.

10

“Immaterial Property” means (a) any lease, permit, license, contract, property rights or agreement to which any Grantor is a party (or any of such Grantor’s rights or interests thereunder, or any assets owned by any Grantor subject to any such lease, permit, license, contract, property rights or agreement) and which has a Fair Market Value of less than $10,000,000 and (b) any interest in any Equity Interests of any joint venture, partnership or other entity, which interest has a Fair Market Value of less than $10,000,000.

“Immaterial Subsidiary” has the meaning assigned to such term in the Senior Secured Note Indenture.

“Intellectual Property” shall mean all intellectual property of any Grantor of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, and, to the extent the same constitute intellectual or proprietary property, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related registrations, and all additions, improvements and accessions to any of the foregoing.

“Intellectual Property Filing” shall mean (i) with respect to any Patent, Patent License recorded with the U.S. Patent and Trademark Office, Trademark or Trademark License recorded with the U.S. Patent and Trademark Office, the filing of the applicable Patent Security Agreement or Trademark Security Agreement with the U.S. Patent and Trademark Office, together with an appropriately completed recordation form, and (ii) with respect to any Copyright or Copyright License recorded with the U.S. Copyright Office, the filing of the applicable Copyright Security Agreement with the U.S. Copyright Office, together with an appropriately completed recordation form, in each case sufficient to record the Transaction Lien granted to the Collateral Agent in such Recordable Intellectual Property.

“Intellectual Property Security Agreement” shall mean a Copyright Security Agreement, a Patent Security Agreement or a Trademark Security Agreement.

“Issuer Control Agreement” shall mean a control agreement substantially in the form of Exhibit F (with any changes that the Collateral Agent and the Company shall have approved) establishing the Collateral Agent’s Control over any Uncertificated Securities.

“License” shall mean any Patent License, Trademark License, Copyright License or other license or sublicense agreement relating to Intellectual Property to which any Grantor is a party.

11

“Mortgage” means a mortgage or deed of trust or similar instrument in customary form (taking into account all relevant circumstances, including customary industry practice for mining financings) in substantially the form attached as Exhibit L to the Indenture in each case creating a Lien (to the extent feasible) on real property and improvements thereto in favor of the Collateral Agent (or a sub-agent appointed pursuant to the Collateral Agency Agreement) for the benefit of the Secured Parties and with such changes in the form thereof as may be appropriate for the purpose of conforming to customary local practice for similar instruments in the jurisdiction where such real property is located.

“Original Grantor” shall mean any Grantor that grants a Lien on any of its assets hereunder on the Closing Date.

“own” refers to the possession of sufficient rights in property to grant a security interest therein as contemplated by UCC Section 9-203, and “acquire” refers to the acquisition of any such rights.

“Patent License” shall mean any agreement now or hereafter in existence granting to any Grantor, or pursuant to which any Grantor grants to any other Person, any right with respect to any Patent or any invention now or hereafter in existence, whether patentable or not, whether a patent or application for patent is in existence on such invention or not, and whether a patent or application for patent on such invention may come into existence or not, including any Patent license agreement recorded by a Grantor with the U.S. Patent and Trademark Office.

“Patents” shall mean (i) all letters patent and design letters patent of the United States and all applications for letters patent or design letters patent of the United States, including applications in the U.S. Patent and Trademark Office or in any similar office or agency of the United States or any State thereof, including those described in Schedule 1 to any Patent Security Agreement and (ii) all reissues, divisions, continuations, continuations in part, revisions and extensions of any of the foregoing.

“Patent Security Agreement” shall mean a Patent Security Agreement, substantially in the form of Exhibit C (with any changes that the Collateral Agent, the Grantor and the Company shall have approved), executed and delivered by a Grantor in favor of the Collateral Agent for the benefit of the Secured Parties.

“Perfection Certificate” shall mean, with respect to any Grantor, a certificate substantially in the form of Exhibit E (with any changes that the Collateral Agent and the Company shall have approved), completed and supplemented with the schedules contemplated thereby, and signed by an officer of such Grantor.

12

“Permitted Liens” shall mean (i) the Transaction Liens and (ii) any other Liens on the Collateral permitted to be created or assumed or to exist pursuant to each of (A) Section 4.08 of the Senior Secured Note Indenture and (B) any other Secured Debt Agreement.

“Pledged”, when used in conjunction with any type of asset, shall mean at any time an asset of such type that is included (or that creates rights that are included) in the Collateral at such time.  For example, “Pledged Equity Interest” shall mean an Equity Interest that is included in the Collateral at such time.

“Post-Petition Interest” shall mean any interest and fees that accrue after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of any one or more of the Grantors (or would accrue but for the operation of applicable bankruptcy or insolvency laws), whether or not such interest is allowed or allowable as a claim in any such proceeding.

“Proceeds” shall mean all proceeds of, and all other profits, products, rents or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or other realization upon, any Collateral, including all claims of the relevant Grantor against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of, any Collateral, and any condemnation or requisition payments with respect to any Collateral.

“Recordable Intellectual Property” shall mean (i) any Patent registered with the U.S. Patent and Trademark Office, and any Patent License recorded in the U.S. Patent and Trademark Office with respect to a Patent so registered, (ii) any Trademark registered with the U.S. Patent and Trademark Office, and any Trademark License recorded with the U.S. Patent and Trademark Office with respect to a Trademark so registered, (iii) any Copyright registered with the U.S. Copyright Office and any exclusive Copyright License with respect to a Copyright so registered, and all rights in or under any of the foregoing, in each case to the extent included in the Collateral.

“Secured Obligations” shall mean (a) the Senior Secured Note Obligations, (b) subject to Section 2(b) of the Collateral Agency Agreement, the Additional Secured Obligations and (c) all amounts (including Post-Petition Interest) now or hereafter payable by the Company or any of its Subsidiaries arising under the Security Documents to the Collateral Agent.  For the avoidance of doubt, if the Transaction Liens securing any Class of Secured Obligations are released pursuant to Section 7(a)(iv) of the Collateral Agency Agreement, such obligations shall cease to be Secured Obligations.

13

“Securities Account Control Agreement” shall mean, when used with respect to a Securities Account, a securities account control agreement substantially in the form of Exhibit G (with any changes that the Collateral Agent and the Company shall have approved) among the relevant Securities Intermediary, the relevant Grantor and the Collateral Agent.

“Security Agreement Supplement” shall mean a Security Agreement Supplement, substantially in the form of Exhibit A, signed and delivered to the Collateral Agent for the purpose of adding a Subsidiary as a party hereto pursuant to Section 21 and/or adding additional property to the Collateral.

“Security Documents” shall mean this Agreement, the Security Agreement Supplements, the ABL Intercreditor Agreement, the Collateral Agency Agreement, the Commodity Account Control Agreements, the Deposit Account Control Agreements, the Issuer Control Agreements, the Securities Account Control Agreements, the Mortgages, the Intellectual Property Security Agreements and all other supplemental or additional security agreements, control agreements, mortgages or similar instruments delivered pursuant to the Secured Debt Documents.

“Senior Indenture Trustee” shall mean Wells Fargo Bank, National Association, as trustee under the Senior Secured Note Indenture, together with its successors and assigns from time to time.

“Senior Secured Note Indenture” shall mean the Indenture dated as of May 25, 2012 among the Company, the Guarantors party thereto and the Senior Indenture Trustee, as the same may be amended, supplemented, modified or Refinanced from time to time in accordance with the terms thereof and of the ABL Intercreditor Agreement.

“Senior Secured Note Obligations” shall mean all obligations of any of the Grantors from time to time arising under or in respect of the due and punctual payment of (i) the principal of and premium, if any, and interest (including any Post-Petition Interest) on the Senior Secured Notes and any other series of notes outstanding under the Senior Secured Note Indenture, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any Bankruptcy Proceeding with respect to any Grantor, regardless of whether allowed or allowable in such proceeding), of the Grantors under the Senior Secured Note Documents owing to the Senior Secured Note Secured Parties (in their capacity as such).

14

“Senior Secured Notes” shall have the meaning assigned to such term in the recitals.

“Specified Instrument” shall mean (i) any Instrument with a value greater than or equal to $250,000 individually or $500,000 in the aggregate (other than checks or similar Instruments received, and to be deposited, in the ordinary course of business and any Instrument issued by a vendor or service provider in favor of a Grantor in the ordinary course of business in respect of goods and services provided in connection with the refurbishment and expansion of the mine in Mountain Pass, California) and (ii) any Instrument representing intercompany debt or any global intercompany note, in each case for borrowed money owed to a Grantor.

“Subsidiary” means with respect to any specified Person, any corporation, association, limited liability company or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by, or, in the case of a partnership, the sole general partner or the managing partner or the only general partners of which are, such Person and one or more Subsidiaries of such Person (or a combination thereof).  Unless otherwise specified, “Subsidiary” means a Subsidiary of the Company.

“Trademark License” shall mean any agreement now or hereafter in existence granting to any Grantor, or pursuant to which any Grantor grants to any other Person, any right to use any Trademark, including any Trademark license agreement recorded by a Grantor with the U.S. Patent and Trademark Office.

“Trademarks” shall mean: (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, brand names, trade dress, package and other designs, and all other source or business identifiers, and all general intangibles of like nature, and the rights in any of the foregoing which arise under applicable law, (ii) the goodwill of the business symbolized thereby or associated with each of them, (iii) all registrations and applications in connection with any of the foregoing in the U.S. Patent and Trademark Office or in any similar office or agency of the U.S. or any State thereof, including those described in Schedule 1 to any Trademark Security Agreement and (iv) all renewals of any of the foregoing.

“Trademark Security Agreement” shall mean a Trademark Security Agreement, substantially in the form of Exhibit D (with any changes that the Collateral Agent, the Grantor and the Company shall have approved), executed and delivered by a Grantor in favor of the Collateral Agent for the benefit of the Secured Parties.

15

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York or, when the laws of any other jurisdiction govern the perfection of enforcement of a Transaction Lien, the Uniform Commercial Code of such jurisdiction.

“United States” or “U.S.” shall mean the United States of America.

“Voting Stock” shall have the meaning assigned to such term in the Senior Secured Note Indenture.

(d)                                 Rules of Construction.  The rules of construction specified in Section 1(c) of the Collateral Agency Agreement also apply to this Agreement.

SECTION 2.  Grant of Transaction Liens.

(a)                                  The Company and each other Grantor, in each case in order to secure the Secured Obligations, grants to the Collateral Agent for the benefit of the Secured Parties a continuing security interest in all of the Company’s or such other Grantor’s, as the case may be, right, title and interest in and to the following property, whether now owned or existing or hereafter acquired or arising and regardless of where located (all of which being collectively referred to as the “Collateral”):

(i)                                 all Accounts;

(ii)                              all Chattel Paper;

(iii)                           all cash and Deposit Accounts;

(iv)                          all Documents;

(v)                             all Equipment;

(vi)                          all General Intangibles (including (x) any Equity Interests in other Persons that do not constitute Investment Property and (y) any Intellectual Property);

(vii)                       all Instruments;

(viii)                    all Inventory;

(ix)                            all Investment Property;

16

(x)                               all Commercial Tort Claims described in Schedule 6 and on any supplement thereto received by the Collateral Agent pursuant to Section 10;

(xi)                            all Letter-of-Credit Rights;

(xii)                         all books and records (including customer lists, credit files, computer programs, printouts and other computer materials and records) of such Grantor pertaining to any of its Collateral;

(xiii)                      such Grantor’s ownership interest in (1) its Collateral Accounts, (2) all Financial Assets credited to its Collateral Accounts from time to time and all Security Entitlements in respect thereof, (3) all cash held in its Collateral Accounts from time to time and (4) all other money in the possession of the Collateral Agent;

(xiv)                     all As-Extracted Collateral;

(xv)                        all Contracts;

(xvi)                     all Fixtures;

(xvii)                  all unpatented lode and mineral mining claims and mill sites; and

(xviii)               all Proceeds of the Collateral described in the foregoing clauses (i) through (xvii);

provided that, notwithstanding the foregoing or anything herein or in any other Secured Debt Document to the contrary, in no event shall the Collateral include, or the security interest attach to, any Excluded Assets; provided, however, the security interests and Liens granted hereunder shall attach to, and the “Collateral” shall automatically include any asset or property of a Grantor that ceases to be an Excluded Asset, without further action by any Grantor or Secured Party.

(b)                   With respect to each right to payment or performance included in the Collateral from time to time, the Transaction Lien granted therein includes a continuing security interest in (i) any Supporting Obligation that supports such payment or performance and (ii) any Lien that (x) secures such right to payment or performance or (y) secures any such Supporting Obligation.

(c)                    The Transaction Liens are granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or transfer, any obligation or liability of any Grantor with respect to any of the Collateral or any transaction in connection therewith.

17

SECTION 3.  General Representations and Warranties.  Each Grantor represents and warrants that:

(a)                                  Such Grantor is duly organized, validly existing and in good standing under the laws of the jurisdiction identified as its jurisdiction of organization in the Perfection Certificate.

(b)                                 The execution and delivery of this Security Agreement by the Grantor and the performance by it of its obligations under this Agreement are within its corporate or other powers, have been duly authorized by all necessary corporate or other action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable material law or regulation or of its organizational documents, or of any material agreement, judgment, injunction, order, decree or other instrument binding upon it or result in the creation or imposition of any Lien (except a Transaction Lien) on any of its assets.

(c)                                  The Security Agreement constitutes a valid and binding agreement of the Grantor, enforceable in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance or other similar laws affecting creditors’ rights generally and (ii) general principles of equity.

(d)                                 With respect to each Original Grantor, Schedule 1 lists all Equity Interests in Subsidiaries owned by such Grantor as of the Closing Date.

(e)                                  With respect to each Original Grantor, Schedule 2 lists, as of the Closing Date, (i) each equity investment in excess of $500,000 of such Grantor that represents 50% or less of the equity of the entity in which such investment was made, and (ii) the Specified Instruments.

(f)                                    With respect to each Original Grantor, Schedule 3 lists, as of the Closing Date, each Deposit Account, Securities Account and Commodity Account maintained by such Grantor, which at any time has a balance in excess of $250,000 individually or $500,000 in the aggregate, including the name of each institution where such account is held, the name of each such account and the name of each entity that holds each account.

(g)                                 With respect to each Original Grantor, Schedule 4 lists, as of the Closing Date, the locations where any Grantor maintains any Collateral consisting of Equipment and Inventory with a value in excess of $1,000,000 in the aggregate for each such location (other than Equipment or Inventory in transit).  As of the Closing Date, except for those locations where (i) mining equipment may be, from time to time, in the possession of a third party in order to be repaired or rebuilt or (ii) rare earth inventory may be, from time to time, stored on a

18

temporary basis prior to being transported to customers, except as listed on Schedule 5, none of the Equipment or Inventory with a value in excess of $1,000,000 in the aggregate for each such location that is included in the Collateral is in the possession of an issuer of a negotiable document (as defined in Section 7-104 of the UCC) therefor or is otherwise in the possession of any bailee or warehouseman.

(h)                   Except as disclosed in writing to the Collateral Agent, as of the Closing Date such Grantor owns no Commodity Account with a balance in excess of $250,000 individually or $500,000 in the aggregate, in respect of which such Grantor is the Commodity Customer.

(i)                       All Pledged Equity Interests of a Subsidiary owned by such Grantor are owned by it free and clear of any Lien other than (i) the Transaction Liens and Liens arising under the ABL Facility Documents, (ii) Liens of the relevant Securities Intermediary in respect of any such Pledged Equity Interests constituting a Securities Entitlement of such Grantor and (iii) any nonconsensual Permitted Liens.  All shares of capital stock of Subsidiaries included in such Pledged Equity Interests (including shares of capital stock in respect of which such Grantor owns a Security Entitlement) have been duly authorized and validly issued and are fully paid and non-assessable.

(j)                       Such Grantor owns all its Collateral (subject to exceptions that are, in the aggregate, not material) free and clear of any Lien, except for Permitted Liens.

(k)                    Such Grantor has not performed any acts that could reasonably be expected to prevent the Collateral Agent from enforcing any of the provisions of the Security Documents or that would limit the Collateral Agent in any such enforcement.  As of the Closing Date, no financing statement, security agreement, mortgage or similar or equivalent document or instrument covering all or part of the Collateral owned by such Grantor is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect or record a Lien on such Collateral, except financing statements, fixture filings, mortgages or other similar or equivalent documents or instruments with respect to Permitted Liens.  After the Closing Date, no Security, Instrument, Security Entitlement, Commodity Account or Deposit Account owned by such Grantor will be under the Control of any other Person having a security interest therein, other than a Permitted Lien.

(l)                       The Transaction Liens on all Collateral (other than any Excluded Assets) owned by such Grantor (i) have been validly created, (ii) will attach to each item of such Collateral on the Closing Date (or, (x) if permitted hereunder to attach after the Closing Date, on such later date and (y) if such Grantor first

19

obtains rights thereto on a later date, on such later date) and (iii) when so attached, will secure all the Secured Obligations of such Grantor.

(m)                 Such Grantor has delivered a Perfection Certificate to the Collateral Agent.  With respect to each Original Grantor, information set forth therein is correct and complete in all material respects as of the Closing Date.

(n)                   When UCC financing statements describing the Collateral as “all personal property” have been filed in the offices specified in Section 7 of the Perfection Certificate with respect to any Grantor, the Transaction Liens of such Grantor will constitute perfected security interests in the Collateral owned by such Grantor to the extent that a security interest therein may be perfected by the filing of a financing statement pursuant to the UCC as in effect in the applicable jurisdiction, prior to all Liens except Permitted Liens. When, in addition to the filing of such UCC financing statements, the applicable Intellectual Property Filings have been made with respect to such Grantor’s Recordable Intellectual Property (including any future filings required pursuant to Sections 4(a) and 6(a)), the Transaction Liens will constitute perfected security interests in all right, title and interest of such Grantor in its Recordable Intellectual Property to the extent that security interests therein may be perfected by such filings, prior to all Liens except Permitted Liens.  Except for (i) the filing of such UCC financing statements and (ii) such Intellectual Property Filings, no registration, recordation or filing with any governmental body, agency or official is required to establish a legal, valid and enforceable security interest constituting the Transaction Liens in favor of the Collateral Agent (for the benefit of the Secured Parties) or for the perfection thereof in respect of all Collateral in which a security interest may be perfected by filing, recording or registration in the United States or any political subdivision thereof.

(o)                   Such Grantor’s Collateral is insured to the extent required by the Senior Secured Note Indenture and any other Secured Debt Agreement.

SECTION 4.  Further Assurances; General Covenants.  Each Grantor covenants as follows:

(a)                    Such Grantor will, from time to time, at the Company’s expense, execute, deliver, file and record any statement, assignment, instrument, document, agreement or other paper and take any other action (including any Intellectual Property Filing) that from time to time may be reasonably necessary, or that the Collateral Agent may reasonably request, in order to:

(i)                                               create, preserve, perfect, confirm or validate the Transaction Liens on such Grantor’s Collateral, subject, in each case, to the exceptions and exclusions in the Security Documents and to the same

20

extent as required for the Liens granted on the Closing Date (including any post-closing actions required hereunder);

(ii)          in the case of Pledged Deposit Accounts, Pledged Investment Property, Pledged Instruments and Pledged Letter-of-Credit Rights, cause the Collateral Agent to have Control thereof to the extent that such Control is required hereunder; and

(iii)       enable the Collateral Agent to exercise and enforce any of its rights, powers and remedies hereunder with respect to any of such Grantor’s Collateral.

Such Grantor authorizes the Collateral Agent (or any Authorized Representative) from time to time while this Agreement is in effect to file or record such financing statements or continuation statements in such jurisdictions with such descriptions of collateral (including (x) “all assets” or “all personal property” or other words to that effect and (y) in respect of As-Extracted Collateral and unpatented lode and mineral mining claims and mill sites, real estate descriptions sufficient to enable the Collateral Agent to record the financing statements in the applicable real property records) and other information set forth therein as is reasonably necessary for the purposes set forth in the preceding sentence.  Each Grantor also ratifies its authorization for the Collateral Agent (or any Authorized Representative) to file in any such jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.  The Collateral Agent (or any Authorized Representative) is further authorized from time to time while this Agreement is in effect to file with the U.S. Patent and Trademark Office or U.S. Copyright Office (or any successor office or any similar office in any other country) such documents as may be reasonably necessary for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interests granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party. The Company will pay the reasonable, documented out-of-pocket costs of, or incidental to, any Intellectual Property Filings and any recording or filing of any financing or continuation statements or other documents recorded or filed pursuant hereto.  For the avoidance of doubt, the Collateral Agent’s responsibility for the preparation, filing or recording of any financing statement, continuation statement or other documents as a result of the authorizations set forth in this paragraph shall be limited as set forth in Section 6(b)(iv) of the Collateral Agency Agreement.

(b)                   Such Grantor will notify the Collateral Agent within 30 days of (i) any change in its name or organizational form or structure, (ii) any change in its location (determined as provided in UCC Section 9-307) or (iii) its becoming bound, as provided in UCC Section 9-203(d) or otherwise, by a security

21

agreement entered into by another Person, and such Grantor shall have taken all steps necessary to maintain the validity and perfection of the Transaction Liens in the Collateral of such Grantor to the extent required hereunder.

(c)                                  If any of its Collateral in excess of $1,000,000, individually or in the aggregate at any time outstanding, is in the possession or control of a warehouseman, bailee or agent at any time, such Grantor will, after the occurrence and during the continuation of an Actionable Default, (i) notify such warehouseman, bailee or agent of the relevant Transaction Liens, and (ii) use commercially reasonable efforts to cause such warehouseman, bailee or agent to execute a collateral access agreement in form and substance reasonably satisfactory to the Collateral Agent.

(d)                                 Such Grantor will not sell, lease, exchange, assign or otherwise dispose of, or grant any option with respect to, any of its Collateral; provided that such Grantor may do any of the foregoing unless (i) doing so would violate a covenant in the Senior Secured Note Indenture or any other Secured Debt Agreement or (ii) an Actionable Default shall have occurred and be continuing and the Collateral Agent shall have notified such Grantor that its right to do so is terminated, suspended or otherwise limited.  Concurrently with any sale, exchange, assignment or other disposition (except a sale or disposition to another Grantor or a lease) expressly permitted by the foregoing proviso, the Transaction Liens on the assets sold, exchanged, assigned or disposed of (but not in any Proceeds arising from such sale or disposition) will automatically be released and will cease immediately without any notice to (unless otherwise required by the Secured Debt Documents) or action by the Collateral Agent or any other Secured Party.  The Collateral Agent will, at the Company’s expense, execute and deliver to the relevant Grantor such documents as such Grantor shall reasonably request to evidence the fact that any asset so sold or disposed of is no longer subject to a Transaction Lien.

(e)                                  Such Grantor will, promptly upon request, provide to the Collateral Agent all information and evidence concerning such Grantor’s Collateral that the Collateral Agent may reasonably request from time to time to enable it to enforce the provisions of the Security Documents.

SECTION 5.  As-Extracted Collateral.  If any Grantor acquires any interest in any minehead under which it will acquire As-Extracted Collateral other than a minehead set forth on Schedule 5 hereto, then such Grantor will (i) provide notice thereof to the Collateral Agent within 30 days of such acquisition, together with a supplement to Schedule 5 reflecting such acquisition, (ii) deliver to the Collateral Agent a fully completed financing statement in appropriate form for filing covering such As-Extracted Collateral (which financing statements shall include the name of the record owner of the real estate if other than the Grantor

22

and real estate descriptions sufficient to enable the Collateral Agent to record the financing statements in the appropriate real property records and perfect the Transaction Liens with respect thereto) and (iii) reimburse the Collateral Agent for all related filing fees and any recording or stamp taxes due in connection with such filings.

SECTION 6.  Recordable Intellectual Property.  Each Grantor covenants as follows:

(a)                                  On the Closing Date (in the case of an Original Grantor) or the date on which it signs and delivers its first Security Agreement Supplement (in the case of any other Grantor), such Grantor will sign and deliver to the Collateral Agent Intellectual Property Security Agreements with respect to all Recordable Intellectual Property then owned by it.  Within 120 days after the end of each fiscal year thereafter, it will sign and deliver to the Collateral Agent an appropriate Intellectual Property Security Agreement covering any Recordable Intellectual Property owned by it on the last day of such fiscal year that is not covered by any previous Intellectual Property Security Agreement so signed and delivered by it.  In each case, it will promptly after each such fiscal year make all Intellectual Property Filings necessary to record the Transaction Liens on such Recordable Intellectual Property.

(b)                                 Such Grantor will notify the Collateral Agent promptly if it knows that any application or registration relating to any Recordable Intellectual Property owned by it could reasonably be expected to become abandoned or dedicated to the public, or of any material and adverse determination or development (including the institution of, or any adverse determination or development in, any proceeding in the U.S. Copyright Office, the U.S. Patent and Trademark Office (other than non-final office actions) or any court) regarding such Grantor’s ownership of material Recordable Intellectual Property, its right to register or patent the same, or its right to keep and maintain the same.  If any of such Grantor’s rights to any material Recordable Intellectual Property are infringed, misappropriated or diluted by a third party in any manner that materially and adversely affects such Grantor’s business, such Grantor will notify the Collateral Agent in writing within 30 days after it learns thereof and will, unless such Grantor shall reasonably determine that such action would be of immaterial value, economic or otherwise, or is otherwise unlikely to have an adverse effect on its business, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Recordable Intellectual Property.

23

(c)                                  Upon the occurrence and during the continuance of an Actionable Default, each Grantor shall use its commercially reasonable efforts to obtain all requisite consents or approvals by the licensor of each Copyright License, Patent License or Trademark License material to the operations of its business under which such Grantor is a licensee to effect the assignment of all such Grantor’s right, title and interest thereunder to the Collateral Agent, for the ratable benefit of the Secured Parties, or its designee.

SECTION 7.  Investment Property, Instruments and Letter-of-Credit Rights.  Each Grantor represents, warrants and covenants as follows:

(a)                                  Certificated Securities.  On the Closing Date (in the case of an Original Grantor) or the date on which it signs and delivers its first Security Agreement Supplement (in the case of any other Grantor), such Grantor will deliver to the Collateral Agent as Collateral hereunder all certificates representing Pledged Certificated Securities then owned by such Grantor.  Thereafter, whenever such Grantor acquires any other certificate representing a Pledged Certificated Security, such Grantor will promptly after such acquisition deliver such certificate to the Collateral Agent as Collateral hereunder. The provisions of this subsection are subject to the limitation in clause (x) of “Excluded Assets” and Section 7(k) in the case of voting Equity Interests in a Foreign Subsidiary and shall not apply to any Excluded Assets.

(b)                                 Uncertificated Securities.  As promptly as reasonably practicable and in any event within 90 days of the Closing Date (in the case of an Original Grantor) or the date on which it signs and delivers its first Security Agreement Supplement (in the case of any other Grantor), such Grantor will use commercially reasonable efforts to enter into (and use commercially reasonable efforts to cause the relevant issuer to enter into) an Issuer Control Agreement in respect of each Pledged Uncertificated Security then owned by such Grantor, where the issuer of such Uncertificated Security is a Subsidiary of such Grantor (and use commercially reasonable efforts to cause the relevant issuer to enter into an Issuer Control Agreement in respect of each Pledged Uncertificated Security then owned by such Grantor, where the issuer of such Uncertificated Security is not a Subsidiary of such Grantor), and deliver such Issuer Control Agreement to the Collateral Agent (which shall enter into the same).  Thereafter, whenever such Grantor acquires any other Pledged Uncertificated Security, such Grantor will use commercially reasonable efforts to enter into (and use commercially reasonable efforts to cause the relevant issuer to enter into) an Issuer Control Agreement in respect of such Pledged Uncertificated Security, where the issuer of such Uncertificated Security is a Subsidiary of such Grantor (and use commercially reasonable efforts to cause the relevant issuer to enter into an Issuer Control Agreement in respect of each Pledged Uncertificated Security then owned by such Grantor, where the issuer of such Uncertificated Security is a not a Subsidiary of

24

such Grantor), and deliver such Issuer Control Agreement to the Collateral Agent (which shall enter into the same), and deliver such Issuer Control Agreement to the Collateral Agent (which shall enter into the same).  The provisions of this subsection are subject to the limitation in clause (x) of “Excluded Assets” and Section 7(k) in the case of voting Equity Interests in a Foreign Subsidiary and shall not apply to any Excluded Assets or Uncertificated Securities of Subsidiaries that are Grantors hereunder.

(c)                    Security Entitlements.  As promptly as reasonably practicable and in any event within 90 days of the Closing Date (in the case of an Original Grantor) or on the date on which it signs and delivers its first Security Agreement Supplement (in the case of any other Grantor), such Grantor will with respect to each Security Entitlement then owned by it, use commercially reasonable efforts to enter into (and to use commercially reasonable efforts to cause the relevant Securities Intermediary to enter into) a Securities Account Control Agreement in respect of such Security Entitlement and the Securities Account to which the underlying Financial Asset is credited and will deliver such Securities Account Control Agreement to the Collateral Agent (which shall enter into the same), subject to the last sentence of this Section 7(c).  Thereafter, whenever such Grantor acquires any other Security Entitlement, such Grantor will, as promptly as practicable, cause the underlying Financial Asset to be credited to a Controlled Securities Account.  Notwithstanding the foregoing, (x) Securities Accounts that are Immaterial Accounts need not be subject to a Securities Account Control Agreement so long as the Immaterial Account Aggregate Value of the Immaterial Accounts not subject to a Securities Account Control Agreement pursuant to this clause (x) does not exceed $500,000 and (y) the provisions of this Section 7(c) shall not apply to any Excluded Assets.

(d)                   Commodity Accounts.  As promptly as reasonably practicable and in any event within 90 days of the Closing Date (in the case of an Original Grantor) or the date on which it signs and delivers its first Security Agreement Supplement (in the case of any other Grantor), such Grantor will use commercially reasonable efforts to enter into (and use commercially reasonable efforts to cause the relevant Commodity Intermediary to enter into) a Commodity Account Control Agreement in respect of each Commodity Account owned by it and will deliver such Commodity Account Control Agreement to the Collateral Agent (which shall enter into the same), subject to the final sentence of this Section 7(d).  Thereafter, such Grantor will cause each Commodity Contract owned by it to be carried at all times in a Controlled Commodity Account.  Notwithstanding the foregoing, (x) Commodity Accounts that are Immaterial Accounts need not be subject to a Commodity Account Control Agreement so long as the Immaterial Account Aggregate Value of the Immaterial Accounts not subject to a Commodity Account Control Agreement pursuant to this clause (x) does not exceed $500,000 and (y) the provisions of this Section 7(c) shall not apply to any Excluded Assets.

25

(e)                    Perfection as to Certificated Securities.  When such Grantor delivers the certificate representing any Pledged Certificated Security owned by it to the Collateral Agent and complies with Section 7(j) in connection with such delivery, (i) the Transaction Lien on such Pledged Certificated Security will be perfected, subject to no prior Liens other than nonconsensual Permitted Liens, (ii) the Collateral Agent will have Control of such Pledged Certificated Security and (iii) provided that neither the Collateral Agent nor any Secured Party has any notice of any adverse claim (as defined in UCC Section 8-302), the Collateral Agent will be a protected purchaser (within the meaning of UCC Section 8-303) thereof.

(f)                      Perfection as to Uncertificated Securities.  When such Grantor, the Collateral Agent and the issuer of any Pledged Uncertificated Security (other than any Pledged Uncertificated Security of a Subsidiary that is a Grantor hereunder) owned by such Grantor enter into an Issuer Control Agreement with respect thereto, (i) the Transaction Lien on such Pledged Uncertificated Security will be perfected, subject to no prior Liens other than nonconsensual Permitted Liens, (ii) the Collateral Agent will have Control of such Pledged Uncertificated Security and (iii) provided that neither the Collateral Agent nor any Secured Party has any notice of any adverse claim (as defined in UCC Section 8-302), the Collateral Agent will be a protected purchaser (within the meaning of UCC Section 8-303) thereof.

(g)                   Perfection as to Security Entitlements.  So long as the Financial Asset underlying any Security Entitlement owned by such Grantor is credited to a Controlled Securities Account, (i) the Transaction Lien on such Security Entitlement will be perfected, subject to no prior Liens other than (x) nonconsensual Permitted Liens, (y) in the case of any Pledged Certificated Security issued by a Person not organized under the laws of the United States or any State thereof or the District of Columbia, Permitted Liens arising under foreign law and (z) Liens of the relevant Securities Intermediary that are Permitted Liens, (ii) the Collateral Agent will have Control of such Security Entitlement and (iii) provided that neither the Collateral Agent nor any Secured Party has any notice of any adverse claim (as defined in UCC Section 8-302), no action based on an adverse claim to such Security Entitlement or such Financial Asset, whether framed in conversion, replevin, constructive trust, equitable lien or other theory, may be successfully asserted against the Collateral Agent or any other Secured Party by such Grantor.

(h)                   Perfection as to Commodity Accounts.  So long as any Commodity Account is subject to a Commodity Account Control Agreement, (i) the Transaction Liens on such Commodity Account and all Commodity Contracts carried therein will be perfected, subject to no prior Liens (except nonconsensual Permitted Liens and Liens of the relevant Commodity Intermediary that are Permitted Liens) and (ii) the Collateral Agent will have Control of such

26

Commodity Account and all Commodity Contracts carried therein from time to time.

(i)             Agreement as to Applicable Jurisdiction.  In respect of all Security Entitlements owned by such Grantor, and all Securities Accounts to which the related Financial Assets are credited, the Securities Intermediary’s jurisdiction (determined as provided in UCC Section 8-110(e)) will at all times be located in the United States.

(j)            Delivery of Pledged Certificates.  All certificates representing Pledged Certificated Securities, when delivered to the Collateral Agent, will be in suitable form for transfer by delivery, or accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Collateral Agent.

(k)         Compliance with Applicable Foreign Laws.  Except in the case of an Excluded Asset, if and so long as the Collateral includes (i) any Equity Interest in, or other Investment Property issued by, a legal entity organized under the laws of a jurisdiction outside the United States or (ii) any Security Entitlement in respect of a Financial Asset issued by such a foreign legal entity, the relevant Grantor will take all such action as may be required under the laws of such foreign jurisdiction to ensure that the Transaction Lien on such Collateral ranks prior to all Liens of others therein, including, to the extent so required, entering into security documentation governed by local law in respect of pledges of uncertificated Equity Interests.

(l)             Certification of Limited Liability Company and Partnership Interests.  Any limited liability company and any partnership (other than any such entity that is organized under the laws of a jurisdiction outside the United States) that is a direct Subsidiary of any Grantor and whose Equity Interests are pledged hereunder shall either (a) not include in its operative documents any provision that any Equity Interests in such limited liability company or such partnership be a “security” as defined under Article 8 of the UCC, or (b) certificate any Equity Interests in any such limited liability company or such partnership.  To the extent an interest in any such limited liability company or partnership pledged hereunder is certificated or becomes certificated, each such certificate shall be delivered to the Collateral Agent pursuant to Section 7(a) and such Grantor shall fulfill all other requirements under Section 7 applicable in respect thereof.

(m)        Instruments.  (i) As promptly as reasonably practicable but in any event within 90 days of the Closing Date (in the case of an Original Grantor) or within 30 days of the date on which it signs and delivers its first Security Agreement Supplement (in the case of any other Grantor), such Grantor will promptly deliver to the Collateral Agent as Collateral hereunder all Pledged

27

Specified Instruments then owned by such Grantor.  Thereafter, whenever such Grantor acquires any other Pledged Specified Instrument, such Grantor will promptly deliver such Pledged Specified Instrument to the Collateral Agent as Collateral hereunder.  All such Pledged Specified Instruments owned by such Grantor, when delivered to the Collateral Agent, will be indorsed to the order of the Collateral Agent, or accompanied by duly executed instruments of assignment, all in form and substance satisfactory to the Collateral Agent.  Upon the delivery of any Pledged Specified Instrument owned by such Grantor to the Collateral Agent, the Transaction Lien on such Collateral will be perfected, subject to no prior Liens other than nonconsensual Permitted Liens.

(ii)          So long as no Actionable Default shall have occurred and be continuing, the Collateral Agent will, promptly upon request by the relevant Grantor, make appropriate arrangements for making any Pledged Instrument available to it for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate by the Collateral Agent, against trust receipt or like document).

(n)         Letter-of-Credit Rights.  After the occurrence and during the continuation of an Actionable Default, each Grantor will use commercially reasonable efforts to obtain from other Persons agreements evidencing Control of the Collateral Agent over any Collateral that are Letter-of-Credit Rights in excess of $5,000,000 individually or $15,000,000 in the aggregate, that constitute a supporting obligation for Collateral that is not an Excluded Asset where confirmation of the Control of the Collateral Agent over the particular Letter-of-Credit Rights is required in order to perfect a security interest therein.

SECTION 8.  Deposit Accounts.  Each Grantor represents, warrants and covenants as follows:

(a)         As promptly as reasonably practicable and in any event within 90 days after the Closing Date such Grantor will use commercially reasonable efforts to enter into Deposit Account Control Agreements with each bank or other financial institution in which it maintains a Deposit Account (other than any Excluded Deposit Account), subject to the last sentence of this Section 8(a).  Thereafter, all cash owned by such Grantor will be deposited, upon or promptly after the receipt thereof, in one or more Controlled Deposit Accounts.  Notwithstanding the foregoing, Deposit Accounts that are Immaterial Accounts need not be subject to a Deposit Account Control Agreement so long as the Immaterial Account Aggregate Value of the Immaterial Accounts not subject to a Deposit Account Control Agreement pursuant to this sentence does not exceed $500,000.

28

(b)         In respect of each Controlled Deposit Account, the Depositary Bank’s jurisdiction (determined as provided in UCC Section 9-304) will at all times be a jurisdiction in which Article 9 of the UCC is in effect.

(c)          So long as the Collateral Agent has Control of a Controlled Deposit Account, the Transaction Lien on such Controlled Deposit Account will be perfected, subject to no prior Liens (except (x) the Depositary Bank’s right to deduct its normal operating charges and any uncollected funds previously credited thereto, (y) nonconsensual Permitted Liens and (z) as provided in the ABL Intercreditor Agreement).

SECTION 9.  Cash Collateral Accounts.  If and when required for purposes hereof or of any other Secured Debt Document, the Collateral Agent will establish with respect to each Grantor an account (its “Cash Collateral Account”), in the name and under the exclusive control of the Collateral Agent, into which all amounts owned by such Grantor that are to be deposited therein pursuant to such Secured Debt Documents shall be deposited from time to time.  Funds held in any Cash Collateral Account may, until withdrawn, be invested and reinvested in such Permitted Investments as the relevant Grantor shall request in writing from time to time; provided that if an Actionable Default shall have occurred and be continuing, the Collateral Agent shall hold all funds on deposit in the Cash Collateral Account without investment and shall have no liability for interest thereon.  Subject to Section 15, withdrawal of funds on deposit in any Cash Collateral Account shall be permitted if, as and when expressly so provided in or in respect of the applicable provision of the Secured Debt Documents pursuant to which such Cash Collateral Account was required to be established.

SECTION 10.  Commercial Tort Claims.  Each Grantor represents, warrants and covenants as follows:

(a)         In the case of an Original Grantor, Schedule 6 accurately describes, with the specificity required to satisfy Official Comment 5 to UCC Section 9-108, each Commercial Tort Claim with respect to which such Original Grantor is the claimant as of the Closing Date (other than any Commercial Tort Claim with a value of less than $1,000,000).  In the case of any other Grantor, Schedule 6 to its first Security Agreement Supplement will accurately describe, with the specificity required to satisfy said Official Comment 5, each Commercial Tort Claim (other than any Commercial Tort Claim with a value of less than $1,000,000) with respect to which such Grantor is the claimant as of the date on which it signs and delivers such Security Agreement Supplement.

(b)         If any Grantor acquires a Commercial Tort Claim with a value of $1,000,000 or more after the Closing Date (in the case of an Original Grantor) or the date on which it signs and delivers its first Security Agreement Supplement

29

(in the case of any other Grantor), such Grantor will promptly sign and deliver to the Collateral Agent a Security Agreement Supplement granting a security interest in such Commercial Tort Claim (which shall be described therein with the specificity required to satisfy said Official Comment 5) to the Collateral Agent for the benefit of the Secured Parties.

SECTION 11.  Transfer of Record Ownership.   At any time when an Actionable Default shall have occurred and be continuing, the Collateral Agent may (and to the extent that action by it is required, the relevant Grantor, if directed to do so by the Collateral Agent, will as promptly as reasonably practicable) cause each of the Pledged Securities or any portion thereof specified in such direction (or, in the case of Pledged Securities for which the issuer is not a Subsidiary, use commercially reasonable efforts to cause) to be transferred of record into the name of the Collateral Agent or its nominee; provided that if no Actionable Default is continuing, to the extent any of the Pledged Securities (or a portion thereof) have been transferred of record into the name of the Collateral Agent or its nominee, the Collateral Agent will cooperate reasonably with the relevant Grantor to cause such Pledged Security (or portion thereof) to be re-registered (as promptly as practicable) in the name of such Grantor.  Each Grantor will take any and all actions reasonably requested by the Collateral Agent to facilitate compliance with this Section.  The Collateral Agent will promptly give to the relevant Grantor copies of any notices and other communications received by the Collateral Agent with respect to Pledged Securities registered in the name of the Collateral Agent or its nominee.

SECTION 12.  Right to Vote Securities.  (a) Unless an Actionable Default shall have occurred and be continuing and the Collateral Trustee shall have given the notice described in subsection (b) below, each Grantor will have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to any Pledged Security of its Subsidiaries owned by it and the Financial Asset underlying any Pledged Security Entitlement owned by it, and the Collateral Agent will, upon receiving a written request from such Grantor, promptly deliver to such Grantor or as specified in such request such proxies, powers of attorney, consents, ratifications and waivers in respect of any such Pledged Security that is registered in the name of the Collateral Agent or its nominee or any such Pledged Security Entitlement as to which the Collateral Agent or its nominee is the Entitlement Holder, in each case as shall be specified in such request and be in form and substance reasonably satisfactory to the Collateral Agent.

(b)         If an Actionable Default shall have occurred and be continuing, and upon five (5) Business Days’ prior written notice from the Collateral Trustee to such Grantor of the Collateral Trustee’s intention to exercise such rights, the Collateral Agent will, if it has given the applicable Grantor prior written notice of

30

its intention to exercise such rights, have the right (and in the case of any Pledged Equity Interests of any Subsidiary, the exclusive right) to the extent permitted by law to vote, to give consents, ratifications and waivers and to take any other action with respect to the Pledged Investment Property, the other Pledged Equity Interests and the Financial Assets underlying the Pledged Security Entitlements, with the same force and effect as if the Collateral Agent were the absolute and sole owner thereof, and each Grantor will take all such action as the Collateral Agent may reasonably request from time to time to give effect to such right.  For the avoidance of doubt, each Grantor shall retain the right to vote, give consents, ratifications and waivers and to take any other action with respect to such Collateral in the event that (i) the Collateral Trustee does not give written notice referred to above of its intention to exercise such rights or (ii) all Actionable Defaults shall no longer be continuing, in each case so long as not otherwise prohibited by the terms of the Senior Secured Note Indenture, any Additional Secured Debt Facility or this Agreement.

SECTION 13.  Certain Cash Distributions.  Cash Distributions with respect to assets held in a Collateral Account shall be deposited and held therein, or withdrawn therefrom, as provided in Section 9.  If an Actionable Default shall have occurred and be continuing and the Collateral Trustee shall have so notified the applicable Grantor in writing, the Collateral Agent may deposit, or direct the recipient thereof to deposit, in the relevant Grantor’s Cash Collateral Account any Cash Distribution that is not held in a Collateral Account (or in a zero balance account that is swept to a Collateral Account) with respect to any Pledged Equity Interest or Pledged Indebtedness.

SECTION 14.  Remedies upon Actionable Default.  (a) If an Actionable Default shall have occurred and be continuing, the Collateral Agent may exercise (or cause its sub-agents to exercise) any or all of the remedies available to it (or to such sub-agents) under this Agreement

(b)         Without limiting the generality of the foregoing, if an Actionable Default shall have occurred and be continuing, the Collateral Agent may exercise on behalf of the Secured Parties all the rights of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) with respect to any Collateral and, in addition, the Collateral Agent may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, sell or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Collateral.  To the maximum extent permitted by applicable law, any Secured

31

Party may be the purchaser of any or all of the Collateral at any such sale and (with the consent of the Collateral Agent, which may be withheld in its discretion) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply all of any part of the Secured Obligations as a credit on account of the purchase price of any Collateral payable at such sale.  Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.  Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay or appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.  The Collateral Agent shall not be obliged to make any sale of Collateral regardless of notice of sale having been given.  The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  To the maximum extent permitted by law, each Grantor hereby waives any claim against any Secured Party arising because the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree.  The Collateral Agent may disclaim any warranty, as to title or as to any other matter, in connection with such sale or other disposition, and its doing so shall not be considered adversely to affect the commercial reasonableness of such sale or other disposition.

(c)          Notice of any such sale or other disposition shall be given to the relevant Grantor(s) as (and if) required by Section 17.

(d)         For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent an irrevocable non-exclusive license (exercisable without payment of royalty or other compensation to the Grantors), to use, license or sublicense any of the Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.  The use of such license by the Collateral Agent may be exercised only upon the

32

occurrence and during the continuation of an Actionable Default; provided, however, that any license, sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon each Grantor notwithstanding any subsequent cure of an Actionable Default.  In addition, such license shall be deemed to include the following terms and restrictions:  (i) any and all use of any Trademark pursuant to such license shall be of a nature and quality consistent with the goodwill and reputation of such Trademark and past practices of the Grantor that owns such Trademark, (ii) all goodwill arising from any licensed use of any Trademark shall inure to the benefit of the owner of such Trademark, (iii) the licensee shall provide customary intellectual property notices and designations, including appropriate patent, trademark and copyright notices, in each case, in a manner consistent with the past practices of each Grantor and (iv) any licensed trade secrets shall be maintained in confidence and their trade secret status shall be maintained, in each case, subject to any requirements to disclose such trade secrets under applicable law or as required by any governmental body, agency or court (it being understood that, to the extent practicable and not prohibited by applicable law, the Collateral Agent shall use commercially reasonable efforts to notify the Grantor of any such disclosure).

SECTION 15.  Application of Proceeds.  (a) If an Actionable Default shall have occurred and be continuing, the Collateral Agent may apply (i) any cash held in the Collateral Accounts and (ii) the proceeds of any sale or other disposition of all or any part of the Collateral, in the order of priorities set out in Section 4 of the Collateral Agency Agreement.

SECTION 16.  Fees and Expenses; Indemnification.  (a) The Company and each Grantor, jointly and severally, will promptly following demand (and in any event within three Business Days after the demand therefore) pay to the Collateral Agent:

(i)             the amount of any taxes that the Collateral Agent may have been required to pay by reason of the Transaction Liens or to free any Collateral from any other Lien thereon;

(ii)          the amount of any and all reasonable and documented out-of-pocket expenses, including transfer taxes and reasonable fees and expenses of one counsel and no more than one counsel in each jurisdiction where Collateral is located, that the Collateral Agent may incur in connection with (x) the administration or enforcement of the Security Documents, including such expenses as are incurred to preserve the value of the Collateral or the validity, perfection, rank or value of any Transaction Lien, (y) the collection, sale or other disposition of any Collateral or (z) the exercise by the Collateral Agent of any of its rights or powers under the Security Documents;

33

(iii)       the amount of any fees that the Company shall have agreed in writing to pay to the Collateral Agent and that shall have become due and payable in accordance with such written agreement; and

(iv)      the amount required to indemnify the Collateral Agent and its officers, directors, employees and agents for, or hold them harmless and defend them against, any loss, liability or expense (including the reasonable and documented fees and expenses of its counsel and any sub-agents appointed by it hereunder) incurred or suffered by the Collateral Agent in connection with the Security Documents, except to the extent that such loss, liability or expense arises from the Collateral Agent’s gross negligence or willful misconduct (after giving effect to Section 18).

(b)         If any transfer tax, documentary stamp tax or other tax is payable in connection with any transfer or other transaction provided for in the Security Documents, the Company will pay such tax and provide any required tax stamps to the Collateral Agent or as otherwise required by law.

(c)          The Company and each Grantor, jointly and severally, shall indemnify the Collateral Agent, its affiliates and the respective directors, officers, agents and employees of the foregoing (each an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all liabilities, losses, damages, costs and expenses of any kind (including reasonable expenses of investigation by engineers, environmental consultants and similar technical personnel and reasonable fees and disbursements of counsel) arising out of, or in connection with any and all Environmental Liabilities; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.  Without limiting the generality of the foregoing, each Grantor waives all rights for contribution and all other rights of recovery with respect to liabilities, losses, damages, costs and expenses arising under or related to Environmental Laws that it might have by statute or otherwise against any Indemnitee.

SECTION 17.  Authority to Administer Collateral.  Each Grantor irrevocably appoints the Collateral Agent its true and lawful attorney, with full power of substitution, in the name of such Grantor, any Secured Party or otherwise, for the sole use and benefit of the Collateral Agent for the benefit of the Secured Parties, but at the Company’s expense, to the extent permitted by law to exercise, at any time and from time to time while an Actionable Default shall have occurred and be continuing, all or any of the following powers with respect to all or any of such Grantor’s Collateral:

34

(a)                   to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof;

(b)                   to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto;

(c)                    to sell, lease, license or otherwise dispose of the same or the proceeds or avails thereof, as fully and effectually as if the Collateral Agent were the absolute owner thereof; and

(d)                   to extend the time of payment of any or all thereof and to make any allowance or other adjustment with reference thereto;

provided that, except in the case of Collateral that is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Collateral Agent will give the relevant Grantor at least ten days’ prior written notice of the time and place of any public sale thereof or the time after which any private sale or other intended disposition thereof will be made. Any such notice shall (i) contain the information specified in UCC Section 9-613, (ii) be Authenticated and (iii) be sent to the parties required to be notified pursuant to UCC Section 9-611(c); provided that, if the Collateral Agent fails to comply with this sentence in any respect, its liability for such failure shall be limited to the liability (if any) imposed on it as a matter of law under the UCC.

SECTION 18.  Limitation on Duty in Respect of Collateral.  Beyond the exercise of reasonable care in the custody and preservation thereof and accounting for monies received by it in connection with any exercise of remedies provided for hereunder, the Collateral Agent will have no duty as to any Collateral in its possession or control or in the possession or control of any sub-agent or bailee selected by it in good faith or any income therefrom or as to the preservation of rights against prior parties or any other rights pertaining thereto.  The Collateral Agent will be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession or control if such Collateral is accorded treatment substantially equal to that which it accords its own property, and will not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of any act or omission of any sub-agent or bailee selected by the Collateral Agent in good faith, except to the extent that such liability arises from the Collateral Agent’s gross negligence or willful misconduct.

SECTION 19.  General Provisions Concerning Collateral Agent.  The provisions of the Collateral Agency Agreement with respect to the Collateral Agent shall inure to the benefit of the Collateral Agent and shall be binding on

35

each Grantor and each Secured Party with full force and effect as though stated in this Agreement in their entirety.

SECTION 20.  Termination of Transaction Liens; Release of Collateral.  The Transaction Liens granted by each Grantor hereunder shall automatically terminate, be released or be subordinated as set forth in Section 7 of the Collateral Agency Agreement.  Upon any termination of a Transaction Lien or release of Collateral, the Collateral Agent will, at the expense of the applicable Grantor, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence the termination of such Transaction Lien or the release of such Collateral, as the case may be.

SECTION 21.  Additional Grantors.  Any Subsidiary may become a party hereto by signing and delivering to the Collateral Agent a Security Agreement Supplement, whereupon such Subsidiary shall become a “Grantor” as defined herein.

SECTION 22.  Notices.  Each notice, request or other communication given to any party hereunder shall be given in accordance with Section 9 of the Collateral Agency Agreement, and in the case of any such notice, request or other communication to a Grantor other than the Company, shall be given to it in care of the Company.

SECTION 23.  No Implied Waivers; Remedies Not Exclusive.  No failure by the Collateral Agent or any Secured Party to exercise, and no delay in exercising and no course of dealing with respect to, any right or remedy under any Security Document shall operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Agent or any Secured Party of any right or remedy under any Secured Debt Document preclude any other or further exercise thereof or the exercise of any other right or remedy.  The rights and remedies specified in the Secured Debt Documents are cumulative and are not exclusive of any other rights or remedies provided by law.

SECTION 24.  Successors and Assigns.  This Agreement is for the benefit of the Collateral Agent and the Secured Parties.  If all or any part of any Secured Party’s interest in any Secured Obligation is assigned or otherwise transferred, the transferor’s rights hereunder, to the extent applicable to the obligation so transferred, shall be automatically transferred with such obligation.  This Agreement shall be binding on the Grantors and their respective successors and assigns.

SECTION 25.  Amendments and Waivers.  Except pursuant to a Security Agreement Supplement, neither this Agreement nor any provision hereof may be waived, amended or modified except (i) as permitted under the ABL Intercreditor

36

Agreement and (ii) pursuant to an agreement or agreements in writing entered into by the Collateral Agent, with the consent of such Secured Parties as are required to consent thereto under Section 8(c) of the Collateral Agency Agreement.  No such waiver, amendment or modification shall be binding upon any Grantor, except with its written consent.

SECTION 26.  Applicable Law.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, EXCEPT AS OTHERWISE REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT REMEDIES PROVIDED BY THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK ARE GOVERNED BY THE LAWS OF SUCH JURISDICTION.

SECTION 27.  Waiver of Jury Trial.  EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER SECURITY DOCUMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 27.

SECTION 28.  Counterparts; Electronic Delivery.  This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which shall constitute one instrument.  Delivery of an executed signature page to this Agreement by facsimile or electronic means in PDF format shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 29.  Severability.  In the event any one or more of the provisions contained in this Agreement or in any other Security Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).  The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable

37

provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 30.  ABL Intercreditor Agreement.  Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the Collateral Agent pursuant to this Agreement and (ii) the exercise of any right or remedy by the Collateral Agent hereunder or the application of proceeds (including insurance proceeds and condemnation proceeds) of any Collateral, are subject to the provisions of the ABL Intercreditor Agreement (if any).  In the event of any conflict between the terms of the ABL Intercreditor Agreement and the terms of this Agreement, the terms of the ABL Intercreditor Agreement shall govern.

[SIGNATURE PAGES FOLLOW]

38

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

MOLYCORP, INC.

By:
Name:
Title:

[OTHER GRANTORS]

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Collateral Agent

By:
Name:
Title:

Schedule 1

to Security Agreement

EQUITY INTERESTS IN SUBSIDIARIES

Issuer	Jurisdiction of Organization	Owner of Equity Interest	Percentage Owned	Number of Shares or Units

Schedule 2

to Security Agreement

OTHER EQUITY INVESTMENTS AND
SPECIFIED INSTRUMENTS
OWNED BY ORIGINAL GRANTORS

PART 1 — Other Equity Investments

Issuer	Jurisdiction of Organization	Owner	Amount Owned	Type of Security

PART 2 — Specified Instruments

Issuer	Jurisdiction of Organization	Owner	Amount Owned	Type

Schedule 3

to Security Agreement

DEPOSIT ACCOUNTS, SECURITIES ACCOUNTS
AND COMMODITIES ACCOUNTS

Owner	Type of Account	Bank or Intermediary	Account Numbers

Schedule 4

to Security Agreement

LOCATIONS OF EQUIPMENT AND INVENTORY

Grantor	Address	County	State

Schedule 5

to Security Agreement

LOCATIONS OF ACTIVE MINING SITES
AND AS-EXTRACTED COLLATERAL

Grantor	Location of Minehead	Description of Interest

Schedule 6

to Security Agreement

COMMERCIAL TORT CLAIMS

EXHIBIT A

to Security Agreement

SECURITY AGREEMENT SUPPLEMENT

SECURITY AGREEMENT SUPPLEMENT dated as of              ,         , between [NAME OF GRANTOR] (the “Grantor”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral agent (the “Collateral Agent”).

WHEREAS, pursuant to a Security Agreement dated as of [ ], 2012 (as amended and/or supplemented from time to time, the “Security Agreement”) among the Company, the other Grantors party thereto and the Collateral Agent, each Grantor has secured the Secured Obligations by granting to the Collateral Agent for the benefit of the Secured Parties a continuing security interest in certain personal property of such Grantor;

WHEREAS, [name of Grantor] [desires to become][is] a party to the Security Agreement as a Grantor thereunder; and

WHEREAS, terms defined in the Security Agreement (or whose definitions are incorporated by reference in Section 1 of the Security Agreement) and not otherwise defined herein have, as used herein, the respective meanings provided for therein;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.         Grant of Transaction Liens.  (a)  In order to secure the Secured Obligations, the Grantor grants to the Collateral Agent for the benefit of the Secured Parties a continuing security interest in all of the following property of the Grantor, whether now owned or existing or hereafter acquired or arising and regardless of where located (the “New Collateral”):

[describe property being added to the Collateral](1)

(1)  If the Grantor is not already a party to the Security Agreement, clauses (i) through (xvii) of, and the proviso to, Section 2(a) of the Security Agreement may be appropriate.  If the Grantor is already a party to the Security Agreement, describe additional property being added to the Collateral.

A-1

provided that, not withstanding the foregoing or anything herein to the contrary, in no event shall the New Collateral include, or the security interest attach to, any Excluded Assets; provided, however, the security interests and Liens granted hereunder shall attach to, and the “Collateral” shall automatically include any asset or property of a Grantor that ceases to be an Excluded Asset, without further action by any Grantor or Secured Party.

(b)   With respect to each right to payment or performance included in the Collateral from time to time, the Transaction Lien granted therein includes a continuing security interest in (i) any Supporting Obligation that supports such payment or performance and (ii) any Lien that (x) secures such right to payment or performance or (y) secures any such Supporting Obligation.

(c)   The foregoing Transaction Liens are granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or transfer, any obligation or liability of the Grantor with respect to any of the New Collateral or any transaction in connection therewith.

2.         Delivery of Collateral.  Concurrently with delivering this Security Agreement Supplement to the Collateral Agent, the Grantor is complying with the provisions of Section 7 of the Security Agreement with respect to Investment Property, in each case if and to the extent included in the New Collateral as of the date hereof.

3.         Party to Security Agreement.  Upon delivering this Security Agreement Supplement to the Collateral Agent, the Grantor will become a party to the Security Agreement and will thereafter have all the rights and obligations of a Guarantor and a Grantor thereunder and be bound by all the provisions thereof as fully as if the Grantor were one of the original parties thereto.(2)

4.         Representations and Warranties.  (a)  The Grantor is duly organized, validly existing and in good standing under the laws of the jurisdiction identified as its jurisdiction of organization in the Perfection Certificate.

(b)   The Grantor has delivered a Perfection Certificate to the Collateral Agent.  The information set forth therein is correct and complete as of the date hereof in all material respects.

(2)  Delete Section 3 if the Grantor is already a party to the Security Agreement.

A-2

(c)   The execution and delivery of this Security Agreement Supplement by the Grantor and the performance by it of its obligations under the Security Agreement as supplemented hereby are within its corporate or other powers, have been duly authorized by all necessary corporate or other action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable material law or regulation or of its organizational documents, or of any material agreement, judgment, injunction, order, decree or other instrument binding upon it or result in the creation or imposition of any Lien (except a Transaction Lien) on any of its assets.

(d)   The Security Agreement as supplemented hereby constitutes a valid and binding agreement of the Grantor, enforceable in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance or other similar laws affecting creditors’ rights generally and (ii) general principles of equity.

(e)   Each of the representations and warranties set forth in Sections 3, 7, 8, 9 and 10 of the Security Agreement is true as applied to the Grantor and the New Collateral as of the date hereof.  For purposes of the foregoing sentence, references in said Sections to a “Grantor” shall be deemed to refer to the Grantor, references to Schedules to the Security Agreement shall be deemed to refer to the corresponding Schedules to this Security Agreement Supplement, references to “Collateral” shall be deemed to refer to the New Collateral, and references to the “Effective Date” shall be deemed to refer to the date on which the Grantor signs and delivers this Security Agreement Supplement.

5.         Governing Law.  This Security Agreement Supplement shall be construed in accordance with and governed by the laws of the State of New York.

6.         ABL Intercreditor Agreement.  Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the Collateral Agent pursuant to this Agreement and (ii) the exercise of any right or remedy by the Collateral Agent hereunder or the application of proceeds (including insurance proceeds and condemnation proceeds) of any Collateral, are subject to the provisions of the ABL Intercreditor Agreement (if any).  In the event of any conflict between the terms of the ABL Intercreditor Agreement and the terms of this Agreement, the terms of the ABL Intercreditor Agreement shall govern.

A-3

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement Supplement to be duly executed by their respective authorized officers as of the day and year first above written.

[NAME OF GRANTOR]

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

A-4

Schedule 1
to Security Agreement
Supplement

EQUITY INTERESTS IN SUBSIDIARIES

Issuer	Jurisdiction of Organization	Percentage Owned	Number of Shares or Units

A-5

Schedule 2
to Security Agreement
Supplement

OTHER EQUITY INVESTMENTS AND
SPECIFIED INSTRUMENTS
OWNED BY GRANTOR

PART 1 — Other Equity Investments

Issuer	Jurisdiction of Organization	Amount Owned	Type of Security

PART 2 — Securities

Issuer	Jurisdiction of Organization	Owner	Amount Owned	Type

A-6

Schedule 3
to Security Agreement
Supplement

DEPOSIT ACCOUNTS, SECURITIES ACCOUNTS
AND COMMODITIES ACCOUNTS

Owner	Type of Account	Bank or Intermediary	Account Numbers

A-7

Schedule 4
to Security Agreement
Supplement

LOCATIONS OF EQUIPMENT AND INVENTORY

Grantor	Address	County	State

A-8

Schedule 5
to Security Agreement
Supplement

LOCATIONS OF ACTIVE MINING SITES
AND AS-EXTRACTED COLLATERAL

Grantor	Location of Minehead	Description of Interest

A-9

Schedule 6
to Security Agreement
Supplement

COMMERCIAL TORT CLAIMS

A-10

EXHIBIT B
to Security Agreement

COPYRIGHT SECURITY AGREEMENT

(Copyrights, Copyright Registrations, Copyright
Applications and Copyright Licenses)

WHEREAS, [name of Grantor], a                       corporation(1) (herein referred to as the “Grantor”) owns, or in the case of licenses is a party to, the Copyright Collateral (as defined below);

WHEREAS, MOLYCORP, INC. (the “Company”) has entered into (i) an Indenture dated as of May 25, 2012 (the “Senior Secured Note Indenture”) among the Company, the Guarantors party thereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, as indenture trustee (the “Indenture Trustee”), pursuant to which the Company will issue its 10% Senior Secured Notes due 2020 (the “Senior Secured Notes”) and (ii) Collateral Agency Agreement dated as of [ ], 2012 (as amended and/or supplemented from time to time, the “Collateral Agency Agreement”) among the Company, the other Grantors party thereto, the Indenture Trustee, WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral agent (the “Collateral Agent”) and each Additional Authorized Representative referred to therein party thereto from time to time;

WHEREAS, pursuant to a (i) Security Agreement dated as of [ ], 2012 (as amended and/or supplemented from time to time, the “Security Agreement”) among the Company, the other Grantors party thereto and the Collateral Agent for the Secured Parties referred to therein (in such capacity, together with its successors in such capacity, the “Grantee”), and (ii) certain other Security Documents (including this Copyright Security Agreement), the Grantor has secured the Secured Obligations (as defined in the Security Agreement) or its guarantee thereof, as applicable, by granting to the Collateral Agent for the benefit of the Secured Parties a continuing security interest in personal property of such Grantor, including all right, title and interest of the Grantor in, to and under the Copyright Collateral (as defined below);

(1)  Modify as needed if the Grantor is not a corporation.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor grants to the Grantee, to secure the Secured Obligations, a continuing security interest in all of the Grantor’s right, title and interest in, to and under the following (all of the following items or types of property being herein collectively referred to as the “Copyright Collateral”), whether now owned or existing or hereafter acquired or arising:

(i)    each Copyright (as defined in the Security Agreement) and each Copyright registration or application therefor set forth on Schedule 1 hereto;

(ii)   each Copyright License (as defined in the Security Agreement) recorded at the U.S. Copyright Office and set forth on Schedule 1 hereto; and

(iii)  all Proceeds (as defined in the Security Agreement) from or arising out of the foregoing, and all rights and benefits of the Grantor under any Copyright License set forth on Schedule 1 hereto

; provided that, notwithstanding the foregoing or anything herein or in any other Secured Debt Document (as defined in the Security Agreement) to the contrary, in no event shall the Copyright Collateral include, or the security interest attach to, any Excluded Assets (as defined in the Security Agreement); provided, however, the security interests and Liens (as defined in the Security Agreement) granted hereunder shall attach to, and the “Copyright Collateral” shall automatically include any asset or property of a Grantor that constitutes Copyright Collateral and that ceases to be an Excluded Asset, without further action by any Grantor or Secured Party.

The Grantor irrevocably constitutes and appoints the Grantee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of the Grantor or in the Grantee’s name, from time to time, in the Grantee’s discretion, so long as any Actionable Default (as defined in the Security Agreement) shall have occurred and be continuing, to take with respect to the Copyright Collateral any and all appropriate action which the Grantor might take with respect to the Copyright Collateral and to execute any and all documents and instruments which may be reasonably necessary to carry out the terms of this Copyright Security Agreement and to accomplish the purposes hereof.

The foregoing security interest is granted in conjunction with the security interests granted by the Grantor to the Grantee pursuant to the Security Agreement.  The Grantor acknowledges and affirms that the rights and remedies of the Grantee with respect to the security interest in the Copyright Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

For the avoidance of doubt, to the extent that any term or condition of this Copyright Security Agreement conflicts or is inconsistent with any term or condition of the Security Agreement, such term or condition of the Security Agreement shall supersede and control.

IN WITNESS WHEREOF, the Grantor has caused this Copyright Security Agreement to be duly executed by its officer thereunto duly authorized as of the        day of                    ,         .

[NAME OF GRANTOR]

By:
Name:
Title:

Acknowledged:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

Schedule 1
to Copyright
Security Agreement

[NAME OF GRANTOR]

COPYRIGHT REGISTRATIONS

Registration No.	Registration Date	Title

COPYRIGHT APPLICATIONS

Application No.	Date	Filing Title

COPYRIGHT LICENSES

Name of Agreement	Parties Licensor/Licensee	Date of Agreement	Licensed Copyright

EXHIBIT C
to Security Agreement

PATENT SECURITY AGREEMENT

(Patents, Patent Applications and Patent Licenses)

WHEREAS, [name of Grantor], a                              corporation(1) (herein referred to as the “Grantor”) owns, or in the case of licenses is a party to, the Patent Collateral (as defined below);

WHEREAS, MOLYCORP, INC. (the “Company”) has entered into (i) an Indenture dated as of May 25, 2012 (the “Senior Secured Note Indenture”) among the Company, the Guarantors party thereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, as indenture trustee (the “Indenture Trustee”), pursuant to which the Company will issue its 10% Senior Secured Notes due 2020 (the “Senior Secured Notes”) and (ii) Collateral Agency Agreement dated as of [ ], 2012 (as amended and/or supplemented from time to time, the “Collateral Agency Agreement”) among the Company, the other Grantors party thereto, the Indenture Trustee, WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral agent (the “Collateral Agent”) and each Additional Authorized Representative referred to therein party thereto from time to time;

WHEREAS, pursuant to a (i) Security Agreement dated as of [ ], 2012 (as amended and/or supplemented from time to time, the “Security Agreement”) among the Company, the other Grantors party thereto and the Collateral Agent for the Secured Parties referred to therein (in such capacity, together with its successors in such capacity, the “Grantee”), and (ii) certain other Security Documents (including this Patent Security Agreement), the Grantor has secured the Secured Obligations (as defined in the Security Agreement) or its guarantee thereof, as applicable, by granting to the Collateral Agent for the benefit of the Secured Parties a continuing security interest in personal property of such Grantor, including all right, title and interest of the Grantor in, to and under the Patent Collateral (as defined below);

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor grants to the Grantee,

(1)  Modify as needed if the Grantor is not a corporation.

to secure the Secured Obligations, a continuing security interest in all of the Grantor’s right, title and interest in, to and under the following (all of the following items or types of property being herein collectively referred to as the “Patent Collateral”), whether now owned or existing or hereafter acquired or arising:

(i)    each Patent (as defined in the Security Agreement) set forth on Schedule 1 hereto;

(ii)   each Patent License (as defined in the Security Agreement) recorded at the United States Patent and Trademark Office and set forth on Schedule 1 hereto; and

(iii)  all Proceeds (as defined in the Security Agreement) from or arising out of the foregoing, and all rights and benefits of the Grantor under any Patent License set forth on Schedule 1 hereto

; provided that, notwithstanding the foregoing or anything herein or in any other Secured Debt Document (as defined in the Security Agreement) to the contrary, in no event shall the Patent Collateral include, or the security interest attach to, any Excluded Assets (as defined in the Security Agreement); provided, however, the security interests and Liens (as defined in the Security Agreement) granted hereunder shall attach to, and the “Patent Collateral” shall automatically include any asset or property of a Grantor that constitutes Patent Collateral and that ceases to be an Excluded Asset, without further action by any Grantor or Secured Party.

The Grantor irrevocably constitutes and appoints the Grantee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of the Grantor or in the Grantee’s name, from time to time, in the Grantee’s discretion, so long as any Actionable Default (as defined in the Security Agreement) shall have occurred and be continuing, to take with respect to the Patent Collateral any and all appropriate action which the Grantor might take with respect to the Patent Collateral and to execute any and all documents and instruments which may be reasonably necessary to carry out the terms of this Patent Security Agreement and to accomplish the purposes hereof.

The foregoing security interest is granted in conjunction with the security interests granted by the Grantor to the Grantee pursuant to the Security Agreement.  The Grantor acknowledges and affirms that the rights and remedies of the Grantee with respect to the security interest in the Patent Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

For the avoidance of doubt, to the extent that any term or condition of this Patent Security Agreement conflicts or is inconsistent with any term or condition of the Security Agreement, such term or condition of the Security Agreement shall supersede and control.

IN WITNESS WHEREOF, the Grantor has caused this Patent Security Agreement to be duly executed by its officer thereunto duly authorized as of the          day of                           ,       .

[NAME OF GRANTOR]

By:
Name:
Title:

Acknowledged:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

Schedule 1
to Patent
Security Agreement

[NAME OF GRANTOR]

PATENTS AND DESIGN PATENTS

Patent No.	Issued	Title

PATENT APPLICATIONS

Application No.	Date	Filing Title

PATENT LICENSES

Name of Agreement	Parties Licensor/Licensee	Date of Agreement	Licensed Patents

EXHIBIT D
to Security Agreement

TRADEMARK SECURITY AGREEMENT

(Trademarks, Trademark Registrations, Trademark
Applications and Trademark Licenses)

WHEREAS, [name of Grantor], a                        corporation(1) (herein referred to as the “Grantor”) owns, or in the case of licenses is a party to, the Trademark Collateral (as defined below);

WHEREAS, MOLYCORP, INC. (the “Company”) has entered into (i) an Indenture dated as of May 25, 2012 (the “Senior Secured Note Indenture”) among the Company, the Guarantors party thereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, as indenture trustee (the “Indenture Trustee”), pursuant to which the Company will issue its 10% Senior Secured Notes due 2020 (the “Senior Secured Notes”) and (ii) Collateral Agency Agreement dated as of [ ], 2012 (as amended and/or supplemented from time to time, the “Collateral Agency Agreement”) among the Company, the other Grantors party thereto, the Indenture Trustee, WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral agent (the “Collateral Agent”) and each Additional Authorized Representative referred to therein party thereto from time to time;

WHEREAS, pursuant to a (i) Security Agreement dated as of [ ], 2012 (as amended and/or supplemented from time to time, the “Security Agreement”) among the Company, the other Grantors party thereto and the Collateral Agent for the Secured Parties referred to therein (in such capacity, together with its successors in such capacity, the “Grantee”), and (ii) certain other Security Documents (including this Trademark Security Agreement), the Grantor has secured the Secured Obligations (as defined in the Security Agreement) or its guarantee thereof, as applicable, by granting to the Collateral Agent for the benefit of the Secured Parties a continuing security interest in personal property of such Grantor, including all right, title and interest of the Grantor in, to and under the Trademark Collateral (as defined below);

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor grants to the Grantee,

(1)  Modify as needed if the Grantor is not a corporation.

to secure the Secured Obligations, a continuing security interest in all of the Grantor’s right, title and interest in, to and under the following (all of the following items or types of property being herein collectively referred to as the “Trademark Collateral”), whether now owned or existing or hereafter acquired or arising:

(i)    each Trademark (as defined in the Security Agreement), and each Trademark registration and application set forth on Schedule 1 hereto, and all of the goodwill of the business connected with the use of, or symbolized by, each such Trademark;

(ii)   each Trademark License (as defined in the Security Agreement) recorded at the United States Patent and Trademark Office and set forth on Schedule 1 hereto, and all of the goodwill of the business connected with the use of, or symbolized by, each Trademark licensed pursuant thereto; and

(iii)  all Proceeds (as defined in the Security Agreement) from or arising out of the foregoing, and all rights and benefits of the Grantor under any Trademark License set forth on Schedule 1 hereto

; provided that, notwithstanding the foregoing or anything herein or in any other Secured Debt Document (as defined in the Security Agreement) to the contrary, in no event shall the Trademark Collateral include, or the security interest attach to, any Excluded Assets (as defined in the Security Agreement); provided, however, the security interests and Liens (as defined in the Security Agreement) granted hereunder shall attach to, and the “Trademark Collateral” shall automatically include any asset or property of a Grantor that constitutes Trademark Collateral and that ceases to be an Excluded Asset, without further action by any Grantor or Secured Party.

The Grantor irrevocably constitutes and appoints the Grantee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of the Grantor or in the Grantee’s name, from time to time, in the Grantee’s discretion, so long as any Actionable Default (as defined in the Security Agreement) shall have occurred and be continuing, to take with respect to the Trademark Collateral any and all appropriate action which the Grantor might take with respect to the Trademark Collateral and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Trademark Security Agreement and to accomplish the purposes hereof.

The foregoing security interest is granted in conjunction with the security interests granted by the Grantor to the Grantee pursuant to the Security

Agreement.  The Grantor acknowledges and affirms that the rights and remedies of the Grantee with respect to the security interest in the Trademark Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

For the avoidance of doubt, to the extent that any term or condition of this Trademark Security Agreement conflicts or is inconsistent with any term or condition of the Security Agreement, such term or condition of the Security Agreement shall supersede and control.

IN WITNESS WHEREOF, the Grantor has caused this Trademark Security Agreement to be duly executed by its officer thereunto duly authorized as of the         day of                  ,           .

[NAME OF GRANTOR]

By:
Name:
Title:

Acknowledged:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

Schedule 1
to Trademark
Security Agreement

[NAME OF GRANTOR]

U.S. TRADEMARK REGISTRATIONS

TRADEMARK	REG. NO.	REG. DATE

U.S. TRADEMARK APPLICATIONS

TRADEMARK	APPL. NO.	APPL. DATE

TRADEMARK LICENSES

Name of Agreement	Parties Licensor/Licensee	Date of Agreement	Licensed Trademarks

EXHIBIT E
to Security Agreement

PERFECTION CERTIFICATE

Reference is hereby made to (i) that certain Security Agreement dated as of [ ], 2012 (the “Security Agreement”), among Molycorp, Inc., a Delaware corporation (“Issuer”), the Guarantors party thereto (collectively, the “Guarantors”) and Wells Fargo Bank, National Association, as collateral agent (“Collateral Agent”).  Capitalized terms used but not defined herein have the meanings assigned in the Security Agreement.

As used herein, the term “Company” means [NAME OF ADDITIONAL GRANTOR].

The undersigned hereby certify to the Collateral Agent as follows:

1.          Names.  (a)  The exact legal name of the Company, as such name appears in its respective certificate of incorporation or any other organizational document, is set forth in Schedule 1(a).  The Company is (i) the type of entity disclosed next to its name in Schedule 1(a) and (ii) a registered organization except to the extent disclosed in Schedule 1(a).  Also set forth in Schedule 1(a) is the organizational identification number, if any, of the Company if it is a registered organization, the Federal Taxpayer Identification Number of the Company (3)and the jurisdiction of formation of the Company.

(b)      Set forth in Schedule 1(b) hereto is any other corporate or organizational names the Company has had in the past five years, together with the date of the relevant change.

(c)       Set forth in Schedule 1(c) is a list of all other names (including trade names or similar appellations) used by the Company, or any other business or organization to which the Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, at any time in the past five years.  Also set forth in Schedule 1(c) is the information required by Section 1 of this certificate for any other business or organization to which the Company became the successor by merger, consolidation, acquisition,

(3) Only applies to South Dakota entities.

change in form, nature or jurisdiction of organization or otherwise, at any time in the past five years.  Except as set forth in Schedule 1(c), the Company has not changed its jurisdiction of organization at any time during the past four months.

2.          Current Locations.  (a)  The chief executive office of the Company is located at the address set forth in Schedule 2(a) hereto.

(b)   Set forth in Schedule 2(b) are all locations where the Company maintains any books or records relating to any Collateral.

(c)   Set forth in Schedule 2(c) hereto are all the other places of business of the Company.

(d)   Set forth in Schedule 2(d) hereto are all other locations not identified above where the Company maintains any Collateral consisting of inventory or equipment with a value in excess of $1,000,000 in the aggregate for each such location.

(e)   Set forth in Schedule 2(e) hereto are the names and addresses of all persons or entities other than the Company, such as lessees, consignees, warehousemen or purchasers of chattel paper, which have possession or are intended to have possession of any of the Collateral consisting of instruments, chattel paper, inventory or equipment with a value in excess of $1,000,000 in the aggregate for each such person or entity.

3.          Prior Locations.  (a)  Set forth in Schedule 3(a) is the information required by Schedule 2(a), Schedule 2(b) or Schedule 2(c) with respect to each location or place of business previously maintained by the Company at any time during the past four months.

(b)   Set forth in Schedule 3(b) is the information required by Schedule 2(d) or Schedule 2(e) with respect to each other location at which, or other person or entity with which, any of the Collateral consisting of inventory or equipment with a value in excess of $1,000,000 in the aggregate has been previously held at any time during the past twelve months.

4.          Extraordinary Transactions.  Within the last five years, except for those material purchases, acquisitions or other transactions described on Schedule 4 attached hereto, all of the Collateral has been acquired by the Company in the ordinary course of business.

5.          [Reserved.]

6.          [Reserved.]

7.          Schedule of Filings.  Attached hereto as Schedule 7 is a schedule of (i) the appropriate filing offices for Uniform Commercial Code financing statements for the Company and (ii) the appropriate filing offices for the filings described in Schedule 12 and (iii) any other actions required to create, preserve, protect and perfect the security interests in the Pledged Collateral that may be perfected by filing (as defined in the Security Agreement) granted to the Collateral Agent pursuant to the Security Documents.  No other filings or actions are required to create, preserve, protect and perfect the security interests in the Pledged Collateral that may be perfected by filing granted to the Collateral Agent pursuant to the Security Documents.

8.          Real Property.  Attached hereto (a) as Schedule 8(a) is a list of all real property leased by the Company where Collateral with a value in excess of $1,000,000 in the aggregate for each such location is located and any real property owned by the Company with a fair market value in excess of $3,000,000, noting Mortgaged Property as of the date hereof and filing offices for Mortgages as of the date hereof and (b) as Schedule 8(b) is a list of all leases, subleases, tenancies, franchise agreements, licenses or other occupancy arrangements to which the Company is party as owner, lessor, sublessor, licensor, franchisor or grantor with respect to any of the real property described on Schedule 8(a).

9.          [Reserved.]

10.        Stock Ownership and Other Equity Interests.  Attached hereto as Schedule 10(a) is a true and correct list of each of all of the authorized, and the issued and outstanding, stock, partnership interests, limited liability company membership interests or other equity interest of the Company and its Subsidiaries and the record and beneficial owners of such stock, partnership interests, membership interests or other equity interests.  Also set forth on Schedule 10(b) is each equity investment in excess of $500,000 of the Company that represents 50% or less of the equity of the entity in which such investment was made.

11.        Instruments and Tangible Chattel Paper.  Attached hereto as Schedule 11 is a true and correct list of all promissory notes, instruments (other than checks to be deposited in the ordinary course of business), tangible chattel paper, electronic chattel paper and other evidence of indebtedness held by the Company as of the date hereof, including all intercompany notes between or among the Company and any other Grantor, in each case having a value in excess of $250,000 individually or $500,000 in the aggregate, but excluding any chattel paper issued by a vendor or service provider in favor of the Company in the ordinary course of business in respect of goods and services provided in connection with the refurbishment and expansion of the mine in Mountain Pass, California.

12.        Intellectual Property.  Attached hereto as Schedule 12(a) is a schedule setting forth all of the Company’s Patents, Patent Licenses, Trademarks and Trademark Licenses (each as defined in the Security Agreement) registered with the United States Patent and Trademark Office, including the name of the registered owner and the registration number of each Patent, Patent License, Trademark and Trademark License owned by the Company.  Attached hereto as Schedule 12(b) is a schedule setting forth all of the Company’s United States Copyrights and Copyright Licenses (each as defined in the Security Agreements) registered with the United States Copyright Office, including the name of the registered owner and the registration number of each Copyright or Copyright License owned by the Company.

13.        Commercial Tort Claims. Attached hereto as Schedule 13 is a true and correct list of all Commercial Tort Claims (as defined in the Security Agreement) held by the Company with a value in excess of $1,000,000, including a brief description thereof.

14.        Deposit Accounts, Securities Accounts and Commodity Accounts.  Attached hereto as Schedule 14 is a true and complete list of all Deposit Accounts, Securities Accounts and Commodity Accounts (each as defined in the Security Agreement) maintained by the Company, which at any time have a balance in excess of $250,000 individually or $500,000 in the aggregate, including the name of each institution where each such account is held, the name of each such account and the name of each entity that holds each account.

15.        Letter-of-Credit Rights.  Attached hereto as Schedule 15 is a true and correct list of all Letters of Credit issued in favor of the Company, as beneficiary thereunder, in excess of $5,000,000 individually or $15,000,000 in the aggregate, that constitute a supporting obligation for Collateral that is not Excluded Property.

16.        As-Extracted Assets. Attached hereto as Schedule 16 is a list of all locations where the Company owns, leases or has an interest in any minehead.

[The Remainder of this Page has been intentionally left blank]

IN WITNESS WHEREOF, I have hereunto signed this Perfection Certificate as of this          day of                        , 2012.

[NAME OF ADDITIONAL GRANTOR]
Name:
Title:

Schedule 1(a)

Legal Names, Etc.

Legal Name	Type of Entity	Registered Organization (Yes/No)	Organizational Number	Federal Taxpayer (4) Identification Number	State of Formation

(4) Only applies to South Dakota entitles.

Schedule 1(b)

Prior Organizational Names

Company/Subsidiary	Prior Name	Date of Change

Schedule 1(c)

Changes in Corporate Identity; Other Names

Company/Subsidiary	Corporate Name of Entity	Action	Date of Action	State of Formation	List of All Other Names Used During Past Five Years

Schedule 2(a)

Chief Executive Offices

Company/Subsidiary	Address	County	State

Schedule 2(b)

Location of Books Relating to Collateral

Company/Subsidiary	Address	County	State

Schedule 2(c)

Other Places of Business

Company/Subsidiary	Address	County	State

Schedule 2(d)

Additional Locations of Equipment and Inventory

Company/Subsidiary	Address	County	State

Schedule 2(e)

Locations of Collateral in Possession of Persons Other Than Company or Any Subsidiary

Company/Subsidiary	Name of Entity in Possession of Collateral/Capacity of such Entity	Address/Location of Collateral	County	State

Schedule 3(a)

Prior Locations Maintained by Company/Subsidiaries

Company/Subsidiary	Address	County	State

Schedule 3(b)

Prior Locations/Other Entities

Company/Subsidiary	Prior Locations of Collateral: Address Including County	Other Entity in Possession of Collateral/Capacity	Address of Such Other Entity Including County

Schedule 4

Transactions Other Than in the Ordinary Course of Business

Company/Subsidiary	Description of Transaction Including Parties Thereto	Date of Transaction

Schedule 7

Filings/Filing Offices

Type of Filing(5)	Entity	Applicable Collateral Document [Mortgage, Security Agreement or Other]	Jurisdictions

(5)           UCC-1 financing statement, fixture filing, mortgage, intellectual property filing or other necessary filing.

Schedule 8(a)

Real Property

Lessoof Record / Lessee	Location Address	Owned or Leased	Landlord/Owner if Leased	Filing Offices for Mortgage

Schedule 8(b)

Real Property

Lessor Entity	Location Address	Description of Lease/Subleases/Tenancies/Franchise Agreements

Schedule 10(a)

Equity Interests of Companies and Subsidiaries

Current Legal Entities Owned	Record Owner	Certificate No.	No. Shares/Interest	Percent Pledged

Schedule 10(b)

Other Equity Interests

Current Legal Entities Owned	Record Owner	No. Shares/Interest	Percent Pledged

Schedule 11

Instruments and Tangible Chattel Paper

Schedule 12(a)

Intellectual Property Filings

Patents and Trademarks

U.S. TRADEMARK REGISTRATIONS

TRADEMARK	REG. NO.	REG. DATE

U.S. TRADEMARK APPLICATIONS

TRADEMARK	APPL. NO.	APPL. DATE

TRADEMARK LICENSES

Name of Agreement	Parties Licensor/Licensee	Date of Agreement	Licensed Trademarks

PATENTS AND DESIGN PATENTS

Patent No.	Issued	Title

PATENT APPLICATIONS

Application No.	Date	Filing Title

PATENT LICENSES

Name of Agreement	Parties Licensor/Licensee	Date of Agreement	Licensed Patents

Schedule 12(b)

Copyrights

COPYRIGHT REGISTRATIONS

Registration No.	Registration Date	Title

COPYRIGHT APPLICATIONS

Application No.	Date	Filing Title

COPYRIGHT LICENSES

Name of Agreement	Parties Licensor/Licensee	Date of Agreement	Licensed Copyright

Schedule 13

Commercial Tort Claims

Schedule 14

Deposit Accounts, Securities Accounts and Commodity Accounts

Owner	Type of Account	Bank or Intermediary	Account Numbers

Schedule 15

Letter of Credit Rights

Schedule 16

As-Extracted Assets

Company	Location of Minehead	Description of Interest

EXHIBIT F
to Security Agreement

ISSUER CONTROL AGREEMENT

ISSUER CONTROL AGREEMENT dated as of            ,            among                           (the “Grantor”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent (the “Secured Party”), and                       (the “Issuer”).  All references herein to the “UCC” refer to the Uniform Commercial Code as in effect from time to time in [Issuer’s jurisdiction of incorporation].

W I T N E S S E T H :

WHEREAS, the Grantor is the registered holder of [specify Pledged Uncertificated Securities issued by the Issuer] issued by the Issuer (the “Securities”);

WHEREAS, pursuant to a Security Agreement dated as of [ ], 2012 (as amended and/or supplemented from time to time, the “Security Agreement”) among Molycorp, Inc., the other Grantors (defined therein) party thereto and the Collateral Agent for the Secured Parties referred to therein, the Grantor has granted to the Secured Party a continuing security interest (the “Transaction Lien”) in all right, title and interest of the Grantor in, to and under the Securities, whether now existing or hereafter arising; and

WHEREAS, the parties hereto are entering into this Agreement in order to perfect the Transaction Lien on the Securities;

NOW, THEREFORE, the parties hereto agree as follows:

Section 1.  Nature of Securities.  The Issuer confirms that (i) the Securities are “uncertificated securities” (as defined in Section 8-102 of the UCC) and (ii) the Grantor is registered on the books of the Issuer as the registered holder of the Securities.

Section 2.  Instructions.  Subject to Section 8 below, the Issuer agrees to comply with any “instruction” (as defined in Section 8-102 of the UCC) originated by the Secured Party and relating to the Securities without further consent by the Grantor or any other person.  The Grantor consents to the foregoing agreement by the Issuer.

Section 3.  Waiver of Lien; Waiver of Set-off.  The Issuer waives any security interest, lien or right of set-off that it may now have or hereafter acquire in or with respect to the Securities.  The Issuer’s obligations in respect of the Securities will not be subject to deduction, set-off or any other right in favor of any person other than the Secured Party.

Section 4.  Choice of Law.  This Agreement shall be governed by the laws of [Issuer’s jurisdiction of incorporation].(1)

Section 5.  Conflict with Other Agreements.  There is no agreement (except this Agreement) between the Issuer and the Grantor with respect to the Securities [except for [identify any existing other agreements] (the “Existing Other Agreements”)].  In the event of any conflict between this Agreement (or any portion hereof) and any other agreement [(including any Existing Other Agreement)] between the Issuer and the Grantor with respect to the Securities, whether now existing or hereafter entered into, the terms of this Agreement shall prevail.

Section 6.  Amendments.  No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all the parties hereto.

Section 7.  Notice of Adverse Claims.  Except for the claims and interests of the Secured Party and the Grantor in the Securities, the Issuer does not know of any claim to, or interest in, the Securities.  If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, attachment, execution or similar process) against the Securities, the Issuer will promptly notify the Secured Party and the Grantor thereof.

Section 8.  Maintenance of Securities.  The Issuer agrees as follows:

(i)    Grantor Instructions; Notice of Exclusive Control.  So long as the Issuer has not received a Notice of Exclusive Control (as defined below), the Issuer may comply with instructions of the Grantor or any duly authorized agent of the Grantor in respect of the Securities.  After the Issuer receives a written notice from the Secured Party that it is exercising exclusive control over the Securities (a “Notice of Exclusive Control”),

(1)  If the Issuer’s jurisdiction of incorporation is not a State in the United States that has adopted the revisions to Articles 8 and 9 of the UCC promulgated in 1994, this form of Issuer Control Agreement may not be appropriate.  It may be necessary to transfer the relevant securities into the Collateral Agent’s name to obtain comparable results under the laws of such jurisdiction.

the Issuer will cease complying with instructions of the Grantor or any of its agents.(2)

(ii)   Non-Cash Dividends and Distributions.  The Issuer shall deliver to the Secured Party all non-cash dividends, interest and other non-cash distributions paid or made upon or with respect to the Securities.

(iii)  Voting Rights.  Until the Issuer receives a Notice of Exclusive Control, the Grantor shall be entitled to direct the Issuer with respect to voting the Securities.

(iv)  Statements and Confirmations. Upon the reasonable request of the Secured Party, the Issuer will promptly send copies of any statements concerning the Securities to the Secured Party at its address specified in Section 11 hereof.

(v)   Tax Reporting.  All items of income, gain, expense and loss recognized in respect of the Securities shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of the Grantor.

Section 9.  Representations, Warranties and Covenants of the Issuer.  The Issuer makes the following representations, warranties and covenants:

(i)    This Agreement is a valid and binding agreement of the Issuer enforceable in accordance with its terms.

(ii)   The Issuer has not entered into, and until the termination of this Agreement will not, without the consent of the Secured Party, enter into, any agreement with any other person relating to the Securities pursuant to which it has agreed, or will agree, to comply with instructions (as defined in Section 8-102 of the UCC) of such person.  The Issuer has not entered into any other agreement with the Grantor or the Secured Party purporting to limit or condition the obligation of the Issuer to comply with instructions as agreed in Section 2 hereof.

Section 10.  Successors.  This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

(2)  Delete subsection (i) if the Grantor will not be permitted to sell the Securities.

Section 11.  Notices.  Each notice, request or other communication given to any party hereunder shall be in writing (which term includes facsimile or other electronic transmission) and shall be effective the earlier of (i) when delivered to such party at its address specified below, (ii) when sent to such party by facsimile or other electronic transmission, addressed to it at its facsimile number or electronic address specified below, and such party sends back an electronic confirmation of receipt or (iii) ten days after being sent to such party by certified or registered United States mail, addressed to it at its address specified below, with first class or airmail postage prepaid:

Grantor:

Secured Party:

Issuer:

Any party may change its address, facsimile number and/or e-mail address for purposes of this Section by giving notice of such change to the other parties in the manner specified above.

Section 12.  Termination.  The rights and powers granted herein to the Secured Party (i) have been granted in order to perfect the Transaction Lien, (ii) are powers coupled with an interest and (iii) will not be affected by any bankruptcy of the Grantor or any lapse of time.  The obligations of the Issuer hereunder shall continue in effect until the Secured Party has notified the Issuer in writing that the Transaction Lien has been terminated pursuant to the Security Agreement.

Section 13.  Counterparts.  This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

Section 14.  ABL Intercreditor Agreement.  Notwithstanding anything herein to the contrary, the exercise of any right or remedy by the Secured Party hereunder are subject to the provisions of the ABL Intercreditor Agreement (as defined in the Security Agreement).  In the event of any conflict between the terms of the ABL Intercreditor Agreement and the terms hereunder, the terms of the ABL Intercreditor Agreement shall govern.

[NAME OF GRANTOR]

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

[NAME OF ISSUER]

By:
Name:
Title:

Exhibit A

[Letterhead of Secured Party]

[Date]

[Name and Address of Issuer]

Attention:

Re:  Notice of Exclusive Control

Ladies and Gentlemen:

As referenced in the Issuer Control Agreement dated as of             ,             among [name of Grantor], us and you (a copy of which is attached), we notify you that we will hereafter exercise exclusive control over [specify Pledged Uncertificated Securities] registered in the name of [name of Grantor] (the “Securities”).  You are instructed not to accept any directions or instructions with respect to the Securities from any person other than the undersigned unless otherwise notified by the Secured Party or ordered by a court of competent jurisdiction.

You are instructed to deliver a copy of this notice by facsimile transmission to [name of Grantor].

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

cc: [name of Grantor]

EXHIBIT G
to Security Agreement

SECURITIES ACCOUNT CONTROL AGREEMENT

SECURITIES ACCOUNT CONTROL AGREEMENT dated as of                ,             among                       (the “Grantor”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent (the “Secured Party”), and                   (the “Securities Intermediary”).  All references herein to the “UCC” refer to the Uniform Commercial Code as in effect from time to time in [the State of New York]. Terms defined in the UCC have the same meanings when used herein.

W I T N E S S E T H :

WHEREAS, the Grantor is the entitlement holder with respect to the Account (as defined below);

WHEREAS, pursuant to a Security Agreement dated as of [ ], 2012 (as amended and/or supplemented from time to time, the “Security Agreement”) among Molycorp, Inc., the other Grantors (defined therein) party thereto and the Collateral Agent for the Secured Parties referred to therein, the Grantor has granted to the Secured Party a continuing security interest (the “Transaction Lien”) in all right, title and interest of the Grantor in, to and under the Account, all financial assets credited thereto and all security entitlements in respect thereof, whether now owned or existing or hereafter acquired or arising; and

WHEREAS, the parties hereto are entering into this Agreement in order to perfect the Transaction Lien on the Account, all financial assets from time to time credited thereto and all security entitlements in respect thereof;

NOW, THEREFORE, the parties hereto agree as follows:

Section 1.  Establishment of Account.  The Securities Intermediary confirms that:

(i)    the Securities Intermediary has established account number [identify account number] in the name of “[name of Grantor]” (such account and any successor account, the “Account”),

(ii)   the Account is a “securities account” as defined in Section 8-501 of the UCC,

(iii)  the Securities Intermediary is acting as a “securities intermediary” (as defined in Section 8-102 of the UCC) in respect of the Account,

(iv)  the Securities Intermediary shall, subject to the terms of this Agreement, treat the Grantor as entitled to exercise the rights that comprise all financial assets from time to time credited to the Account,

(v)   all property delivered to the Securities Intermediary by or on behalf of the Grantor will be promptly credited to the Account, and

(vi)  all financial assets (except cash) credited to the Account will be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any financial asset credited to the Account be registered in the name of the Grantor, payable to the order of the Grantor or specially indorsed to the Grantor unless such financial asset has been further indorsed to the Securities Intermediary or in blank.

Section 2.  “Financial Assets” Election.  The parties hereto agree that each item of property (whether investment property, financial asset, security, instrument, cash or other property) credited to the Account shall be treated as a “financial asset” within the meaning of Sections 8-102(a)(9) and 8-103 of the UCC.

Section 3.  Entitlement Orders.  Subject to Section 9 hereto, the Securities Intermediary agrees to comply with any “entitlement order” (as defined in Section 8-102 of the UCC) originated by the Secured Party and relating to the Account or any financial asset credited thereto without further consent by the Grantor or any other person.  The Grantor consents to the foregoing agreement by the Securities Intermediary.

Section 4.  Waiver of Lien; Waiver of Set-off.  The Securities Intermediary waives any security interest, lien or right to make deductions or setoffs that it may now have or hereafter acquire in or with respect to the Account, any financial asset credited thereto or any security entitlement in respect thereof.  Neither the financial assets credited to the Account nor the security entitlements in respect thereof will be subject to deduction, set-off, banker’s lien, or any other right in favor of any person other than the Secured Party [(except that the Securities Intermediary may set off (i) all amounts due to it in respect of its customary fees and expenses for the routine maintenance and operation of the Account and (ii) the face amount of any checks that have been credited to the Account but are subsequently returned unpaid because of uncollected or insufficient funds)].

Section 5.  Choice of Law.  This Agreement shall be construed in accordance with and governed by the laws of [the State of New York].  [The State of New York] shall be deemed to be the Securities Intermediary’s jurisdiction for purposes of the UCC (including, without limitation, Section 8-110 thereof).

Section 6.  Conflict with Other Agreements.  There is no agreement (except this Agreement) between the Securities Intermediary and the Grantor with respect to the Account [except for [identify any existing other agreements] (the “Existing Other Agreements”)].  In the event of any conflict between this Agreement (or any portion hereof) and any other agreement [(including any Existing Other Agreement)] between the Securities Intermediary and the Grantor with respect to the Account, whether now existing or hereafter entered into, the terms of this Agreement shall prevail.  [If any Existing Other Agreement does not specify that it is governed by the laws of [the jurisdiction specified in Section 5], such Existing Other Agreement is hereby amended to specify that it is governed by the laws of [the jurisdiction specified in Section 5].

Section 7.  Amendments.  No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all the parties hereto.

Section 8.  Notice of Adverse Claims.  Except for the claims and interests of the Secured Party and the Grantor, the Securities Intermediary does not know of any claim to, or interest in, the Account, any financial asset credited thereto or any security entitlement in respect thereof.  If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, attachment, execution or similar process) against the Account, any financial asset credited thereto or any security entitlement in respect thereof, the Securities Intermediary will promptly notify the Secured Party and the Grantor thereof.

Section 9.  Maintenance of Account.  The Securities Intermediary agrees to maintain the Account as follows:

(i)    Grantor Entitlement Orders; Notice of Exclusive Control.  So long as the Securities Intermediary has not received a Notice of Exclusive Control (as defined below), the Securities Intermediary may, subject to paragraph (iii) below, comply with entitlement orders of the Grantor or any duly authorized agent of the Grantor in respect of the Account and any or all financial assets credited thereto.  After the Securities Intermediary receives a written notice from the Secured Party that is exercising exclusive control over the Account (a “Notice of Exclusive Control”), the Securities Intermediary will cease complying with entitlement orders of the Grantor or any of its agents.

(ii)   Voting Rights.  Until the Securities Intermediary receives a Notice of Exclusive Control, the Grantor shall be entitled to direct the Securities Intermediary with respect to the voting of any financial assets credited to the Account.

(iii)  Permitted Investments.  Until the Securities Intermediary receives a Notice of Exclusive Control, the Grantor shall be entitled to direct the Securities Intermediary with respect to the selection of investments to be made and credited to the Account.

(iv)  Statements and Confirmations.  Upon the reasonable request of the Secured Party, the Securities Intermediary will promptly send copies of all statements for the Account and/or any financial assets credited thereto to the Secured Party at its addresses specified in Section 12 hereof.

(v)   Tax Reporting.  All items of income, gain, expense and loss recognized in the Account or in respect of any financial assets credited thereto shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of the Grantor.

Section 10.  Representations, Warranties and Covenants of the Securities Intermediary.  The Securities Intermediary makes the following representations, warranties and covenants:

(i)    The Account has been established as set forth in Section 1 above.  The Securities Intermediary will not change the name or account number of the Account without the prior written consent of the Secured Party.

(ii)   No financial asset credited to the Account is or will be registered in the name of the Grantor, payable to the order of the Grantor, or specially indorsed to the Grantor, unless such financial asset has been further indorsed by the Grantor to the Securities Intermediary or in blank.

(iii)  This Agreement is a valid and binding agreement of the Securities Intermediary enforceable in accordance with its terms.

(iv)  The Securities Intermediary has not entered into, and until the termination of this Agreement will not, without the consent of the Secured Party, enter into, any agreement with any other person (other than the Secured Party and the Grantor) relating to the Account and/or any financial asset credited thereto pursuant to which it has agreed, or will agree, to comply with entitlement orders of such person.  The Securities Intermediary has not entered into any other agreement with the Grantor or the Secured Party purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as agreed in Section 3 hereof.

Section 11.  Successors.  This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

Section 12.  Notices.  Each notice, request or other communication given to any party hereunder shall be in writing (which term includes facsimile or other electronic transmission) and shall be effective the earlier of (i) when delivered to such party at its address specified below, (ii) when sent to such party by facsimile or other electronic transmission, addressed to it at its facsimile number or electronic address specified below, and such party sends back an electronic confirmation of receipt or (iii) ten days after being sent to such party by certified or registered United States mail, addressed to it at its address specified below, with first class or airmail postage prepaid:

Grantor:

Secured Party:

Securities Intermediary:

Any party may change its address, facsimile number and/or e-mail address for purposes of this Section by giving notice of such change to the other parties in the manner specified above.

Section 13.  Termination.  The rights and powers granted herein to the Secured Party (i) have been granted in order to perfect the Transaction Lien, (ii) are powers coupled with an interest and (iii) will not be affected by any bankruptcy of the Grantor or any lapse of time.  The obligations of the Securities Intermediary hereunder shall continue in effect until the Secured Party has notified the Securities Intermediary in writing that the Transaction Lien has been terminated pursuant to the terms of the Security Agreement.

Section 14  ABL Intercreditor Agreement.  Notwithstanding anything herein to the contrary, the exercise of any right or remedy by the Secured Party hereunder are subject to the provisions of the ABL Intercreditor Agreement (as defined in the Security Agreement).  In the event of any conflict between the terms of the ABL Intercreditor Agreement and the terms hereunder, the terms of the ABL Intercreditor Agreement shall govern.

[NAME OF GRANTOR]

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Collateral Agent

By:
Name:
Title:

[NAME OF SECURITIES INTERMEDIARY]

By:
Name:
Title:

Exhibit A

[Letterhead of Secured Party]

[Date]

[Name and Address of Securities Intermediary]

Attention:

Re:  Notice of Exclusive Control

Ladies and Gentlemen:

As referenced in the Securities Account Control Agreement dated as of          ,           among [name of Grantor], us and you (a copy of which is attached), we notify you that we will hereafter exercise exclusive control over securities account number                     (the “Account”), all financial assets from time to time credited thereto and all security entitlements in respect thereof.  You are instructed not to accept any directions, instructions or entitlement orders with respect to the Account or the financial assets credited thereto from any person other than the undersigned unless otherwise notified by the Secured Party or ordered by a court of competent jurisdiction.

You are instructed to deliver a copy of this notice by facsimile transmission to [name of Grantor].

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Collateral Agent

By:
Name:
Title:

cc: [name of Grantor]

Exhibit H

DEPOSIT ACCOUNT CONTROL AGREEMENT

DEPOSIT ACCOUNT CONTROL AGREEMENT dated as of              ,           among                             (the “Grantor”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent (the “Secured Party”), and                       (the “Bank”).  All references herein to the “UCC” refer to the Uniform Commercial Code as in effect from time to time in [the State of New York]. Terms defined in the UCC have the same meanings when used herein.

W I T N E S S E T H :

WHEREAS, the Grantor is the Bank’s customer (as defined in Section 4-104(1)(e) of the UCC) with respect to the Account (as defined below);

WHEREAS, pursuant to a Security Agreement dated as of [ ], 2012 (as amended and/or supplemented from time to time, the “Security Agreement”) among Molycorp, Inc., the other Grantors (defined therein) party thereto and the Collateral Agent for the Secured Parties referred to therein, the Grantor has granted to the Secured Party a continuing security interest (the “Transaction Lien”) in all right, title and interest of the Grantor in, to and under the Account; and

WHEREAS, the parties hereto are entering into this Agreement in order to perfect the Transaction Lien on the Account and any and all funds or deposits from time to time held therein or credited thereto, whether now owned or existing or hereafter acquired or arising;

NOW, THEREFORE, the parties hereto agree as follows:

Section 1.  Establishment of Account.  The Bank confirms that:

(i)    the Bank has established account number [identify account number] in the name of “[name of Grantor]” (such account and any successor account, the “Account”);

(ii)   the Account is a “deposit account” as defined in Section 9-102(a)(29) of the UCC; and

(iii)  the Bank is a “bank” (as defined in section 9-102 of the UCC) and is acting in such capacity in respect of the Account.

Section 2.  Instructions.  Subject to Section [8] hereto, the Grantor, the Secured Party and the Bank agree that the Bank will comply with (i) any instruction originated by the Secured Party directing disposition of funds in the Account and (ii) any other instruction from the Secured Party in respect of the Account, in each case without further consent by the Grantor or any other person.

Section 3.  Waiver of Lien; Waiver of Set-off.  The Bank waives any security interest, lien or right to make deductions or setoffs that it may now have or hereafter acquire in or with respect to the Account or any or all funds or deposits from time to time held therein or credited thereto.  No amounts credited to the Account will be subject to deduction, set-off, banker’s lien, or any other right in favor of any person other than the Secured Party [(except that the Bank may set off (i) all amounts due to it in respect of its customary fees and expenses for the routine maintenance and operation of the Account and (ii) the face amount of any checks that have been credited to the Account but are subsequently returned unpaid because of uncollected or insufficient funds)].

Section 4.  Choice of Law.  This Agreement shall be construed in accordance with and governed by the laws of [the State of New York].  [The State of New York] shall be deemed to be the bank’s jurisdiction (as defined in Section 9-304 of the UCC) with respect to the Account.

Section 5.  Conflict with Other Agreements.  There is no agreement (except this Agreement) between the Bank and the Grantor with respect to the Account [except for [identify any existing other agreements] (the “Existing Other Agreements”)].  In the event of any conflict between this Agreement (or any portion hereof) and any other agreement [(including any Existing Other Agreement)] between the Bank and the Grantor with respect to the Account or any or all funds or deposits from time to time held therein or credited thereto, whether now existing or hereafter entered into, the terms of this Agreement shall prevail.  [If any Existing Other Agreement does not specify that it is governed by the laws of [the jurisdiction specified in Section 5], such Existing Other Agreement is hereby amended to specify that it is governed by the laws of [the jurisdiction specified in Section 5].

Section 6.  Amendments.  No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all the parties hereto.

Section 7.  Notice of Adverse Claims.  Except for the claims and interests of the Secured Party and the Grantor, the Bank does not know of any claim to, or interest in, the Account or any or all funds or deposits held therein or credited thereto.  If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, attachment, execution or similar process) against the Account or any or all funds or deposits held therein or credited thereto, the Bank will promptly notify the Secured Party and the Grantor thereof.

Section 8.  Maintenance of Account.  The Bank agrees to maintain the Account as follows:

(i)    Grantor Entitlement Orders; Notice of Exclusive Control.  So long as the Bank has not received a Notice of Exclusive Control (as defined below), the Bank may comply with instructions originated by the Grantor or any duly authorized agent of the Grantor in respect of the Account and any or all funds or deposits held therein or credited thereto.  After the Bank receives a written notice from the Secured Party that it is exercising exclusive control over the Account (a “Notice of Exclusive Control”), the Bank will cease complying with instructions originated by the Grantor or any of its agents.

(ii)   Statements.  Upon reasonable request of the Secured Party, the Bank will promptly send copies of all statements for the Account to the Secured Party at its address specified in Section 12 hereof.

(iii)  Tax Reporting.  All items of income, gain, expense and loss recognized in the Account or in respect of any funds or deposits held therein or credited thereto shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of the Grantor.

Section 9.  Representations, Warranties and Covenants of the Bank.  The Bank makes the following representations, warranties and covenants:

(i)    The Account has been established as set forth in Section 1 above.  The Bank will not change the name or account number of the Account without the prior written consent of the Secured Party.

(ii)   Neither the Account nor any funds or deposits at any time held therein or credited thereto is or will be evidenced by any instrument (as defined in Section 9-102 of the UCC) or constitutes or will constitute investment property (as defined in Section 9-102 of the UCC)

(iii)  This Agreement is a valid and binding agreement of the Bank enforceable in accordance with its terms.

(iv)  The Bank has not entered into, and until the termination of this Agreement, without the consent of the Secured Party, will not enter into, any agreement with any other person (other than the Secured Party and the Grantor) relating to the Account and/or any funds or deposits held therein or credited thereto pursuant to which it has agreed, or will agree, to comply with instructions of such person.  The Bank has not entered into any other agreement with the Grantor or the Secured Party purporting to limit or condition the obligation of the Bank to comply with instructions originated by the Secured Party as agreed in Section 3 hereof.

Section 10.  Successors.  This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

Section 11.  Notices.  Each notice, request or other communication given to any party hereunder shall be in writing (which term includes facsimile or other electronic transmission) and shall be effective the earlier of (i) when delivered to such party at its address specified below, (ii) when sent to such party by facsimile or other electronic transmission, addressed to it at its facsimile number or electronic address specified below, and such party sends back an electronic confirmation of receipt or (iii) ten days after being sent to such party by certified or registered United States mail, addressed to it at its address specified below, with first class or airmail postage prepaid:

Grantor:

Secured Party:

Bank:

Any party may change its address, facsimile number and/or e-mail address for purposes of this Section by giving notice of such change to the other parties in the manner specified above.

Section 12.  Termination.  The rights and powers granted herein to the Secured Party (i) have been granted in order to perfect the Transaction Lien, (ii) are powers coupled with an interest and (iii) will not be affected by any bankruptcy of the Grantor or any lapse of time.  The obligations of the Bank hereunder shall continue in effect until the Secured Party has notified the Bank in writing that the Transaction Lien has been terminated pursuant to the terms of the Security Agreement.

Section 13.  ABL Intercreditor Agreement.  Notwithstanding anything herein to the contrary, the exercise of any right or remedy by the Secured Party hereunder are subject to the provisions of the ABL Intercreditor Agreement (as defined in the Security Agreement).  In the event of any conflict between the terms of the ABL Intercreditor Agreement and the terms hereunder, the terms of the ABL Intercreditor Agreement shall govern.

[NAME OF GRANTOR]

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Collateral Agent

By:
Name:
Title:

[NAME OF BANK]

By:
Name:
Title:

Exhibit A

[Letterhead of Secured Party]

[Date]

[Name and Address of Bank]

Attention:

Re:  Notice of Exclusive Control

Ladies and Gentlemen:

As referenced in the Deposit Account Control Agreement dated as of              ,          among [name of Grantor], us and you (a copy of which is attached), we notify you that we will hereafter exercise exclusive control over deposit account number                 (the “Account”) and all funds and deposits from time to time held therein or credited thereto.  You are instructed not to accept any directions or instructions with respect to the Account or the funds or deposits held therein or credited thereto from any person other than the undersigned unless otherwise notified by us or ordered by a court of competent jurisdiction.

You are instructed to deliver a copy of this notice by facsimile transmission to [name of Grantor].

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Collateral Agent

By:
Name:
Title:

cc: [name of Grantor]

Exhibit L

Form of Mortgage

[Follows]

L-1

Recording requested by and

when recorded, return to:
Real Estate Department
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017

DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS,

SECURITY AGREEMENT AND FIXTURE FILING

from

MOLYCORP MINERALS, LLC,
as Trustor

to

FIRST AMERICAN TITLE INSURANCE COMPANY,
as Trustee

for the benefit of

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Collateral Agent for the Secured Parties,
as Beneficiary

Dated as of [•], 2012

Relating to Premises in
San Bernardino County, California

i

ii

DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS,
SECURITY AGREEMENT AND FIXTURE FILING

THIS DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING dated as of [•] (this “Deed of Trust”), by Molycorp Minerals, LLC, a Delaware limited liability company (“Trustor”), which acquired title as Rare Earth Acquisitions LLC, a Delaware limited liability company, having an address at 5619 Denver Tech Center Parkway, Suite 1000, Greenwood Village, Colorado 80111, to First American Title Insurance Company, a California corporation, having an address of 1 First American Way, Santa Ana, CA 92707, as trustee (together with its successors and assigns, “Trustee”) for the benefit of Wells Fargo Bank, National Association, having an office at 230 West Monroe Street, Suite 2900, Chicago, Illinois 60606, Attn: Corporate Trust Services, as Collateral Agent under the Collateral Agency Agreement (as defined below), for the benefit of the Secured Parties (as defined below) (together with its successors and assigns, “Beneficiary”).

WITNESSETH THAT:

A.                                    Reference is made to (i) the Indenture dated as of May 25, 2012 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among Molycorp, Inc. (the “Issuer”), the other guarantors party thereto from time to time (the “Guarantors”) and Beneficiary, as Trustee thereunder and (ii) the Collateral Agency Agreement dated as of May 25, 2012 (as amended, supplemented or otherwise modified from time to time, the “Collateral Agency Agreement”) among Issuer, the Guarantors party thereto and Beneficiary, as Trustee under the Indenture and as Collateral Agent thereunder.  Each capitalized term used herein but not defined herein shall have the meaning assigned to such term in the Collateral Agency Agreement.

B.                                    Pursuant to the Indenture, the Issuer has issued 10% Senior Secured Notes due 2020 (the “Notes”) in an aggregate original principal amount of $650,000,000 to certain holders of the Notes, and may issue Additional Notes (as defined in the Indenture), on the terms and subject to the conditions of the Indenture.

C.                                    Pursuant to the Collateral Agency Agreement, Beneficiary has agreed to act as Collateral Agent on behalf of all Secured Parties (including, if applicable, the holders of Additional Secured Obligations) with respect to the Collateral.

D.                                    Issuer owns, directly or through its Subsidiaries, all of the membership interests in Trustor and Trustor will derive substantial benefit from the issuance of the Notes and, if applicable, the issuance of Additional Notes and the incurrence of other Additional Secured Obligations.

E.                                     In consideration of the issuance of the Notes, Trustor has agreed, subject to (i) the terms and conditions hereof, (ii) each of the other Security Documents and (iii) the Indenture, the Notes, the Collateral Agency Agreement and, if applicable, the Additional Secured Debt Documents (each such document together with the Security Documents, the “Finance Documents”), to secure Trustor’s obligations under the Finance Documents as set forth herein.  Trustor is entering into this Deed of Trust to create a security interest in the Trust Property (as defined below) to secure the payment and performance of: (a) the Senior Secured Note Obligations, (b) subject to Section 2(b) of the Collateral Agency Agreement, the Additional Secured Obligations and (c) all amounts (including Post-Petition Interest) now or hereafter payable by Issuer or any of its Subsidiaries arising under the Security Documents to Beneficiary (collectively, the “Secured Obligations”).

GRANTING CLAUSES

NOW, THEREFORE, IN CONSIDERATION OF the foregoing and in order to secure the due and punctual payment and performance of the Secured Obligations, Trustor hereby grants, conveys, mortgages, assigns and pledges to Trustee, IN TRUST FOREVER, with power of sale and right of entry and possession, for the benefit of Beneficiary (for the ratable benefit of the Secured Parties), and hereby grants a security interest in, all the following described property (the “Trust Property”) whether now owned or held or hereafter acquired:

(1)                                 all Trustor’s right, title and interest in (a) all the fee estate in the land more particularly described on Exhibit A hereto (the “Fee Land”) and (b) all the unpatented mining claims more particularly described on Exhibit A-1 hereto (the “Unpatented Mining Claims”; the land subject to the Unpatented Mining Claims, together with the Fee Land, collectively, the “Land”), together with all rights appurtenant thereto, including the easements over certain other adjoining land granted by any easement agreements, covenant or restrictive agreements belonging to or in any way pertaining to the Land and all air rights, mineral rights, mining and extraction rights, as-extracted collateral, water rights, oil and gas rights and development rights, if any, relating thereto, and also together with all of the other easements, rights, privileges, interests, hereditaments and appurtenances thereunto belonging or in anyway appertaining and all of the estate, right, title, interest, claim or demand whatsoever of Trustor therein and in the streets and ways adjacent thereto, either in law or in equity, in possession or expectancy, now or hereafter acquired (the “Premises”);

(2)                                 all Trustor’s right, title and interest in all buildings, improvements, structures, paving, parking areas, walkways and landscaping now or hereafter erected or located upon the Land, and all fixtures of every kind and type affixed to the Land or attached to or forming part of any structures, buildings or

2

improvements and replacements thereof now or hereafter erected or located upon the Land (the “Improvements”);

(3)                                 all Trustor’s right, title and interest in all apparatus, movable appliances, building materials, equipment, fittings, furnishings, furniture, machinery and other articles of tangible personal property of every kind and nature, and replacements thereof, now or at any time hereafter placed upon or used in any way in connection with the use, enjoyment, occupancy or operation of the Improvements or the Premises, including all of Trustor’s books and records relating thereto and including all pumps, tanks, goods, machinery, tools, equipment, lifts (including fire sprinklers and alarm systems, fire prevention or control systems, cleaning rigs, air conditioning, heating, boilers, refrigerating, electronic monitoring, water, loading, unloading, lighting, power, sanitation, waste removal, entertainment, communications, computers, recreational, window or structural, maintenance, truck or car repair and all other equipment of every kind), restaurant, bar and all other indoor or outdoor furniture (including tables, chairs, booths, serving stands, planters, desks, sofas, racks, shelves, lockers and cabinets), bar equipment, glasses, cutlery, uniforms, linens, memorabilia and other decorative items, furnishings, appliances, supplies, inventory, rugs, carpets and other floor coverings, draperies, drapery rods and brackets, awnings, venetian blinds, partitions, chandeliers and other lighting fixtures, freezers, refrigerators, walk-in coolers, signs (indoor and outdoor), computer systems, cash registers and inventory control systems, and all other apparatus, equipment, furniture, furnishings, and articles owned by Trustor and used in connection with the use or operation of the Improvements or the Premises, whether or not such use is in connection with Mining Activities, it being understood that the enumeration of any specific articles of property shall in no way result in or be held to exclude any items of property not specifically mentioned (the property referred to in this subparagraph (3), the “Personal Property”);

(4)                                 all Trustor’s right, title and interest in all general intangibles relating to design, development, operation, management and use of the Premises or the Improvements, all certificates of occupancy, zoning variances, building, use or other permits, approvals, authorizations and consents obtained from and all materials prepared for filing or filed with any governmental agency in connection with the development, use, operation or management of the Premises and Improvements, all construction, service, engineering, consulting, leasing, architectural and other similar contracts concerning the design, construction, management, operation, occupancy and/or use of the Premises and Improvements, all architectural drawings, plans, specifications, soil tests, feasibility studies, appraisals, environmental studies, engineering reports and similar materials relating to any portion of or all of the Premises and Improvements, and all payment and performance bonds or warranties or guarantees relating to the Premises or the Improvements, all to the extent assignable (the “Permits, Plans and Warranties”);

3

(5)                                 Trustor’s interest in and rights under any and all now or hereafter existing leases or licenses (under which Trustor is landlord or licensor) and subleases (under which Trustor is sublandlord), concession, management, mineral or other agreements of a similar kind that permit the use or occupancy of the Premises or the Improvements for any purpose in return for any payment, or the extraction or taking of any gas, oil, water, rare earth or other minerals from the Premises in return for payment of any fee, rent or royalty (collectively, “Leases”), and all agreements or contracts for the sale or other disposition of all or any part of the Premises or the Improvements, now or hereafter entered into by Trustor, together with all charges, fees, income, issues, profits, receipts, rents, revenues or royalties payable thereunder (“Rents”);

(6)                                 all Trustor’s right, title and interest in and to all real estate tax refunds and all proceeds of the conversion, voluntary or involuntary, of any of the Trust Property into cash or liquidated claims (“Proceeds”), including Proceeds of insurance maintained by Trustor and condemnation awards, any awards that may become due by reason of the taking by eminent domain or any transfer in lieu thereof of the whole or any part of the Premises or Improvements or any rights appurtenant thereto, and any awards for change of grade of streets, together with any and all moneys now or hereafter on deposit for the payment of real estate taxes, assessments or common area charges levied against the Trust Property, unearned premiums on policies of fire and other insurance maintained by Trustor covering any interest in the Trust Property or required by the Finance Documents; and

(7)                                 all Trustor’s right, title and interest in and to all extensions, improvements, betterments, renewals, substitutes and replacements of and all additions and appurtenances to, the Land, the Premises, the Improvements, the Personal Property, the Permits, Plans and Warranties and the Leases, hereinafter acquired by or released to Trustor or constructed, assembled or placed by Trustor on the Land, the Premises or the Improvements, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case, without any further mortgage, deed of trust, conveyance, assignment or other act by Trustor, all of which shall become subject to the lien of this Deed of Trust as fully and completely, and with the same effect, as though now owned by Trustor and specifically described herein.

As used herein, “Mining Activities” shall mean (i) exploration for and evaluation and extraction of deposits of rare earth or other minerals; (ii) development, operation, shutdown, and closure (temporary or permanent) of a mine (whether an underground or a surface mine); (iii) handling, processing, refining and beneficiation of rare earth or other minerals, including, crushing, screening, non-screen classifying, grinding, flotation, washing, gravity separation, magnetic separation, chemical leaching, thickening, filtration, drying, and

4

calcining; (iv) storage of rare earth or other minerals; (v) transportation of rare earth or other minerals by any means, including, haulage within a mine and from a mine to any handling, processing, beneficiation, storage, or marketing location, haulage between any of the foregoing locations, haulage of mine waste (including, waste rock and overburden) and tailings, slag, and other wastes resulting from handling, processing, and beneficiation, and loading in connection with any haulage; (vi) marketing, and readying for market, rare earth or other minerals; (vii) disposal (temporary or permanent) of mine waste (including, waste rock and overburden) and tailings, slag, and other wastes from handling, processing, and beneficiation; (viii) monitoring, maintaining, restoring, and improving environmental quality, including, elimination, treatment, and mitigation of air and water pollution; and (ix) reclamation of lands and other natural resources affected by any of the foregoing activities.

EXCLUDING, HOWEVER from the Lien granted hereby any Excluded Assets.

TO HAVE AND TO HOLD the Trust Property unto Trustee, its successors and assigns, for the benefit of Beneficiary (for the ratable benefit of the Secured Parties), forever, subject only to Permitted Liens (as defined below) and to satisfaction and cancelation as provided in Section 3.04.  IN TRUST NEVERTHELESS, upon the terms and trust herein set forth for the benefit and security of Beneficiary (for the ratable benefit of the Secured Parties).

ARTICLE 1
REPRESENTATIONS, WARRANTIES AND COVENANTS OF TRUSTOR

Trustor agrees, covenants, represents and/or warrants as follows:

Section 1.01.  Title.  (a) Trustor has good title to (i) a fee simple estate in the Fee Land, (ii) a valid interest in the Unpatented Mining Claims and (iii) the Improvements, subject only to Permitted Liens.  Upon the recording of this Deed of Trust in the appropriate county recording offices, the Lien of this Deed of Trust in the Trust Property constituting real property and fixtures, or that otherwise may be perfected by such recording, granted hereby shall be, and shall remain, a perfected first Lien on such Trust Property prior to all Liens on and security interests in such property other than Permitted Liens.  “Permitted Liens” shall have the meaning assigned to it in the Security Agreement.  To the best of Trustor’s knowledge, the Permitted Liens do not materially interfere with the current use, enjoyment or operation of the Trust Property.

(b)         None of the Personal Property will be removed from the Premises or the Improvements in contravention of the terms and conditions of the Finance Documents unless the same is no longer needed for the continued operation of the

5

Premises and the Improvements as currently operated (or as then operated, to the extent that any change from the current manner of operation was permitted by the Finance Documents) or is replaced by other Personal Property of substantially equal or greater utility and value; and Trustor will not create or cause to be created any security interest covering any of the Personal Property other than Permitted Liens.  To the best of Trustor’s knowledge, to the extent required or appropriate for the use of the property as currently utilized, the Trust Property is served by water, gas, electric, septic, storm and sanitary sewage facilities, and such utilities serving the Premises and the Improvements are located in and in the future will be located fully within the Premises or within validly recorded unsubordinated easements.  To the extent required or appropriate for the use of the property as currently utilized, there is vehicular access to the Premises and the Improvements which is provided by, either a public right-of-way abutting and contiguous with the Land or valid recorded unsubordinated easements.

(c)          Trustor is not obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Trust Property or any interest therein except as may be provided under the Finance Documents.

(d)         All easement agreements, covenant or restrictive agreements, supplemental agreements and any other instruments hereinabove referred to and mortgaged hereby (collectively, the “Agreements”) are and will remain valid, subsisting and in full force and effect, unless the failure to remain valid, subsisting and in full force and effect except in accordance with their terms, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the Trust Property or Trustor, and, except as would not be reasonably expected to have a material adverse effect on the Trust Property or Trustor, Trustor is not in default thereunder and has fully performed the material terms thereof required to be performed through the date hereof, and has no knowledge of any default thereunder or failure to fully perform the terms thereof by any other party, nor of the occurrence of any event that after notice or the passage of time or both will constitute a default thereunder.  To the best of Trustor’s knowledge, Trustor is in compliance, and agrees to comply, in all material respects, with all Agreements and all laws, statutes, codes, ordinances, orders, judgments, decrees, injunctions, rules, regulations and orders of any governmental authority applicable to it or its property (the “Legal Requirements”) (including land use and zoning ordinances, regulations and restrictions) affecting the Trust Property, except for any Agreements and Legal Requirements, the failure to comply with which could not reasonably be expected to have a material adverse effect on the Trust Property or Trustor.

(e)          To the best of Trustor’s knowledge, Trustor has good and lawful right and full power and authority to mortgage its interest in the Trust Property and will forever warrant and defend its title to the Trust Property, the rights of Beneficiary therein under this Deed of Trust and the validity and priority of the

6

lien of this Deed of Trust thereon against the claims of all persons and parties except those having rights under Permitted Liens to the extent of those rights.

(f)           Trustor expressly covenants and agrees to pay when due, and timely perform, the Secured Obligations in accordance with the terms of the Finance Documents.

Section 1.02.  Finance Documents; Certain Amounts; Indemnification.  (a) This Deed of Trust is given pursuant to the Finance Documents.  Each and every term and provision of the Finance Documents (excluding the governing law provisions thereof), including the rights, remedies, obligations, covenants, conditions, agreements, indemnities, representations and warranties of the parties thereto shall be considered as if a part of this Deed of Trust.

(b)         To the extent the representations and covenants contained in this Deed of Trust are more stringent or expansive than comparable representations and covenants contained in the Finance Documents, the representations and covenants contained herein shall be construed to supplement the representations and covenants in the Finance Documents without creating a conflict or inconsistency therewith, and Trustor shall be bound to the more stringent or expansive representations and covenants hereunder.  To the extent the representations and covenants contained in this Deed of Trust conflict directly with the representations and covenants contained in the Finance Documents and cannot reasonably be construed in a manner that does not give rise to such a conflict, the Finance Documents shall govern.

(c)          If any remedy or right of Trustee or Beneficiary pursuant hereto is acted upon by Trustee or Beneficiary or if any actions or proceedings (including any bankruptcy, insolvency or reorganization proceedings) are commenced in which Trustee or Beneficiary is made a party and is obliged to defend or uphold or enforce this Deed of Trust or the rights of Trustee or Beneficiary hereunder or the terms of any Lease, or if a condemnation proceeding is instituted affecting the Trust Property, Trustor will pay all reasonable sums, including reasonable attorneys’ fees and disbursements, incurred by Trustee or Beneficiary related to the exercise of any remedy or right of Trustee or Beneficiary pursuant hereto or for the reasonable out-of-pocket expense of any such action or proceeding, together with all statutory or other costs, disbursements and allowances, and interest thereon at the rate of 10% (the “Default Interest Rate”), and such sums and the interest thereon shall, to the extent permissible by law, be a lien on the Trust Property prior to any right, title to, interest in or claim upon the Trust Property attaching or accruing subsequent to the recording of this Deed of Trust and shall be secured by this Deed of Trust to the extent permitted by law.

(d)         Trustor shall indemnify, hold harmless and defend each of Beneficiary and the Secured Parties and each of their respective directors, officers,

7

agents and employees (such persons collectively with Beneficiary, the “Indemnitees”) from and against, and shall pay on demand, any and all claims, actions, obligations, losses, liabilities, costs and damages, including defense costs, investigative fees and costs, and legal fees (“Claims”), incurred by or asserted against Beneficiary or any other Indemnitee arising out of, in connection with, or as a result of (a) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Premises or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, street or ways; (b) any failure on the part of Trustor to perform or comply with any of the terms of this Deed of Trust; (c) the performance of any labor or services or the furnishing of any materials or other property in respect of the Premises or any part thereof; (d) any liabilities relating to environmental matters affecting the Premises; or (e) any other conduct or misconduct of Trustor, any lessee or other occupant of any of the Premises, or any of their respective agents, contractors, subcontractors, servants, employees, licensees or invitees, in each case, except to the extent that such Claim is found, in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnitee’s gross negligence or willful misconduct.  Any amount payable under this Section 1.02(d) will be payable on demand and be deemed a Secured Obligation and will bear interest at the Default Interest Rate.  The obligations of Trustor under this Section 1.02(d) shall survive the termination of this Deed of Trust.

Section 1.03.  Payment of Taxes, Liens and Charges.  (a) Except as may be permitted by the Finance Documents, Trustor will pay and discharge from time to time prior to the time when the same shall become delinquent, and before any interest or penalty accrues thereon or attaches thereto, all taxes of every kind and nature, all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents, all vault charges, and all other public charges, and all service charges, common area charges, private maintenance charges, utility charges and all other private charges, whether of a like or different nature, imposed upon or assessed against the Trust Property or any part thereof or upon the Rents from the Trust Property or arising in respect of the occupancy, use or possession thereof (except such charges that are being contested in good faith by appropriate proceedings and for which Trustor has set aside on its books adequate reserves in accordance with GAAP).

(b)         In the event of the passage of any state, Federal, municipal or other governmental law, order, rule or regulation subsequent to the date hereof (i) deducting from the value of real property for the purpose of taxation any lien or encumbrance thereon or in any manner changing or modifying the laws now in force governing the taxation of this Deed of Trust or debts secured by mortgages or deeds of trust (other than laws governing income, franchise and similar taxes generally) or the manner of collecting taxes thereon and (ii) imposing a tax to be paid by Beneficiary, either directly or indirectly, on this Deed of Trust or any of the Finance Documents or to require an amount of taxes to be withheld or

8

deducted therefrom, Trustor will promptly notify Beneficiary of such event promptly after it is informed of or otherwise acquires knowledge of such event.  In such event Trustor shall (i) agree to enter into such further instruments as may be reasonably necessary or desirable to obligate Trustor to make any applicable additional payments and (ii) Trustor shall make such additional payments.

(c)          At any time that an Actionable Default (as defined below) shall occur hereunder and be continuing, or if required by any law applicable to Trustor or to Beneficiary, Beneficiary shall have the right to direct Trustor to make an initial deposit on account of real estate taxes and assessments, insurance premiums and common area charges, levied against or payable in respect of the Trust Property in advance and thereafter semi-annually, each such deposit to be equal to one-half of any such annual charges estimated in a reasonable manner by Beneficiary in order to accumulate with Beneficiary sufficient funds to pay such taxes, assessments, insurance premiums and charges.

Section 1.04.  Payment of Closing Costs.  Subject to the provisions in the Finance Documents, Trustor shall pay all reasonable costs in connection with, relating to or arising out of the preparation, execution and recording of this Deed of Trust, including reasonable title company premiums and charges, inspection costs, survey costs, recording fees and taxes, reasonable attorneys’, engineers’, appraisers’ and consultants’ fees and disbursements and all other similar reasonable expenses of every kind.

Section 1.05.  Alterations and Waste; Plans.  (a) Trustor will not commit any waste on the Trust Property or make any alteration to, or change in the use of, the Trust Property that will materially diminish the utility thereof for the operation of the business except as may be permitted under the Finance Documents or materially increase any ordinary fire or other hazard arising out of construction or operation, but in no event shall any such alteration or change be contrary to the terms of any insurance policy required to be kept pursuant to Section 1.06.  Trustor will maintain and operate the Improvements and Personal Property in good repair, working order and condition, reasonable wear and tear and other damage by fire or other casualty excepted.

(b)         To the extent the same exist on the date hereof or are obtained in connection with future permitted alterations, Trustor shall maintain a complete set of final plans, specifications, blueprints and drawings for the Trust Property either at the Trust Property or in a particular office at the headquarters of Trustor to which Beneficiary shall have access upon reasonable advance notice and at reasonable times.

Section 1.06.  Insurance.  Trustor will keep or cause to be kept the Trust Property insured as required by the Finance Documents including, if applicable, pursuant to Section 4.05 of the Indenture.

9

Section 1.07.  Casualty; Restoration of Casualty Damage.  Trustor represents and warrants that, as of the date hereof, there is no material casualty affecting the Trust Property.  In the event of any casualty, Trustor shall restore the Trust Property to the extent required by the terms of the Finance Documents.  In the event of any material casualty, Trustor shall promptly make proof of loss under the applicable insurance policies and diligently pursue to conclusion its claim for such insurance proceeds payable thereunder and any suit, action or other proceeding necessary or appropriate to obtain payment of such insurance proceeds.  If an Actionable Default has occurred and is continuing, Trustor shall have no right to settle, and shall not settle, any claim or proceeding for any insurance proceeds without the consent of Beneficiary.  All insurance proceeds with respect to any casualty shall be held, applied and disbursed as required by the Finance Documents, including, if applicable, pursuant to Section 4.14(b) of the Indenture.

Section 1.08.  Condemnation/Eminent Domain.  Trustor has not received any notice of, nor has any knowledge of any pending or contemplated condemnation proceeding affecting the Trust Property or any sale or disposition thereof in lieu of condemnation.  Trustor shall notify Beneficiary promptly upon the commencement of any action or proceeding for the taking of any material portion of the Trust Property or any part thereof or interest therein under power of eminent domain or condemnation or similar proceeding.  In the event of any condemnation or the commencement of any negotiation or proceeding which might result in a condemnation, or in the event of any proposed or threatened condemnation, Trustor shall, promptly after receiving notice or obtaining knowledge thereof, do all things deemed necessary or appropriate by Trustor or requested by Beneficiary to preserve Trustor’s interest in the Trust Property and promptly make claim for the awards payable with respect thereto and diligently pursue to conclusion such claim for such awards and any suit, action or other proceeding necessary or appropriate to obtain payment thereof.  If an Actionable Default has occurred and is continuing, Trustor shall have no right to settle, and shall not settle, any claim, negotiation or proceeding for any awards without the consent of Beneficiary.  All awards with respect to such condemnation shall be held, applied and disbursed as required by the Finance Documents, including, if applicable, pursuant to Section 4.14(b) of the Indenture.

Section 1.09.  Assignment of Leases and Rents.  (a) Trustor hereby irrevocably and absolutely grants, transfers and assigns to Beneficiary all of its right, title and interest in all Leases, together with any and all extensions and renewals thereof for purposes of securing and discharging the performance by Trustor of the Secured Obligations.  Except as permitted under the Finance Documents, Trustor has not assigned or executed any assignment of, and will not assign or execute any assignment of, any Lease or their respective Rents to anyone other than to Beneficiary.

10

(b)         Subject to Section 1.09(c), Trustor has assigned and transferred to Beneficiary all of Trustor’s right, title and interest in and to the Rents now or hereafter arising from each Lease heretofore or hereafter made or agreed to by Trustor, it being intended that this assignment establish, subject to Section 1.09(c), and to the extent permitted by applicable law, an absolute transfer and assignment of all Rents and all Leases to Beneficiary and not merely to grant a security interest therein.  Subject to Section 1.09(c), Beneficiary may in Trustor’s name and stead (with or without first taking possession of any of the Trust Property personally or by receiver as provided herein) operate the Trust Property and rent, lease or let all or any portion of any of the Trust Property to any party or parties at such rental and upon such terms as Beneficiary shall, in its sole discretion, determine, and may collect and have the benefit of all of said Rents arising from or accruing at any time thereafter or that may thereafter become due under any Lease.

(c)          So long as an Actionable Default shall not have occurred and be continuing, Beneficiary will not exercise any of its rights under Section 1.09(b), and Trustor shall receive and collect the Rents accruing under any Lease; but after the happening and during the continuance of any Actionable Default, Beneficiary may, at its option, receive and collect all Rents and enter upon the Premises and Improvements through its officers, agents, employees or attorneys for such purpose and for the operation and maintenance thereof.

(d)         Beneficiary will not become a mortgagee in possession so long as it does not enter or take actual possession of the Trust Property.  In addition, Beneficiary shall not be responsible or liable for performing any of the obligations of the landlord under any Lease, for any waste by any tenant, or others, for any dangerous or defective conditions of any of the Trust Property, for negligence in the management, upkeep, repair or control of any of the Trust Property or any other act or omission by any other person.

Section 1.10.  Restrictions on Transfers and Encumbrances.  Except as permitted by the Finance Documents, Trustor shall not directly or indirectly sell, convey, alienate, assign, lease, sublease, license, mortgage, pledge, encumber or otherwise transfer, create, consent to or suffer the creation of any lien, charges or any form of encumbrance upon any interest in or any part of the Trust Property, or be divested of its title to the Trust Property or any interest therein in any manner or way, whether voluntarily or involuntarily (other than resulting from a condemnation), or engage in any common, cooperative, joint, time-sharing or other congregate ownership of all or part thereof; provided, however, that Trustor may in the ordinary course of business within reasonable commercial standards, enter into easement or covenant agreements that relate to and/or benefit the operation of the Trust Property and that do not materially and adversely affect the use and operation of the same (except for customary utility easements that service the Trust Property, which are permitted).  Notwithstanding the foregoing, Trustor

11

at any time, and without the consent of Trustee or Beneficiary, may make application to the Bureau of Land Management to have any one of the Unpatented Mining Claims converted into a patented mining claim (after conversion, a “Patented Mining Claim”).  Any land subject to such Patented Mining Claims obtained after the date of this Deed of Trust shall be considered part of the Land.

Section 1.11.  Security Agreement.  This Deed of Trust is both a mortgage of real property and a grant of a security interest in personal property, and is intended to constitute and serve as a “security agreement” within the meaning of the uniform commercial code as adopted in the state wherein the Premises are located (“UCC”).  Trustor hereby grants unto Beneficiary a security interest in and to all the Trust Property described in this Deed of Trust that is not real property.  Trustor hereby appoints Beneficiary as its true and lawful attorney-in-fact and agent, for Trustor and in its name, place and stead, in any and all capacities, to execute any document and to file the same in the appropriate offices (to the extent it may lawfully do so), and to perform each and every act and thing reasonably requisite and necessary to be done to perfect the security interest contemplated by the preceding sentence.  Beneficiary shall have all rights with respect to the part of the Trust Property that is the subject of a security interest afforded by the UCC in addition to, but not in limitation of, the other rights afforded Beneficiary hereunder and under the Security Documents.

Section 1.12.  Filing and Recording.  Trustor will cause this Deed of Trust, any other security instrument creating a security interest in or evidencing the lien hereof upon the Trust Property and each instrument of further assurance to be filed (or delivered to Beneficiary for filing), registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien hereof upon, and the security interest of Beneficiary in, the Trust Property.  Trustor will pay all filing, registration or recording fees, and all reasonable expenses incidental to the execution and acknowledgment of this Deed of Trust, any mortgage supplemental hereto, any security instrument with respect to the Personal Property, and any instrument of further assurance and all Federal, state, recording district and municipal recording, documentary or intangible taxes and other taxes, duties, imposts, assessments and similar charges arising out of or in connection with the execution, delivery and recording of this Deed of Trust, any mortgage supplemental hereto, any security instrument with respect to the Personal Property or any instrument of further assurance pursuant to Section 1.13.

Section 1.13.  Further Assurances.  Upon demand by Beneficiary, Trustor will, at the cost of Trustor and without expense to Trustee or Beneficiary, do, execute, acknowledge and deliver all such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers and assurances as Beneficiary shall from time to time reasonably require for the better assuring, conveying, assigning, transferring and confirming unto Beneficiary the property

12

and rights hereby conveyed or assigned or intended now or hereafter so to be, or which Trustor may be or may hereafter become bound to convey or assign to Beneficiary, or for carrying out the intention or facilitating the performance of the terms of this Deed of Trust, or for filing, registering or recording this Deed of Trust, and on demand, Trustor will also execute and deliver and hereby appoints Beneficiary as its true and lawful attorney-in-fact and agent, for Trustor and in its name, place and stead, in any and all capacities, to execute and file to the extent it may lawfully do so, one or more financing statements, chattel mortgages or comparable security instruments reasonably requested by Beneficiary to evidence more effectively the lien hereof upon the Personal Property and to perform each and every act and thing requisite and necessary to be done to accomplish the same.

Section 1.14.  Additions to Trust Property.  All right, title and interest of Trustor in and to all extensions, improvements, betterments, renewals, substitutes and replacements of, and all additions and appurtenances to, the Trust Property hereafter acquired by or released to Trustor or constructed, assembled or placed by Trustor upon the Premises or the Improvements, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case without any further mortgage, conveyance, assignment or other act by Trustor, shall become subject to the lien and security interest of this Deed of Trust as fully and completely and with the same effect as though now owned by Trustor and specifically described in the grant of the Trust Property above, but at any and all times Trustor will execute and deliver to Beneficiary any and all such further assurances, mortgages, conveyances or assignments thereof as Beneficiary may reasonably require for the purpose of expressly and specifically subjecting the same to the lien and security interest of this Deed of Trust.

Section 1.15.  No Claims Against Trustee or Beneficiary.  Nothing contained in this Deed of Trust shall constitute any consent or request by Trustee or Beneficiary, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Trust Property or any part thereof, nor as giving Trustor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Trustee or Beneficiary in respect thereof.

Section 1.16.  Fixture Filing.  (a) Certain portions of the Trust Property are or will become “fixtures” (as that term is defined in the UCC) on the Land, and this Deed of Trust, upon being filed for record in the real estate records of the county wherein such fixtures are situated, shall operate also as a financing statement filed as a fixture filing in accordance with the applicable provisions of said UCC upon such portions of the Trust Property that are or become fixtures.

13

(b)         The record owner of the real property described in Exhibit A is Trustor and the record owner of the real property described in Exhibit A-1 is the United States of America.  The name, type of organization and jurisdiction of organization of the debtor for purposes of this financing statement are the name, type of organization and jurisdiction of organization of Trustor set forth in the first paragraph of this Deed of Trust, and the name of the secured party for purposes of this financing statement is the name of Beneficiary set forth in the first paragraph of this Deed of Trust.  The mailing address of Trustor/debtor is the address of Trustor set forth in the first paragraph of this Deed of Trust.  The mailing address of Beneficiary/secured party from which information concerning the security interest hereunder may be obtained is the address of Beneficiary set forth in the first paragraph of this Deed of Trust.  Trustor’s organizational identification number is [•].

ARTICLE 2
DEFAULTS AND REMEDIES

Section 2.01.  Actionable Defaults.  It shall be an “Actionable Default”  hereunder if an Actionable Default shall have occurred under the Collateral Agency Agreement and Beneficiary shall have received a Notice of Actionable Default thereunder.

Section 2.02.  Demand for Payment.  If an Actionable Default shall occur and be continuing, then, upon written demand of Beneficiary, Trustor will pay to Beneficiary all amounts due hereunder and such further amount as shall be sufficient to cover the reasonable costs and expenses of collection, including reasonable attorneys’ fees, disbursements and expenses incurred by Trustee or Beneficiary, and Trustee or Beneficiary shall be entitled and empowered to institute an action or proceedings at law or in equity for the collection of the sums so due and unpaid, to prosecute any such action or proceedings to judgment or final decree, to enforce any such judgment or final decree against Trustor and to collect, in any manner provided by law, all moneys adjudged or decreed to be payable.

Section 2.03.  Rights to Take Possession, Operate and Apply Revenues.  (a) If an Actionable Default shall occur and be continuing, Trustor shall, upon demand of Beneficiary, forthwith surrender to Beneficiary actual possession of the Trust Property and, if and to the extent not prohibited by applicable law, Beneficiary itself, or by such officers or agents as it may appoint, may then enter and take possession of all the Trust Property without the appointment of a receiver or an application therefor, exclude Trustor and its agents and employees wholly therefrom, and have access to the books, papers and accounts of Trustor.

14

(b)         If, following an Actionable Default, Trustor shall for any reason fail to surrender or deliver the Trust Property or any part thereof after such demand by Beneficiary, Beneficiary may to the extent not prohibited by applicable law, obtain a judgment or decree conferring upon Beneficiary the right to immediate possession or requiring Trustor to deliver immediate possession of the Trust Property to Beneficiary, to the entry of which judgment or decree Trustor hereby specifically consents.  Trustor will pay to Beneficiary, upon demand, all reasonable expenses of obtaining such judgment or decree, including reasonable compensation to Beneficiary’s attorneys and agents with interest thereon at the Default Interest Rate; and all such expenses and compensation shall, until paid, be secured by this Deed of Trust.

(c)          Upon every such entry or taking of possession, Beneficiary may, to the extent not prohibited by applicable law, hold, store, use, operate, manage and control the Trust Property, conduct the business thereof and, from time to time, (i) make all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon, (ii) perform any required maintenance or development in order to properly maintain the Unpatented Mining Claims, (iii) file any required documents or affidavits with The Bureau of Land Management to the extent necessary, (iv) purchase or otherwise acquire additional fixtures, personalty and other property, as reasonably required, (v) insure or keep the Trust Property insured, (vi) manage and operate the Trust Property and exercise all the rights and powers of Trustor to the same extent as Trustor could in its own name or otherwise with respect to the same, or (vii) enter into any and all agreements with respect to the exercise by others of any of the powers herein granted Beneficiary, all as may from time to time be directed or determined by Beneficiary to be in its best interest and Trustor hereby appoints Beneficiary as its true and lawful attorney-in-fact and agent, for Trustor and in its name, place and stead, in any and all capacities, to perform any of the foregoing acts.  Beneficiary may collect and receive all the Rents, issues, profits and revenues from the Trust Property, including those past due as well as those accruing thereafter, and, after deducting (i) all reasonable expenses of taking, holding, managing and operating the Trust Property (including compensation for the services of all persons employed for such purposes), (ii) the costs of all such maintenance, repairs, renewals, replacements, additions, betterments, improvements, purchases and acquisitions, (iii) the costs of insurance, (iv) such taxes, assessments and other similar charges as Beneficiary may at its option pay, (v) other proper charges upon the Trust Property or any part thereof and (vi) the compensation, expenses and disbursements of the attorneys and agents of Beneficiary, Beneficiary shall apply the remainder of the moneys and proceeds so received first to the payment of Beneficiary for the satisfaction of the Secured Obligations, and second, if there is any surplus, to Trustor, subject to the entitlement of others thereto under applicable law.

15

(d)         Whenever, before any sale of the Trust Property under Section 2.06, all Secured Obligations that are then due shall have been paid and all Actionable Defaults fully cured, Beneficiary will surrender possession of the Trust Property back to Trustor, its successors or assigns.  The same right of taking possession shall, however, arise again if any subsequent Actionable Default shall occur and be continuing.

Section 2.04.  Right to Cure Trustor’s Failure to Perform.  Should Trustor fail in the payment, performance or observance of any term, covenant or condition required by this Deed of Trust or any Finance Document (with respect to the Trust Property) within 15 Business Days after written notice from Beneficiary, Beneficiary may pay, perform or observe the same, and all payments made or costs or expenses incurred by Beneficiary in connection therewith shall be secured hereby and shall be, upon demand, immediately repaid by Trustor to Beneficiary with interest thereon at the Default Interest Rate.  Beneficiary shall be the judge using reasonable discretion of the necessity for any such actions and of the amounts to be paid.  Beneficiary is hereby empowered to enter and to authorize others to enter upon the Premises or the Improvements or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition without having any obligation to so perform or observe and without thereby becoming liable to Trustor, to any person in possession holding under Trustor or to any other person.

Section 2.05.  Right to a Receiver.  If an Actionable Default shall occur and be continuing, Beneficiary, upon application to a court of competent jurisdiction, shall be entitled as a matter of right to the appointment of a receiver to take possession of and to operate the Trust Property and to collect and apply the Rents.  The receiver shall have all of the rights and powers permitted under the laws of the state wherein the Trust Property is located.  Trustor shall pay to Beneficiary upon demand all reasonable expenses, including receiver’s fees, reasonable attorney’s fees and disbursements, costs and agent’s compensation incurred pursuant to the provisions of this Section 2.05; and all such expenses shall be secured by this Deed of Trust and shall be, without demand, immediately repaid by Trustor to Beneficiary with interest thereon at the Default Interest Rate.

Section 2.06.  Foreclosure and Sale.  (a) If an Actionable Default shall occur and be continuing, Beneficiary may elect to sell or to cause and direct Trustee to sell the Trust Property or any part of the Trust Property by exercise of the power of foreclosure or of sale granted to Trustee and/or Beneficiary by applicable law or this Deed of Trust.  In such case, Trustee or Beneficiary may commence a civil action to foreclose this Deed of Trust, or Trustee may proceed and sell the Trust Property to satisfy any Secured Obligation.  Trustee or Beneficiary or an officer appointed by a judgment of foreclosure to sell the Trust Property, may sell all or such parts of the Trust Property as may be chosen by Trustee or Beneficiary at the time and place of sale fixed by it in a notice of sale,

16

either as a whole or in separate lots, parcels or items as Trustee or Beneficiary shall deem expedient, and in such order as it may determine, at public auction to the highest bidder.  Trustee or Beneficiary or an officer appointed by a judgment of foreclosure to sell the Trust Property may postpone any foreclosure or other sale of all or any portion of the Trust Property by public announcement at such time and place of sale, and from time to time thereafter may postpone such sale by public announcement or subsequently noticed sale.  Without further notice, Trustee or Beneficiary or an officer appointed to sell the Trust Property may make such sale at the time fixed by the last postponement, or may, in its discretion, give a new notice of sale.  Any person, including Trustor or Beneficiary or any designee or affiliate thereof, may purchase at such sale.

(b)         The Trust Property may be sold subject to unpaid taxes and Permitted Liens, and, after deducting all costs, fees and expenses of Trustee and Beneficiary (including costs of evidence of title in connection with the sale), Trustee or Beneficiary or an officer that makes any sale shall apply the proceeds of sale in the manner set forth in Section 2.08.

(c)          Any foreclosure or other sale of less than the whole of the Trust Property or any defective or irregular sale made hereunder shall not exhaust the power of foreclosure or of sale provided for herein; and subsequent sales may be made hereunder until the Secured Obligations have been satisfied, or the entirety of the Trust Property has been sold.

(d)         If an Actionable Default shall occur and be continuing, Trustee or Beneficiary may instead of, or in addition to, exercising the rights described in Section 2.06(a) above and either with or without entry or taking possession as herein permitted, proceed by a suit or suits in law or in equity or by any other appropriate proceeding or remedy (i) to specifically enforce payment of some or all of the Secured Obligations, or the performance of any term, covenant, condition or agreement of this Deed of Trust or any other Finance Document or any other right, or (ii) to pursue any other remedy available to Trustee or Beneficiary, all as Trustee or Beneficiary shall determine most effectual for such purposes.

Section 2.07.  Other Remedies.  (a) In case an Actionable Default shall occur and be continuing, Beneficiary may also exercise, to the extent not prohibited by law, any or all of the remedies available to a secured party under the UCC.

(b)         In connection with a sale of the Trust Property including any Personal Property and the application of the proceeds of sale as provided in Section 2.08, Beneficiary shall be entitled to enforce payment of and to receive up to the principal amount of the Secured Obligations, plus all other charges, payments and costs due under this Deed of Trust, and to recover a deficiency

17

judgment for any portion of the aggregate principal amount of the Secured Obligations remaining unpaid, with interest.

Section 2.08.  Application of Sale Proceeds and Rents.  After any foreclosure sale of all or any of the Trust Property, Trustee or Beneficiary shall receive the proceeds of sale, no purchaser shall be required to see to the application of the proceeds and Trustee or Beneficiary shall apply the proceeds of the sale together with any Rents that may have been collected and any other sums that then may be held by Trustee or Beneficiary under this Deed of Trust, in accordance with the provisions of Section 4 of the Collateral Agency Agreement.  Upon any sale of the Trust Property by Trustee or Beneficiary (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of Trustee or Beneficiary or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Trust Property so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to Trustee or Beneficiary or such officer or be answerable in any way for the misapplication thereof.

Section 2.09.  Trustor as Tenant Holding Over.  If Trustor remains in possession of any of the Trust Property after any foreclosure sale by Trustee or Beneficiary, at Beneficiary’s election Trustor shall be deemed a tenant holding over and shall forthwith surrender possession to the purchaser or purchasers at such sale or be summarily dispossessed or evicted according to provisions of law applicable to tenants holding over.

Section 2.10.  Waiver of Appraisement, Valuation, Stay, Extension and Redemption Laws.  Trustor waives, to the extent not prohibited by law, (i) the benefit of all laws now existing or that hereafter may be enacted providing for any appraisement of any portion of the Trust Property, (ii) the benefit of all laws now existing or that may be hereafter enacted in any way extending the time for the enforcement or the collection of amounts due under any of the Secured Obligations or creating or extending a period of redemption from any sale made in collecting said debt or any other amounts due Beneficiary, (iii) any right to at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, homestead exemption, valuation, stay, statute of limitations, extension or redemption, or sale of the Trust Property as separate tracts, units or estates or as a single parcel in the event of foreclosure or notice of deficiency, and (iv) all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of or each of the Secured Obligations and marshaling in the event of foreclosure of this Deed of Trust.

Section 2.11.  Discontinuance of Proceedings.  In case Trustee or Beneficiary shall proceed to enforce any right, power or remedy under this Deed of Trust by foreclosure, entry or otherwise, and such proceedings shall be

18

discontinued or abandoned for any reason, or shall be determined adversely to Trustee or Beneficiary, then and in every such case Trustor, Trustee and Beneficiary shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Trustee or Beneficiary shall continue as if no such proceeding had been taken.

Section 2.12.  Suits to Protect the Trust Property.  Trustee and/or Beneficiary shall have power (a) to institute and maintain suits and proceedings to prevent any impairment of the Trust Property by any acts that may be unlawful or in violation of this Deed of Trust, (b) to preserve or protect its interest in the Trust Property and in the Rents arising therefrom and (c) to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of or compliance with such enactment, rule or order would impair the security or be prejudicial to the interest of Trustee or Beneficiary hereunder.

Section 2.13.  Filing Proofs of Claim.  In case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Trustor, Beneficiary shall, to the extent permitted by law, be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Beneficiary allowed in such proceedings for the Secured Obligations secured by this Deed of Trust at the date of the institution of such proceedings and for any interest accrued, late charges and additional interest or other amounts due or that may become due and payable hereunder after such date.

Section 2.14.  Possession by Beneficiary.  Notwithstanding the appointment of any receiver, liquidator or trustee of Trustor, any of its property or the Trust Property, Beneficiary shall be entitled, to the extent not prohibited by law, to remain in possession and control of all parts of the Trust Property now or hereafter granted under this Deed of Trust to Beneficiary in accordance with the terms hereof and applicable law.

Section 2.15.  Waiver.  (a) No delay or failure by Trustee or Beneficiary to exercise any right, power or remedy accruing upon any breach or Actionable Default shall exhaust or impair any such right, power or remedy or be construed to be a waiver of any such breach or Actionable Default or acquiescence therein; and every right, power and remedy given by this Deed of Trust to Trustee or Beneficiary may be exercised from time to time and as often as may be deemed expedient by Trustee or Beneficiary.  No consent or waiver by Beneficiary to or of any breach or default by Trustor in the performance of the Secured Obligations shall be deemed or construed to be a consent or waiver to or of any other breach or Actionable Default in the performance of the same or any other Secured Obligations by Trustor hereunder.  No failure on the part of Beneficiary to complain of any act or failure to act or to declare an Actionable Default,

19

irrespective of how long such failure continues, shall constitute a waiver by Beneficiary of its rights hereunder or impair any rights, powers or remedies consequent on any future Actionable Default by Trustor.

(b)         Even if Beneficiary (i) grants some forbearance or an extension of time for the payment of any sums secured hereby, (ii) takes other or additional security for the payment of any sums secured hereby, (iii) waives or does not exercise some right granted herein or under the Finance Documents, (iv) releases a part of the Trust Property from this Deed of Trust, (v) agrees to change some of the terms, covenants, conditions or agreements of any of the Finance Documents, (vi) consents to the filing of a map, plat or replat affecting the Premises, (vii) consents to the granting of an easement or other right affecting the Premises or (viii) makes or consents to an agreement subordinating Beneficiary’s lien on the Trust Property hereunder; no such act or omission shall preclude Beneficiary from exercising any other right, power or privilege herein granted or intended to be granted in the event of any breach or Actionable Default then made or of any subsequent default; nor, except as otherwise expressly provided in an instrument executed by Trustee and Beneficiary, shall this Deed of Trust be altered thereby.  In the event of the sale or transfer by operation of law or otherwise of all or part of the Trust Property, Beneficiary is hereby authorized and empowered to deal with any vendee or transferee with reference to the Trust Property secured hereby, or with reference to any of the terms, covenants, conditions or agreements hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing or discharging any liabilities, obligations or undertakings.

Section 2.16.  Remedies Cumulative.  No right, power or remedy conferred upon or reserved to Trustee or Beneficiary by this Deed of Trust is intended to be exclusive of any other right, power or remedy, and each and every such right, power and remedy shall be cumulative and concurrent and in addition to any other right, power and remedy given hereunder or now or hereafter existing at law or in equity or by statute.

ARTICLE 3
MISCELLANEOUS

Section 3.01.  Partial Invalidity.  In the event any one or more of the provisions contained in this Deed of Trust shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall, at the option of Beneficiary, not affect any other provision of this Deed of Trust, and this Deed of Trust shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.

20

Section 3.02.  Notices.  All notices and communications hereunder shall be in writing and given in accordance with the terms of the Collateral Agency Agreement.

Section 3.03.  Successors and Assigns.  All of the grants, covenants, terms, provisions and conditions herein shall run with the Premises and the Improvements and shall apply to, bind and inure to, the benefit of the permitted successors and assigns of Trustor and the successors and assigns of Beneficiary.

Section 3.04.  Satisfaction and Cancelation.  (a) This Deed of Trust shall cease, terminate and thereafter be of no further force in accordance with the provisions of the Collateral Agency Agreement, including the applicable provisions of Section 7(a) thereof.

(b)         In connection with any termination or release pursuant to paragraph (a), this Deed of Trust shall be marked “satisfied” by Beneficiary and/or Trustee, and this Deed of Trust shall be canceled of record at the request and at the expense of Trustor.  Beneficiary and Trustee shall execute any documents reasonably requested by Trustor to accomplish the foregoing or to accomplish any release contemplated by paragraph (a) and Trustor will pay all costs and expenses, including reasonable attorneys’ fees, disbursements and other charges, incurred by Beneficiary and Trustee in connection with the preparation and execution of such documents.

Section 3.05.  Definitions.  As used in this Deed of Trust, the singular shall include the plural as the context requires and the following words and phrases shall have the following meanings:  (a) “including” shall mean “including but not limited to”; (b) “provisions” shall mean “provisions, terms, covenants and/or conditions”; (c) “lien” shall mean “lien, charge, encumbrance, security interest or mortgage or deed of trust”; (d) “obligation” shall mean “obligation, duty, covenant and/or condition”; and (e) “any of the Trust Property” shall mean “the Trust Property or any part thereof or interest therein”.  Any act that Trustee or Beneficiary is permitted to perform hereunder may be performed at any time and from time to time by Trustee or Beneficiary or any person or entity designated by Trustee or Beneficiary.  Any act that is prohibited to Trustor hereunder is also prohibited to all lessees of any of the Trust Property.  Each appointment of Trustee or Beneficiary as attorney-in-fact for Trustor under the Deed of Trust is irrevocable, with power of substitution and coupled with an interest.  Subject to the applicable provisions hereof, Beneficiary has the right to refuse to grant its consent, approval or acceptance or to indicate its satisfaction, in its sole discretion, whenever such consent, approval, acceptance or satisfaction is required hereunder.

Section 3.06.  Multisite Real Estate Transaction.  Trustor acknowledges that this Deed of Trust may become one of a number of mortgages, deeds of trust and other security documents (“Other Mortgages”) that secure the Secured

21

Obligations.  Trustor agrees that the lien of this Deed of Trust shall be absolute and unconditional and shall not in any manner be affected or impaired by any acts or omissions whatsoever of Trustee or Beneficiary and without limiting the generality of the foregoing, the lien hereof shall not be impaired by any acceptance by Trustee or Beneficiary of any security for or guarantees of any of the Secured Obligations, or by any failure, neglect or omission on the part of Trustee or Beneficiary to realize upon or protect any Secured Obligation or any collateral security therefor including the Other Mortgages and other Security Documents.  The lien hereof shall not in any manner be impaired or affected by any release (except as to the property released), sale, pledge, surrender, compromise, settlement, renewal, extension, indulgence, alteration, changing, modification or disposition of any of the Secured Obligations or of any of the collateral security therefor, including the Other Mortgages and other Security Documents or of any guarantee thereof, and Trustee or Beneficiary may at its discretion foreclose, exercise any power of sale, or exercise any other remedy available to it under any or all of the Other Mortgages and other Security Documents without first exercising or enforcing any of its rights and remedies hereunder.  Such exercise of Trustee’s or Beneficiary’s rights and remedies under any or all of the Other Mortgages and other Security Documents shall not in any manner impair the indebtedness hereby secured or the lien of this Deed of Trust and any exercise of the rights or remedies of Trustee or Beneficiary hereunder shall not impair the lien of any of the Other Mortgages and other Security Documents or any of Trustee or Beneficiary’s rights and remedies thereunder.  Trustor specifically consents and agrees that Trustee or Beneficiary may exercise its rights and remedies hereunder and under the Other Mortgages and other Security Documents separately or concurrently and in any order that it may deem appropriate and waives any rights of subrogation.

Section 3.07.  Concerning Beneficiary.  The provisions of Section 6 of the Collateral Agency Agreement are incorporated herein by reference as if fully restated herein and shall inure to the benefit of Beneficiary in respect of this Deed of Trust and shall be binding upon the parties to the Collateral Agency Agreement in such respect.

Section 3.08.  Trustee’s Powers And Liabilities.  (a) Trustee, by acceptance hereof, covenants faithfully to perform and fulfill the trusts herein created, being liable, however, only for gross negligence, bad faith or wilful misconduct, and hereby waives any statutory fee and agrees to accept reasonable compensation, in lieu thereof, for any services rendered by it in accordance with the terms hereof.  All authorities, powers and discretions given in this Deed of Trust to Trustee and/or Beneficiary may be exercised by either, without the other, with the same effect as if exercised jointly.

(b)         Trustee may resign at any time upon giving 30 days’ notice in writing to Trustor and to Beneficiary.

22

(c)          Beneficiary may remove Trustee at any time or from time to time and select a successor trustee.  In the event of the death, removal, resignation, refusal to act, inability to act or absence of Trustee from the state in which the Premises are located, or in its sole discretion for any reason whatsoever, Beneficiary may, upon notice to Trustor and without specifying the reason therefor and without applying to any court, select and appoint a successor trustee, and all powers, rights, duties and authority of the former Trustee, as aforesaid, shall thereupon become vested in such successor.  Such substitute trustee shall not be required to give bond for the faithful performance of his duties unless required by Beneficiary.  Such substitute trustee shall be appointed by written instrument duly recorded in the recording district where the Land is located.  Trustor hereby ratifies and confirms any and all acts that the herein named Trustee, or his successor or successors in this trust, shall do lawfully by virtue hereof.  Trustor hereby agrees, on behalf of itself and its heirs, executors, administrators and assigns, that the recitals contained in any deed or deeds executed in due form by Trustee or any substitute trustee, acting under the provisions of this instrument, shall be prima facie evidence of the facts recited, and that it shall not be necessary to prove in any court, otherwise than by such recitals, the existence of the facts essential to authorize the execution and delivery of such deed or deeds and the passing of title thereby.

(d)         Trustee shall not be required to see that this Deed of Trust is recorded, nor liable for its validity or its priority as a first deed of trust, or otherwise, nor shall Trustee be answerable or responsible for performance or observance of the covenants and agreements imposed upon Trustor or Beneficiary by this Deed of Trust or any other agreement.  Trustee, as well as Beneficiary, shall have authority in their respective discretion to employ agents and attorneys in the execution of this trust and to protect the interest of Beneficiary hereunder, and to the extent permitted by law they shall be compensated and all expenses relating to the employment of such agents and/or attorneys, including expenses of litigations, shall be paid out of the proceeds of the sale of the Trust Property conveyed hereby should a sale be had, but if no such sale be had, all sums so paid out shall be recoverable to the extent permitted by law by all remedies at law or in equity.

(e)          At any time, or from time to time, without liability therefor and with 10 days’ prior written notice to Trustor, upon written request of Beneficiary and without affecting the effect of this Deed of Trust upon the remainder of the Trust Property, Trustee may (i) reconvey any part of the Trust Property, (ii) consent in writing to the making of any map or plat thereof, so long as Trustor has consented thereto, (iii) join in granting any easement thereon, so long as Trustor has consented thereto, or (iv) join in any extension agreement or any agreement subordinating the lien or charge hereof.

23

Section 3.09.  Collateral Agency Agreement; ABL Intercreditor Agreement.  (a) This Deed of Trust shall be subject to the terms, conditions and benefits set forth in the Collateral Agency Agreement.

(b)         Issuer may consummate an ABL Transaction following the date hereof.  Notwithstanding anything herein to the contrary, if such an ABL Transaction shall be consummated and an ABL Intercreditor Agreement executed and delivered in connection therewith, from and after the date of such ABL Intercreditor Agreement, the liens and security interests granted to Beneficiary pursuant to this Deed of Trust and the exercise of any right or remedy by Beneficiary hereunder, in each case, with respect to the Trust Property shall be subject to the limitations and provisions of such ABL Intercreditor Agreement.  In the event of any inconsistency between the terms or conditions of this Deed of Trust and the terms and conditions of such ABL Intercreditor Agreement, the terms and conditions of the ABL Intercreditor Agreement shall control.

Section 3.10.  Modification In Writing.  No amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by Trustor therefrom, shall be effective unless the same shall be done in accordance with the terms of the Collateral Agency Agreement and unless in writing and signed by Beneficiary. Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by Trustor from the terms of any provision hereof shall be effective only in the specific instance and for the specific purpose for which made or given.

ARTICLE 4
LOCAL LAW PROVISIONS

This Deed of Trust is subject to the following provisions relating to the particular laws of the state wherein the Premises are located:

Section 4.01.  Applicable Law; Certain Particular Provisions.  This Deed of Trust shall be governed by and construed in accordance with the internal law of the State of New York; provided, however, that the provisions of this Deed of Trust relating to the creation, perfection and enforcement of the lien and security interest created by this Deed of Trust in respect of the Trust Property and the exercise of each remedy provided hereby, including the power of foreclosure or power of sale procedures set forth in this Deed of Trust, shall be governed by and construed in accordance with the internal law of the state where the Trust Property is located, and Trustor and Beneficiary agree to submit to jurisdiction and the laying of venue for any suit on this Deed of Trust in such state.  Any provisions relating to the Unpatented Mining Claims shall be governed by federal law.  In the event of any conflict between the terms and provisions otherwise

24

contained in this Deed of Trust and the terms and provisions set forth in this Article 4, the terms and provisions set forth in this Article 4 shall govern and control.

Section 4.02.  Additional Remedies.  In connection with the security interests granted above, in addition to the remedies available to Beneficiary pursuant to this Deed of Trust and the Finance Documents, upon an Actionable Default, Beneficiary shall have all of the remedies of a secured party under the Uniform Commercial Code as enacted in California, including the right and power to take immediate and exclusive possession of any funds deposited pursuant to this Deed of Trust or the Finance Documents (the “Funds”), without any additional consent or authorization of Trustor.  Beneficiary as the holder of such deposits is hereby irrevocably authorized and directed without any additional consent or authorization of Trustor to deliver such funds to Beneficiary upon Beneficiary’s request therefor.  Trustor acknowledges and agrees that the advancement by Beneficiary of any such funds is at Trustor’s direction and is not the exercise by Beneficiary of any right of setoff.  By exercising any of its rights or remedies under this Section 4.02 (including taking possession of the Funds), Beneficiary shall not be deemed to have exercised any equitable right of setoff, foreclosed any statutory banker’s lien, initiated or prosecuted any “action” to enforce the rights and obligations secured by this Deed of Trust, as the term “action” is used in California Code of Civil Procedure Section 726 (“Section 726”), or to have violated the “security first” principle of Section 726.  Accordingly, the exercise of any or all of Beneficiary’s rights and remedies under this Section 4.02 shall not in any way prejudice or affect Beneficiary’s right to initiate and complete a judicial or non-judicial foreclosure under this Deed of Trust.  This Deed of Trust evidences the consensual granting of a personal property security interest in the Funds as permitted by the California Commercial Code; the parties do not intend that the exercise by Beneficiary of any of its rights or remedies hereunder shall have any different consequences under Section 726 than the exercise of rights or remedies under any other security agreement under which a secured party has been granted a security interest in other types of personal property.

Section 4.03.  Relationship of Parties.  The relationship of Trustor and Beneficiary under this Deed of Trust is, and shall at all times remain, solely that of guarantor of Issuer’s Secured Obligations and Collateral Agent for the Secured Parties; and Beneficiary neither undertakes nor assumes any responsibility or duty to Trustor or to any third party with respect to the Trust Property.  Notwithstanding any other provisions of this Deed of Trust and the Finance Documents:  (a) Beneficiary is not, and shall not be construed as, a partner, joint venturer, alter-ego, manager, controlling person or other business associate or participant of any kind of Trustor, and Beneficiary does not intend to ever assume such status; (b) Beneficiary’s activities in connection with this Deed of Trust and the Finance Documents shall not be “outside the scope of the activities of a

25

Beneficiary of money” within the meaning of California Civil Code Section 3434, as amended or recodified from time to time, and Beneficiary does not intend to ever assume any responsibility to any person for the quality, suitability, safety or condition of the Trust Property; and (c) Beneficiary shall not be deemed responsible for or a participant in any acts, omissions or decisions of Trustor.  Beneficiary shall not be directly or indirectly liable or responsible for any loss, claim, cause of action, liability, indebtedness, damage or injury of any kind or character to any person or property arising from any construction on, or occupancy or use of, the Trust Property, whether caused by or arising from:  (i) any defect in any building, structure, grading, fill, landscaping or other improvements thereon or in any on-site or off-site improvement or other facility therein or thereon; (ii) any act or omission of Trustor or any of Trustor’s agents, employees, independent contractors, licensees or invitees; (iii) any accident in or on the Property or any fire, flood or other casualty or hazard thereon; (iv) the failure of Trustor, any of Trustor’s licensees, employees, invitees, agents, independent contractors or other representatives to maintain the Trust Property in a safe condition; and (v) any nuisance made or suffered on any part of the Property.

Section 4.04.  Uniform Commercial Code Remedies.  Beneficiary may exercise any or all of the remedies granted to a secured party under the California Uniform Commercial Code.

Section 4.05.  Cure; Protection of Security.  Either Beneficiary or Trustee may cure any breach or default of Trustor, and if it chooses to do so in connection with any such cure, Beneficiary or Trustee may also enter the Land and/or do any and all other things which it may in its sole discretion consider necessary and appropriate to protect the security of this Deed of Trust.  Such other things may include:  appearing in and/or defending any action or proceeding which purports to affect the security of, or the rights or powers of Beneficiary or Trustee under, this Deed of Trust; paying, purchasing, contesting or compromising any encumbrance, charge, lien or claim of lien which in Beneficiary’s or Trustee’s sole judgment is or may be senior in priority to this Deed of Trust, such judgment of Beneficiary or Trustee to be conclusive as among the parties to this Deed of Trust; obtaining insurance and/or paying any premiums or charges for insurance required to be carried under the Finance Documents; otherwise caring for and protecting any and all of the Land; and/or employing counsel, accountants, contractors and other appropriate persons to assist Beneficiary or Trustee.  Beneficiary and Trustee may take any of the actions permitted under Article 2 of this Deed of Trust either with or without giving notice to any person.

Section 4.06.  Suretyship Provisions.

(a)         Rights of Beneficiary.  Trustor authorizes Beneficiary to perform any or all of the following acts at any time in its sole discretion, all without notice

26

to Trustor and without affecting Trustor’s obligations under, or the lien of, this Deed of Trust:

(i)                  Beneficiary and Issuer may alter any terms of the Finance Documents or any part of them, including renewing, compromising, extending or accelerating, or otherwise changing the time for payment of, or increasing or decreasing the rate of interest on or with respect to, the Finance Documents or any part of them.

(ii)               Beneficiary may take and hold security for the Finance Documents, accept additional or substituted security for the Finance Documents, and subordinate, exchange, enforce, waive, release, compromise, fail to perfect and sell or otherwise dispose of any such security.

(iii)            Beneficiary may direct the order and manner of any sale of all or any part of any security now or later to be held for the Finance Documents, and Beneficiary may also bid at any such sale.

(iv)           Beneficiary may release the Issuer of its liability for the Finance Documents or any part of them.

(v)              Beneficiary may substitute, add or release any one or more guarantors or endorsers.

(vi)           In addition to the Finance Documents, Beneficiary may extend other credit to the Issuer, and may take and hold security for the credit so extended, all without affecting Trustor’s liability under this Deed of Trust.

(b)         Trustor’s Waivers.  Trustor waives:

(i)                  All statutes of limitations as a defense to any action or proceeding brought against Trustor by Beneficiary, to the fullest extent permitted by law;

(ii)               Any right it may have to require Beneficiary to proceed against the Issuer, proceed against or exhaust any security held from the Issuer, or pursue any other remedy in Beneficiary’s power to pursue;

(iii)            Any defense based on any claim that Trustor’s obligations exceed or are more burdensome than those of the Issuer;

(iv)           Any defense based on:  (i) any legal disability of the Issuer, (ii) any release, discharge, modification, impairment or limitation of the liability of the Issuer to Beneficiary from any cause, whether consented to

27

by Beneficiary or arising by operation of law or from any bankruptcy or other voluntary or involuntary proceeding, in or out of court, for the adjustment of debtor-creditor relationships (“Insolvency Proceeding”) and (iii) any rejection or disaffirmance of the Finance Documents, or any part of them, or any security held for them, in any such Insolvency Proceeding;

(v)              Any defense based on any action taken or omitted by Beneficiary in any Insolvency Proceeding involving the Issuer, including any election to have Beneficiary’s claim allowed as being secured, partially secured or unsecured, any extension of credit by Beneficiary to the Issuer in any Insolvency Proceeding, and the taking and holding by Beneficiary of any security for any such extension of credit;

(vi)           All presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of acceptance of this Deed of Trust and of the existence, creation, or incurring of new or additional indebtedness, and demands and notices of every kind (other than any notices expressly required to be given under this Deed of Trust or any other instrument required by the Finance Documents); and

(vii)        Any defense based on or arising out of any defense that the Issuer may have to the payment or performance of the Finance Documents or any part of them, other than any defense based upon any gross negligence or willful misconduct of Beneficiary or any Beneficiary or any breach by Beneficiary or any Beneficiary of their obligations to the Issuer under the Finance Documents.

(c)          Waivers of Subrogation and Other Rights.

(i)                  Upon the occurrence of an Actionable Default, Beneficiary in its sole discretion, without prior notice (other than any notices expressly required to be given under this Deed of Trust or any other Finance Document) to or consent of Trustor, may elect to:  (i) foreclose either judicially or nonjudicially against any real or personal property security it may hold for the Finance Documents, (ii) accept a transfer of any such security in lieu of foreclosure, (iii) compromise or adjust the Finance Documents or any part of them or make any other accommodation with the Issuer or Trustor, or (iv) exercise any other remedy against Issuers or any security.  No such action by Beneficiary shall release or limit the liability of Trustor, who shall remain liable under this Deed of Trust after the action, even if the effect of the action is to deprive Trustor of any subrogation rights, rights of indemnity, or other rights to collect reimbursement from the Issuer for any sums paid to Beneficiary, whether

28

contractual or arising by operation of law or otherwise.  Trustor expressly agrees that under no circumstances shall it be deemed to have any right, title, interest or claim in or to any real or personal property to be held by Beneficiary or any third party after any foreclosure or transfer in lieu of foreclosure of any security for the Finance Documents.

(ii)               Regardless of whether Trustor may have made any payments to Beneficiary, Trustor forever waives:  (i) all rights of subrogation, all rights of indemnity, and any other rights to collect reimbursement from the Issuer for any sums paid to Beneficiary, whether contractual or arising by operation of law or otherwise, (ii) all rights to enforce any remedy that Beneficiary may have against the Issuer, and (iii) all rights to participate in any security now or later to be held by Beneficiary for the Finance Documents.  Nothing contained herein shall prohibit Trustor from seeking reimbursement from the Issuer pursuant to any agreement between the Issuer and Trustor.

(iii)            Trustor understands and acknowledges that if Beneficiary forecloses judicially or nonjudicially against any real property security for the Finance Documents, that foreclosure could impair or destroy any ability that Trustor may have to seek reimbursement, contribution or indemnification from Issuer or others based on any right Trustor may have of subrogation, reimbursement, contribution or indemnification for any amounts paid by Trustor under this Deed of Trust.  Trustor further understands and acknowledges that in the absence of the relevant provisions of this Deed of Trust, such potential impairment or destruction of Trustor’s rights, if any, may entitle Trustor to assert a defense to the enforcement of this Deed of Trust based on Section 580d of the California Code of Civil Procedure, as interpreted in Union Bank v. Gradsky, 265 Cal.App.2d 40 (1968).  By executing this Deed of Trust, Trustor freely, irrevocably and unconditionally:  (i) waives and relinquishes that defense and agrees that Trustor will be fully liable under the Deed of Trust even though Beneficiary may foreclose judicially or nonjudicially against any real property security for the Finance Documents; (ii) agrees that Trustor will not assert that defense in any action or proceeding which Beneficiary may commence to enforce the Deed of Trust; (iii) acknowledges and agrees that the rights and defenses waived by Trustor under this Deed of Trust include any right or defense that Trustor may have or be entitled to assert in its capacity as a surety or guarantor based upon or arising out of any one or more of Sections 580a, 580b, 580d or 726 of the California Code of Civil Procedure, or Section 2848 of the California Civil Code; and (iv) acknowledges and agrees that Beneficiary is relying on this waiver in agreeing to make the Finance Documents, and that this waiver is a material part of the consideration which Beneficiary is receiving for agreeing to make the Finance Documents.

29

(iv)           Section 4.06(b) and Section 4.06(c) shall not constitute (i) a waiver by Issuer of any of its rights or remedies under the Finance Documents, except as expressly set forth therein, or (ii) a waiver by Trustor of any of its rights under this Deed of Trust or any other Finance Document to which it is a party, except as expressly set forth therein.

(d)         Revival and Reinstatement.  If Beneficiary is required to pay, return or restore to Issuer or any other person or entity any amounts previously paid on the Finance Documents because of any Insolvency Proceeding of the Issuer, any stop notice or any other reason, the obligations of Trustor shall be reinstated and revived and the rights of Beneficiary shall continue with regard to such amounts, all as though they had never been paid.

(e)          Condition of Issuer.  Trustor represents and warrants to Beneficiary that:  (a) this Deed of Trust is executed at Issuer’s request; (b) Trustor has established adequate means of obtaining from Issuer on a continuing basis financial and other information pertaining to Issuer’s business and Issuer’s financial condition; and (c) Trustor is now and will be completely familiar with the business, operations and financial condition of Issuer and its assets.  Trustor hereby waives and relinquishes any duty on the part of Beneficiary to disclose to Trustor any matter, fact or thing relating to the business, operation or financial condition of Issuer and its assets now known or hereafter known by Beneficiary during the life of this Deed of Trust.  With respect to any indebtedness of Issuer to Beneficiary, Beneficiary need not inquire into the powers of the Issuer or the officers, directors or agents acting or purporting to act on its behalf, and any indenture or similar instrument made or created in reliance upon the professed exercise of such powers shall be secured by this Deed of Trust.

[Remainder of this page intentionally left blank]

30

IN WITNESS WHEREOF, this Deed of Trust has been duly executed and delivered to Trustee and Beneficiary by Trustor on the date of the acknowledgment attached hereto.

MOLYCORP MINERALS, LLC
a Delaware a limited liability company,

By:
Name:
Title:

[ACKNOWLEDGMENT]

Exhibit A

to Deed of Trust

Legal Description — Fee Land(1)

[To come]

(1)  To reflect the legal description provided in Commitment No. NCS-541137-CHI2 delivered by First American Title Insurance Company, as the same may be updated prior to the delivery of this Deed of Trust.

A-1

Exhibit A-1

to Deed of Trust

Unpatented Mining Claims(2)

[To come]

(2)  To reflect the Unpatented Mining Claims listed as Exhibit A to the Quitclaim Deed dated as of September 30, 2008 made by Chevron Mining Inc. to Rare Earth Acquisitions LLC and recorded in the Official Records, County of San Bernardino, California, as Document No. 2008-0442621, as such Unpatented Mining Claims may be updated prior to the delivery of this Deed of Trust.

A-1-1